Exhibit 99.1

NOTICE OF EXTRAORDINARY GENERAL MEETING
TO BE HELD ON FEBRUARY 23, 2004

AND

MANAGEMENT INFORMATION CIRCULAR

AND

NOTICE OF HEARING OF PETITION FOR ARRANGEMENT
UNDER THE BRITISH COLUMBIA COMPANY ACT

RELATING TO A PROPOSED ARRANGEMENT INVOLVING

PIVOTAL CORPORATION

AND

ITS COMMON SHAREHOLDERS

AND

ITS OPTIONHOLDERS

AND

CDC SOFTWARE CORPORATION,

A WHOLLY-OWNED SUBSIDIARY OF CHINADOTCOM CORPORATION

JANUARY 20, 2004

January 20, 2004

Dear Securityholders:

You are invited to attend an extraordinary general meeting (the “Meeting”) of the holders of common shares (“Common Shares”) and options to acquire Common Shares (“Options”) of Pivotal Corporation (“Pivotal”) to be held in Vancouver, British Columbia in the Boardroom of the Fairmont Hotel Vancouver, 900 West Georgia Street, Vancouver, British Columbia, on Monday, February 23, 2004 commencing at 2:00 p.m. (Vancouver time).

At the Meeting, you will be asked to consider and vote upon a proposed arrangement (the “Arrangement”) under the Company Act (British Columbia) involving Pivotal, its shareholders, its optionholders, CDC Software Corporation or its direct or indirect wholly-owned designee (collectively, “Acquisitionco”) and chinadotcom corporation (“CDC”). CDC Software Corporation (“CDC Software”) is a wholly-owned subsidiary of chinadotcom (together with CDC Software and their respective subsidiaries, the “Acquisition Group”).

Under the terms of the Arrangement, Acquisitionco will acquire all issued and outstanding Common Shares. Holders of Common Shares will, subject to certain conditions, be entitled to elect to receive, for each Common Share, either:

•	US$2.14 comprised of: (i) US$1.00 cash; plus (ii) US$1.14 of Class “A” common shares of CDC. The value of the share portion of this option will be calculated using the average closing price of Class “A” common shares of CDC on the Nasdaq National Market over the ten trading day period ending two trading days prior to closing and there are no caps or collars applicable to the calculation; or

•	US$2.00 in cash.

In addition, under the terms of the Arrangement all unexercised options to purchase Common Shares, whether vested or unvested, having an exercise price of less than US$2.00 per Common Share will be exchanged for economically equivalent options to acquire common shares of CDC. Pursuant to the terms of Pivotal’s stock option plans, all unexercised stock options, whether vested or unvested, with an exercise price of US$2.00 per Common Share or more will terminate upon completion of the Arrangement.

It is currently anticipated that the completion of the Arrangement and related transactions will occur on or about February 25, 2004.

In order to become effective, the Arrangement must be approved by: (a) at least 75% of the votes cast by holders of Common Shares; (b) a majority of the votes cast by holders of Common Shares, excluding any votes cast by the Acquisition Group; and (c) at least 75% of the votes cast by the holders of Common Shares and Options voting together as a class where each holder of Common Shares is entitled to one vote per share held and each holder of Options (whether vested or unvested) is entitled to:

(i)	one vote for each Common Share underlying such Options where such Options have an exercise price of up to US$2.50 inclusive;

(ii)	three-quarters of one vote for each Common Share underlying such Options where such Options have an exercise price of between US$2.51 and US$5.00 inclusive;

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(iii)	one-half of one vote for each Common Share underlying such Options where such Options have an exercise price of between US$5.01 and US$10.00 inclusive; and

(iv)	one-tenth of one vote for each Common Share underlying such Options where such Options have an exercise price of more than US$10.00.

Completion of the Arrangement is subject to certain other conditions and receipt of all applicable regulatory approvals, including the approval of the Supreme Court of British Columbia.

The Board of Directors of Pivotal (the “Pivotal Board”), after taking into consideration the recommendation of its Special Committee and the fairness opinion of RBC Dain Rauscher Inc., has concluded that the Arrangement is in the best interests of Pivotal and is fair to the holders of Common Shares (other than members of the Acquisition Group). The Pivotal Board recommends that Pivotal securityholders vote IN FAVOUR of the Arrangement. The members of the Pivotal Board have advised Pivotal that they intend to vote the Common Shares and Options held by them in favour of the Arrangement.

The attached Notice of Meeting and Information Circular contain a detailed description of the Arrangement and include certain other information, including the full text of the arrangement agreement entered into among Pivotal, CDC Software and CDC, as amended and restated (the “Arrangement Agreement”), and the fairness opinion of RBC Dain Rauscher Inc., to assist you in considering the matters to be voted on. You are urged to read this material carefully and, if you require assistance, to consult your financial or other professional advisor.

Your vote is important. If you are unable to be present at the Meeting in person, we encourage you to vote by completing and signing the enclosed form of proxy. If you are a registered holder of Common Shares, your proxy form should be blue and it should be completed and delivered to CIBC Mellon Trust Company at Unit 6, 200 Queens Quay East, Toronto, Ontario, M5A 4K9. If you are a holder of Options, your proxy form should be white. If your Common Shares are held through a broker or other person, you will likely receive a separate voting instruction form from that third party and you should contact the third party for assistance in completing the voting instruction form. If you have a proxy to fill out, you should specify your choice by completing the proxy and delivering it as instructed in the form.

We also encourage holders of Common Shares to complete and return the enclosed Letter of Transmittal and Election Form (printed on green paper), together with the certificate(s) representing your Common Shares addressed to CIBC Mellon Trust Company (the “Depository”) at one of the addresses specified in the Letter of Transmittal and Election Form. The Letter of Transmittal and Election Form is the document which permits you to make the necessary election with respect to whether you prefer to receive cash in return for your Common Shares or a combination of cash and shares. The Letter of Transmittal and Election Form also contains other procedural information related to the Arrangement and should be reviewed carefully. US shareholders should be particularly aware that they are required to fill out a Substitute Form W-9, which is contained in the Letter of Transmittal and Election Form. Failure to fill out this form may result in 28% of all payments otherwise payable to you being withheld by CIBC Mellon Trust Company. Please be aware that a properly completed Letter of Transmittal and Election Form must be received by the Depository at least 48 hours prior to the effective time of the Arrangement. The effective time is expected to occur on or about February 25, 2004. IF YOU FAIL TO DELIVER A PROPERLY COMPLETED LETTER OF TRANSMITTAL AND ELECTION FORM AT LEAST 48 HOURS PRIOR TO THE EFFECTIVE TIME OF THE ARRANGEMENT, YOU WILL BE DEEMED TO HAVE ELECTED TO RECEIVE US$2.00 IN CASH PER SHARE IN RETURN FOR YOUR COMMON SHARES.

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If you hold your Common Shares through a broker or other person, you may not receive the Letter of Transmittal and Election Form. In that case, you should contact the broker or other person to discuss how to obtain the form and properly complete it.

Sincerely,

(Signed) Norm Francis,
Chairman of the Board of Directors

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TABLE OF CONTENTS

DOCUMENTS ON THE ENCLOSED CD-ROM	1
NOTICE OF EXTRAORDINARY GENERAL MEETING OF HOLDERS OF COMMON SHARES AND OPTIONS TO ACQUIRE COMMON SHARES	2
INFORMATION CIRCULAR	4
FORWARD-LOOKING STATEMENTS	5
SUMMARY OF INFORMATION CIRCULAR	8
CURRENCY, EXCHANGE RATES AND ACCOUNTING PRINCIPLES	15
THE ARRANGEMENT	16
General	16
Background to the Arrangement	16
Recommendations of the Pivotal Board	17
Proceedings of the Special Committee	19
Fairness Opinion	27
Break Fee and Financing Agreement	28
DETAILS OF THE ARRANGEMENT	28
Plan of Arrangement	28
Securityholder Approval	29
The Arrangement Agreement	29
Transaction Mechanics	34
Court Approval	35
Expenses	35
Source of Funds for Payment	35
Prospectus and Registration Exemptions and Resale of CDC Shares	35
Risks Relating to CDC’s Proposed Acquisition of Pivotal	37
OTHER MATTERS	38
INCOME TAX CONSIDERATIONS	38
Canadian Federal Income Tax Considerations	38
US Federal Income Tax Considerations	42
INFORMATION RELATING TO THE ACQUISITION GROUP	50
chinadotcom corporation	50
General	50
Business	50
Recent Developments	51
Description of Securities	52
Dividend Policy	53
Changes to Consolidated Capital	53
Beneficial Ownership of CDC Shares	54
Selected Consolidated Financial Data	54
Directors and Officers	56
Executive Compensation	57
Options to Purchase CDC Securities	60
Indebtedness of Directors, Executive Officers and Senior Officers	60
Prior Sales	61
Legal Proceedings	61
Risk Factors Related to CDC	61
Auditors, Transfer Agent and Registrar	62
Additional CDC Documents	62
CDC Software	62
INFORMATION RELATING TO PIVOTAL	62
Business of Pivotal	62
Ownership of Common Shares	63
Dividend Policy	63
Selected Consolidated Financial Data	63
Directors and Officers	64
Committees of the Pivotal Board	64
Executive Compensation	65
Auditors, Transfer Agents and Registrar	69
Additional Documents Relating to Pivotal	69
MARKET PRICES OF PIVOTAL SHARES AND CDC SHARES	70
COMPARISON OF SHAREHOLDER RIGHTS	71
DISSENT RIGHTS	75
ELECTIONS, DEPOSIT AND TRANSMITTAL	77
GENERAL PROXY INFORMATION	79
Management Solicitation	79
Securityholder Approvals	80
Record Date	80
Quorum	80
Appointment and Revocation of Proxies	80
Voting of Securities Represented by Proxy	81
Validity of Proxy	81
Deposit of Proxy	81
Amendments or Variations and Other Matters	81
Voting Securities and Principal Holders of Voting Securities	81
Non-Registered Pivotal Shareholders	82
Soliciting Agent	82
INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON	83
INTEREST OF INSIDERS AND OTHERS IN MATERIAL TRANSACTIONS	83
INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS AND SENIOR OFFICERS	84
INTEREST OF EXPERTS	84
MANAGEMENT CONTRACTS	84
WHERE YOU CAN FIND MORE INFORMATION	84
DIRECTORS’ APPROVAL	84

Exhibit “A” – Arrangement Resolutions	A-1
Exhibit “B” – Arrangement Agreement	B-1
Exhibit “C” – Interim Order and Petition	C-1
Exhibit “D” – Notice of Hearing of Petition	D-1
Exhibit “E” – Sections 207 and 252 of the Company Act (British Columbia)	E-1
Exhibit “F” – Fairness Opinion of RBC Dain Rauscher Inc.	F-1
Exhibit “G” – CDC Form 20-F/A	CD-ROM
Exhibit “H” – CDC Form 6-K/A	CD-ROM
Exhibit “I” – CDC Financial Statements	CD-ROM
Exhibit “J” – CDC Management’s Discussion and Analysis	CD-ROM
Exhibit “K” – Pivotal Form 10-K	CD-ROM
Exhibit “L” – Pivotal Form 10-Q	CD-ROM
Exhibit “M” – Pivotal Financial Statements	CD-ROM
Exhibit “N” – Pivotal Management’s Discussion and Analysis	CD-ROM
Exhibit “O” – Consent of RBC Dain Rauscher Inc.	O-1
Exhibit “P” – Consent of Deloitte & Touche LLP	P-1
Exhibit “Q” – Consent of Ernst & Young	Q-1
Exhibit “R” – Consent of BDO Seidman, LLP	R-1
Exhibit “S” – Consents of PricewaterhouseCoopers LLP	S-1
INSTRUCTIONS TO VIEW DOCUMENTS ON CD-ROM	T-1

DOCUMENTS ON THE ENCLOSED CD-ROM

The documents listed below are included on the CD-ROM accompanying and forming an integral part of this Information Circular.

1.	Exhibit “G” — CDC Form 20-F/A.
2.	Exhibit “H” — CDC Form 6-K/A
3.	Exhibit “I” — CDC Financial Statements
4.	Exhibit “J” — CDC Management’s Discussion and Analysis
5.	Exhibit “K” — Pivotal Form 10-K
6.	Exhibit “L” — Pivotal Form 10-Q
7.	Exhibit “M” — Pivotal Financial Statements
8.	Exhibit “N” — Pivotal Management’s Discussion and Analysis

The documents listed above have been previously filed, if applicable, with Canadian and U.S. securities authorities pursuant to the relevant securities laws of each country. All of the documents are publicly available and may be viewed by any person at the places and in the manner described below under “Availability of the documents on the Internet” and “Where You Can Find More Information”. The documents should be read and reviewed by Pivotal Shareholders and Optionholders in considering whether or not to vote in favour of the Arrangement.

Viewing and Software Formats

The documents on the enclosed CD-ROM have been stored in Adobe® Acrobat® format. To view the documents you will require access to a computer on which Adobe® Acrobat® Reader is available. To install Adobe® Acrobat® reader, please follow the instructions printed on the last page of this Information Circular.

Availability of the Documents on the Internet

The documents are also publicly available free of charge on the Internet and may be accessed as follows:

1.	For documents relating to Pivotal filed with Canadian securities regulators, you may go to “www.sedar.com”, click on “English”, click on “Search Database”, then click on “Search for Public Company Documents”, type (without quotes) “Pivotal Corporation” in the “Company Name” box and then click on “Search”.

2.	For documents relating to Pivotal or CDC filed with the SEC, you may go to “www.sec.gov”, then click on “Search for Company Filings” and click “Companies & Other Filers”. In the “Enter Your Search Information” box, type the name of the relevant company and hit “Enter”.

Paper Copy Availability

If you (a) are unable to view the documents on the CD-ROM for any reason whatsoever, (b) are unable to access the documents on the Internet at the Internet addresses specified above, or (c) would like an identical paper version of any or all of the documents for any reason whatsoever, please contact Pivotal to the attention of Trevor Wiebe, by email at twiebe@pivotal.com, by telephone at (604) 699-8031, any time prior to the date of the Meeting, and a copy of any or all of the documents requested will be provided to you without charge by e-mail, pre-paid mail or pre-paid overnight courier, at your option and where practical. Pivotal will pay all mailing and shipping costs associated with such a request.

PIVOTAL CORPORATION

NOTICE OF EXTRAORDINARY GENERAL MEETING
OF HOLDERS OF COMMON SHARES AND OPTIONS TO ACQUIRE COMMON SHARES

Notice is hereby given pursuant to an order (the “Interim Order”) of the Supreme Court of British Columbia (the “Court”) dated January 20, 2004 that an extraordinary general meeting (the “Meeting”) of the holders of common shares (“Common Shares”) and options to acquire Common Shares (“Options”) of Pivotal Corporation (“Pivotal”) will be held at 2:00 p.m. (Vancouver time) in the Boardroom of the Fairmont Hotel Vancouver, 900 West Georgia Street, Vancouver, British Columbia on Monday, February 23, 2004 for the following purposes:

(a)	to consider and, if deemed advisable, to pass the following resolutions (together, the “Arrangement Resolutions”):

(i)	a special resolution of the holders of Common Shares (the “Pivotal Shareholders”);

(ii)	an ordinary resolution of the Pivotal Shareholders, other than CDC Software Corporation (“CDC Software”), chinadotcom corporation (“CDC”) and their respective direct or indirect subsidiaries; and

(iii)	a separate special resolution of the Pivotal Shareholders and holders of Options (the “Optionholders”) voting together as a class, with the Optionholders being given voting rights as more particularly described in the accompanying information circular dated January 16, 2004 (the “Information Circular”), approving a proposed arrangement (the “Arrangement”) under Section 252 of the Company Act (British Columbia) involving Pivotal, Pivotal Shareholders, Optionholders, CDC Software or its wholly-owned designee (collectively, “Acquisitionco”) and CDC; and

(b)	to transact such further or other business as may properly come before the Meeting or any adjournment(s) or postponement(s) thereof.

The Arrangement must be approved by an order of the Court following the Meeting (the “Final Order”) at the place and time set out in the Notice of Hearing of Petition. The full text of the Arrangement Resolutions described above is set forth in Exhibit “A” to the Information Circular. The text of the agreement entered into among Pivotal, CDC and CDC Software in respect of the Arrangement, the Interim Order and the Petition in respect of the Arrangement, and the Notice of Hearing of Petition are set forth in Exhibits “B”, “C”, and “D”, respectively, to the Information Circular. A full description of the voting rights given to Optionholders in connection with the separate special resolution described in paragraph (a)(iii) above is contained in the Information Circular.

Pursuant to the terms of the Interim Order, registered Pivotal Shareholders have the right to dissent in respect of the Arrangement and to be paid the fair value of their Common Shares, subject to certain conditions. These dissent rights (“Dissent Rights”) are described in the Information Circular.

The Information Circular, form of proxy for registered holders of Common Shares (printed on blue paper) and Optionholders (printed on white paper) and Letter of Transmittal and Election Form for registered Pivotal Shareholders (printed on green paper) accompany this Notice. Reference is made to the Information Circular for details of the matters to be considered at the Meeting.

If you are a registered Pivotal Shareholder or an Optionholder and are unable to attend the Meeting in person, please date and sign the accompanying form of proxy and deposit it with CIBC Mellon Trust Company at Unit 6, 200 Queens Quay East, Toronto, Ontario, M5A 4K9, at least 48 hours (excluding Saturdays, Sundays or holidays) prior to the Meeting or any adjournment or postponement thereof. The Chairman of the Meeting has the discretion to accept proxies filed after this deadline.

If you are a non-registered Pivotal Shareholder and receive materials concerning the meeting through your broker or other intermediary, please complete and return the materials in accordance with the instructions provided to you by your broker or intermediary.

Only Pivotal Shareholders and Optionholders of record at the close of business on January 21, 2004 will be entitled to vote at the Meeting or any adjournment or postponement thereof.

     DATED at Vancouver, British Columbia this 20th day of January, 2004.

BY ORDER OF THE BOARD OF DIRECTORS OF
PIVOTAL CORPORATION

(Signed) Norm Francis,
Chairman of the Board of Directors

INFORMATION CIRCULAR

This Information Circular is being furnished to all holders of the issued and outstanding common shares (“Common Shares”) and options (“Options”) of Pivotal Corporation (“Pivotal”) in connection with the solicitation of proxies by Pivotal’s management for use at an extraordinary general meeting (the “Meeting”) of the holders of Common Shares (“Pivotal Shareholders”) and Options (“Optionholders”) to be held on Monday, February 23, 2004 at 2:00 p.m. in Vancouver, British Columbia and any adjournment or postponement thereof.

Please carefully read this Information Circular, including the exhibits which are incorporated in and attached to and form an integral part of this Information Circular (including exhibits contained on the CD-ROM accompanying this Information Circular). They contain detailed information relating to, among other things, a proposed arrangement (the “Arrangement”) under the Company Act (British Columbia) (the “BCCA”) involving Pivotal, the Pivotal Shareholders, the Optionholders, CDC Software Corporation or its wholly-owned designee (“Acquisitionco”) and chinadotcom corporation (“CDC”). CDC Software Corporation (“CDC Software”) is a wholly-owned subsidiary of CDC. If you are in doubt as to how to deal with these materials or the matters they describe, please consult your professional advisor.

No person is authorized to give any information or to make any representation, other than those contained in this Information Circular and, if given or made, such information and representation should not be relied upon as having been authorized. This Information Circular does not constitute the solicitation of a proxy or an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction in which such a solicitation or offering may not lawfully be made. Neither the delivery of this Information Circular nor any distribution of securities referred to in this Information Circular shall, under any circumstances, imply that there has been no change in the information set forth herein or in the affairs of Pivotal, CDC or CDC Software since the date hereof or that the information herein is correct as of any time subsequent to its date.

Neither the United States Securities and Exchange Commission (the “SEC”) nor any state or Canadian provincial securities commission nor any other regulatory body has approved or disapproved the issuance of the Class A common shares of CDC (the “CDC Shares”) in the Arrangement or passed upon the accuracy or adequacy of this Information Circular. Any representation to the contrary is a criminal offence.

This Information Circular has not been reviewed by any Canadian securities regulatory authorities, the SEC or any state securities regulatory authorities.

Notice to Canadian Pivotal Shareholders and Optionholders

CDC is organized under the laws of the Cayman Islands. None of the directors and executive officers of CDC are residents of Canada. In addition, the assets of CDC and of such individuals are located outside of Canada. As a result, it may be difficult or impossible for persons who become securityholders of CDC to effect service of process upon such persons within Canada with respect to matters arising under Canadian securities laws or to enforce against them in Canadian courts judgments predicated upon the civil liability provisions of Canadian securities laws. There is some doubt as to the enforceability in jurisdictions outside Canada in original actions, or in actions for enforcement of judgments of Canadian courts, of civil liabilities predicated upon the Canadian securities laws. In addition, awards of punitive damages in actions brought in Canada or elsewhere may be unenforceable in jurisdictions outside Canada.

The disclosure documents relating to CDC included as exhibits to this document have been prepared in accordance with US securities laws. Pivotal Shareholders and Optionholders should be aware that these requirements may differ from Canadian requirements. In addition, the financial statements of Pivotal and CDC and certain other entities included in this document have not been prepared in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”) and may not be comparable to financial statements of other Canadian companies.

Under applicable Canadian securities legislation, historical and pro forma financial statements, any auditors’ report thereon and management’s discussion and analysis therefor, if included in documents such as this Information

Circular but not prepared in accordance with or based on financial statements that are prepared in accordance with Canadian GAAP and Canadian generally accepted auditing standards (“Canadian GAAS”), are required to be reconciled to Canadian GAAP and Canadian GAAS by means of an accompanying note, a discussion of material differences or a restatement, as the case may be. Pivotal has received exemptive relief from these requirements from the appropriate securities regulatory authorities in Canada so that the historical and pro forma financial statements of CDC and certain other entities, the auditors’ report thereon and the management’s discussion and analysis therefor contained in this Information Circular (including Exhibits “G”, “H”, “I” and “J” which are on the accompanying CD-ROM) and the financial statements of Pivotal contained in this Information Circular (including Exhibit “J” which is on the accompanying CD-ROM) are prepared and presented exclusively in accordance with or based on financial statements that are prepared exclusively in accordance with US generally accepted accounting principles (“US GAAP”) and US generally accepted auditing standards (“US GAAS”).

Notice to United States Pivotal Shareholders and Optionholders

The CDC Shares issuable to holders of Common Shares who elect to receive CDC Shares and cash for their Common Shares and options to purchase CDC Shares issuable in exchange for Pivotal options will not be registered under the United States Securities Act of 1933, as amended (the “US Securities Act”) and will be issued pursuant to the exemption from registration provided by section 3(a)(10) thereof, as more fully described under the heading “Details of the Arrangement — Exemptions from Registration and Resales of CDC Shares”.

This solicitation of proxies by Pivotal’s management is not subject to the requirements of Section 14(a) of the United States Securities Exchange Act of 1934, as amended (the “US Exchange Act”). This Information Circular has been prepared in accordance with Canadian disclosure requirements, subject to any relief granted therefrom by the applicable Canadian securities regulators. Pivotal Shareholders in the United States should be aware that these requirements are different from those of the United States.

The enforcement by Pivotal Shareholders of civil liabilities under the United States securities laws may be affected adversely by the fact that Pivotal, CDC and Acquisitionco and other parties involved in the Arrangement are incorporated in jurisdictions outside the United States and that some or all of their directors and officers are residents of jurisdictions outside the United States, and that some or all of the assets of Pivotal, CDC and Acquisitionco and such other persons may be located outside the United States.

Special Note Regarding Arthur Andersen LLP

Arthur Andersen LLP (the former auditor of Ross Systems, Inc. (“Ross Systems”)) has advised Ross Systems that it is no longer engaged in the practice of public accounting in the United States. Accordingly, Ross Systems is unable to obtain on CDC’s behalf the consent of Arthur Andersen LLP with respect to inclusion in this Information Circular of the auditors’ report of Arthur Andersen LLP on the financial statements of Ross Systems for the year ended June 30, 2001 which are included, for comparative purposes, in the financial statements of Ross Systems for the years ended June 30, 2002 and 2003.

The absence of a consent from Arthur Andersen LLP may limit the rights of Pivotal Shareholders who elect to receive CDC Shares hereunder against Arthur Andersen LLP. CDC is not aware of the extent to which there may be assets available, if any, to satisfy any judgment against Arthur Andersen LLP.

FORWARD-LOOKING STATEMENTS

This Information Circular contains forward-looking statements which represent expectations or beliefs of Pivotal or CDC about future events. These statements can be identified generally by forward-looking words such as “expect”, “believe”, “anticipate”, “plan”, “intend”, “estimate”, “may”, “will” or similar words. Forward-looking statements are subject to known and unknown risks and uncertainties, including securityholders not approving the Arrangement, the Court not approving the Arrangement, all necessary conditions precedent for completion of the Arrangement not being satisfied or waived, and risks and uncertainties described elsewhere in the Information Circular.

The forward-looking statements contained in this document and the materials accompanying this document are forward-looking statements within the meaning of section 27A of the US Securities Act, and section 21E of the US Exchange Act, and are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995 of the United States. These statements include declarations regarding Pivotal’s, CDC’s or their respective management’s intentions, beliefs or current expectations.

Forward-looking statements have been made concerning the following, among others:

•	the considered company’s goals and strategies;
•	acquisition and expansion strategy;
•	the importance and expected growth of software, Internet and mobile phone applications;
•	the pace of change in the software, Internet and mobile phone applications marketplaces;
•	the demand for software, Internet and mobile phone applications and services; and
•	advertising revenues.

Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are:

•	the considered company’s ability to realize strategic objectives by taking advantage of market opportunities in the considered company’s geographic markets;
•	the considered company’s ability to make changes in business strategy, development plans and product offerings to respond to the needs of current, new and potential customers, suppliers and strategic partners;
•	the considered company’s ability to integrate operations or new acquisitions in accordance with business strategy;
•	the effects of restructurings and the considered company’s ability to successfully support the considered company’s operations;
•	the potential negative reaction by customers or shareholders to reduced size or market capitalization;
•	the considered company’s ability to recruit and retain qualified, experienced employees;
•	the considered company’s ability to successfully partner with other companies;
•	the considered company’s ability to acquire additional companies and technologies and manage an increasingly broad range of businesses;
•	negotiation and resolution of disputes and claims with the considered company’s former and current shareholders;
•	evaluating the reduced importance of material shareholders and strategic investors;
•	risks associated with the development and licensing of software generally, including potential delays in software development and technical difficulties that may be encountered in the development or use of the considered company’s software;
•	increased global competition;
•	the considered company’s ability to manage regulatory and litigation risks;
•	the considered company’s ability to rationalize operations in a cost effective manner, particularly as related to certain subsidiaries and employees;
•	technological changes and developments;
•	general risks of the Internet, marketing and software sectors;
•	the uncertain economic and political climate in Asia, the United States and throughout the rest of the world, and the potential that such climate may deteriorate further;
•	the historical and future volatility of the considered company’s stock price;
•	the significant costs of integration and transaction expenses that will result from the Arrangement;
•	other risks identified from time to time in Pivotal’s reports and other information filed with the Canadian securities administrators in certain of the provinces of Canada, including the risk factors identified in Pivotal’s Annual Report on Form 10-K for the year ended June 30, 2003, which is included as Exhibit “K” to this Information Circular (included on the accompanying CD-ROM);
•	other risks identified from time to time in CDC’s reports and registration statements filed with the SEC, including the risk factors identified in “Details of the Arrangement — Risks Related to CDC’s Proposed Acquisition of Pivotal” and “Information Relating to the Acquisition Group — chinadotcom corporation — Risk Factors Related to CDC” in this Information Circular and in CDC’s Annual Report on Form 20-F/A

for the year ended December 31, 2002 which is included as Exhibit “G” to this Information Circular (included on the accompanying CD-ROM).

In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this document might not occur. In addition, actual results could differ materially from those suggested by the forward-looking statements. Accordingly, Pivotal securityholders should not place undue reliance on forward-looking statements. Pivotal and CDC undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SUMMARY OF INFORMATION CIRCULAR

This summary is provided for convenience only and is qualified in its entirety by the more detailed information, financial data and financial statements appearing elsewhere in the Notice of Meeting and this Information Circular, including the Exhibits which are incorporated in and attached to and form an integral part of this Information Circular (including Exhibits contained on the accompanying CD-ROM).

In this Information Circular, unless otherwise stated, dollar amounts are expressed in United States dollars.

Date, Place and Purpose of Meeting

The Meeting will be held at the Boardroom of the Fairmont Hotel Vancouver, 900 West Georgia Street, Vancouver, British Columbia on Monday, February 23, 2004 at 2:00 p.m. (Vancouver time) to consider, and if thought advisable, to pass the Arrangement Resolutions approving the Arrangement on the date (the “Effective Date”) on which the Arrangement is completed. Pivotal currently anticipates that the Effective Date will occur on or about February 25, 2004.

Eligible Pivotal Shareholders and Optionholders

Each registered Pivotal Shareholder and Optionholder at the close of business (Vancouver time) on the record date of January 21, 2004 (the “Record Date”) is entitled to attend the Meeting in person or by proxy. Each Pivotal Shareholder is entitled to cast one vote for each Common Share held by them at the Record Date. Each Optionholder (whether vested or unvested) is entitled to:

•	one vote for each Common Share underlying such Options where such Options have an exercise price of up to $2.50 inclusive;

•	three-quarters of one vote for each Common Share underlying such Options where such Options have an exercise price of between $2.51 and $5.00 inclusive;

•	one-half of one vote for each Common Share underlying such Options where such Options have an exercise price of between $5.01 and $10.00 inclusive; and

•	one-tenth of one vote for each Common Share underlying such Options where such Options have an exercise price of more than $10.00.

The Arrangement

The Arrangement provides for the acquisition of all of the issued and outstanding Common Shares as follows:

•	all Common Shares (other than those owned by CDC, CDC Software, their respective subsidiaries or those who have exercised Dissent Rights) will be transferred to Acquisitionco. See “Dissent Rights” for a description of the Dissent Rights.

•	in return for transferring such Common Shares to Acquisitionco, each Pivotal Shareholder (other than CDC, CDC Software, their respective subsidiaries or those who have exercised Dissent Rights) will, subject to certain restrictions described below, be entitled to elect to receive, for each Common Share held, either:

(i)	$2.14 comprised of: (i) $1.00 cash; plus (ii) $1.14 of CDC Shares (the “Cash and Share Option”). The value of the share portion of this option will be calculated using the average closing price of the CDC Shares on the Nasdaq National Market (“Nasdaq”) over the ten trading day period ending two trading days prior to closing and there are no caps or collars applicable to the calculation; or

(ii)	$2.00 in cash (the “Cash Option”).

There is no restriction or limit on the number of Common Shares in respect of which the Cash Option may be elected. Pivotal Shareholders may elect to receive the Cash and Share Option for a portion of their Common Shares and the Cash Option for the remainder of their Common Shares. Any Pivotal Shareholder who does not make a valid election in accordance with the instructions contained herein will be deemed to have elected to receive $2.00 in cash for each Common Share held. In addition, in the event that a material adverse change in relation to CDC occurs and Pivotal provides CDC with a written notice relating to that fact, CDC will have a period of 15 days to cure that situation, failing which the $2.14 Cash and Share Option will be automatically removed and the transaction would become solely an offer to acquire all Common Shares for $2.00 in cash per share.

The Arrangement also provides that all unexercised Options, whether vested or unvested, having an exercise price of less than $2.00 per Common Share will be exchanged for economically equivalent options (“CDC Options”) to acquire CDC Shares. Pursuant to the terms of Pivotal’s stock option plans, all unexercised Options, whether vested or unvested, with an exercise price of US$2.00 per Common Share or more will terminate upon completion of the Arrangement.

At the conclusion of the Arrangement, Pivotal will be owned directly by Acquisitionco, which will in turn be a wholly-owned subsidiary of CDC. CDC, CDC Software and their respective subsidiaries are referred to herein together as the “Acquisition Group”.

Opinion of Financial Advisor

RBC Dain Rauscher Inc. (“RBC”) has acted as financial advisor to Pivotal’s Board of Directors (the “Pivotal Board”) and Special Committee in connection with the Arrangement and related matters. RBC’s fairness opinion (the “Fairness Opinion”) to the Special Committee and the Pivotal Board states that, as of December 6, 2003, based upon and subject to the matters, assumptions and limitations provided therein, the consideration for Common Shares pursuant to the Cash Option under the Arrangement is fair, from a financial point of view, to Pivotal Shareholders. No opinion has been given by RBC in respect of the Cash and Share Option.

Recommendation of the Pivotal Board

     The Pivotal Board has concluded that the Arrangement is in the best interests of Pivotal and is fair to the Pivotal Shareholders (other than members of the Acquisition Group), and recommends that Pivotal Shareholders and Optionholders vote in favour of the Arrangement Resolutions. The members of the Pivotal Board intend to vote the Common Shares and Options held by them in favour of the Arrangement Resolutions. See “General Proxy Information — Securityholder Approvals” for a full description of the Arrangement Resolutions.

     Pivotal Shareholders are cautioned that, as a result of time constraints involved with the Arrangement, the Pivotal Board has not been able to conduct any due diligence investigations of CDC. Accordingly, the recommendation of the Pivotal Board described above is based on an assessment of the Cash Option. Any Pivotal Shareholders who elect the Cash and Share Option do so at their own risk and based solely on the disclosure relating to CDC contained herein.

Business of Pivotal

Pivotal offers Customer Relationship Management (“CRM”) software that enables mid-sized enterprises worldwide to acquire, serve and manage their customers. CRM products and services help companies manage marketing, selling and servicing processes.

Business of CDC

CDC is an integrated enterprise solutions company offering software services and outsourcing, technology, marketing and media services and content for companies and end-users throughout Greater China and the Asia-

Pacific region and the United States and the United Kingdom. The companies under the CDC group have extensive experience in several industry groups including finance, travel, telecom and manufacturing, and in key business areas, including e-business strategy, package software implementation, position marketing, supply chain management and mobile applications.

Risk Factors

There are certain risk factors that should be considered by Pivotal Shareholders and Optionholders in evaluating whether to vote in favour of the Arrangement. Certain of these risk factors relate directly to the transaction, while others relate to the business of each of Pivotal and CDC, independent of the transaction. See “Details of the Arrangement — Risks Relating to CDC’s Proposed Acquisition of Pivotal” and “Information Relating to the Acquisition Group — chinadotcom corporation — Risk Factors Related to CDC” and the risk factors described in Exhibit “G” hereto (contained on the accompanying CD-ROM).

Stock Exchange Listings

The Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) under the trading symbol “PVT” and quoted on Nasdaq under the symbol “PVTL”. The Common Shares are expected to be delisted from both exchanges following the Effective Date.

The CDC Shares are quoted on Nasdaq under the symbol “CHINA”. CDC has informed Pivotal that it will list on Nasdaq, the CDC Shares issuable in connection with the Arrangement, including the CDC Shares issuable upon exercise of options to purchase CDC Shares.

History of Pivotal Market Price compared to Arrangement Price

Final expressions of interest from parties interested in acquiring Pivotal were received between August 22 and August 26, 2003. Subsequent to August 27, 2003 there was a rapid increase in the trading price of the Common Shares, disproportionate to the increase in trading prices for comparable public companies and without any material changes having occurred in Pivotal’s business or prospects. The consideration per Common Share that Pivotal Shareholders will receive under the Cash Option represents a premium of 49.3% to the $1.34 closing price of the Common Shares on Nasdaq on August 27, 2003. The Cash Option represents premiums relative to the average closing price of the Common Shares on Nasdaq over the period of one week, one month and three months prior to August 28, 2003 of 47.9%, 52.2% and 61.4%, respectively. The consideration payable under the Cash and Share Option represents a premium of 59.7% to the $1.34 closing price of the Common Shares on Nasdaq on August 27, 2003. The Cash and Share Option represents premiums relative to the average closing price of the Common Shares on Nasdaq over the periods of one week, one month and three months prior to August 28, 2003 of 58.3%, 62.9% and 72.7%, respectively.

The consideration per Common Share that the Pivotal Shareholders will receive under the Cash Option is $0.22 per share more than the cash payment offered by Oak Investment Partners and a group of related entities, including Talisma Corp. (collectively, the “Oak Affiliates”), pursuant to an arrangement agreement entered into by Pivotal on October 7, 2003 (the “Previous Agreement”) and represents a premium of 12.4% to the price offered by the Oak Affiliates. The consideration payable under the Cash and Share Option is $0.36 per Common Share greater than the price offered by the Oak Affiliates, representing a premium of 20.2%.

The consideration per Common Share that the Pivotal Shareholders will receive under the Cash Option is $0.08 per share less than the last sale price of Pivotal’s shares on Nasdaq on December 5, 2003 and represents a premium (or, if negative, discount) of — 4.2%, 2.4% and 8.9% relatively to the average closing prices of the Common Shares on Nasdaq over the periods of one week, one month and three months, respectively, prior to December 6, 2003. The consideration payable under the Cash and Share Option is $0.06 per share greater than the last share price of Pivotal’s shares on Nasdaq on December 5, 2003 and represents a premium of 2.5%, 9.6% and 16.5% relative to the average closing prices of the Common Shares on Nasdaq over the periods of one week, one month and three months, respectively, prior to December 6, 2003.

Conditions to the Arrangement Becoming Effective

Completion of the Arrangement is subject to a number of conditions being fulfilled on or before the Effective Date, including the principal conditions described below.

Securityholder Approvals

In order to become effective, the Arrangement must be approved by (a) at least 75% of the votes cast by Pivotal Shareholders; (b) at least a majority of the votes cast by Pivotal Shareholders other than the Acquisition Group; and (c) at least 75% of votes cast by Pivotal Shareholders and Optionholders voting together as a class where Optionholders (whether vested or unvested) are given the number of votes described above.

Court Approval

The Arrangement requires Court approval under the BCCA. Prior to the mailing of this Information Circular, Pivotal obtained an order of the Court dated January 20, 2004 (the “Interim Order”) providing for the calling and holding of the Meeting and certain other procedural matters related to the Meeting. Following approval of the Arrangement Resolutions by Pivotal securityholders at the Meeting (as described above) and subject to other conditions contained in the arrangement agreement entered into among Pivotal, CDC Software, and CDC, as amended and restated (the “Arrangement Agreement”), Pivotal will make an application to the Court for a final order of the Court (the “Final Order”) approving the Arrangement at 9:45 a.m. (Vancouver time) on February 24, 2004 at the Courthouse, 800 Smithe Street, Vancouver, British Columbia, or at a date or time so soon thereafter as is practical.

The Interim Order and Petition and Notice of Hearing of Petition are set forth as Exhibits “C” and “D”, respectively, to this Information Circular and securityholders should refer to these documents for more detailed information in respect of the hearing for the Final Order.

Other Conditions

The obligations of the parties under the Arrangement Agreement are subject to the satisfaction or waiver of other conditions precedent, including the continued accuracy of representations and warranties in the Arrangement Agreement and receipt of certain third party consents. The Arrangement Agreement also contains conditions in favour of the Acquisition Group that include there being no material adverse change in the affairs of Pivotal (subject to certain exceptions), Pivotal being in compliance in all material respects with its covenants under the Arrangement Agreement and that the holders of not more than 7% of the issued and outstanding Common Shares shall have exercised and not withdrawn Dissent Rights in relation to the Arrangement. You should refer to the Arrangement Agreement attached to this Information Circular for a full list of all conditions precedent to the completion of the Arrangement.

Effective Date

Pivotal currently anticipates that the Effective Date of the Arrangement will be on or about February 25, 2004. However, since completion of the Arrangement is subject to receipt of various third party approvals and consents, all of which are beyond the control of the parties to the Arrangement Agreement, it is not possible to specify exactly when the Effective Date will occur. If the Effective Date has not occurred on or before March 16, 2004, the Arrangement Agreement may be terminated by Pivotal, CDC Software or CDC, subject to certain limitations.

Dissent Rights

The Interim Order provides that if the Arrangement Resolutions are approved, each registered Pivotal Shareholder will have the right to dissent and to have his or her Common Shares cancelled in exchange for a cash payment from Pivotal equal to the fair value, as of the day before the Meeting, of his or her Common Shares. In order to validly dissent, any such Pivotal Shareholder must not vote any of his or her Common Shares in favour of the Arrangement Resolutions, must provide Pivotal with written objection to the Arrangement by 4:00 p.m. (Vancouver time) on the day preceding the Meeting or any adjournments or postponements thereof (excluding Saturdays, Sundays and statutory holidays in British Columbia) and must otherwise strictly comply with the dissent procedures provided under the Interim Order. See “Dissent Rights”. The Arrangement Agreement provides that it is a condition to the obligations of the Acquisition Group to complete the Arrangement that Pivotal shall not have received notice from the holders of more than 7% of the issued and outstanding Common Shares, in aggregate, of their intention to exercise Dissent Rights.

Income Tax Considerations

A Pivotal Shareholder (other than a member of the Acquisition Group) who is resident in Canada will generally recognize a capital gain (or capital loss) for Canadian federal income tax purposes equal to the total of the amount by which the Canadian dollar equivalent on the Effective Date of $2.00 for each Common Share disposed of under the Cash Option, and the Canadian dollar equivalent on the Effective Date of $2.14 for each Common Share disposed of under the Cash and Share Option (less the shareholder’s reasonable costs of disposition) exceeds (or is less than) such shareholder’s adjusted cost base in the Common Shares. Any capital gain realized by a Pivotal Shareholder (other than a member of the Acquisition Group) who is not a resident of Canada generally will not be subject to Canadian federal income tax unless such Common Shares represent taxable Canadian property and that capital gain is not otherwise exempt from tax under the Income Tax Act (Canada) (the “Tax Act”) pursuant to an exemption contained in an applicable income tax treaty.

Pivotal Shareholders resident in Canada selecting the Cash and Share Option should review the Canadian income tax consequences of holding or disposing of CDC Shares. Provided that the CDC Shares are listed on a prescribed stock exchange (which currently includes Nasdaq), it will be qualified investment under the Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds, deferred profit sharing plans and registered education savings plans (collectively, “Registered Plans”). CDC Shares will, however, constitute “foreign property” for the purposes of the tax imposed under Part XI of the Tax Act on Registered Plans (other than registered education savings plans), registered pension plans and certain other tax exempt entities. Registered education savings plans are not subject to the foreign property rules. See “Income Tax Considerations — Canadian Federal Income Tax Considerations”.

A US Holder (as specifically defined) that transfers Common Shares to Acquisitionco in exchange for cash or CDC Shares and cash pursuant to the Arrangement generally will recognize gain or loss for US federal income tax purposes in an amount equal to the difference, if any, between (a) the amount of cash received or the sum of the fair market value of the CDC Shares and the amount of cash received by such US Holder from CDC and (b) such US Holder’s tax basis in the Common Shares transferred to Acquisitionco. See “Income Tax Considerations — US Federal Income Tax Considerations.”

Elections and Payments under the Arrangement

Pivotal Shareholders may elect either the Cash Option or the Cash and Share Option (or a combination of both as described in more detail under the heading “Elections, Deposit and Transmittal”) and exchange their certificates representing Common Shares for payment under the Arrangement by properly completing and returning the enclosed Letter of Transmittal and Election Form (printed on green paper), together with all other documents required thereby in the enclosed return envelope addressed to CIBC Mellon Trust Company (the “Depository”). Pivotal Shareholders will not receive any payments on the Effective Date, or anytime thereafter, unless they have deposited their Common Shares together with a properly completed Letter of Transmittal and Election Form. The procedure for properly completing and returning the Letter of Transmittal and Election Form is set out therein.

IF A PIVOTAL SHAREHOLDER HAS NOT DELIVERED A PROPERLY COMPLETED LETTER OF TRANSMITTAL AND ELECTION FORM TO THE DEPOSITORY AT LEAST 48 HOURS PRIOR TO THE EFFECTIVE DATE, THAT SHAREHOLDER WILL BE DEEMED TO HAVE ELECTED THE CASH OPTION IN RESPECT OF ALL COMMON SHARES HELD.

The Depository will forward to all registered Pivotal Shareholders (other than members of the Acquisition Group) who, prior to the Effective Date, have deposited their properly completed and executed Letters of Transmittal, together with their Common Share certificates, the consideration payable to them as soon as reasonably practicable on or after the Effective Date. The Depository will forward to Pivotal Shareholders (other than members of the Acquisition Group) who, after the Effective Date, have deposited their properly completed and executed Letters of Transmittal, together with their Common Share certificates, the consideration payable to them as soon as reasonably practicable following the receipt by the Depository of such Letters of Transmittal and Election Forms and Common Share certificates. Please refer to the discussion under the heading “Elections, Deposits and Transmittal” for further information respecting the Letter of Transmittal and Election Form.

The Arrangement Agreement provides that any Common Shares owned by members of the Acquisition Group will be exchanged for common shares of Acquisitionco. The Acquisition Group has advised Pivotal that it owns, directly or indirectly, or has voting control or direction over, a total of 6,000 Common Shares.

If the Arrangement is not completed, any Common Share certificates and Letters of Transmittal and Election Forms delivered to the Depository by a Pivotal Shareholder will be promptly returned to such Pivotal Shareholder.

Selected Consolidated Financial Data of CDC

The following selected consolidated financial data of CDC and its subsidiaries, prepared in accordance with US GAAP, should be read in conjunction with the financial statements and management’s discussion and analysis included as Exhibit “I” and “J”, respectively, to this Information Circular (on the accompanying CD-ROM).

Selected Consolidated Financial Data
(in thousands of US dollars except share and per share data)

	Nine months ended		Year ended
	September 30,		December 31,

	2002	2003	2000	2001	2002

	(unaudited)
Income Statement Data: (1)
Revenues:
Software and consulting services	11,951	31,429	48,946	21,358	18,556
Advertising and marketing activities	20,050	15,954	40,976	19,782	26,916
Mobile services and applications	—	10,998	—	—	—
Other income	553	1,735	1,004	4,507	1,821

	32,554	60,116	90,926	45,647	47,293

Cost of revenues:
Software and consulting services	(5,812)	(20,913)	(29,808)	(14,915)	(8,859)
Advertising and marketing activities	(14,341)	(10,972)	(26,978)	(12,626)	(20,068)
Mobile services and applications	—	(1,235)	—	—	—
Other income	(23)	(685)	(1,123)	(1,892)	(845)

Gross margin	12,378	26,311	33,017	16,214	17,521

Selling, general and administrative expenses	(22,297)	(22,654)	(91,996)	(76,924)	(29,449)
Depreciation and amortization expenses	(8,589)	(4,196)	(37,118)	(26,130)	(10,253)
Impairment of goodwill and intangible assets	(1,205)	—	(43,373)	(40,698)	—
Stock compensation expense	(247)	(153)	(5,083)	(1,227)	(309)

Operating income/(loss)	(18,755)	(692)	(144,553)	(128,765)	(22,490)

Interest income	(19,113)	10,564	29,761	26,706	23,719
Interest expense	(1,941)	(551)	(857)	(1,286)	(2,463)
Gain/(loss) arising from share issuance of a subsidiary	—	—	140,031	(55)	—
Gain/(loss) on disposal of available-for-sale securities	(875)	3,883	1,685	4,411	(163)

	Nine months ended		Year ended
	September 30,		December 31,

	2002	2003	2000	2001	2002

	(unaudited)
Gain/(loss) on disposal of subsidiaries and cost investments	51	463	13,981	(1,915)	(66)
Other non-operating gains	332	998	—	—	667
Other non-operating losses	—	(543)	(2,053)	(1,321)	(288)
Dividend income, net of related expenses	—	(113)	—	—	—
Impairment of cost investments and available-for-sale securities	(5,351)	—	(84,696)	(12,260)	(5,351)
Share of (losses)/income in equity investees(2)	682	95	(9,423)	(2,592)	682

Income/(loss) before income taxes	(6,744)	14,104	(56,124)	(117,077)	(5,753)
Income taxes	(94)	(90)	(582)	(186)	(117)

Income/(loss) before minority interests	(6,838)	14,014	(56,706)	(117,263)	(5,870)
Minority interests in losses/(income) of Consolidated subsidiaries	1,612	(1,721)	553	4,010	1,036

Income/(loss) from continuing operations	(5,226)	12,293	(56,153)	(113,253)	(4,834)
Discontinued operations
Loss from operations	(14,176)	(2,942)	(3,649)	(11,132)	(13,942)
Gain on disposal of discontinued subsidiaries	—	2,127	—	—	545

Net Income/(loss)	(19,402)	11,478	(59,802)	(124,385)	(18,231)

Basic earnings/(loss) per share	(0.19)	(0.11)	(0.61)	(1.21)	(0.18)
Diluted earnings/(loss) per share(3)	(0.19)	(0.11)	(0.61)	(1.21)	(0.18)
Weighted average number of shares
Basic	102,452,789	100,253,277	98,091,541	102,589,760	102,269,735
Diluted	102,452,489	102,861,370	98,091,541	102,589,760	102,269,735

	As of		As of
	September 30,		December 31,

	2002	2003	2000	2001	2002

	(unaudited)
Balance Sheet Data:
Cash and cash equivalents	126,419	78,346	47,483	20,820	33,153
Restricted cash	120	59	4,134	1,274	109
Available for sale debt securities(4)	256,222	279,359	242,324	346,980	320,056
Restricted debt securities	11,873	77,064	148,622	134,960	151,123
Available for sale equity securities	2,286	1,168	10,368	2,064	2,050
Bank loans(5)	12,445	71,905	3,934	118,455	127,384
Working capital(6)	354,532	328,593	450,391	359,412	340,476
Total assets	464,430	557,121	622,920	596,494	580,957
Total shareholders’ equity	372,107	387,494	512,024	389,861	377,700

(1)	In 2003, CDC adopted new reporting segmentation, changing from the previous segmentation of e-business solutions, advertising, and sales of IT products, to the current segmentation of software and consulting services, advertising and marketing activities and mobile services and applications. In addition, CDC discontinued the operations of certain subsidiaries in the software and consulting services and the advertising and marketing activities segments. In accordance with SFAS 144, Accounting for the Impairment of Disposal of Long-Lived Assets, the operating results on the discontinued operating units were retroactively reclassified as a loss from operations of discontinued subsidiaries on the consolidated statements of operations. As a result of SFAS 144, the results of the continuing operations of 1998, 1999, 2000, 2001 and 2002 were reclassified to conform to the 2003 presentation for operations discontinued up to June 30, 2003. However, such reclassifications have not taken into account any discontinued operations during the three months ended September 30, 2003. As a result, the results for the nine months ended September 30, 2002 and 2003 are not comparable to the results for the three years ended December 31, 2002 presented.
(2)	The term “equity investees” refers to CDC’s 20% to 50% owned investments other than subsidiaries.

(3)	The computation of diluted loss per share did not assume the conversion of any issued stock options or warrants during the year because their inclusion would have been antidilutive.
(4)	Available-for-sale debt securities includes short-term and long-term debt securities available-for-sale.
(5)	Bank loans include short-term and long-term bank loans.
(6)	Working capital represents current assets less current liabilities.
(7)	The general impact of acquisitions to CDC on the Selected Consolidated Financial Data is described in CDC’s Management Discussion and Analysis included as Exhibit “J” to this Information Circular (on the accompanying CD-ROM).

CURRENCY, EXCHANGE RATES AND ACCOUNTING PRINCIPLES

In this Information Circular, unless otherwise stated, dollar amounts are expressed in United States dollars.

The following table sets forth, for each period indicated, the exchange rates of the Canadian dollar to the United States dollar for the end of each period and the high, low and average exchange rates for each of such periods (such rates, which are expressed in Canadian dollars are based on the noon buying rate in New York City for cable transfers in Canadian dollars as certified for customs purposes by the Federal Reserve Board of New York). On January 19, 2004, the noon rate, payable in Canadian dollars, as reported by the Bank of Canada was Cdn$1.3021 for each $1.00.

	Nine Months Ended			Year Ended
	September 30,		December 31,

	2003	2002	2002	2001	2000

	(Cdn dollars)			(Cdn dollars)
High	$1.5750	$1.6128	$1.6128	$1.6023	$1.5600
Low	$1.3348	$1.5108	$1.5108	$1.4933	$1.4350
Average	$1.4219	$1.5707	$1.5703	$1.5521	$1.4871
End of Period	$1.3507	$1.5863	$1.5800	$1.5956	$1.4995

The historical financial statements of Pivotal contained in this Information Circular are reported in United States dollars and have been prepared in accordance with US GAAP.

The historical and pro forma financial statements of CDC and other affiliated companies contained in this Information Circular are reported in United States dollars and have been prepared in accordance with US GAAP.

Pivotal has received an order dated January 16, 2004 from certain Canadian provincial regulatory authorities exempting it from the requirement to provide a Canadian GAAP reconciliation of financial statements of Pivotal, CDC and other affiliated entities included in this Information Circular.

THE ARRANGEMENT

General

The Arrangement will be effected by way of plan of arrangement pursuant to Section 252 of the BCCA. The effect of the Arrangement will be to convert Pivotal into a wholly-owned subsidiary of Acquisitionco, which is in turn a wholly-owned subsidiary of CDC.

Under the Arrangement, each Pivotal Shareholder (other than members of the Acquisition Group and any registered Pivotal Shareholders validly exercising Dissent Rights) will be deemed to have transferred each Common Share to Acquisitionco in exchange for either:

(a)	$2.14 comprised of: (i) $1.00 cash; plus (ii) $1.14 of CDC Shares (the “Cash and Share Option”). The value of the share portion of this option will be calculated using the average closing price of the CDC Shares on Nasdaq over the ten trading day period ending two trading days prior to closing and there are no caps or collars applicable to the calculation; or

(b)	$2.00 in cash (the “Cash Option”).

There is no restriction or limit on the number of Common Shares in respect of which the Cash Option may be elected. Pivotal Shareholders may elect to receive the Cash and Share Option for a portion of their Common Shares and the Cash Option for the remainder of their Common Shares.

Payment of the consideration for such Common Shares so transferred will be made as soon as practicable following the later of the Effective Date and the date of deposit by a Pivotal Shareholder with the Depository of a duly completed and executed Letter of Transmittal and Election Form and the certificates representing such Common Shares, except for payments to any Pivotal Shareholder who has exercised and not withdrawn Dissent Rights (a “Dissenting Holder”), which will be made in accordance with the Plan of Arrangement and the procedures provided under the Interim Order and, as applicable, the BCCA. See “Elections, Deposit and Transmittal”.

The Arrangement also provides that all unexercised Options, whether vested or unvested, having an exercise price of less than $2.00 per Common Share will be exchanged for economically equivalent CDC Options. Pursuant to the terms of Pivotal’s stock option plans, all unexercised Options, whether vested or unvested, with an exercise price of US$2.00 per Common Share or more will terminate upon completion of the Arrangement.

As a consequence of the Arrangement and the transactions related thereto, Pivotal will be owned directly by Acquisitionco, which is wholly-owned subsidiary of CDC, and Pivotal will cease to be a publicly-traded company. The Arrangement is described in detail and is subject to a number of terms and conditions, all as set forth under “Details of the Arrangement”.

Background to the Arrangement

Early in 2003, the Pivotal Board held a number of discussions relating to Pivotal’s strategic plan in light of the competitive environment that was developing in the customer relationship management software sector, and the state of the capital markets as a source of financing for Pivotal.

The outcome of these discussions was a consensus that companies of Pivotal’s size and resources faced a challenging future unless they were able to achieve growth and synergies through business combinations, or obtain access to capital on favourable terms in order to finance growth. The Pivotal Board determined that unless Pivotal were to pursue one or both of those alternatives, or seek a strategic or financial buyer that could further develop Pivotal’s growth potential, shareholder value could be further eroded. Accordingly, the Pivotal Board determined in March, 2003 to initiate a process to explore strategic alternatives to maximize value for shareholders of Pivotal.

In furtherance of the Pivotal Board’s objective, after a review of possible candidates for a financial advisory assignment, the Pivotal Board retained RBC on April 7, 2003 to act as financial advisor to the Pivotal Board, and to solicit expressions of interest from prospective acquirors or merger candidates for Pivotal. After reviewing Pivotal’s business and financial condition and prospects, RBC began contacting third parties who might be interested in pursuing a merger, acquisition or other strategic transaction with Pivotal. This process continued through May, June and July of 2003, during which time 47 parties were contacted and management conducted a number of presentations for interested parties. One of the parties contacted was CDC’s financial advisor at the time.

At a meeting on July 30, 2003, the Pivotal Board decided that in light of the time commitments that would be required from directors for the value maximization process, and the desirability that it be conducted by directors independent of management, it was advisable to form a Special Committee to conduct the process of assessing available alternatives, and to report to the Pivotal Board with respect to its conclusions and recommendations. The Pivotal Board charged the Special Committee with the responsibility to oversee the shareholder value maximization process and, utilizing the services of RBC and legal advisors, assess whether any particular transaction would be fair to the Pivotal Shareholders and in the best interests of Pivotal as a whole, and to provide a recommendation to the Pivotal Board with respect to such a proposed transaction.

Mr. Norm Francis, Mr. Howard Gwin, Mr. Jeremy Jaech and Mr. Eric Rosenfeld, none of whom is a member of management or had served in a management capacity with Pivotal within the preceding year and none of whom was subject to any other conflicts of interest with respect to Pivotal, agreed to serve on the Special Committee. On September 25, 2003, Mr. Francis withdrew from the Special Committee, leaving the remaining three members. Mr. Eric Rosenfeld acted as Chairman of the Special Committee.

As a result of the Special Committee’s shareholder valuation maximization process, on October 7, 2003 Pivotal entered into the Previous Agreement with the Oak Affiliates. Under the terms of the Previous Agreement, one of the Oak Affiliates would have acquired all of the issued and outstanding Common Shares pursuant to an arrangement under the BCCA and Pivotal Shareholders would have been entitled to receive $1.78 in cash for each Common Share held. The arrangement contemplated by the Previous Agreement was subject to approval by securityholders and court approval.

On November 14, 2003, Pivotal received an unsolicited proposal from CDC to enter into negotiations regarding a possible transaction. Pivotal conducted preliminary discussions with CDC concerning its proposal over the weekend of November 15 and 16, 2003. Following modifications to the CDC proposal, Pivotal entered into formal negotiations with CDC on November 21, 2003. On November 30, 2003, CDC presented Pivotal with a firm acquisition offer in substantially the form of the Arrangement Agreement which the Special Committee determined to be a “superior transaction” to the Previous Agreement with Oak Affiliates. Pursuant to the terms of the Previous Agreement, Pivotal provided the Oak Affiliates with an opportunity to increase the consideration payable to Pivotal Shareholders to match or exceed the CDC offer. The Oak Affiliates declined the opportunity to increase their offer. Pivotal entered into the Arrangement Agreement with CDC Software and CDC on December 6, 2003. In accordance with the terms of the Previous Agreement. On December 8, 2003, Pivotal paid the Oak Affiliates a cash break fee of $1.5 million and the Previous Agreement was terminated.

The proceedings of the Special Committee, and its recommendation to the Pivotal Board relating to the Arrangement, are summarized in “Proceedings of the Special Committee”.

Recommendations of the Pivotal Board

The Pivotal Board has unanimously, with the exception of Messrs. Manning and Sisodraker who abstained, determined that the Arrangement is in the best interests of Pivotal and is fair to the Pivotal Shareholders (other than members of the Acquisition Group), and authorized the submission of the Arrangement to the securityholders for approval and to the Court for the Interim Order. The Pivotal Board unanimously, with the exception of Messrs. Manning and Sisodraker, recommends that Pivotal Shareholders and Optionholders securityholders vote FOR the Arrangement Resolutions. Messrs. Manning and Sisodraker abstained from voting on these matters due to the fact that each of them has a personal financial interest in the outcome of the Arrangement. For a description of these personal interests, see “Interest of Certain Persons in Matters to be Acted Upon”. All of the members of the Pivotal Board have advised that they intend to vote the Common Shares and Options held by them in favour of the Arrangement Resolutions.

In reaching the conclusion stated above, the Pivotal Board considered a number of factors including the recommendation of the Special Committee, the process of exploring strategic alternatives conducted by RBC, the Fairness Opinion, and the terms of the transaction as set out in the Arrangement Agreement. It should be noted, however, that due to time constraints involved with the Arrangement, the Pivotal Board has not been able to conduct any due diligence investigations of CDC. Accordingly, the Pivotal Board’s determination that the Arrangement is in the best interests of Pivotal and is fair to the Pivotal Shareholders and its recommendation described above is based on an assessment of the Cash Option. Any Pivotal Shareholders who elect the Cash and Share Option do so at their own risk and based solely on the disclosure relating to CDC contained herein.

In reaching its conclusion and making its recommendation, the Special Committee and the Pivotal Board considered various factors, including the following:

•	maintenance of the current status quo would not be in the best interests of Pivotal, and would risk eroding its market and financial position. In particular:

(i)	the Special Committee and the Pivotal Board share management’s concerns as to whether license sales are being negatively affected by customer concerns regarding Pivotal’s financial viability;

(ii)	the costs associated with Pivotal’s recent restructurings and lease obligations will require significant cash resources over a number of years; and

(iii)	the Special Committee and the Pivotal Board are concerned about the potential for increasing difficulty in obtaining capital on favourable terms should Pivotal’s cash position continue to decline;

•	the analysis by RBC of Pivotal and its place in the financial marketplace is thorough and represents a realistic assessment of Pivotal throughout a period of significant upward and downward movement in the trading price of the Common Shares, including during the course of negotiations with the Acquisition Group;

•	RBC’s opinion that the consideration payable in connection with the Cash Option is fair, from a financial point of view, to the Pivotal Shareholders other than the Acquisition Group;

•	the consideration per Common Share to be received by the Pivotal Shareholders electing the Cash Option is $0.22 per share more than the consideration offered by the Oak Affiliates under the Previous Agreement, representing a premium of 12.4%. The consideration per Common Share to be received by the Pivotal Shareholders electing the Cash Option is also $0.66 per share more than the last sale price of Pivotal’s shares on Nasdaq on August 27, 2003 and represents a premium of 47.9%, 52.2% and 61.4% relative to the average closing prices of the Common Shares on Nasdaq over the periods of one week, one month and three months, respectively, prior to August 28, 2003;

•	the Arrangement is not subject to unreasonable or extraordinary conditions to completion;

•	the Arrangement provides holders of large positions in Common Shares with a level of liquidity that may not otherwise be available without affecting the stability of the price of the Common Shares; and

•	the Arrangement does not preclude the Pivotal Board from considering and recommending to the Pivotal Shareholders an unsolicited offer or proposal relating to a change of control of Pivotal that the Board considers superior to the Arrangement and, in connection therewith, unless the Acquisition Group makes an offer or proposal as favourable as the superior proposal the Pivotal Board may terminate the Arrangement Agreement (subject to payment of a break fee of $1.8 million, which the Board considers reasonable in the circumstances).

Neither Pivotal nor the Pivotal Board is aware of any third parties having entered into support or lock-up agreements in respect of the Arrangement.

Proceedings of the Special Committee

The Special Committee met formally on eight occasions during the period from its formation to the date of its recommendation to the Board of Directors in respect of the Previous Agreement on October 7, 2003. Between the date of the receipt of an unsolicited proposal from Onyx Software Corporation (“Onyx”) on November 12, 2003 (described in more detail in “The Unsolicited Onyx Proposal” below) and the date on which Special Committee made a recommendation to the Pivotal Board in respect of Onyx’s proposal, the Special Committee met formally a further three times. Between the date of the receipt of the unsolicited proposal from CDC on November 14, 2003 and the date on which the Special Committee made a recommendation to the Pivotal Board in respect of the Arrangement Agreement on December 4, 2003, the Special Committee met formally 16 further times.

During the course of the Special Committee’s deliberations, members of the Special Committee also had informal discussions on several occasions with management of Pivotal and with the Special Committee’s legal and financial advisors. The Special Committee considered the appropriate level of participation of management of Pivotal in its meetings and determined that the assistance and input of Pivotal’s Chairman, Chief Executive Officer and Chief Financial Officer would be helpful in providing and evaluating alternative transactions, and invited their participation at certain Special Committee meetings. Those individuals were excused from certain portions of the Special Committee’s meetings, including those at which management’s potential roles in any particular transaction were discussed.

Over the course of its deliberations, the Special Committee received regular updates from its financial and legal advisors concerning negotiations on behalf of Pivotal with respect to various proposed transactions.

Development of Strategic Alternatives and the Previous Agreement with the Oak Affiliates

The following is a summary of a number of key meetings during which the Special Committee assessed the available strategic alternatives to Pivotal and ultimately recommended entering into the Previous Agreement with the Oak Affiliates:

•	On July 30, 2003 when the Special Committee was formed, the Pivotal Board met with its financial and legal advisors to review the progress that had been made in exploring strategic alternatives. RBC presented a report indicating that 47 parties (including CDC’s financial advisor at the time) had been contacted to assess their interest in a potential transaction with Pivotal. RBC reported on the preliminary responses, and the types of transaction alternatives being discussed, which were predominantly proposals for the acquisition of all of Pivotal’s outstanding Common Shares for cash. Interested parties, or proponents, had been given a July 28 deadline to submit proposals, and RBC had received written indications of interest from four parties by the July 28 deadline, as well as one verbal indication of interest that was confirmed in writing on August 1. CDC did not provide an expression of interest at that time.

The five proposals were evaluated by the Pivotal Board and its financial and legal advisors and, after discussion, three parties were selected by the Pivotal Board to conduct further due diligence and were asked to submit final proposals by August 15, 2003. Legal counsel were asked to prepare a draft form of agreement on which the proponents would be asked to comment in connection with their next proposals.

•	On August 21, 2003, the Special Committee met to review the proposals received in response to the August 15 deadline, and to receive a preliminary report from RBC on their analysis of these proposals. The proponents had emerged within substantially the same price range and with varying levels of comment on the draft agreement. The financial advisors took the Special Committee members through a detailed and comparative analysis of the proposed transactions. The review included precedent merger and acquisition transactions (premiums paid), a trading analysis of the Common Shares, CRM market comparables analysis, a review of Pivotal’s financial position and management’s projections, and a review of RBC’s market canvassing activities relating to Pivotal.

Special Committee members raised a number of questions concerning the various factors and assumptions underlying the RBC analysis. On the basis of its work to that date, the preliminary advice of RBC was that, if requested, it would likely be able to provide an opinion that the proposed consideration in any of the proposed transactions would be fair, from a financial point of view, to Pivotal Shareholders.

The Special Committee, with advice from RBC and its legal advisors, decided that under the circumstances, it was not possible to select a leading proponent with which to enter into an exclusivity agreement, and that one more round of proposals was warranted to determine the maximum price each proponent was prepared to pay and to evaluate the closing risks associated with each proposal. RBC was directed to communicate the Special Committee’s objectives of maximizing price and minimizing closing risk in the final round of expressions of interest, and that Pivotal would enter into an exclusivity agreement with the leading proponent emerging from the next round.

•	On August 27, 2003, the Special Committee met with its financial and legal advisors to review the final expressions of interest. RBC reported that one proponent had withdrawn from the process, one had raised its price slightly and improved its commentary on the draft agreement, and one had confirmed its last proposal on essentially the same terms. RBC again took the Special Committee members through a detailed analysis of the proposed transactions, including an updated review of the methodologies discussed in the previous Special Committee meeting. On the basis of its work to that date, RBC confirmed its preliminary advice that it expected to be able to render a fairness opinion on either of the transactions.

As a result of the above analysis, the proposal from the Oak Affiliates, was determined to be financially superior to others that Pivotal had received, and with the highest perceived likelihood of proceeding to closing on the terms proposed. Accordingly, on September 3, 2003, the Special Committee executed a 15-day exclusivity agreement with the Oak Affiliates to try to reach a definitive agreement. The exclusivity period was not extended on its expiry, although negotiations to conclude a definitive agreement continued.

•	From September 4 to 12, 2003, the Special Committee convened several times with its financial and legal advisors to discuss a rapid rise in the trading price of the Common Shares and its effect on the proposed transaction. Given that there was no commitment to a transaction by Pivotal or any other party and that there were no events or changes in Pivotal’s business or prospects warranting a sudden price escalation, the Special Committee concluded that it would be inappropriate to issue a press release, and that negotiations towards reaching an agreement with the Oak Affiliates should continue.

•	On October 1, the Pivotal Board met to conduct a review of the preliminary indications of first quarter results of Pivotal, and to receive a report from the Special Committee and its legal and financial advisors on the status of the proposed transaction with the Oak Affiliates and the financial markets generally. RBC presented an initial draft of its fairness analysis, including a review of Pivotal’s market and operating data and financial projections, and various fairness analysis methodologies, including: (i) a discounted cash flow analysis, (ii) a selected precedent transaction analysis, (iii) a comparable company analysis, (iv) a premiums paid analysis, and (v) an analysis of the liquidity of Pivotal’s shares.

The Special Committee also reported to the Pivotal Board on the treatment of options and the key terms of several senior executive retention contracts, as well as a number of outstanding issues relating to price, timing and the arrangement agreement proposed with Oak Affiliates.

•	On October 6, the full Pivotal Board met to receive and consider the presentation of RBC, to receive and discuss the draft report of the Special Committee, and to deal with a number of outstanding issues.

•	On October 7, 2003, the full Pivotal Board met to consider the proposal from Oak Affiliates, to receive and consider the fairness opinion of RBC, to receive and consider the final report and recommendation of the Special Committee, and to vote on entering into the Previous Agreement.

The Pivotal Board unanimously, with the exception of Messrs. Francis, Manning and Sisodraker who abstained, determined that the arrangement contemplated by the Previous Agreement was in the best interests of Pivotal and was fair to the Pivotal Shareholders, and authorized the submission of such arrangement to the holders of Common Shares and Options for approval. The Board of Directors also unanimously, with the exception of Messrs. Francis, Manning and Sisodraker who abstained, recommended that Pivotal’s securityholders vote for certain resolutions approving the arrangement contemplated by the Previous Agreement at an extraordinary general meeting.

In reaching their conclusion and making their recommendations, the Special Committee and the Pivotal Board considered various factors, including the following:

(i)	maintenance of the current status quo would not be in the best interests of Pivotal, and would risk eroding its market and financial position;

(ii)	the analysis by RBC of Pivotal and its place in the financial marketplace;

(iii)	RBC’s opinion that the consideration contemplated by the Previous Agreement was fair, from a financial point of view, to Pivotal Shareholders;

(iv)	the price to be paid under the Previous Agreement represented a premium of 32.8% to the $1.34 closing price of the Common Shares on Nasdaq on August 27, 2003, when final proposals were received, and the premiums relative to the average closing price of the Common Shares on Nasdaq over the periods of one week, one month and three months prior to August 28, 2003, were 31.6%, 35.5% and 43.6%, respectively;

(v)	the possibility of a price increase of up to $0.03 per Common Share, contingent upon the license revenue recorded by Pivotal during the first half of October, 2003;

(vi)	the arrangement contemplated by the Previous Agreement was not subject to unreasonable or extraordinary conditions to completion;

(vii)	the arrangement contemplated by the Previous Agreement provided holders of Common Shares with large positions with a level of liquidity that may not otherwise have been available without affecting the stability of the price of the Common Shares;

(viii)	the Previous Agreement did not preclude the Pivotal Board from considering and recommending to Shareholders an unsolicited offer or proposal relating to change of control of Pivotal that the Pivotal Board considered superior to the arrangement contemplated by the Previous Agreement; and

(ix)	the arrangement contemplated by the Previous Agreement treated all Shareholders equally.

Accordingly, on October 7, 2003, Pivotal entered into the Previous Agreement with the Oak Affiliates. Under the terms of the Previous Agreement, one of the Oak Affiliates would have acquired all of the issued and outstanding Common Shares of Pivotal pursuant to an arrangement under the BCCA and holders of Common Shares would have been entitled to receive $1.78 in cash for each Common Share held. The arrangement contemplated by the Previous Agreement was subject to securityholder and court approval. An interim order was obtained from the Court on October 21, 2003 calling an extraordinary general meeting of the Pivotal Shareholders and Optionholders on November 18, 2003 to approve certain resolutions relating to the arrangement contemplated by the Previous Agreement.

The Unsolicited Onyx Proposal

On November 12, 2003, Onyx — a competitor of Pivotal — delivered to the Pivotal Board and the Special Committee an unsolicited proposal to acquire Pivotal in an all-stock transaction.

In the process of identifying potential bidders, Onyx was not asked by RBC to submit a proposal. The reason for this was that previous discussions between Onyx and Pivotal had convinced Pivotal that a merger with Onyx would not produce a stronger combined entity, and would therefore risk further eroding value for Pivotal Shareholders. After the time that Pivotal announced its Previous Agreement with the Oak Affiliates on October 7, 2003, Pivotal received no communications or expressions of interest from Onyx concerning a possible transaction until Onyx’s proposal was announced on November 12, 2003, just four business days prior to the scheduled meeting of Pivotal’s securityholders to approve the Previous Agreement.

After receiving Onyx’s proposal, the Special Committee met three times with its financial and legal advisors and once with the full Pivotal Board to review the proposal and the publicly available information concerning Onyx, and to assess the risks, costs and benefits of pursuing further discussions with Onyx regarding a transaction along the lines outlined in their proposal. The unanimous recommendation of the Special Committee, which was accepted by the Board, was that such a transaction would not be in the best interests of either Pivotal or Pivotal Shareholders and that the proposal was not considered one which would be reasonably likely to result in a “superior transaction”, thereby entitling Pivotal, under the terms of the Previous Agreement between Pivotal and the Oak Affiliates, to enter into further discussions with Onyx.

In reaching its recommendation, the Special Committee, with the assistance of its financial and legal advisors, considered a variety of factors relating to Onyx itself, the prospects for a combined Pivotal/Onyx entity, and closing, market and timing risks associated with Onyx’s proposal.

In particular, the Special Committee considered the following aspects of Onyx as a potential cashless merger partner:

•	the volatility and relative illiquidity of Onyx stock;

•	the fact that the Onyx share price had underperformed both the Nasdaq and Pivotal’s share price over the preceding 12 months;

•	Onyx’s apparent limited access to capital on favourable terms as demonstrated in its recent financing history;

•	Onyx’s history of small acquisitions and apparent absence of experience in completing larger transactions and the integration issues associated therewith;

•	outstanding litigation involving Onyx (including shareholder class actions which allege, among other things, violations of securities laws) with unpredictable consequences that could include significant depletion of Onyx’s cash resources;

•	Onyx’s inconsistent performance against short term and long term equity research analysts’ estimates;

•	the low licence to service mix in Onyx’s revenue;

•	the fact that Onyx was not currently profitable;

•	the generally neutral or negative research sentiment of equity research analysts’ coverage of Onyx; and

•	the fact that Onyx’s cash position was not attractive and the fact that Onyx had committed a significant amount of its available cash to ongoing restructurings and to secure letters of credit.

The Special Committee also considered the implications for a merged Pivotal/Onyx entity, including:

•	questionable synergies compared with significant and inevitable cash costs of combining and integrating the two entities;

•	the depletion of the combined entities’ cash resources as a result of costs of completing the transaction, including payment of a $1.5 million break fee to the Oak Affiliates;

•	the potential loss of customers, as evidenced by a number of strong and unsolicited expressions of concern Pivotal had received from its customers concerning a merger with Onyx and no customer expressions of support;

•	the absence of a significant “financial sponsor” for the merged entity and the prospect for limited access to attractively priced capital in the near term;

•	the considerable amount of redundancy between product lines which was likely to result in few cross-selling revenue synergies and which also was likely to lead to either higher costs to support products or customer attrition if one product line were favoured over the other;

•	no indications of who would manage or direct the combined entity or whether any board seats would specifically be designated for representatives of the Pivotal Shareholders;

•	the prospect that the need for management of both companies to focus on structuring and completing a transaction for an extended period of time and the market uncertainty during that period could have a significant negative impact on the business of Pivotal and Onyx, leaving the resulting entity in a weaker competitive and financial position; and

•	as a result of all of the above, the questionable value of the securities of a merged Pivotal/Onyx entity post closing.

The Special Committee also considered the specific aspects of the Onyx proposal, including:

•	the fact that Onyx delivered only a cursory preliminary proposal rather than an offer that could be considered in its entirety;

•	the market risk associated with a fixed share exchange ratio, as evidenced by the erosion of the indicated value of the proposal immediately after its announcement;

•	the time and expense required for each of Pivotal and Onyx to satisfy their respective “due diligence” requirements, and the uncertainty inherent in that process;

•	the possible requirement for Onyx shareholder and regulatory approvals, which would have created further delay, expense and uncertainty;

•	the time delay, uncertainty and risk of closing arising from the necessity to negotiate, receive all necessary approvals for, and consummate a cashless “merger of equals” transaction; and

•	the poor prospect for improved liquidity for Pivotal Shareholders, who would hold almost one half of the shares of a combined entity.

In weighing all of the above factors, the Special Committee, with the assistance of its financial and legal advisors, concluded that Onyx’s proposal was not reasonably likely to result in a “superior transaction” which it could support. Accordingly, on the afternoon of November 14 the Special Committee communicated its conclusion to Onyx and issued a press release to that effect.

The CDC Proposal

Just prior to the issuance of Pivotal’s November 14 press release, a letter was delivered to Pivotal expressing an interest on the part of CDC Software, a subsidiary of CDC, to open discussions with Pivotal to pursue one of several alternatives for a transaction involving consideration “in the range of $2.00 to $2.30” for each Common Share.

Early in 2003, Pivotal had exploratory discussions with CDC about CDC’s interest in pursuing a merger transaction with Pivotal. Those discussions ended in late April 2003 when CDC indicated it was not interested in pursuing a merger with Pivotal at that time, but was instead interested in discussing a strategic partnering arrangement. As such an arrangement was not of interest to Pivotal, discussions progressed no further. CDC’s financial advisor at the time was also one of the 47 parties contacted by RBC to assess their interest in a potential transaction with Pivotal in June 2003, but it did not submit an indication of interest to RBC.

In response to CDC Software’s new expression of interest, Pivotal’s Special Committee met on November 14 and obtained the consent of the Oak Affiliates, subject to certain conditions, to seek clarification over the weekend of November 15 to 16 regarding the exact terms of the CDC proposal, and signed a confidentiality agreement with CDC. Pivotal’s legal and financial advisors worked with representatives of CDC from November 14 to November 16, 2003 to seek clarification of those terms.

On November 15, 2003, the Special Committee and its financial and legal advisors, as well as the President and Chief Executive Officer and the Chief Financial Officer of Pivotal, received a presentation from CDC’s Chief Executive Officer, Peter Yip, at which Pivotal’s representatives discussed in detail what would be required in order for a transaction involving CDC to be considered superior to the Previous Agreement. The Pivotal representatives emphasized a number of points to CDC regarding its proposal, including that the Special Committee could only negotiate an offer which included both favourable transaction economics and terms maximizing deal consummation and certainty, such as an all cash offer with minimal conditions.

At the November 15 meeting, the Pivotal representatives also reminded CDC that the Previous Agreement was not subject to due diligence, that Pivotal has been subjected to extensive due diligence investigations by the Oak Affiliates and other potential bidders and that the representations and warranties contained in the Previous Agreement with the Oak Affiliates, together with a confidential disclosure letter provided to the Oak Affiliates, constituted the culmination of that due diligence process. The Pivotal representatives indicated that a similar disclosure letter could be provided to CDC in the event that they were to make a proposal which the Special Committee determined was reasonably likely to result in a “superior transaction”.

Pivotal received a draft written proposal from CDC on the evening of Sunday, November 16. The terms of that proposal were:

•	Pivotal would be acquired by Acquisitionco by way of court-approved arrangement under the BCCA;

•	Pivotal Shareholders could elect between two alternative forms of consideration for their Common Shares, either:

(i)	$1.92 per Common Share in cash; or

(ii)	$2.14 per Common Share, made up of $1.00 in cash and $1.14 of CDC Shares, although the basis on which the CDC Shares would be valued was not specified;

•	the obligation of CDC to complete the proposed transaction was subject to a significant number of conditions, some of which were customary, but many of which were outside the control of Pivotal or were subject to CDC’s sole discretion;

•	the proposal was non-binding and subject to due diligence by CDC on Pivotal;

•	the proposal would be governed by the laws of Hong Kong; and

•	CDC Software would be prepared to put in place interim financing for Pivotal of up to $20 million on commercially reasonable terms and be willing to execute operational agreements with Pivotal intended to provide mutual pre-acquisition benefits, including OEM/bundling agreements, outsourcing agreements and expansion of Asia distributorship rights.

After meeting on Sunday, November 16, 2003 and concluding an initial review of CDC’s proposal, the Special Committee that evening communicated its view to CDC that the proposal was not one which would be reasonably likely to result in “superior transaction”, that would permit Pivotal, under the terms of the Previous Agreement, to enter into further discussions with CDC. The Special Committee emphasized to CDC that it would only be receptive to a cash offer from CDC with a meaningful premium to the Oak/Talisma transaction under the Previous Agreement and with a minimal number of conditions.

Shortly before midnight (Vancouver time) on Sunday, November 16, 2003, CDC indicated that it would further consider the Special Committee’s position. At midnight, the consent previously received from the Oak Affiliates expired and further discussions with CDC ceased as required by the terms of the Previous Agreement.

Prior to the opening of markets on Monday, November 17, Pivotal issued a press release announcing that it would seek an adjournment of its extraordinary meeting scheduled for Tuesday, November 18 to 2:30 p.m. (Vancouver time) on Friday, November 21, 2003 to permit Pivotal’s securityholders sufficient time to properly assess recent developments and to permit the Special Committee to consider CDC’s proposal (although CDC was not named).

Later that day, Pivotal received an unsolicited written communication from CDC indicating that CDC’s board of directors (the “CDC Board”) had approved the execution and delivery of a non-binding letter of intent to Pivotal substantially on the terms of the November 16 draft proposal, but with the indicated cash component of the consideration increased to $2.00.

The Special Committee considered the impact of this increase to the cash component of CDC’s proposal at a meeting later on Monday, November 17. The Special Committee determined that this increase did not address the fundamental issue, which was the significant risk of non-completion associated with the highly conditional proposal being made.

Prior to the opening of North American trading markets on Tuesday, November 18, CDC delivered its formal proposal to Pivotal and publicly announced the proposal. Later that day the Special Committee met and considered the formal proposal and again determined that, as presented, it was not reasonably likely to result in a superior transaction, thereby allowing Pivotal to enter into discussions and negotiations with CDC in accordance with the terms of the Previous Agreement. The Special Committee reached this conclusion principally on the basis that:

•	the indicated price was subject to due diligence and to negotiation of a definitive agreement, either of which could, in CDC’s sole discretion, lead to price erosion prior to execution of a definitive agreement; and

•	the proposal was highly conditional on a number of events, consents and agreements outside of the control of Pivotal, resulting in a significant risk that the transaction might never close.

A press release to this effect was issued by the Special Committee later on Tuesday, November 18.

On the morning of Wednesday, November 19, CDC issued a further press release clarifying its offer and stressing that its offer of bridge financing and its offer to enter into operational initiatives with Pivotal prior to completing an acquisition, including implementing OEM/bundling arrangements, deriving new license revenue through cross-selling, reducing costs via outsourcing agreements, building a substantive distributorship/reseller relationship and expanding its existing partnership with Pivotal, offered a “superior transaction” for Pivotal Shareholders.

Later that day the Special Committee met to consider CDC’s press release, and concluded that it had not sufficiently addressed the Special Committee’s chief concern that CDC’s proposal lacked closing certainty. A press release to this effect was issued later on Wednesday, November 19, along with clarification regarding Pivotal’s discussions with CDC earlier in 2003 and noting the fact that CDC had been invited to submit an indication of interest in July 2003, but had not done so.

On the morning of November 20, CDC issued a further press release clarifying that it had reviewed the terms of the Previous Agreement and that these terms and conditions were generally acceptable to CDC, except for provisions relating to new option grants to certain employees and the provision of liability insurance for existing directors and officers of Pivotal for six years following closing of the transaction. In the press release, CDC also advised that it expected to be able to complete its due diligence review of Pivotal within 30 days of receipt of due diligence materials.

Later that day the Special Committee met to consider CDC’s most recent press release and concluded that it had not sufficiently addressed the Special Committee’s chief concern — that the CDC proposal lacked closing certainty. In particular, the Special Committee was concerned that the 30 day due diligence period proposed by CDC would require Pivotal to abandon the certainty and value of the Previous Agreement and incur a costly $1.5 million break fee solely in exchange for an offer to negotiate with CDC, which was subject to a due diligence condition. A press release setting out the Special Committee’s concerns was issued later on Thursday, November 20.

On the morning of Friday, November 21, CDC issued a further press release committing to a more aggressive timetable for the completion of due diligence on Pivotal, with an estimated completion date of December 4, 2003.

Later that day and immediately prior to the scheduled extraordinary meeting of Pivotal’s securityholders, the Special Committee met to consider CDC’s press release as well as the level of securityholder support for the arrangement contemplated by the Previous Agreement, based on the proxies delivered in connection with the meeting. At the Special Committee’s direction, management of Pivotal obtained approval from Pivotal Shareholders for a further adjournment of the shareholders meeting to December 3, 2003 and received a waiver from the Oak Affiliates from certain of the restrictions under the Previous Agreement that would permit the Special Committee, subject to certain conditions, to:

•	provide CDC with access to Pivotal’s materials and management in order to allow CDC to complete its due diligence review; and

•	concurrently with the conduct of CDC’s due diligence review, negotiate with CDC to determine whether it would be possible to reach agreement on a firm offer which would constitute a “superior transaction” to the Previous Agreement.

This waiver from the Oak Affiliates would expire on midnight (Vancouver time) on Sunday, November 30, 2003. The Special Committee believed that this timeframe would provide CDC with adequate time to conduct due diligence, without foreclosing the opportunity for Pivotal securityholders to accept the offer proposed by the Oak Affiliates pursuant to the Previous Agreement in the event that negotiations with CDC were unsuccessful. A press release to this effect was issued later on November 21, and Pivotal’s legal and financial advisors immediately contacted representatives of CDC to make arrangements for the conduct of CDC’s due diligence.

On Monday, November 24, 2003, Pivotal and CDC Software entered into a standstill agreement. Thereafter representatives of CDC conducted due diligence reviews of Pivotal’s documentary materials in Vancouver, British Columbia, Hong Kong and New York and met with Pivotal’s management, as well as certain customers and suppliers. From Saturday, November 22 to Sunday, November 30, the Special Committee met daily with its legal and financial advisors to consider the progress of negotiations with CDC and the status of CDC’s due diligence review.

On Sunday, November 30, Pivotal received a firm offer from CDC Software and CDC in substantially the form of the current Arrangement Agreement. The Special Committee met that day and reviewed the form of offer and also received RBC’s preliminary fairness analysis, including a review of Pivotal’s market and operating data and financial projections, and various fairness analysis methodologies, including: (i) a discounted cash flow analysis, (ii) a selected precedent transaction analysis, (iii) a comparable company analysis, (iv) a premiums paid analysis, and (v) an analysis of the liquidity of the Common Shares. At this meeting the Special Committee determined that the CDC offer was a “superior transaction” within the meaning of the Previous Agreement. A press release announcing this was issued by Pivotal prior to the opening of markets on Monday, December 1.

Pursuant to the terms of the Previous Agreement, Pivotal provided the Oak Affiliates with an opportunity to increase the consideration payable to holders of Common Shares to match or exceed the CDC offer. The Oak Affiliates declined this opportunity to increase their offer. Accordingly, on Thursday, December 4, 2003 the full Pivotal Board met to consider the Arrangement Agreement, to receive and consider the fairness opinion of RBC, to receive and consider the final report and recommendation of the Special Committee, and to vote on entering into the Arrangement Agreement.

Treatment of Options

During negotiations with the Acquisition Group, the Special Committee was mindful of the treatment of holders of interests in Pivotal’s employee stock purchase plan, as well as holders of unvested Options and unexercised vested Options. The Special Committee also considered the appropriate level of involvement of holders of all Options in the process of approving the Arrangement. The Special Committee considered various perspectives on the valuation of Options, and the results of negotiations with representatives of the Acquisition Group as to the terms for cancellation thereof. Under the Arrangement Agreement, Pivotal has agreed that it will take the necessary steps under Pivotal’s incentive stock option plans (the “Option Plans”), as it is authorized to do under these plans, so that all unexercised Options, whether vested or unvested, with an exercise price of $2.00 or more will terminate on the Effective Date. All unexercised Options, whether vested or unvested, with an exercise price of less than $2.00 (the “In-The-Money Options”) will be exchanged for economically equivalent options to acquire CDC Shares pursuant to the terms of the Arrangement. The formula for determining the number of CDC options issuable in respect of the In-The-Money Options, as well as the exercise price of such CDC options, is set out in Appendix 1 to the Arrangement Agreement which is attached hereto as Exhibit “B”.

While no review of CDC or analysis of the value of the CDC Shares was undertaken by the Special Committee or RBC, and no opinions are expressed on the value of the CDC options issuable to holders of In-The-Money Options, the Special Committee and the Pivotal Board concluded that terms of the Arrangement Agreement relating to treatment of Optionholders, and to participation of Optionholders in the vote on the Arrangement, are reasonable and in the best interests of Pivotal.

Fairness Opinion

In connection with the Pivotal Board’s consideration of the Arrangement, RBC delivered its written opinion that, as of December 6, 2003 and based on its review and assumptions and subject to the limitations summarized therein, the consideration under the Cash Option is fair, from a financial point of view, to the Pivotal Shareholders other than the Acquisition Group.

The full text of the Fairness Opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached and contained in Exhibit “F” hereto. Pivotal Shareholders are urged to read the Fairness Opinion carefully in its entirety. This summary of the Fairness Opinion is qualified in its entirety by reference to the full text of such opinion. The Fairness Opinion thereof was prepared at the request and for the information of the Pivotal Board and does not constitute a recommendation to any Pivotal Shareholder as to how any such shareholder should vote with respect to the Arrangement.

In arriving at its opinion, RBC reviewed, among other things: (i) the Arrangement Agreement and Plan of Arrangement; (ii) certain business and financial information with respect to Pivotal and CDC; (iii) budgets and financial projections prepared by management of Pivotal; and (iv) financial and stock market data relating to Pivotal, CDC and other selected relevant publicly traded companies. RBC also met with the management, auditors and legal counsel of Pivotal and CDC. In addition, RBC reviewed certain publicly available financial terms of certain other business combinations identified in the fairness opinion, and such other information as RBC considered relevant under the circumstances of the Arrangement.

RBC will be paid a fee for its financial advisory services, including a fee for its Fairness Opinion, without regard to whether such opinion is accepted or the Arrangement is consummated, and a fee which is contingent on the Arrangement being completed. Pivotal has also agreed to reimburse RBC for its reasonable out-of-pocket expenses and to indemnify RBC in certain circumstances.

Other than services related to the Arrangement and the process leading up to the Arrangement, RBC has not been engaged to provide any financial advisory or investment banking or other related services to Pivotal within the past two years, and there are no understandings, agreements or commitments among RBC, Pivotal or CDC or their respective associates and affiliates with respect to any future business dealings. RBC and certain of its associates or affiliates may in the future provide financial advisory or investment banking services to Pivotal, CDC or CDC’s affiliates and associates.

Break Fee and Financing Agreement

Upon the occurrence of certain events, CDC will be entitled to a break fee (the “Break Fee”) of $1.8 million from Pivotal. These events include circumstances such that the Pivotal Board has withdrawn its support of the Arrangement, or the Pivotal Board has supported a competing transaction, or the Arrangement is not completed and a competing transaction is completed within 12 months after the date of the Arrangement Agreement. See “Details of the Arrangement — Break Fee”.

The outstanding principal balance of a $2 million loan from CDC to Pivotal and interest thereon is repayable by Pivotal on demand from CDC at any time after termination of the Arrangement Agreement (except in the event that the Arrangement is terminated by Pivotal upon a breach of any representation, warranty, covenant or agreement on the part of CDC Software or CDC, in which event the principal amount of such loan and the interest owing thereon will be forgiven). See “Details of the Arrangement — Financing Agreement”.

DETAILS OF THE ARRANGEMENT

Plan of Arrangement

The following description of the Arrangement is subject to and qualified in its entirety by reference to the full text of the Plan of Arrangement, which is attached as Schedule “A” to Exhibit “B” to this Information Circular. Pivotal Shareholders and Optionholders are encouraged to read the Plan of Arrangement in its entirety. The Arrangement will become effective on the Effective Date, which is anticipated to be on or about February 25, 2004. The following is a summary of the material terms of the transactions which will occur without any further act or formality at 1:00 p.m. (Vancouver time) (the “Effective Time”) on the date upon which the final order of the Court approving the Arrangement is accepted for filing with the Registrar under the BCCA:

•	each Pivotal Shareholder (other than members of the Acquisition Group or Dissenting Holders) will be entitled to receive, for each Common Share held, either the consideration payable pursuant to the Cash and Share Option or the consideration payable pursuant to the Cash Option, in either case in accordance with the election of such Pivotal Shareholder as contained in a properly completed and filed Letter of Transmittal and Election Form. Any Pivotal Shareholder who fails to deliver a properly completed Letter of Transmittal and Election Form at least 48 hours prior to the Effective Time will be deemed to have elected the Cash Option in respect of all Common Shares held by such holder;

•	each member of the Acquisition Group will be entitled to receive one common share of Acquisitionco for each Common Share held;

•	each Dissenting Holder will be entitled to receive the fair value of the Common Shares held by such Dissenting Holder determined in accordance with the Interim Order and Article 6 of the Plan of Arrangement; and

•	all In-The-Money Options will be exchanged for options to acquire CDC Shares on economically equivalent terms.

At the conclusion of the Arrangement, Pivotal will be a wholly-owned subsidiary of Acquisitionco, which is a wholly-owned subsidiary of CDC.

Securityholder Approval

At the Meeting, Pivotal securityholders will be asked to approve, in addition to such other matters as may be properly brought before the Meeting, the Arrangement Resolutions, the text of which is attached hereto as Exhibit “A”.

In order for the Arrangement to be approved by Pivotal securityholders in accordance with applicable law and the Interim Order, the Arrangement Resolutions must be approved by: (a) at least 75% of the votes cast by Pivotal Shareholders ; (b) at least a majority of the votes cast by Pivotal Shareholders other than the Acquisition Group; and (c) at least 75% of the votes cast by Pivotal Shareholders and Optionholders voting together as a class where each Pivotal Shareholder is entitled to one vote per share held and each Optionholder (whether vested or unvested):

(i)	one vote for each Common Share underlying such Options where such Options have an exercise price of up to $2.50 inclusive;

(ii)	three-quarters of one vote for each Common Share underlying such Options where such Options have an exercise price of between $2.51 and $5.00 inclusive;

(iii)	one-half of one vote for each Common Share underlying such Options where such Options have an exercise price of between $5.01 and $10.00 inclusive; and

(iv)	one tenth of one vote for each Common Share underlying such Options where such Options have an exercise price of more than $10.00.

Fractional votes of any particular Optionholder arising from the above voting entitlements will not be counted at the Meeting.

The Arrangement Agreement

The following summary of the material terms of the Arrangement Agreement between Pivotal and the Acquisition Group is subject to, and qualified in its entirety by reference to the text of the Arrangement Agreement attached as Exhibit “B” to this Information Circular. Pivotal Shareholders and Optionholders are encouraged to read the Arrangement Agreement in its entirety.

The Arrangement

Pivotal and the Acquisition Group agreed to implement the Arrangement in accordance with the Arrangement Agreement and the Plan of Arrangement. Pursuant to the terms of the Arrangement Agreement, Pivotal obtained, on January 20, 2004, the Interim Order providing for, among other things, the calling and holding of the Meeting. If the Arrangement Resolutions are approved at the Meeting in accordance with the terms of the Interim Order, Pivotal will take the necessary steps to obtain the Final Order approving the Arrangement as soon as is reasonably practicable thereafter. If the Final Order is obtained, and subject to the satisfaction or waiver of any conditions contained in the Arrangement Agreement, Pivotal will file with the Registrar appointed under the BCCA the Final Order and such other documents as may be required to give effect to the Arrangement. In the Arrangement Agreement, Pivotal, CDC and CDC Software provide representations and warranties regarding certain commercial matters, including corporate, financial, legal and other matters relating to their affairs.

Operation of Business

During the period commencing from the date of the Arrangement Agreement and continuing until the earlier of the Effective Date and March 16, 2004 (the “End Date”), Pivotal has agreed, among other things, to conduct and operate its business and affairs only in the ordinary course consistent with past management practice. In addition, Pivotal, CDC Software and CDC have agreed with each other to use commercially reasonable efforts to satisfy the conditions precedent to their respective obligations under the Arrangement Agreement and, subject to applicable laws, have agreed not to take any action, refrain from taking any action or permit any action to be taken or not taken, inconsistent with the Arrangement Agreement.

Non-Solicitation

Pivotal has agreed that during the period commencing on the date of the Arrangement Agreement and continuing until the earlier of the completion of the Arrangement and the date which the Arrangement is terminated, it will not, directly or indirectly: (a) solicit, initiate, invite, assist, facilitate, promote or encourage proposals or offers from, or entertain or enter into discussions or negotiations with any other person relating to the acquisition of Common Shares or any other securities of Pivotal or any of its subsidiaries, any amalgamation, merger or other form of business combination involving Pivotal or any of its subsidiaries, any sale, lease, exchange or transfer of all or a substantial portion of the assets of Pivotal or any of its subsidiaries, or any takeover bid, reorganization, recapitalization, liquidation or winding up of or other business combination or transaction involving Pivotal or any of its subsidiaries (each an “Acquisition Transaction” and any offer or proposal relating to any transaction or series of related transactions involving and Acquisition Transaction, an “Acquisition Proposal”) with any person other than Acquisitionco or any of its affiliates; or (b) enter into any letter of intent or similar document or any contractual agreement or commitment contemplating or otherwise relating to any Acquisition Proposal.

Notwithstanding the foregoing, the Pivotal Board and Pivotal are not prohibited from:

(a)	considering, negotiating and providing information and disclosure in respect of Pivotal if the Special Committee determines in good faith that an unsolicited Acquisition Proposal is or is reasonably likely to result in a transaction which is a “Superior Transaction”. A Superior Transaction is defined as:

(i)	an Acquisition Proposal where: (A) more than 50% of the then outstanding Common Shares would be transferred; (B) an amount of Common Shares equal to more than 100% of the then outstanding Common Shares would be issued; (C) the holders of Common Shares would receive a number of securities in a surviving entity representing less than 50% of the voting power in such entity; or (D) all or substantially all of the assets of Pivotal would be transferred;

(ii)	on terms which are more favourable from a financial point of view to the holders of Common Shares (taking into account all terms and conditions of such transaction);

(iii)	for which any necessary financing is committed; and

(iv)	that does not contain a due diligence condition.

(b)	accepting, approving, recommending to its shareholders or entering into an unsolicited bona fide agreement or arrangement regarding an Acquisition Proposal if the Board of Directors determines in good faith that such Acquisition Proposal would, if consummated in accordance with its terms (but taking into account the risk of non-completion) result in a Superior Transaction.

Notice to Acquisition Group of Superior Proposal

Pivotal has also agreed that it will not enter into any agreement, arrangement or understanding regarding a Superior Transaction (a “Proposed Agreement”) without first providing Acquisitionco and CDC with an opportunity to amend the Arrangement proposal contained in the Arrangement Agreement. Pivotal will provide CDC with a copy of any Proposed Agreement not less than three business days prior to its proposed execution by Pivotal. If CDC Software, and CDC agree to amend the Arrangement proposal (an “Amended Transaction”) within such three business day period, such that in the good faith determination of the Board of Directors in the exercise of its fiduciary duties (after having received the advice of its financial advisors in this regard), the Amended Transaction, if consummated, is reasonably likely to result in a transaction which is as favourable from a financial point of view to holders of Common Shares as is the Superior Transaction (taking into account all of the terms, conditions and aspects of the Superior Transaction and the Amended Transaction), Pivotal will not enter into the Proposed Agreement and will agree to the Amended Transaction.

Mutual Conditions

The obligations of the parties under the Arrangement Agreement are subject to the satisfaction or waiver by each of the parties thereto, on or before the Effective Date, of certain mutual conditions precedent. These conditions include:

(a)	the Interim Order must have been granted (and remain) in form and substance satisfactory to Pivotal and CDC Software;

(b)	all necessary resolutions of Pivotal securityholders must have been passed at the Meeting;

(c)	the Final Order must have been granted (and remain) in form and substance satisfactory to Pivotal and CDC Software;

(d)	all necessary documents to complete the Arrangement (in form and substance satisfactory to Pivotal and CDC Software) must have been filed with the Registrar appointed under the BCAA and a Certificate of Arrangement must have been issued before March 16, 2004;

(e)	no action has been taken under any applicable law or by any regulatory or governmental authority that makes it illegal or otherwise directly or indirectly restrains, enjoins or prohibits the Arrangement; and

(f)	all requisite regulatory, governmental and third party consents, waivers, permits, orders and approvals have been obtained and all applicable waiting periods have expired or been terminated on terms satisfactory to Pivotal and CDC Software.

Conditions in Favour of Pivotal

In addition to the mutual conditions summarized above, the obligations of Pivotal are subject to the satisfaction, or waiver by Pivotal, on or before the Effective Date of certain conditions precedent. These conditions include:

(a)	the representations and warranties made by CDC Software and CDC in the Arrangement Agreement are true and correct in all material respects as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which event such representations and warranties are true and correct as of such earlier date);

(b)	Acquisitionco and CDC have complied in all material respects with their obligations under the Arrangement Agreement; and

(c)	there has not occurred any event which has, or could reasonably be expected to have a material adverse effect on CDC. However, if such an event does occur, Pivotal has the option of delivering a written notice to CDC which would result in CDC having 15 days to cure the event which has occurred. If CDC fails to cure such event within 15 days, the Cash and Share Option will cease to be available and the Arrangement will simply be an offer to acquire all Common Shares at a price of $2.00 in cash.

Conditions in Favour of the Acquisition Group

In addition to the mutual conditions summarized above, the obligations of the Acquisition Group under the Arrangement Agreement are subject to the satisfaction, or waiver by the Acquisition Group, on or before the Effective Date of certain conditions precedent. These conditions include:

(a)	no material adverse change (as defined in the Securities Act (British Columbia)) has occurred in the affairs of Pivotal, provided that certain stated events are deemed not to be material adverse changes;

(b)	the representations and warranties made by Pivotal in the Arrangement Agreement and in any certificates delivered pursuant thereto are true and correct as of the Effective Date as if made on and as of such date (except to the extent such representations and warranties speak as of an earlier date, in which event such representations and warranties are true and correct as of such earlier date); provided that if the cumulative effect of all inaccuracies in such representations and warranties (disregarding all material adverse effect or other materiality qualifications to individual representations and warranties) do not have a “Material Adverse Effect” on Pivotal (as defined in the Arrangement Agreement), such condition will be deemed to be satisfied;

(c)	Pivotal is in compliance in all material respects with its covenants in the Arrangement Agreement;

(d)	all consents, waivers, permits, orders and approvals of regulatory or governmental authorities or third parties and the expiry of any waiting period in connection with, or required to permit, the consummation of the Arrangement, the failure of which to obtain or the non-expiry of which would be materially adverse to CDC and Pivotal taken as a whole, or materially impede the completion of the Arrangement, has been obtained or received on terms that will not have a material adverse effect on CDC and Pivotal taken as a whole and reasonably satisfactory evidence thereof has been delivered to each of CDC Software and Pivotal;

(e)	no action has been taken under applicable law or by any regulatory or governmental authority that results in a judgment materially adverse to CDC or Pivotal on a consolidated basis or would impose conditions or restrictions which would materially adversely impact the Arrangement;

(f)	the holders of not more than 7% of the issued and outstanding Common Shares have exercised and not withdrawn Dissent Rights; and

(g)	Pivotal has obtained all consents, waivers and similar documents from certain specified third parties.

Effective Date

Pivotal currently anticipates that the Effective Date of the Arrangement will be on or about February 25, 2004. However, as completion of the Arrangement is subject to receipt of Court approval and various third party consents, all of which are beyond the control of the parties to the Arrangement Agreement, it is not possible to specify exactly when the Effective Date will occur. Once the Effective Date is determined it will be publicized by press release.

Amendment

The Arrangement Agreement may, at any time before or after the holding of the Meeting, but not later than the Effective Date, be amended by mutual written agreement of CDC Software, CDC and Pivotal without further notice to or authorization on the part of the holders of Common Shares or Options and any such amendment may, without limitation: (i) change the time for performance of any of the obligations or acts of the parties; (ii) waive compliance with or modify any of the obligations and covenants contained in the Arrangement Agreement; or (iii) waive compliance with or modify any conditions precedent contained in the Arrangement Agreement; provided that, following the passing of the Arrangement Resolutions, the consideration payable to Pivotal Shareholders under the Arrangement may not be decreased without the further approval of the Pivotal Shareholders.

Termination

The Arrangement Agreement may be terminated at any time:

(a)	by mutual written consent of Pivotal and CDC;

(b)	by CDC upon the occurrence of certain events triggering the payment of the Break Fee, which are described below and in Section 16 of the Arrangement Agreement;

(c)	by Pivotal in order to immediately enter into a Proposed Agreement or in order to recommend to its shareholders acceptance of a Superior Transaction that does not involve a Proposed Agreement, provided that Pivotal pays the Break Fee described below;

(d)	by either Pivotal or CDC if the Arrangement has not been completed by March 16, 2004, subject to certain limitations;

(e)	by either Pivotal or CDC in the event that:

(i)	necessary securityholder or court approvals are not received, subject to certain limitations; or

(ii)	regulatory or government authorities issue an order effectively preventing the completion of the Arrangement;

(f)	by CDC in the case of certain breaches of representations, warranties, covenants or agreements by Pivotal; or

(g)	by Pivotal in the case of certain breaches of representations, warranties, covenants or agreements by CDC Software or CDC.

Break Fee

CDC will be entitled to a break fee of $1.8 million upon the occurrence of any of the following events:

(a)	the Pivotal Board shall have withdrawn, modified or changed in a manner adverse to CDC its approval, recommendation or support of the Arrangement;

(b)	the Board of Directors shall have approved, recommended or voted in favour of any Acquisition Transaction other than the Arrangement;

(c)	Pivotal enters into a Proposed Agreement;

(d)	an Acquisition Proposal is publicly announced, proposed, offered or made to holders of Common Shares and is ultimately completed within 12 months after the date of the Arrangement Agreement; or

(e)	there has been a material breach by Pivotal of the non-solicitation provisions of the Arrangement Agreement.

Financing Agreement

Contemporaneously with the execution of the Arrangement Agreement on December 6, 2003, CDC Software and Pivotal entered into a break fee financing agreement (the “Financing Agreement”) pursuant to which Pivotal has received a $2 million loan from CDC bearing interest at the US prime rate, to be used by Pivotal to pay the $1.5 million break fee to the Oak Affiliates and certain other incremental transaction costs related to executing the Arrangement Agreement with CDC. The outstanding principal balance of the loan and interest thereon are payable on demand by CDC at any time after termination of the Arrangement Agreement. Notwithstanding the foregoing, the principal amount of such loan and interest owing thereon will be forgiven in the event that the Arrangement Agreement is terminated by Pivotal upon a breach of any representation, warranty, covenant or agreement on the part of CDC Software or CDC. The loan under the Financing Agreement is secured by a security interest ranking subordinate to Pivotal’s existing (or refinanced) credit facilities on: (i) all of Pivotal’s and its United States and Canadian subsidiaries’ cash; and (ii) all the issued and outstanding shares of capital stock of Pivotal’s United States and Canadian subsidiaries.

Transaction Mechanics

Treatment of Common Shares

A Pivotal Shareholder will be entitled to receive on or after the Effective Date the consideration payable to it in connection with the Arrangement only following receipt by the Depository of the certificates representing such holder’s Common Shares and the accompanying Letter(s) of Transmittal and Election Form(s).

The Depository will forward to all registered Pivotal Shareholders (other than members of the Acquisition Group) who, prior to the Effective Date, have deposited their properly completed and executed Letters of Transmittal, together with their Common Share certificates, the consideration payable to them as soon as reasonably practicable on or after the Effective Date. The Depository will forward to Pivotal Shareholders (other than members of the Acquisition Group) who, after the Effective Date, have deposited their properly completed and executed Letters of Transmittal, together with their Common Share certificates, the consideration payable to them as soon as reasonably practicable following the receipt by the Depository of such Letters of Transmittal and Election Forms and Common Share certificates. Please refer to the discussion under the heading “Elections, Deposits and Transmittal” for further information respecting the Letter of Transmittal and Election Form.

If the Arrangement is not completed, any Common Share certificates and Letters of Transmittal and Election Forms delivered to the Depository by a Pivotal Shareholder will be promptly returned to such Pivotal Shareholder.

Pivotal Shareholders who do not forward to the Depository properly completed and executed Letters of Transmittal, together with their Common Share certificates, will not receive the consideration to which they are otherwise entitled under the Arrangement until proper tender is made. At and after the Effective Time on the Effective Date, certificates formerly representing Common Shares shall represent only the right to receive payment therefor in accordance with the Plan of Arrangement.

Treatment of Options and Employee Share Purchase Plan Interests

As permitted under the Option Plans, the Pivotal Board has given notice to the holders of all Options that all unexercised Options, whether vested or unvested, with an exercise price of $2.00 or more will expire and terminate on the Effective Date. All In-The-Money Options will be exchanged for economically equivalent options to acquire CDC Shares. See “Proceedings of the Special Committee — Treatment of Options”.

As the number of Common Shares reserved for Pivotal’s employee share purchase plan (the “ESPP”) was insufficient to satisfy all unfilled purchase requirements as of December 31, 2003, pursuant to the terms of the ESPP, effective December 31, 2003 all available Common Shares reserved for the ESPP were distributed pro rata among participants, any accrued payroll deductions not used to purchase Common Shares were returned to participants and the ESPP was automatically terminated.

Court Approval

An arrangement under the BCCA requires Court approval. Prior to the mailing of this Information Circular, Pivotal obtained the Interim Order providing for the calling and holding of the Meeting and other procedural matters. As set out in the Interim Order, the hearing in respect of the Final Order is scheduled to take place at 9:45 a.m. (Vancouver time) on February 24, 2004 or as soon thereafter as is practicable, subject to the approval of the Arrangement by the Pivotal Shareholders and Optionholders at the Meeting and subject to other terms of the Arrangement Agreement. The Interim Order and Petition and the Notice of Hearing of Petition are attached as Exhibits “C” and “D”, respectively to this Information Circular.

Any Pivotal Shareholder or Optionholder or other interested party who wishes to participate or be represented at the hearing may do so, subject to filing with the Court and serving on Pivotal, an appearance on or before 4:00 p.m. (Vancouver time) on February 23, 2004, together with any evidence or materials which are to be presented to the Court. Service of such appearance and evidence or materials must be effected by service upon the solicitors for Pivotal, Borden Ladner Gervais LLP at 1200 – 200 Burrard Street, Vancouver, British Columbia, V7X 1T2 (Attention: Stephen Antle).

The authority of the Court is very broad under the BCCA. Pivotal has been advised by counsel that the Court will consider, among other things, the fairness of the Arrangement. The Court may approve the Arrangement either as proposed or as amended in any manner that the Court may direct. However, it is a condition to completion of the Arrangement that the Final Order be satisfactory in form and substance to each of Pivotal and Acquisitionco.

Expenses

The fees, costs and expenses of Pivotal in connection with the Arrangement including, without limitation, financial advisors’ fees, break fee, filing fees, legal and accounting fees, and printing and mailing costs, are estimated to be approximately $4.7 million. The parties have agreed that all out-of-pocket third-party expenses incurred in connection with the Arrangement will be paid by the party incurring such expenses.

Source of Funds for Payment

The funds required to effect payment to Pivotal Shareholders under the Arrangement, in the event that the Cash Option is elected in respect of all outstanding Common Shares, will be approximately $53.25 million. All funds will be paid by CDC and there is no financing condition in favour of CDC contained in the Arrangement Agreement.

Prospectus and Registration Exemptions and Resale of CDC Shares

United States

The CDC Shares to be issued to Pivotal Shareholders who elect the Cash and Share Option and the CDC Options to be exchanged for In-the-Money Options held by Optionholders will not be registered under the US Securities Act. The CDC Shares will be issued, and the CDC Options will be issued in exchange for In-the-Money Options, in reliance upon the exemption from registration provided by Section 3(a)(10) of the US Securities Act. Section 3(a)(10) exempts securities issued in exchange for one or more outstanding securities from the general requirement of registration where the terms and conditions of the issuance and exchange of such securities have been approved by any court of competent jurisdiction, after a hearing upon the fairness of the terms and conditions of the issuance and exchange at which all persons to whom the securities will be issued have the right to appear. The Supreme Court of British Columbia is authorized to conduct a hearing at which the fairness of the terms and conditions of the Arrangement will be considered. The Court entered the Interim Order on January 20, 2004 and, subject to the approval of the arrangement by Pivotal security holders, a hearing on the Arrangement will be held on February 24, 2004 by the Court. See “—Court Approval.”

The CDC Shares will be freely transferable under US federal securities laws, except by persons who are affiliates of Pivotal or CDC prior to the Arrangement or affiliates of CDC after the Arrangement. CDC Shares held by such affiliates may be resold in compliance with the resale provisions of Rule 145(d)(1), (2), or (3) under the US Securities Act or as otherwise permitted under the US Securities Act. Rule 145(d)(1) generally provides that such affiliates may not sell CDC Shares received pursuant to the Arrangement unless pursuant to an effective registration statement or in accordance with the volume, current public information and manner of sale limitations of Rule 144. These limitations generally require that any sales made by an affiliate in any three-month period not exceed the greater of one percent of the outstanding shares of CDC or the average weekly trading volume over the four calendar weeks preceding the placement of the sell order and that sales be made in unsolicited, open market “broker transactions” at times when certain information specified by the Rule is publicly available with respect to CDC. Rules 145(d)(2) and (3) generally provide that these limitations lapse for nonaffiliates of CDC after a period of one or two years, depending upon whether information continues to be publicly available with respect to CDC.

Persons who may be deemed to be affiliates of an issuer generally include individuals or entities that control, are controlled by, or are under common control with, the issuer, and generally include executive officers and directors of the issuer as well as principal shareholders of the issuer.

CDC intends to register under the US Securities Act on Form S-8 the CDC Shares issuable upon exercise of CDC Options. CDC Shares issuable upon exercise of CDC Options may be sold without restrictions in the United States by holders of CDC Options (“CDC Optionholders”) who are not affiliates of CDC at the time. CDC Optionholders who are affiliates of CDC must comply with the volume, current public information and manner of sale limitations of Rule 144.

Canada

The CDC Shares to be issued to Pivotal Shareholders who elect the Cash and Share Option under the Arrangement will be “freely tradeable” by persons who are not “control persons” of CDC, provided that such trades are made through an exchange or market outside of Canada (such as Nasdaq) or, in certain circumstances, no unusual effort is made to prepare the market or create a demand for the CDC Shares being resold, no extraordinary commission or consideration is paid in respect of such trade and, if the selling shareholder is an insider or officer of CDC, he or she has no reasonable grounds to believe CDC is in default of applicable Canadian securities legislation.

Regulatory Matters

Pivotal has received exemptive relief from the appropriate securities regulatory authorities in Canada from certain disclosure requirements relating to the inclusion in this Information Circular (including Exhibits “G”, “H”, “I” and “J” hereto which are contained on the accompanying CD-ROM) of historical and pro forma financial statements of CDC and certain other entities, auditors’ reports and management’s discussion and analysis, which are prepared in accordance with or based on financial statements that are prepared in accordance with US GAAP and US GAAS. See “General Information — Notice to Canadian Shareholders and Optionholders”.

As a result of the Arrangement, and absent a ruling or order otherwise, CDC may become a reporting issuer in certain provinces of Canada. CDC may apply for a ruling or order from some or all of the securities regulatory authorities of such jurisdictions exempting it from automatically becoming a reporting issuer or to cease to be a reporting issuer. To the extent that CDC is a reporting issuer in any jurisdiction in Canada, it may be exempt, as a non-Canadian issuer, from statutory financial and other continuous and timely disclosure requirements and certain other requirements under applicable Canadian securities laws if certain conditions are met, including that CDC files with the relevant securities authorities in Canada copies of documents required to be filed with the SEC. Pivotal securityholders should be aware that these public disclosure documents will be prepared in accordance with the securities laws of the United States applicable to foreign private issuers and these requirements may differ from Canadian securities laws.

Risks Relating to CDC’s Proposed Acquisition of Pivotal

If a significant number of Pivotal Shareholders elect the Cash and Share Option in connection with the Arrangement, sales of a significant number of CDC Shares issued in such a transaction could cause a decline in the market price of the CDC Shares.

The Arrangement gives Pivotal Shareholders the option to elect to receive, for each Common Share, either:

•	$2.00 in cash; or

•	$2.14 comprised of $1.00 cash plus $1.14 of CDC Shares. The value of the CDC Shares will be determined using the average of the closing price of the CDC Shares on Nasdaq over the ten trading day period ending two trading days prior to the Effective Date.

Based upon approximately 26.6 million Pivotal shares outstanding as of January 20, 2004, and assuming that all Pivotal Shareholders elect the Cash and Share Option, CDC may issue up to approximately 2.66 million CDC Shares as a result of the proposed acquisition of Pivotal, based on the closing price of CDC Shares on Nasdaq on January 16, 2004 ($11.34).

U.S. holders of Pivotal Shares may be disinclined to own shares of a company that is classified as a passive foreign investment company, which subjects U.S. investors to adverse tax consequences. This could result in the sale of CDC Shares received upon consummation of the Arrangement. Sales of a significant number of CDC Shares, which could result if U.S. holders of Pivotal Shares are disinclined to own shares of a company that is classified as a passive foreign investment company or sell shares to generate funds to satisfy tax liabilities because the proposed acquisition will generally be taxable to Pivotal’s shareholders for U.S. federal income tax purposes, could adversely affect the market price for CDC Shares, particularly if a significant number of sales occur during a short period of time.

Pivotal has had a recent history of net losses, and there is no guarantee that we will realize anticipated synergies between Pivotal and CDC or that the combined entity will be profitable.

Pivotal has a recent history of net losses. In particular, Pivotal incurred net losses of $27.6 million in fiscal 2003, $95.9 million in fiscal 2002 and $32.5 million in fiscal 2001. For the three months ended September 30, 2003, Pivotal incurred a net loss of $3.0 million. While CDC expects that the combination of Pivotal and CDC will result in synergies, which in turn will result in improved financial performance at Pivotal, there is no guarantee that Pivotal will be profitable in the future.

If CDC is unable to take advantage of opportunities to market and sell Pivotal’s products and services to its customers, distribution channels and business partners in Asia, CDC may not realize some of the expected benefits of the proposed acquisition of Pivotal.

A significant anticipated benefit of the proposed acquisition of Pivotal is expanding Pivotal’s business in the Asia Pacific region by leveraging CDC’s local expertise and distribution channels. In particular, CDC believes Pivotal can cross-sell and market its customer relationship management applications and implementation services (an area in which CDC Software’s existing product offerings have limited functionality), in growth markets for such software in Asia where CDC Software has an established China presence. In the event that CDC’s traditional customers and business partners are not receptive to Pivotal’s products and services, CDC may not realize some of the expected benefits of the proposed acquisition, and both businesses may be harmed.

Failure to complete the proposed acquisition of Ross Systems could negatively impact CDC’s future businesses and operations and the trading price of CDC Shares.

Completion of the proposed acquisition of Ross Systems by CDC is subject to final approval by Ross Systems’ shareholders, as well as regulatory approval and satisfaction of a number of closing conditions. There can be no assurances that approval by Ross Systems’ shareholders or regulatory approval can be obtained, or the closing conditions will be satisfied or waived. If the transaction is not completed for any reason, CDC may be subject to a number of negative consequences, including the following:

•	benefits that CDC expects to realize from the transaction, such as the enhanced financial and competitive position of the combined company, would not be realized;

•	the price of CDC Shares may decline to the extent that the current market price reflects a market assumption that the proposed acquisition will be completed;

•	costs related to the proposed acquisition, such as legal, accounting and printing fees, must be paid even if the transaction is not completed; and

•	the diversion of management’s attention from the day-to-day business of CDC or integration of Pivotal during the period that the proposed acquisition is pending may make it difficult for CDC to regain its financial and market position if the proposed acquisition does not occur.

Completion of the Arrangement may be met with unfavourable reaction from either or both of Pivotal’s and CDC’s partners, customers or key employees.

While Pivotal and CDC have not received any notice from any current or prospective business partners, joint venture partners, service or equipment suppliers or customers, such third-parties may, in response to the announcement or completion of the proposed acquisition of Pivotal by CDC, have delayed or cancelled purchasing decisions or decisions relating to joint ventures, contracts or other business alliances. There can be no assurance that there will be no delay or cancellation by these parties in the future, any of which could have a material adverse effect on the business of either or both companies and the combined company following the Arrangement. In addition, key employees of both companies may feel that the proposed acquisition poses uncertainties that cause them to leave the company, which could also have a material adverse effect on the business of CDC, Pivotal and the combined company.

OTHER MATTERS

As of the date hereof, management of Pivotal is not aware of any other matter to come before the Meeting other than as set forth in the Notice of Meeting and this Information Circular.

INCOME TAX CONSIDERATIONS

Canadian Federal Income Tax Considerations

In the opinion of Borden Ladner Gervais LLP, tax counsel to Pivotal, the following is a summary as at the date hereof of the principal Canadian federal income tax considerations generally applicable to a Pivotal Shareholder other than a member of the Acquisition Group who, for purposes of the Tax Act, holds Common Shares as capital property and deals at arm’s length with, and is not affiliated with, Pivotal or Acquisitionco.

All references to Pivotal Shareholders under this heading “Canadian Federal Income Tax Considerations” and under the heading “Summary of Information Circular — Income Tax Considerations” are to the beneficial holders of such Common Shares only.

Common Shares will generally be considered to be held as capital property by a Pivotal Shareholder provided that the Pivotal Shareholder does not hold the Common Shares in the course of carrying on a business and has not acquired them in one or more transactions considered to be an adventure in the nature of trade. Certain Pivotal Shareholders resident in Canada whose Common Shares might not otherwise be considered capital property may make an irrevocable election in accordance with subsection 39(4) of the Tax Act to have the Common Shares and every “Canadian security” (as defined in the Tax Act) owned by such shareholder in the taxation year of the election and in all subsequent taxation years deemed to be capital property. Common Shares held by “financial institutions” (as defined for purposes of the mark-to-market rules in section 142.2 of the Tax Act), including banks, trust companies, credit unions, insurance companies, registered securities dealers and corporations controlled by one or more of the foregoing, will generally not be held as capital property and will be subject to special “mark-to-market rules”. This summary does not otherwise take into account the mark-to-market rules and shareholders that are “financial institutions” for the purposes of these rules should consult their own tax advisors. The portion of this summary under the heading “Holding and Disposing of CDC Shares” does not apply to a person to whom CDC would be a “foreign affiliate” as defined in the Tax Act.

This summary is based upon the provisions of the Tax Act in force on the date hereof and the regulations enacted pursuant thereto, all specific proposals to amend the Tax Act and the regulations publicly announced by or on behalf of the Minister of Finance (Canada) (the “Minister”) prior to the date hereof (the “Tax Proposals”) and counsel’s understanding of the current published administrative practices of the Canada Customs and Revenue Agency (the “CCRA”). No assurances can be given that the Tax Proposals will be enacted as proposed, if at all. This summary does not otherwise take into account or anticipate any changes in law, whether by legislative, governmental or judicial decision or actions, or changes in the administrative practices of CCRA, nor does it take into account or consider any provincial, territorial or foreign income tax considerations.

For purposes of the Tax Act, all amounts denominated in United States dollars relating to the acquisition, holding or disposing of Common Shares, United States Dollars or CDC Shares, including adjusted cost base, proceeds of disposition and any other amount received by a Pivotal Shareholder, must be converted to Canadian dollars based on the United States-Canadian dollar exchange rate applicable to the effective date of the related acquisition, disposition or recognition of income.

THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT EXHAUSTIVE OF ALL POSSIBLE CANADIAN FEDERAL INCOME TAX CONSIDERATIONS RELATED TO THE ARRANGEMENT OR TO THE OWNERSHIP OF CDC SHARES. THIS SUMMARY IS NOT INTENDED TO BE, NOR SHOULD IT BE CONSTRUED TO BE, LEGAL OR TAX ADVICE TO ANY PARTICULAR PIVOTAL SHAREHOLDER. ACCORDINGLY, PIVOTAL SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THEIR PARTICULAR CIRCUMSTANCES.

Pivotal Shareholders Resident in Canada

The following summary applies to a Pivotal Shareholder who, at all relevant times, for purposes of the Tax Act is or is deemed to be resident in Canada (a “Canadian Resident Shareholder”).

Disposition of Common Shares under the Arrangement: A Canadian Resident Shareholder who disposes of Common Shares to Acquisitionco for cash under the Cash Option will be considered to have disposed of each such share for proceeds of disposition equal to the Canadian dollar equivalent on the Effective Date of $2.00. A Canadian Resident Shareholder who disposes of Common Shares to Acquisitionco for cash and CDC Shares under the Cash and Share Option will be considered to have disposed of each such share for proceeds of disposition equal to the Canadian dollar equivalent on the Effective Date of $2.14. Such shareholders disposing of Common Shares under the Arrangement will realize a capital gain (or capital loss) to the extent that the shareholder’s total proceeds of disposition, net of any reasonable costs of disposition exceed (or are less than) the shareholder’s adjusted cost base of such Common Shares.

For dispositions of capital property by a Canadian Resident Shareholder, the Canadian Resident Shareholder will be required to include in income 50% of the amount of any capital gain (a “taxable capital gain”) and generally will be entitled to deduct 50% of the amount of any capital loss (an “allowable capital loss”) against taxable capital gains realized by such shareholder. Allowable capital losses in excess of taxable capital gains may be carried back and deducted in any of the three preceding years or carried forward and deducted in any following year against taxable capital gains realized in such year to the extent and under the circumstances described in the Tax Act.

If the Canadian Resident Shareholder is a corporation, the amount of any capital loss arising from a disposition of such shares may be reduced by the amount of dividends previously received or deemed to have been received by it on such shares to the extent and under circumstances prescribed by the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns such Common Shares or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns such Common Shares. Canadian Resident Shareholders to whom these rules may be relevant should consult their own tax advisors.

A Canadian Resident Shareholder that is throughout the relevant taxation year a “Canadian-controlled private corporation” (as defined in the Tax Act) may be liable to pay an additional refundable tax of 6-2/3% on its “aggregate investment income” for the year, which will include an amount in respect of taxable capital gains.

Capital gains realized by an individual or trust, other than certain specified trusts, may give rise to alternative minimum tax under the Tax Act.

Holding and Disposing of CDC Shares: The cost of CDC Shares acquired by a Canadian Resident Shareholder in exchange for a Common Share pursuant to the Cash and Share Option will be equal to the Canadian dollar equivalent on the Effective Date of $1.14, and such cost will be averaged with the adjusted cost base of all other CDC Shares held by the Canadian Resident Shareholder immediately prior to the exchange for the purpose of determining thereafter the adjusted cost base of each share of CDC Shares held by such shareholder.

A disposition or deemed disposition of CDC Shares by a Canadian Resident Shareholder will generally result in a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition exceed (or are exceeded by) the adjusted cost base to the Canadian Resident Shareholder of such CDC Shares immediately before the disposition. The tax treatment of capital gains and capital losses is discussed above under “Disposition of Common Shares under the Arrangement”.

Dividends, if any, received or deemed to be received by a Canadian Resident Shareholder on the CDC Shares will be required to be included in computing the Canadian Resident Shareholder’s income for the purposes of the Tax Act. Dividends or deemed dividends received by a Canadian Resident Shareholder who is an individual will not be subject to the gross-up and dividend tax credit rules generally applicable to taxable dividends received by a Canadian resident individual from taxable Canadian corporations. A Canadian Resident Shareholder that is a corporation generally will not be entitled to deduct the amount of such dividends in computing its taxable income. A Canadian Resident Shareholder that is a Canadian-controlled private corporation (as defined in the Tax Act) may be liable to pay an additional refundable tax of 6 2/3% on the dividends or deemed dividends.

The amount of dividends or deemed dividends, if any, on the CDC Shares will include non-resident withholding tax, if any, imposed in respect of the dividends. To the extent that withholding tax is imposed in respect of dividends or deemed dividends on the CDC Shares, the amount of such tax generally will be eligible for foreign tax credit or deduction treatment where applicable and subject to the detailed rules and limitations under the Tax Act.

On October 30, 2003, the Minister released revised Tax Proposals addressing the taxation of certain investments in non-resident entities called “foreign investment entities” applicable for taxation years commencing after 2002. As the Tax Proposals are currently drafted, generally, where a Canadian Resident Shareholder holds a “participating interest” (that is not an “exempt interest”) in an entity that constitutes a “foreign investment entity” at the entity’s taxation year-end, the Canadian Resident Shareholder generally will be required to take into account in computing income for such Canadian Resident Shareholder’s taxation year that includes such year-end (i) an amount determined as a prescribed percentage of the Canadian Resident Shareholder’s “designated cost” of such interest at the end of each month ending in the Canadian Resident Shareholder’s taxation year at which time the interest is held by such shareholder; (ii) in certain limited circumstances, any gains and losses accrued on such interest for the year; or (iii) in certain limited circumstances, a Canadian Resident Shareholder’s proportionate share of the foreign investment entity’s income (or loss) for the year calculated using Canadian tax rules. For purposes of these Tax Proposals, the CDC Shares will constitute a “participating interest”.

The determination of whether CDC is a foreign investment entity must be made on an annual basis at each of its taxation year-ends in which a Canadian Resident Shareholder holds CDC Shares and no assurances can be given that

CDC will not be a foreign investment entity at the end of its December 31, 2004 taxation year or at the end of any of its subsequent taxation years. Canadian Resident Shareholders acquiring CDC Shares pursuant to the Arrangement should consult their own tax advisors concerning these October 30, 2003 Tax Proposals.

Foreign Property Information Reporting: A Canadian Resident Shareholder that is a “specified Canadian entity” for a taxation year or a fiscal period and whose total cost amount of “specified foreign property”, including CDC Shares, at any time in the year or fiscal period exceeds Cdn$100,000 (as such terms are defined in the Tax Act) will be required to file an information return for the year or period disclosing prescribed information. Subject to certain exceptions, a Canadian Resident Shareholder in the year will generally be a specified Canadian entity. A Canadian Resident Shareholder should consult its own tax advisor to determine whether it must comply with these rules.

Qualified Investments and Foreign Property: Provided the CDC Shares are listed on a prescribed stock exchange (which currently includes Nasdaq), the CDC Shares will be qualified investments for trusts governed by registered retirement savings plans, registered education savings plans, registered retirement income funds and deferred profit sharing plans (collectively, “Registered Plans”), subject to the specific provisions of any particular plan. The CDC Shares will, however, constitute foreign property for purposes of the tax imposed under Part XI of the Tax Act on Registered Plans (other than registered education savings plans), registered pension plans and certain other persons exempt from tax under Part I of the Tax Act. Registered education savings plans are not subject to the foreign property rules.

Dissenting Pivotal Shareholders. A dissenting Canadian Resident Shareholder who receives a payment from Pivotal equal to the fair market value of its Common Shares as a result of the exercise of such shareholder’s Dissent Rights will be deemed to have received a taxable dividend equal to the amount by which the payment (other than an amount in respect of interest, if any, awarded by a court) exceeds the paid-up capital of such shares, except to the extent that, in the case of a corporation, such deemed dividend is included in the proceeds of disposition of the Common Shares pursuant to subsection 55(2) of the Tax Act. As of the date hereof, management of Pivotal believes that the paid-up capital of the Common Shares significantly exceeds $2.14.

Deemed dividends received by a dissenting Canadian Resident Shareholder who dissents from the Arrangement will be included in computing such dissenting Canadian Resident Shareholder’s income for purposes of the Tax Act. The gross-up and dividend tax credit rules normally applicable to taxable dividends paid by taxable Canadian corporations will apply to deemed dividends received by individuals. Subject to the potential application of subsection 55(2) of the Tax Act, deemed dividends received by a corporation will normally be deductible in computing taxable income. Certain corporations may be liable to pay a 33 1/3 % refundable tax under Part IV of the Tax Act on such deemed dividends.

Subsection 55(2) of the Tax Act provides that where a corporate shareholder is deemed to receive a dividend under the circumstances described above, all or part of such deemed dividend may be treated as proceeds of disposition of Common Shares and not as a dividend, for the purposes of computing a dissenting Canadian Resident Shareholder’s capital gain on the disposition of such shares. Dissenting Canadian Resident Shareholders that are corporations should consult their own tax advisors with respect to the potential application of these provisions.

A dissenting Canadian Resident Shareholder will also be considered to have disposed of its Common Shares for proceeds of disposition equal to the amount paid to such dissenting Canadian Resident Shareholder less an amount in respect of interest, if any, awarded by a court and the amount of any deemed dividend not included in the proceeds of disposition of Common Shares pursuant to subsection 55(2) of the Tax Act, thereby giving rise to a capital gain or capital loss to the dissenting Canadian Resident Shareholder calculated in accordance with the provisions of the Tax Act. The general tax treatment of capital gains and losses is discussed above under “Disposition of Common Shares under the Arrangement”.

Any interest awarded to a dissenting Canadian Resident Shareholder by a court will be included in the dissenting Canadian Resident Shareholder’s income for purposes of the Tax Act.

United States Currency: Proceeds from a subsequent disposition of United States currency may give rise to a further gain (or loss) under the Tax Act to the extent that the Canadian dollar has decreased (or increased) against the

United States dollar, from the Effective Date to the time of disposition of the United States dollar by the Canadian Resident Shareholder.

Pivotal Shareholders Not Resident in Canada

The following portion of the summary applies to a Pivotal Shareholder who, for purposes of the Tax Act has not been and will not be resident or deemed to be resident in Canada at any time while such Pivotal Shareholder has held Common Shares (a “Non-Resident Shareholder”) and, except as specifically discussed below, to whom such shares are not “taxable Canadian property” (as defined in the Tax Act). In addition, this portion of the summary does not apply to a non-resident that is an insurer carrying on business in Canada and elsewhere.

Generally, Common Shares will not be taxable Canadian property at a particular time provided that such shares are listed on a prescribed stock exchange (which exchanges currently include the TSX), the Pivotal Shareholder does not use or hold, and is not deemed to use or hold, the Common Shares in connection with carrying on a business in Canada and the Pivotal Shareholder, persons with whom such Pivotal Shareholder does not deal at arm’s length, or the Pivotal Shareholder together with such persons, has not owned 25% or more of the issued shares of any class or series of the capital stock of Pivotal at any time within five years preceding the particular time.

Disposition of Common Shares under the Arrangement. If Common Shares are or are deemed to be taxable Canadian property to a particular Non-Resident Shareholder, on the disposition or deemed disposition thereof, such Non-Resident Shareholder will realize a capital gain (or a capital loss) generally computed in the manner described above under “Pivotal Shareholders Resident in Canada”. Any such capital gain may be exempt from tax under the Tax Act under the terms of an income tax treaty between Canada and the country in which the Non-Resident Shareholder resides.

If the Common Shares are or are deemed to be taxable Canadian property and the disposition of such Common Shares by a Non-Resident Shareholder gives rise to a capital gain which is not exempt from Canadian tax under the terms of an applicable income tax treaty, the tax consequences as described above under the heading “Disposition of Common Shares under the Arrangement” generally will apply. Non-Resident Shareholders whose Common Shares are taxable Canadian property should consult their own tax advisors with respect to their particular circumstances.

Dissenting Non-Resident Shareholders. A Non-Resident Shareholder who exercises its Dissent Rights and receives a payment from Pivotal for its Common Shares as a result of the exercise of such shareholder’s Dissent Rights will be deemed to have received a taxable dividend equal to the amount by which the payment (other than an amount, if any, in respect of interest awarded by a court) exceeds the paid-up capital of such shares. As of the date hereof, management of Pivotal believes that the paid-up capital of the Common Shares significantly exceeds $2.14. A dissenting Non-Resident Shareholder will also be considered to have disposed of its Common Shares for proceeds of disposition equal to the amount paid to such dissenting Non-Resident Shareholder less an amount in respect of interest, if any, awarded by a court and the amount of any deemed dividend, except that no capital gain or loss will be realized on the disposition of such shareholder’s Common Shares for purposes of the Tax Act provided such Common Shares are not “taxable Canadian property” to such shareholder at the time of disposition. Dissenting Non-Resident Shareholders will be subject to withholding tax under the Tax Act in respect of deemed dividends and interest arising from the disposition of such shareholder’s Common Shares. The applicable withholding tax rate is 25% in respect of such amounts, although such rate may be reduced under the provisions of an applicable income tax treaty.

US Federal Income Tax Considerations

The following is a summary of the anticipated material US federal income tax consequences to US Holders (as defined below) arising from and relating to the Arrangement.

THIS SUMMARY IS FOR GENERAL INFORMATION PURPOSES ONLY AND DOES NOT PURPORT TO BE A COMPLETE ANALYSIS OR LISTING OF ALL POTENTIAL US FEDERAL INCOME TAX CONSEQUENCES THAT MAY APPLY TO A US HOLDER AS A RESULT OF THE ARRANGEMENT. THIS SUMMARY IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED AS, LEGAL OR

US FEDERAL INCOME TAX ADVICE WITH RESPECT TO ANY US HOLDER. ACCORDINGLY, US HOLDERS SHOULD CONSULT THEIR OWN FINANCIAL ADVISOR, LEGAL COUNSEL OR ACCOUNTANT REGARDING THE US FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE ARRANGEMENT.

Scope of this Disclosure

Authorities

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, published Internal Revenue Service (“IRS”) rulings, published administrative positions of the IRS and US court decisions that are applicable as of the date of this Information Circular. The Code, Treasury Regulations and judicial and IRS interpretations thereof may change at any time, however, and any such change could be retroactive to the date of this Information Circular. This summary does not consider or discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied, possibly on a retroactive basis, at any time.

US Holders

For purposes of this summary, a “US Holder” is a beneficial owner of Common Shares that, for US federal income tax purposes, is (a) a citizen or resident of the US, (b) a corporation, or other entity classified as a corporation for US federal income tax purposes, that is created or organized in or under the laws of the US or any state thereof, including the District of Columbia, (c) an estate if the income of such estate is subject to US federal income tax regardless of its source or (d) a trust if (i) such trust has validly elected to be treated as a US person for US federal income tax purposes or (ii) a US court is able to exercise primary supervision over the administration of such trust and one or more US persons (as defined in Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of such trust.

Non-US Holders

A “non-US Holder” is a beneficial owner of Common Shares other than a US Holder. This summary does not address the US federal income tax consequences of the Arrangement to non-US Holders. Accordingly, non-US Holders should consult their own financial advisor, legal counsel or accountant regarding the US federal, state, local and foreign tax consequences of the Arrangement and the potential application of any tax treaties.

Persons Subject to Special US Federal Income Tax Rules Not Addressed

This summary does not address the US federal income tax consequences of the Arrangement to persons (including US Holders) that are subject to special provisions under the Code, including the following persons: (a) persons that are tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax-deferred accounts; (b) persons that are financial institutions, insurance companies, real estate investment trusts, regulated investment companies, or brokers, dealers or traders in securities; (c) persons that have a “functional currency” other than the US dollar; (d) persons subject to the alternative minimum tax provisions of the Code; (e) persons that own Common Shares as part of a straddle, hedging, conversion transaction, constructive sale or other arrangement involving more than one position; (f) persons that acquired Common Shares through the exercise of employee stock options or otherwise as compensation for services; (g) persons that are partners of partnerships or that are owners of other entities classified as partnerships or “pass-through” entities for US federal income tax purposes; and (h) persons that own Common Shares other than as a capital asset within the meaning of Section 1221 of the Code. Persons that are subject to special provisions under the Code, including person described immediately above, should consult their own financial advisor, legal counsel or accountant regarding the US federal, state, local and foreign tax consequences of the Arrangement.

This summary also does not address the US federal income tax consequences of the Arrangement to Pivotal, Acquisitionco or CDC.

Particular Circumstances and Tax in Other Jurisdictions Not Addressed

This summary does not take into account the particular facts and circumstances, with respect to US federal income tax issues, of any particular US Holder. This summary also does not address US state or local tax consequences, or the tax consequences in jurisdictions other than the US, of the Arrangement to US Holders. Each US Holder should consult their own financial advisor, legal counsel or accountant regarding the US federal, state, local and foreign tax consequences of the Arrangement.

Treaty Application to Certain Persons

US Holders who do not maintain a substantial presence, permanent home or habitual abode in the US, or whose personal and economic relations are not closer to the US than to any other country (other than Canada), may be unable to benefit from the provisions of the Convention Between the United States of America and Canada with Respect to Taxes on Income and on Capital, signed September 26, 1980, as amended (the “Canada-US Tax Convention”). US Holders described immediately above should consult their own financial advisor, legal counsel or accountant regarding the availability of benefits under the Canada-US Tax Convention.

Transactions Not Addressed

This summary does not address the US federal income tax consequences to US Holders of transactions entered into prior to, concurrently with or subsequent to the Arrangement (regardless of whether any such transaction is undertaken in connection with the Arrangement), including, but not limited to, the following transactions: (a) any exercise of any stock option, warrant or other right to acquire Common Shares, (b) any conversion into Common Shares of any notes, debentures or other debt instruments of Pivotal, (c) any conversion of one class of shares of Pivotal into a different class of shares of Pivotal or (d) any transaction in which Common Shares are acquired.

Assumptions Regarding Pivotal

This summary is based on certain factual assumptions with respect to the business activities, assets and shareholders of Pivotal, including the following: (a) Pivotal has never been, and will not be immediately prior to Arrangement, (i) a “controlled foreign corporation” (as defined in Section 957(a) of the Code), (ii) a “foreign investment company” (as defined in Section 1246(b) of the Code) or (iii) a “foreign personal holding company” (as defined in Section 552 of the Code); and (b) Pivotal was not for its 1999 fiscal year, has not been for any subsequent fiscal year and will not be immediately prior to the Arrangement a “passive foreign investment company” (as defined in Section 1297 of the Code).

If any one or more of such factual assumptions proves to be untrue or inaccurate, the positions taken in this summary may not apply, and the actual US federal income tax consequences of the Arrangement to US Holders may be materially different than the US federal income tax consequences discussed in this summary.

US Federal Income Tax Consequences to US Holders

US Holders That Transfer Common Shares to Acquisitionco for Cash or Stock and Cash

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a US Holder that transfers Common Shares to Acquisitionco in exchange for cash or common shares of CDC and cash pursuant to the Arrangement generally will recognize gain or loss in an amount equal to the difference, if any, between (a) the amount of cash received or the sum of the fair market value of the common shares of CDC and amount of cash received by such US Holder from CDC and (b) such US Holder’s tax basis in the Common Shares transferred to Acquisitionco. Subject to the PFIC rules discussed below, such gain or loss recognized generally will be capital gain or loss, which will be long-term capital gain or loss if the US Holder’s holding period for the Common Shares is more than one year. (See “Passive Foreign Investment Company Rules” below). Such gain generally will be US source gain for purposes of applying the foreign tax credit rules, unless such gain is subject to tax in Canada and is resourced as foreign source gain under the provisions of the Canada-US Tax Convention. (See “Foreign Tax Credits for Canadian Taxes Paid or Withheld” below). With respect to CDC Shares received, a US Holder will obtain a basis in such CDC Shares equal to their fair market value at time of receipt and obtain a holding period in such CDC Shares which begins on the day after receipt.

Preferential US federal income tax rates apply to long-term capital gains of US Holders other than corporations. There are currently no preferential US federal income tax rates for long-term capital gains of US Holders that are corporations. Deductions for capital losses are subject to significant limitations. For US Holders other than corporations, an unused net capital loss may be carried over to be used in later tax years, until such net capital loss is thereby exhausted. For US Holders that are corporations (other than corporations subject to Subchapter S of the Code), an unused net capital loss may be carried back three years from the loss year and carried forward five years from the loss year, to be offset against capital gains until such net capital loss is thereby exhausted.

Passive Foreign Investment Company Rules

The rules discussed in this summary regarding the timing and character of gain or loss recognized by a US Holder pursuant to the Arrangement generally will not apply if Pivotal qualified as a PFIC at any time during a US Holder’s holding period for the Common Shares. (See “US Holders that Transfer Common Shares to Acquisitionco for Cash” above and “US Holders That Exercise the Dissent Rights” below).

Section 1297 of the Code defines a PFIC as a corporation that is not formed in the US if, for any taxable year, either (a) 75% or more of its gross income is “passive income” or (b) the average percentage, by fair market value (or, if the corporation is not publicly traded and either is a controlled foreign corporation, as defined in Section 957(a) of the Code, or makes an election, by adjusted tax basis), of its assets that produce or are held for the production of “passive income” is 50% or more. “Passive income” includes, for example, dividends, interest, certain rents and royalties, certain gains from the sale of stock and securities, and certain gains from commodities transactions. However, gains resulting from commodities transactions generally are excluded from the definition of passive income if “substantially all” of a merchant’s, producer’s or handler’s business is as an active merchant, producer or handler of such commodities.

For purposes of applying the PFIC income test and assets test, if a foreign corporation owns, directly or indirectly, at least 25% by value of the stock of another corporation, such foreign corporation will be treated as if it (a) held a proportionate share of the assets of such other corporation, and (b) received directly a proportionate share of the income of such other corporation. In addition, for purposes of applying the PFIC income test and asset test, “passive income” does not include any interest, dividends, rents or royalties that are received or accrued from a “related” person to the extent that such item is properly allocable to the income of such related person that is not passive income. A person is “related” to a foreign corporation if such person controls the foreign corporation, if such person is controlled by the foreign corporation or if such person is controlled by the same persons that control the foreign corporation. For these purposes, “control” means ownership, directly or indirectly, of stock possessing more than 50% of the total voting power of all classes of stock entitled to vote or of the total value of stock of a corporation.

If Pivotal qualified as a PFIC at any time during a US Holder’s holding period for the Common Shares, such US Holder would be required to pro rate all gains recognized on the disposition of the Common Shares over such US Holder’s entire holding period for the Common Shares. Any gains allocated to prior years in the US Holder’s holding period for the Common Shares (other than years prior to the first taxable year of Pivotal during such US Holder’s holding period and beginning after January 1, 1987 for which Pivotal was a PFIC) would be subject to US federal income tax at the highest tax rate applicable to ordinary income in each such prior year. A US Holder would be liable for interest on the resulting US federal income tax liability for each such prior year, calculated as if such tax liability had been due with respect to each such prior year. A US Holder that is not a corporation would be required to treat this interest charge as “personal interest,” which is not deductible. The balance of the gain recognized by the US Holder would be treated as ordinary income in the year of the disposition of the Common Shares, and no interest charge would be incurred with respect to such gain.

If a US Holder made a timely election to treat Pivotal as a qualified electing fund (a “QEF”) the rules discussed immediately above generally would not apply to the disposition of such US Holder’s Common Shares. However, because certain requirements with respect to the QEF election have not been and will not be satisfied, a US Holder may not elect to treat Pivotal as a QEF. In addition, if a US Holder made a “mark-to-market election” with respect to Pivotal, the rules discussed immediately above generally would not apply to the disposition of such US Holder’s Common Shares.

Pivotal believes that it did not qualify as a PFIC for its 1999 fiscal year, did not qualify as a PFIC in subsequent fiscal years and will not qualify as a PFIC immediately prior to Arrangement. However, it is possible that Pivotal qualified as a PFIC for fiscal years prior to its 1999 fiscal year. The PFIC rules are very complicated, and US Holders should consult their own financial advisor, legal counsel or accountant regarding the PFIC rules and the application of the PFIC rules to the Arrangement.

US Holders That Exercise the Dissent Rights

Subject to the PFIC rules discussed above, a US Holder that exercises the Dissent Rights and is paid the fair market value of such US Holder’s Common Shares in cash by Pivotal generally will recognize gain or loss in an amount equal to the difference, if any, between (a) the amount of cash received by such US Holder from Pivotal (other than amounts, if any, that are treated as interest for US federal income tax purposes) and (b) such US Holder’s tax basis in the Common Shares transferred to Pivotal. Subject to the PFIC rules discussed above, such gain or loss recognized generally will be capital gain or loss, and will be long-term capital gain or loss if the US Holder’s holding period for the Common Shares is more than one year. (See “Passive Foreign Investment Company Rules” above). Such gain generally will be US source gain for purposes of applying the foreign tax credit rules, unless such gain is subject to tax in Canada and is resourced as foreign source gain under the provisions of the Canada-US Tax Convention. (See “Foreign Tax Credits for Canadian Taxes Paid or Withheld” below). Any amounts received by a US Holder upon exercise of the Dissent Rights that are properly treated as interest for US federal income tax purposes will be taxed as ordinary income.

Preferential US federal income tax rates apply to long-term capital gains of US Holders other than corporations. There are currently no preferential US federal income tax rates for long-term capital gains of US Holders that are corporations. Deductions for capital losses are subject to significant limitations. For US Holders other than corporations, an unused capital loss may be carried over to be used in later tax years, until such net capital loss is thereby exhausted. For US Holders that are corporations (other than corporations subject to Subchapter S of the Code), an unused capital loss may be carried back three years from the loss year and carried forward five years from the loss year, to be offset against capital gains until such net capital loss is thereby exhausted.

Foreign Tax Credits for Canadian Taxes Paid or Withheld

A US Holder that pays (whether directly or through withholding) Canadian income tax in connection with the Arrangement may be entitled, at the election of such US Holder, to receive either a deduction or a credit for US federal income tax purposes. However, a US Holder may not be entitled to a deduction or credit for US federal income tax purposes with respect to any Canadian income tax withheld on a “deemed dividend” arising in connection with the exercise of the Dissent Rights (See “Canadian Federal Income Tax Considerations—Pivotal Shareholders Not Resident in Canada—Dissenting Non-Resident Shareholders” above).

There are significant and complex limitations that apply to the foreign tax credit, among which is the general limitation that the credit cannot exceed the proportionate share of the US Holder’s US federal income tax liability that such US Holder’s “foreign source” taxable income bears to such US Holder’s worldwide taxable income. In applying this limitation, a US Holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “US source.” In addition, this limitation is calculated separately with respect to specific categories of income (including “passive income,” high withholding tax interest,” “financial services income,” “shipping income,” and certain other categories of income). The foreign tax credit rules are very complicated, and US Holders should consult their own financial advisor, legal counsel or accountant regarding the foreign tax credit rules and the application of the foreign tax credit rules to the Arrangement.

Information Reporting and Backup Withholding Requirements

Certain information reporting and backup withholding rules may apply with respect to dividends paid on, or the proceeds arising from the sale, redemption or other disposition of, the Common Shares. Payments of cash received by a US Holder pursuant to the Arrangement generally will be subject to information reporting and backup withholding, at the rate of 28%, if such US Holder (a) fails to furnish its correct US taxpayer identification number (generally on Form W-9), (b) furnishes an incorrect US taxpayer identification number, (c) is notified by the IRS that such US Holder has previously failed to properly report items subject to backup withholding or (d) fails to certify, under penalty of perjury, that such US Holder has furnished its correct US taxpayer identification number and that the IRS has not notified such US Holder that it is subject to backup withholding. However, US Holders that are corporations generally are excluded from these information reporting and backup withholding rules. Any amounts withheld under the US backup withholding tax rules will be allowed as a credit against the US Holder’s US federal income tax liability, if any, or will be refunded, if required information is furnished to the IRS. US Holders should consult their own financial advisor, legal counsel or accountant regarding the information reporting and backup withholding rules, and the application of the information reporting and backup withholding rules to the Arrangement.

No Legal Opinion or IRS Ruling

No legal opinion from US legal counsel or ruling from the IRS has been requested, or will be obtained, regarding the US federal income tax consequences of the Arrangement to US Holders. This summary is not binding on the IRS, and the IRS is not precluded from taking a position that is different from, and contrary to, the positions taken in this summary. In addition, because the Code, Treasury Regulations and judicial and IRS interpretations thereof are subject to various interpretations, the IRS and the US courts could disagree with the positions taken in this summary.

US Federal Income Tax Consequences of Ownership and Disposition of CDC Shares

The following is a discussion of the material US federal income tax considerations related to the ownership and disposition by US Holders of CDC Shares.

Passive Foreign Investment Company Rules

Special US federal income tax rules apply to US Holders of shares of a foreign corporation that is classified as a “passive foreign investment company,” or PFIC, under Section 1297 of the Code. Based on an analysis of its income and assets for the year 2002 and 2003, CDC believes that it was a PFIC during 2002 and 2003. PFIC status depends upon the composition of income and assets and the market value of assets from time to time, which may be especially volatile in a technology-related enterprise. Therefore, there can be no assurance that CDC is not, or will not be classified as a PFIC in the future. CDC’s substantial investment in associated companies’ securities and other “passive assets” result in a risk that CDC is a PFIC or could become a PFIC in the future. If CDC is classified as a PFIC, then shareholders who are US persons under US tax laws would be subject to unfavourable tax rules.

PFIC Status. CDC will be a PFIC with respect to a US Holder if, for any taxable year in which the holder owns common shares, at least 75% of CDC’s gross income for such taxable year is passive income or at least 50% of CDC’s assets, measured by value on a quarterly average basis, produce or are held for the production of passive income. For this purpose, passive income generally includes dividends, interest, rents, royalties (other than certain rents and royalties derived in the active conduct of a trade or business), annuities, gains from assets that produce passive income, net income from notional principal contracts and certain payments with respect to securities loans. If CDC owns, directly or indirectly, at least 25% by value of the stock of another corporation, it will be treated as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income.

Taxation of Excess Distributions (Including Gain on Sale of CDC Shares). Subject to the discussion of the qualified electing fund, or QEF election and the mark-to-market election below, if CDC were a PFIC for any taxable year during which a US Holder holds CDC Shares, the US Holder would be subject to special tax rules, regardless of whether CDC ceased to be a PFIC in a subsequent year, with respect to any excess distributions and any gain from the sale or disposition (including an indirect disposition, such as a pledge) of its CDC Shares. An excess distribution is the amount of any distribution by CDC to a US Holder, possibly including any return of capital distributions, received by the holder in a taxable year, that is greater than 125% of the average annual distributions received by the holder in the three preceding taxable years, or the holder’s holding period for the CDC Shares, if shorter. An excess distribution includes gain from the sale or other disposition of shares in a PFIC.

Under the special tax rules above, any excess distribution, including any gain from a subsequent sale or other disposition of CDC Shares, would be allocated rateably over the US Holder’s holding period. The amount allocated to the current taxable year and any taxable year prior to the first taxable year in which CDC was a PFIC during the holder’s holding period would be treated as ordinary income in the year in which the excess distribution occurs. The amount allocated to each other year would be taxed as ordinary income at the highest tax rate in effect for that year and the interest charge applicable to underpayments of tax for such year would be imposed on the resulting tax attributable to such year.

If CDC is a PFIC in any year, US Holders will be required to make an annual return on IRS Form 8621 regarding distributions received with respect to the CDC Shares and any gain realized on the sale or other disposition of such shares.

QEF Election. As an alternative to the special excess distribution rules above, a US Holder can make a QEF election to include annually its pro rata share of a PFIC’s ordinary earnings and net capital gain currently in income each year, regardless of whether or not dividend distributions are actually made. This means a US Holder could have a tax liability attributable to the earnings or gain without a corresponding receipt of cash. The US Holder’s basis in the common shares will be increased to reflect the amount of the taxed but undistributed income. Distributions of income that had previously been taxed will result in a corresponding reduction of basis in the common shares and will not be taxed again as a distribution to the US Holder. Each US Holder who desires QEF treatment must individually make a QEF election with a timely filed US federal income tax return for the year in question.

If a US Holder makes a QEF election with respect to stock of a foreign corporation in the first year in which the foreign corporation is a PFIC during such holder’s holding period, then the US Holder will not be subject to the special rules discussed above regarding the treatment of excess distributions and gain from the sale or other disposition of PFIC stock. Such a PFIC is referred to as a “pedigreed QEF” with respect to such electing US Holder. If a US Holder makes a QEF election in a year after the first year in which the foreign corporation is a PFIC during such holder’s holding period, then the US Holder will remain subject to the special excess distribution rules discussed above, subject to certain modifications to account for any year during which the holder’s QEF election is in effect. Such a PFIC is referred to as “unpedigreed QEF.” A US Holder may make a special “deemed sale” election in conjunction with the QEF election under which it would be treated as if it sold its PFIC shares in a taxable transaction as of the effective date of the election. A US Holder that makes such an election will thereafter be treated as owning a pedigreed QEF. However, any gain recognized on the deemed sale would be treated as an excess distribution subject to the special excess distribution rules discussed above and thus would be taxed at ordinary income rates.

If CDC is a pedigreed QEF with respect to an electing US Holder, then excess distributions (including sales proceeds) received by the holder with respect to those shares would not be subject to the special excess distribution rules discussed above, and a subsequent sale or other disposition by the holder of those shares would generally result in capital gain or loss. If CDC is instead an unpedigreed QEF with respect to an electing US Holder, distributions and gain from a subsequent sale or other disposition of the holder’s shares would be subject to the special excess distribution rules discussed above (subject to certain modifications to account for any year during which the holder’s QEF election is in effect) and no portion of any gain on the subsequent sale or other disposition of such shares would be treated as capital gain.

US Holders that receive CDC Shares in the Arrangement will have a holding period with respect to such shares that begins the day after the closing of the Arrangement, and thus, if a timely QEF election is made with respect to such CDC Shares for the year of the Arrangement (and the holder owns no other CDC Shares), CDC should be treated as a pedigreed QEF with respect to such electing holder as long as the holder complies with the QEF election requirements.

To make a QEF election a US Holder will need to obtain an annual information statement from the PFIC setting forth the earnings and capital gains for the year. As a PFIC, CDC would supply the PFIC annual information statement to any shareholder or former shareholder who requests it. In general, a US Holder must make a QEF election on or before the due date for filing its income tax return for the first year to which the QEF election will apply (as discussed above). A US Holder will be permitted to make a retroactive election in particular circumstances, including if the US Holder had a reasonable belief that the foreign corporation was not a PFIC and filed a protective election.

Although CDC generally will be treated as a PFIC as to any US Holder if it is a PFIC for any year during a US Holder’s holding period, if CDC ceases to satisfy the requirements for PFIC classification in a future year, a US Holder may avoid such classification for such future year and subsequent years if (1) CDC is a pedigreed QEF with respect to the US

Holder, or (2) the holder elects to recognize gain based on the realized appreciation in the CDC Shares through the close of the last tax year in which CDC was classified as a PFIC. Any gain recognized as a result of such election would be treated as ordinary income and possibly subject to an interest charge.

PIVOTAL SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO WHETHER TO MAKE A QEF ELECTION OR A PROTECTIVE ELECTION AND AS TO THE TAX CONSEQUENCES OF THE QEF OR PROTECTIVE ELECTION TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

Mark-to-Market Election. As a second alternative to the special excess distribution rules discussed above, a US Holder may elect to treat its CDC Shares that constitute marketable stock as if those shares were sold and immediately repurchased by the US Holder at the close of each taxable year, known as a “mark-to-market election.” CDC expects that the CDC Shares will be marketable within the meaning of the applicable US Treasury regulations.

If the mark-to-market election is made, the electing US Holder would be required to include as ordinary income in any taxable year for which the election is in effect an amount equal to the excess, if any, of the fair market value of its CDC Shares at the close of such year over the holder’s adjusted basis in the shares. For each taxable year for which the election is in effect, the US Holder would be allowed an ordinary deduction in an amount equal to the excess, if any, of the holder’s adjusted basis over the fair market value of its CDC Shares at the close of such year, up to the amount of any prior income inclusions attributable to the election that have not previously been taken into account in calculating allowable deductions. The US Holder’s basis in its shares would be increased by the amount of any ordinary income, and reduced by the amount of any deduction, attributable to the mark-to-market election.

In the case of a sale or other disposition of CDC Shares as to which a mark-to-market election is in effect, any gain realized on the sale or other disposition would be treated as ordinary income. Any loss realized on the sale or other disposition would be treated as an ordinary deduction, up to the amount of any prior income inclusions attributable to the mark-to-market election that have not previously been taken into account in calculating allowable deductions, and as a capital loss to the extent of any excess.

PIVOTAL SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO WHETHER TO MAKE A MARK-TO-MARKET ELECTION AND AS TO THE TAX CONSEQUENCES OF SUCH ELECTION TO THEM IN THEIR PARTICULAR CIRCUMSTANCES.

CDC has made its 2002 PFIC annual information statement and other PFIC-related information available under a link entitled “PFIC” on its corporate website which may be accessed at http://www.corp.china.com/. Information contained on the website does not constitute a part of this registration statement.

Dividends

Subject to the discussion in “Passive Foreign Investment Company Rules” above, in the event that a US Holder receives a distribution with respect to its CDC Shares, other than pro rata distributions of CDC Shares or rights with respect to such shares, the US Holder will be required to include the distribution in gross income as a taxable dividend to the extent such distribution is paid from current or accumulated earnings and profits as determined for US federal income tax purposes. Distributions in excess of CDC’s current and accumulated earnings and profits will first be treated as a nontaxable return on capital to the extent of the US Holder’s basis in the common shares and thereafter as gain from the sale or exchange of a capital asset. Dividends paid by CDC will not be eligible for the corporate dividends received deduction. In addition, dividends paid by CDC at a time when it is classified as a PFIC will not be eligible for recently enacted, capital gains rates applicable to “qualified dividends.” The amount of any distribution of property other than cash will be the fair market value of such property on the date of distribution.

Dispositions

Subject to the discussion in “Passive Foreign Investment Company Rules” above, gain or loss realized by a US Holder on the sale or other disposition of the CDC Shares will be subject to US federal income tax as capital gain or loss in an amount equal to the difference between the amount realized on the disposition and that holder’s tax basis in such shares. Such capital gain or loss will be long-term capital gain or loss if the US Holder’s holding period for the shares exceeds one year at the time of the sale or exchange. Under recently enacted legislation, the maximum rate of tax on long term capital gain is generally reduced to 15% for taxpayers other than corporations. The deductibility of capital losses is subject to certain limitations.

Information Reporting and Backup Withholding

Information reporting and backup withholding with respect to dividends and proceeds from the sale or disposition of CDC Shares may be required unless the US Holder provides proof of an applicable exemption or a valid taxpayer identification number and otherwise complies with applicable backup withholding rules. Any amount withheld under backup withholding rules is not an additional tax and may be refunded or credited against the holder’s federal income tax liability as long as the requisite information is timely furnished to the IRS.

INFORMATION RELATING TO THE ACQUISITION GROUP

chinadotcom corporation

Unless otherwise indicated, the following information relating to CDC and CDC Software, including the Exhibits to this Information Circular (which includes those Exhibits on the accompanying CD-ROM), has been taken from or is based upon publicly available documents and records on file with the SEC, Nasdaq and other public sources or has been provided by CDC for inclusion in this Information Circular. Although Pivotal has no knowledge that would indicate that any statements contained herein taken from, or based on, such documents and records or information provided by CDC or CDC Software are untrue or incomplete, Pivotal assumes no responsibility for the accuracy of the information contained in such documents, records or information or for any failure by CDC to disclose events which may have occurred or may affect the significance or accuracy of any such information but which are unknown to Pivotal. Securityholders should be aware that these public disclosure documents of CDC have been filed in accordance with the securities laws of the United States and these requirements may differ from Canadian securities laws. As well, financial statements included in Exhibits “G”, “H” and “I” to this Information Circular (contained on the accompanying CD-ROM) have been prepared in accordance with US GAAP and may not be comparable to financial statements of Canadian companies.

General

CDC was incorporated in June 1997 as a company limited by shares under the Companies Law of the Cayman Islands (the “Companies Law”) under the name “China Information Infrastructure Limited”. In July 1998, CDC changed its name to China.com Corporation. In April 2000, CDC changed its name to chinadotcom corporation.

CDC’s principal executive offices are located at 34/F Citicorp Centre, 18 Whitfield Road, Causeway Bay, Hong Kong. CDC’s contact telephone number in Hong Kong is (852) 2893-8200 and in the United States is (212) 661-2160.

Business

CDC is a leading integrated enterprise solutions company offering software services and outsourcing, technology, marketing and media services and content for companies and end-users throughout Greater China and the Asia-Pacific region, the United States and the United Kingdom. The companies under the CDC group have extensive experience in several industry groups including finance, travel, telecom and manufacturing, and in key business areas, including e-business strategy, packaged software implementation, precision marketing, supply chain management and mobile applications. CDC leverages this expertise with alliances and partnerships to provide innovative client solutions.

CDC established a separate software unit under the name “CDC Software Holdings Limited” (“CDC Software Holdings”), in 2002 as part of a strategy to move up the value curve in the software services and products area. CDC Software Holdings focuses on building CDC’s intellectual property asset base, establishing partnerships with software vendors and broadening CDC’s overall software product offerings in the area of enterprise solutions and integration. CDC Software Holdings currently has over 1,000 installations and 600 customers in the Asia-Pacific region. By integrating its software services and products with its e-business Solutions services, mobile application services and media assets network, CDC offers a comprehensive suite of software and Internet-based products, services and solutions to a diverse clientele of Web-based and other enterprises, Internet users and mobile Short Messaging System (“SMS”) and application users.

CDC has also invested in internet and related technology and software companies in the Pan-Asian region and the United States that CDC believes add value and depth to its business. CDC plans to manage its investments actively to enhance its strategic relationships with partners in new technology areas and provide original content for its media assets. In addition, during 2002 CDC completed the purchase of three internet domain names, or Universal Resources Locators (“URLs”), www.china.com, www.hongkong.com and www.taiwan.com, and related intellectual property rights, which CDC considers fundamental to the core foundation of its overall operations.

CDC believes that its synergistic, multiple business-line structure, in tandem with its geographical diversity across ten markets in the Asia-Pacific region as well as the United States and the United Kingdom, has enabled CDC to better weather the volatile economic and market turbulence of the past three years. Despite significant restructuring and downsizing during 2001 and 2002, CDC has maintained its overall scope of services in all areas with the exception of the online network advertising business, which by the end of 2002 had been reduced to the South Korean market.

Recent Developments

In July 2003, CDC and America Online, Inc. reached a settlement involving the release of claims between the two companies and their affiliates. The companies also agreed to cancel two warrants to acquire up to 25% of the outstanding CDC Shares, which were held by AOL Time Warner Inc. (“AOL”), and to enable AOL the ability to dispose of its then existing holding of 6,795,200 CDC Shares. On September 23, 2003, AOL, which previously held 6.8% of the outstanding CDC Shares, filed a Schedule 13G/A with the SEC indicating that it no longer held any CDC Shares.

In August 2003, CDC acquired PK Information Systems, an established IT services business in Australia which has specialized capabilities in the areas of NET application development and business intelligence solutions, with clients mainly in the New South Wales state government sector.

In September 2003, CDC acquired a 51% stake in the holding company of Industri-Matematik International Corp (“IMI”). IMI is an established international provider of software to the supply chain management sector principally across Europe and the United States. The acquisition of the controlling stake in IMI was made through the formation of a joint venture in which chinadotcom Capital Limited (“CCL”), a wholly-owned subsidiary of CDC Software, holds a 51% interest, and Symphony Technology Group, a venture capital investment group, holds the remaining 49% interest. CCL will provide this joint venture with a $25 million equity investment and a securitized loan facility of up to $25 million. Encompassed within the investment is the ability of the joint venture to purchase up to $25 million in newly issued CDC Shares. The cash investment and loan facility will primarily be used for further expansion in the supply chain management software sector via organic growth and acquisitions. As part of the joint venture agreement, CCL will become a master distributor for IMI’s software products in China as well as extend its current offshore development efforts to CDC Software Holdings’ development center in China.

On September 4, 2003, CDC, CDC Software Holdings Inc. (“Holdings”), a wholly-owned subsidiary of CDC Software, and Ross Systems, Inc. (“Ross Systems”), a Delaware corporation, entered into an agreement and plan of merger pursuant to which CDC Software Holdings will acquire Ross Systems for approximately $68.9 million in cash and CDC Shares. Ross Systems delivers innovative software solutions that help manufacturers worldwide fulfill their business growth objectives through increased operational efficiencies, improve profitability, strengthen customer relationships and streamlined regulatory compliance. Focused on the food and beverage, life sciences, chemicals, metals and natural products industries and implemented by over one thousand customer companies worldwide, Ross Systems’ family of Internet-architecture solutions is a comprehensive, modular suite that spans the enterprise, from manufacturing, financials and supply chain management to customer relationship management, performance management and regulatory compliance. Under the terms of the merger agreement, stockholders of Ross Systems will receive $5.00 in cash and $14.00 worth of CDC Shares for each share of Ross Systems common stock. CDC Shares will be valued at the higher of $8.50 per common stock or the average closing price of CDC

Shares (not to exceed $10.50 per common stock) for the ten trading days preceding the second trading day before the closing date, subject to certain exceptions. On January 7, 2004, CDC, Holdings and Ross Systems agreed to amend the agreement and plan of merger. Under the amended merger agreement, stockholders of Ross Systems will continue to receive $19.00 in a combination of cash and CDC Shares for each share of Ross Systems common stock. As a result of the amended merger agreement, at the closing of the merger, Ross Systems stockholders will receive, for each share of Ross Systems common stock, $5.00 in cash and a number of CDC Shares equal to $14.00 divided by the average closing price of CDC Shares for the ten trading days preceding the second trading day before the closing date. Moreover, if the average price of CDC Shares is below $8.50, the amended merger agreement permits CDC to elect to increase the amount of cash that Ross Systems common stockholders will receive and decrease the number of CDC Shares that Ross Systems common stockholders will receive. In such case, Ross Systems common stockholders still would receive $19.00 in a combination of cash and CDC Shares for each share of Ross Systems common stock, but would receive more than $5.00 in cash per share and less than $14.00 worth of CDC Shares for each Ross Systems common share. Under the amended merger agreement, stockholders of Ross Systems, at their sole option, may elect within ten business days following the closing to receive $17.00 in cash per share of Ross Systems common stock in place of the combination of cash and CDC Shares described above. The amended merger agreement also eliminated the floor of $8.50 and ceiling of $10.50 on the valuation of CDC Shares. Finally, the amendment also provides for an increased commitment by CDC and Ross Systems to cooperate in the operation of the two companies prior to closing so as to accelerate the anticipated synergies and financial benefits to be received from the transaction. CDC is in the process of filing the Form F-4 with respect to the share consideration in this acquisition. Accordingly, CDC’s financial information included in this Information Circular may be subject to revision in response to SEC comments.

In October 2003, CDC purchased “Executive Suite,” a leading financial performance management and business intelligence application software based on Microsoft technology, from CIP-Global ApS, an European software company. In November 2003, CDC purchased 10% of the outstanding capital stock of CIP Software in exchange for CDC Shares with an aggregate share price of $75,000. In connection with CDC’s purchase of CIP Software capital stock, CIP Software and CDC also entered into a distribution agreement pursuant to which CIP Software will be the exclusive distributor of CDC’s Executive Suite software in Europe, the Middle East and Africa. Under the terms of the purchase, CDC also has the option to purchase the remaining 90% of CIP Software capital stock outstanding in exchange for CDC Shares with an aggregate share price of $225,000.

On December 1, 2003, CDC announced that it intends to recognize its mobile and portal unit as a wholly-owned subsidiary, CDC Mobile Interactive Corporation (or “CDC Mobile”), and register an offering of CDC Mobile’s American Depositary Shares under the US Securities Act. The purpose of the intended offering is to fund the operations of CDC Mobile following its reorganization as an independent company holding CDC’s assets and business that provide mobile services and applications, advertising and interactive media and Internet services.

Description of Securities

As of December 31, 2003, the authorized capital stock of CDC consisted of (i) 800,000,000 CDC Shares, par value $0.00025 per share and (ii) 5,000,000 shares of CDC preferred stock, par value $0.001 per share (“CDC Preferred Shares”). As of the date hereof, (i) 101,588,009 CDC Shares are issued and outstanding, (ii) 1,551,161 CDC Shares are held in the treasury of CDC, (iii) 100,000 CDC Shares are held by subsidiaries of CDC and (iv) 8,128,138 CDC Shares are reserved for future issuance pursuant to stock options with exercise prices ranging from $1.89 to $67.125.

Holders of CDC Shares are entitled to one vote per share at all meetings of shareholders, to receive dividends as and when declared by the directors of CDC and, subject to the rights of holders of any CDC Preferred Shares that may be outstanding at the time, to receive a pro rata share of the assets of CDC available for distribution to the shareholders in the event of the liquidation, dissolution or winding-up of CDC. There are no pre-emptive, conversion or redemption rights attached to the CDC Shares.

CDC’s board of directors has the authority, without further action by its shareholders, to issue the CDC Preferred Shares in one or more series and to fix their designations, powers, preferences, privileges, and relative participating, optional or special rights and the qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, any or all of which may be greater than the rights associated with the CDC Shares. As of the date hereof, no CDC Preferred Shares are issued and outstanding.

Dividend Policy

CDC has never declared or paid any cash dividends since its initial public offering in July 1999. There are no restrictions in CDC’s constating or organizational documents on CDC’s ability to pay dividends. CDC’s current policy is to retain all earnings to support the growth of the business. Any future payment of dividends will be determined by the CDC Board on the basis of CDC’s earnings, financial requirements and other relevant factors.

Changes to Consolidated Capital

Since December 31, 2002, the following changes have occurred to the share and loan capital of CDC, on a consolidated basis:

•	On January 1, 2003, 63,564 CDC Shares are held in the treasury of CDC (the “Treasury”).

•	On January 8, 2003 CDC executed a $12 million drawdown from its Fortis Repurchase Facility at an interest cost of LIBOR plus 0.20% or 0.32% per annum, depending upon the investment grade debt securities being collateralized, for a one-year term. The drawdown was subsequently repaid in full on February 26, 2003. The Fortis Repurchase Facility allows CDC to draw up to $250.0 million for a one-year term. Each drawdown is effectively collateralized by investment grade debt securities from its portfolio.

•	On January 24, 2003, CDC, via a wholly owned subsidiary, purchased 4,468,560 CDC Shares at $2.50 per CDC Share from one of its major shareholders pursuant to a securities purchase agreement and cancelled 2,300,000 of these shares on February 12, 2003. The remaining 2,168,560 CDC Shares are kept as treasury shares so that the total number of shares held in the Treasury increased to 2,232,124 CDC Shares.

•	On May 10, 2003, CDC issued 60,385 CDC Shares at $4.99 per CDC Share to e-Planet Sdn Bhd. from the Treasury which will be returned to the Treasury.

•	On May 30, 2003, CDC issued 519,032 CDC Shares at $2.89 per CDC Share from the Treasury to acquire the remaining 49% interest in OpusOne Technologies International Inc., now known as “CDC Software Corporation”.

•	On August 26, 2003, CDC issued a total of 83,500 CDC Shares at $9.45 per CDC Share from the Treasury to Mr. Khoo Sin Aik pursuant to a settlement with respect to CDC’s majority owned subsidiary, e-Asia Sdn Bhd.

•	On September 10, 2003, CDC issued a total of 18,046 CDC Shares at $9.50 per CDC Share from the Treasury to acquire the assets of PK Information Systems (“PKIS”). PKIS is an IT services business in Australia that specializes in Microsoft.NET application development and business intelligence solutions which CDC bought in August 2003.

•	On October 8, 2002, CDC executed a one-year drawdown from its Fortis Repurchase Facility in the amount of $96 million at an interest rate of LIBOR plus 0.20%. During 2003 the following repayments were made:

•	on February 21, 2003, $15 million was repaid

•	on March 24, 2003, $11 million was repaid

•	on June 18, 2003, $50 million was repaid

•	on October 14, 2003, the remaining $20 million was repaid

•	CDC’s $19 million one-year repurchase facility, previously executed in November 2002, matured and was repaid on November 18, 2003. The interest charged on the outstanding amount was LIBOR plus 0.20%.

•	During 2003, CDC issued 2,586,852 CDC Shares pursuant to the exercise of stock options.

Beneficial Ownership of CDC Shares

As of December 31, 2003, the following table sets forth information concerning each shareholder known by CDC who owns beneficially 10% or more of the CDC Shares:

	Beneficial Ownership(1)

	Shares	Percent

Shareholder
Asia Pacific Online Limited (1)	14,217,128	14%

(1)	This information is based solely on information reported on a Schedule 13D jointly filed with the SEC on December 19, 2003, by (a) Asia Pacific Online Limited (“APOL”), a trust established for the benefit of the children and spouse of Peter Yip, CDC’s Chief Executive Officer, (b) Mr. Yip and (c) Mr. Yip’s spouse, Nicola Chu Ming Nga. APOL is the owner of record of 11,835,686 CDC Shares and the beneficial owner of an additional 2,381,442 and 190,000 CDC Shares due to exercisable options attributable to APOL and Mr. Yip, respectively. In addition, APOL may be deemed to be beneficial owner of an additional 6% of the CDC Shares that are attributable to Ms. Chu who owns 4,624,000 CDC Shares and has implemented a Rule 10b5-1 trading plan with Redwine & Company, Inc. promulgated under the US Exchange Act to purchase up to an additional 1,500,000 CDC Shares.

Selected Consolidated Financial Data

The following selected consolidated financial data of CDC and its subsidiaries, prepared in accordance with US GAAP, should be read in conjunction with the financial statements and management’s discussion and analysis included as Exhibit “I” and “J”, respectively, to this Information Circular (contained on the accompanying CD-ROM).

Selected Consolidated Financial Data
(in thousands of US dollars except share and per share data)

	Nine months ended		Year ended
	September 30,		December 31,

	2002	2003	2000	2001	2002

	(unaudited)
Income Statement Data:(1)
Revenues:
Software and consulting services	11,951	31,429	48,946	21,358	18,556
Advertising and marketing activities	20,050	15,954	40,976	19,782	26,916
Mobile services and applications	—	10,998	—	—	—
Other income	553	1,735	1,004	4,507	1,821

	32,554	60,116	90,926	45,647	47,293

Cost of revenues:
Software and consulting services	(5,812)	(20,913)	(29,808)	(14,915)	(8,859)
Advertising and marketing activities	(14,341)	(10,972)	(26,978)	(12,626)	(20,068)
Mobile services and applications	—	(1,235)	—	—	—
Other income	(23)	(685)	(1,123)	(1,892)	(845)

Gross margin	12,378	26,311	33,017	16,214	17,521

	Nine months ended		Year ended
	September 30,		December 31,

	2002	2003	2000	2001	2002

	(unaudited)
Selling, general and administrative expenses	(22,297)	(22,654)	(91,996)	(76,924)	(29,449)
Depreciation and amortization expenses	(8,589)	(4,196)	(37,118)	(26,130)	(10,253)
Impairment of goodwill and intangible assets	(1,205)	—	(43,373)	(40,698)	—
Stock compensation expense	(247)	(153)	(5,083)	(1,227)	(309)

Operating income/(loss)	(18,755)	(692)	(144,553)	(128,765)	(22,490)

Interest income	(19,113)	10,564	29,761	26,706	23,719
Interest expense	(1,941)	(551)	(857)	(1,286)	(2,463)
Gain/(loss) arising from share issuance of a subsidiary	—	—	140,031	(55)	—
Gain/(loss) on disposal of available-for-sale securities	(875)	3,883	1,685	4,411	(163)
Gain/(loss) on disposal of subsidiaries and cost investments	51	463	13,981	(1,915)	(66)
Other non-operating gains	332	998	—	—	667
Other non-operating losses	—	(543)	(2,053)	(1,321)	(288)
Dividend income, net of related expenses	—	(113)	—	—	—
Impairment of cost investments and available-for-sale securities	(5,351)	—	(84,696)	(12,260)	(5,351)
Share of (losses)/income in equity investees(2)	682	95	(9,423)	(2,592)	682

Income/(loss) before income taxes	(6,744)	14,104	(56,124)	(117,077)	(5,753)
Income taxes	(94)	(90)	(582)	(186)	(117)

Income/(loss) before minority interests	(6,838)	14,014	(56,706)	(117,263)	(5,870)
Minority interests in losses/(income) of Consolidated subsidiaries	1,612	(1,721)	553	4,010	1,036

Income/(loss) from continuing operations	(5,226)	12,293	(56,153)	(113,253)	(4,834)
Discontinued operations
Loss from operations	(14,176)	(2,942)	(3,649)	(11,132)	(13,942)
Gain on disposal of discontinued subsidiaries	—	2,127	—	—	545

Net Income/(loss)	(19,402)	11,478	(59,802)	(124,385)	(18,231)

Basic earnings/(loss) per share	(0.19)	(0.11)	(0.61)	(1.21)	(0.18)
Diluted earnings/(loss) per share(3)	(0.19)	(0.11)	(0.61)	(1.21)	(0.18)
Weighted average number of shares
Basic	102,452,789	100,253,277	98,091,541	102,589,760	102,269,735
Diluted	102,452,489	102,861,370	98,091,541	102,589,760	102,269,735

	As of		As of
	September 30,		December 31,

	2002	2003	2000	2001	2002

	(unaudited)
Balance Sheet Data:
Cash and cash equivalents	126,419	78,346	47,483	20,820	33,153
Restricted cash	120	59	4,134	1,274	109
Available for sale debt securities(4)	256,222	279,359	242,324	346,980	320,056
Restricted debt securities	11,873	77,064	148,622	134,960	151,123
Available for sale equity securities	2,286	1,168	10,368	2,064	2,050
Bank loans(5)	12,445	71,905	3,934	118,455	127,384
Working capital(6)	354,532	328,593	450,391	359,412	340,476
Total assets	464,430	557,121	622,920	596,494	580,957
Total shareholders’ equity	372,107	387,494	512,024	389,861	377,700

(1)	In 2003, CDC adopted new reporting segmentation, changing from the previous segmentation of e-business solutions, advertising, and sales of IT products, to the current segmentation of software and consulting services, advertising and marketing activities and mobile services and applications. In addition, CDC discontinued the operations of certain subsidiaries in the software and consulting services and the advertising and marketing activities segments. In accordance with SFAS 144, Accounting for the Impairment of Disposal of Long-Lived Assets, the operating results on the discontinued operating units were retroactively reclassified as a loss from operations of discontinued subsidiaries on the consolidated statements of operations. As a result of SFAS 144, the results of the continuing operations of 1998, 1999, 2000, 2001 and 2002 were reclassified to conform to the 2003 presentation for operations discontinued up to June 30, 2003. However, such reclassifications have not taken into account any discontinued operations during the three months ended September 30, 2003. As a result, the results for the nine months ended September 30, 2002 and 2003 are not comparable to the results for the three years ended December 31, 2002 presented.
(2)	The term “equity investees” refers to CDC’s 20% to 50% owned investments other than subsidiaries.
(3)	The computation of diluted loss per share did not assume the conversion of any issued stock options or warrants during the year because their inclusion would have been antidilutive.
(4)	Available-for-sale debt securities includes short-term and long-term debt securities available-for-sale.
(5)	Bank loans include short-term and long-term bank loans.
(6)	Working capital represents current assets less current liabilities.
(7)	The general impact of acquisitions to CDC on the Selected Consolidated Financial Data is described in CDC’s Management Discussion and Analysis included as Exhibit “J” to this Information Circular (contained on the accompanying CD-ROM).

Directors and Officers

The directors and senior officers of CDC as of December 31, 2003, their positions and their municipality of residence are as follows:

Name and Residence	Position	Municipality of Residence

Raymond Ch’ien	Executive Chairman	Hong Kong
Peter Yip	Vice Chairman and Chief Executive Officer	Hong Kong
Zhou Shun Ao	Vice Chairman	Hong Kong
Thomas M. Britt III	Director	Hong Kong
William Fung	Director	Hong Kong
Ki Chi Kwong	Director	Hong Kong
John Clough	Director	Hong Kong
Daniel Widdicombe	Chief Financial Officer	Hong Kong
Steven Chan	General Counsel and Company Secretary	Hong Kong
Rudy Chan	Chief Executive Officer, hongkong.com	Hong Kong

Name and Residence	Position	Municipality of Residence

John Xiao	Chief Executive Officer, Newpalm (China) Information Technology Co., Ltd.	Beijing, PRC

As of December 31, 2003, the directors and senior officers of CDC, as a group beneficially owned or had voting control or direction over 17,365,153 CDC Shares or approximately 17% of the CDC Shares.

Executive Compensation

The following table sets forth information concerning the total compensation during the three most recently computed financial years of CDC for its Chief Executive Officer and its four other most highly compensated officers of CDC (collectively, the “CDC Named Executive Officers”) who were serving as executive officers at the end of the most recently completed financial year end whose annual compensation exceed Cdn. $100,000:

Summary Compensation Table

		Annual Compensation				Long Term Compensation

						CDC	hongkong.com
	Year			Other		Securities	Securities
Name and	ended			Annual		Underlying	Underlying	All Other
Principal Position	December	Salary	Bonus	Compensation		Options	Options	Compensation

Peter Yip	2003	—	—	$120,000	(1)	300,000	4,000,000		(2)
Chief Executive Officer	2002	—	—	$120,000	(1)	200,000	—		(2)
	2001	—	—	$120,000	(1)	30,000	2,400,000		(2)

Daniel Widdicombe	2003	$252,997	—	—		220,264	1,500,000	$1,538	(8)
Chief Financial Officer	2002	$252,997	—	—		45,000	—	$1,538	(8)
	2001	$261,264	$52,781	—		140,000	—	$1,538	(8)

Steven Chan(3)	2003	$190,000	—	$20,000	(4)	355,000	1,500,000	$1,538	(8)
General Counsel & Company	2002	$190,000	—	—		180,000	—	$1,538	(8)
Secretary	2001	$116,452	$30,000	—		20,000	—	$1,026	(8)

Rudy Chan	2003	$195,692	—	—		—	4,000,000	$1,538	(8)
Chief Executive Officer,	2002	$195,692	—	—		—	—	$1,538	(8)
hongkong.com Corporation	2001	$188,923	$27,969	—		80,000	20,000,000	$1,538	(8)

John Xiao(5)	2003	$126,900	$18,072	$40,000	(6)	19,000	4,000,000		(7)
Chief Executive Officer, Newpalm (China) Information Technology Co,. Ltd.

(1)	Represents Mr. Yip’s housing allowance.
(2)	Mr. Yip also receives a car and driver for his personal use.
(3)	Annual salary of $190,000 is prorated for 2001 as Mr. Steven Chan commenced employment on May 21, 2001.
(4)	Represents reimbursement for incremental taxation of Mr. Steven Chan.
(5)	Annual salary of $169,200 is prorated for 2003 as Mr. Xiao commenced employment on April 1, 2003. Newpalm (China) Information Technology Co., Ltd. became a subsidiary of CDC in April 2003.
(6)	Represents Mr. Xiao’s education allowance of $40,000.
(7)	Mr. Xiao also receives a car and driver for his personal use as well as airfare reimbursement for home leave.
(8)	Represents contributions to the Hong Kong Mandatory Provident Fund.

Aggregated Option Grants, Exercises and Fiscal Year-End Values

The following table provides information regarding grants of options to purchase CDC Shares made by CDC to the CDC Named Executive Officers during the fiscal year ended December 31, 2003:

CDC Option Grants During the Most Recently Completed Fiscal Year

	Individual Grants

				Market Value of
	Number of	% of Total		Securities
	Securities	Options Granted	Exercise	Underlying Options
	Underlying	to Employees in	Price per	on the Date	Expiration
Name	Options(1)	Fiscal Year	Share	of Grant	Date

Peter Yip	200,000	9.63%	$4.95	$4.95	June 2, 2013
	100,000	4.81%	$5.16	$5.16	June 15, 2013
Daniel Widdicombe	220,264	10.60%	$5.16	$5.16	June 15, 2013
Steven Chan	225,000	10.83%	$5.16	$5.16	June 15, 2013
	130,000	6.26%	$7.43	$7.43	Dec 10, 2013
Rudy Chan	—	—	—	—	—
John Xiao	19,000	0.91%	$5.16	$5.16	June 15, 2013

(1)	All stock options are for CDC Shares.

In addition to options to purchase CDC Shares, CDC Named Executive Officers who are engaged in matters on behalf of hongkong.com were granted options to purchase hongkong.com common stock during the fiscal year end of December 31, 2003. The following table provides information regarding these grants:

hongkong.com Option Grants During the Most Recently Completed Fiscal Year

	Individual Grants

				Market Value of
	Number of	% of Total Options		Securities
	Securities	Granted to	Exercise	Underlying Options
	Underlying	Employees In	Price Per	on the Date	Expiration
Name	Options(1)	Fiscal Year	Share(2)	of Grant(2)	Date

Peter Yip	4,000,000	10.22%	$0.0802	$0.0802	June 4, 2013
Daniel Widdicombe	1,500,000	3.83%	$0.0802	$0.0802	June 4, 2013
Steven Chan	1,500,000	3.83%	$0.0802	$0.0802	June 4, 2013
Rudy Chan	4,000,000	10.22%	$0.0802	$0.0802	June 4, 2013
John Xiao	4,000,000	10.22%	$0.0802	$0.0802	June 4, 2013

(1)	All stock options are for hongkong.com common stock.
(2)	Exercise price and market value originally denominated in Hong Kong dollars have been converted using the exchange rate of $1.0 = HK$7.8.

The following table provides information regarding the exercise of options to acquire CDC Shares by the CDC Named Executive Officers during the fiscal year ended December 31, 2003. The value of unexercised in-the-money options to acquire CDC Shares is based on the closing price of CDC Shares on Nasdaq on December 31, 2003 of $8.07 minus the exercise price per share. The value of unexercised in-the-money hongkong.com options is based on the closing price of hongkong.com common stock on the Hong Kong Growth Enterprise Market (GEM) on December 31, 2003 of $0.795 minus the exercise price per share.

Aggregated CDC Option Exercises During the Most Recently Completed Fiscal Year
and Financial Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		in the Money Options at
			Options at Fiscal Year End		Fiscal Year End
	Share Acquired	Value
Name	On Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Peter Yip	Nil	Nil	2,496,442	75,000	$7,918,138	$218,250
Daniel Widdicombe	81,900	$571,979	425,600	347,764	$846,655	$877,218
Steven Chan	65,000	$484,980	136,250	353,750	$694,163	$821,688
Rudy Chan	50,000	324,475	73,858	1,407	$124,173	—
John Xiao	Nil	Nil	—	19,000	—	$55,290

Aggregated hongkong.com Option Exercises During the Most Recently Completed Fiscal Year and Financial
Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		in-the-Money Options at
			Options at Fiscal Year-End		Fiscal Year-End
	Shares Acquired	Value
Name	On Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Peter Yip	Nil	Nil	5,700,000	6,700,000	$51,385	$51,385
Daniel Widdicombe	Nil	Nil	—	1,500,000	—	—
Steven Chan	Nil	Nil	—	1,500,000	—	—
Rudy Chan	Nil	Nil	62,500,000	31,500,000	$464,744	$440,385
John Xiao	Nil	Nil	—	4,000,000	—	—

*	Value originally denominated in Hong Kong dollars has been converted using exchange rate of $1.0 = HK$7.8.

Compensation of Directors

CDC currently pays $25,000 per year to each non-executive director on the CDC Board and the Chairman for their respective services, based upon an attendance by the respective director of not less than 60% of the CDC Board meetings. A further $10,000 per year is paid to each member of CDC’s audit committee, based upon attendance by the respective director at not less than 60% of audit committee meetings. CDC pays in total $40,000 per year to the independent member of its executive committee, based upon attendance by the director at not less than 60% of executive committee meetings. Directors are reimbursed for all expenses incurred in connection with each CDC Board meeting and when carrying out their duties as directors of CDC.

For the year ended December 31, 2003, CDC granted 50,000 options to purchase CDC Shares to Mr. Kwong for his appointment to the CDC Board and 20,000 options to purchase CDC Shares to Mr. Clough for his appointment to the CDC Board and that of its subsidiary, Praxa Limited. These options were granted at an exercise price of $5.16 per share. The exercise price per share was equal to the fair market value of the CDC Shares on the date of grant. The options vest as to 1/3 of the CDC Shares after one year and the balance vests as to 1/12 every quarter thereafter.

Terms and Conditions of Employment Contracts

Mr. Peter Yip was appointed as Chief Executive Officer of CDC pursuant to a services agreement, as amended, dated July 12, 1999 between CDC and Asia Pacific Online Limited (“APOL”). The services agreement was replaced as of January 2002. The current services agreement had an initial term of one year with automatic renewal provisions, and the agreement and Mr. Yip’s appointment can be terminated by either APOL or CDC with six months’ notice. The current services agreement was automatically renewed for 2003. Messrs. Widdicombe, Rudy Chan, Steven Chan and Xiao have all executed an employment agreement with CDC or one of its subsidiaries. The agreements between CDC and these executive officers provide for termination by either party upon three months’ written notice to the other party, while CDC may terminate their employment at any time for cause. If CDC terminates the employment of the CDC Named Executive Officers other than for cause, these agreements require CDC to give the required three or six months’ notice or compensation in lieu of notice.

Under the terms their employment agreements with CDC, Messrs. Widdicombe, Rudy Chan and Steven Chan are restricted from interfering with the employees, customers or business of CDC for a period of six months following the date of termination, whether voluntary or involuntary or with or without cause, while Mr. Yip and Mr. Xiao are restricted for a period of 12 and 24 months, respectively.

Options to Purchase CDC Securities

The following chart sets out, as at December 31, 2003, information regarding outstanding options granted under CDC’s share option plan. Each of the options noted below expires ten years after its grant, except for options granted in April 15, 2000 which expire five years after the date of grant.

Canadian Dollar
		CDC Shares Under		Equivalent Exercise
	Date(s) of	Options	Exercise	Price
Category	Grant	Granted	Price	(Cdn.)(1)

All executive officers and past executive officers of CDC (6 individuals in total)	1999 2000 2001 2002 2003	2,059,442 585,265 174,600 394,500 907,264	$3.38 – $14.50 $6.81 – $23.00 $2.38 – $4.28 $1.95 – $2.82 $4.95 – $7.43	$2.62 – $11.24 $5.28 – $17.83 $1.85 – $3.32 $1.51 – $2.19 $3.84 – $5.76

All directors and past directors of CDC who are not also executive officers (7 individuals in total)	1999 2000 2001 2002 2003	126,667 241,336 979,170 98,468 70,000	$3.38 $6.81 – $26.38 $2.58 – $4.28 $2.47 $5.16	$2.62 $5.28 – $20.45 $2.00 – $3.32 $1.91 $4.00

All directors and past directors of all subsidiaries of CDC who are not also executive officers of the subsidiary (2 individuals in total)	1999 2000 2001 2002 2003	70,000 38,977 27,500 15,625 15,000	$13.22 $6.81 – $21.62 $2.38 – $4.28 $1.95 $5.16	$10.25 $5.28 – $16.76 $1.85 – $3.32 $1.51 $4.00

All other employees or past employees of all subsidiaries of CDC	1999 2000 2001 2002 2003	233,330 341,833 74,127 496,639 1,040,395	$3.38 – $32.47 $5.25 – $67.13 $2.22 – $6.88 $1.89 – $3.27 $2.73 – $13.28	$2.62 – $25.17 $4.07 – $52.03 $1.72 – $5.33 $1.47 – $2.53 $2.12 – $10.29

All consultants of CDC and subsidiaries of CDC	1999 2000 2001 2002 2003	120,000 — — — 18,000	$3.38 — — — $5.16	$2.62 — — — $4.00

(1)	Using the exchange rate as at December 31, 2003 of $1 = Cdn$1.29.

Indebtedness of Directors, Executive Officers and Senior Officers

There is no indebtedness owing to CDC from any of its officers, directors, employees or former officers, directors and employees, including in respect of indebtedness to others where the indebtedness is the subject of a guarantee, support agreement, letter of credit or other similar arrangement provided by CDC.

Prior Sales

CDC has sold over the past 12 months, or intends to sell, CDC Shares as follows:

•	On May 10, 2003, CDC issued 60,385 CDC Shares at $4.99 per CDC Share to e-Planet Sdn Bhd. from the Treasury which will be returned to the Treasury.

•	On May 30, 2003, CDC issued 519,032 CDC Shares at $5.24 per CDC Share from the Treasury to acquire the remaining 49% interest in OpusOne Technologies International Inc., now known as CDC Software Corporation.

•	On August 26, 2003, CDC issued a total of 83,500 CDC Shares at $9.45 per CDC Share from the Treasury to Mr. Khoo Sin Aik pursuant to a settlement with respect to its majority owned subsidiary, e-Asia Sdn Bhd.

•	On September 10, 2003, CDC issued a total of 18,046 CDC Shares at $9.50 per CDC Share from the Treasury to acquire the assets of PKIS.

•	During the second quarter of 2004, based on a CDC Share price of $11.08 (closing price of January 13, 2004), CDC intends to newly issue and issue from Treasury approximately $4.5 million of CDC Shares to shareholders and employees of Ross Systems upon the consummation of the agreement and plan of merger pursuant to which CDC Software will acquire Ross Systems. Pursuant to the terms of the agreement and plan of merger as amended with Ross Systems, this amount may fluctuate significantly depending upon various factors including the applicable trading price of CDC Shares prior to the effective date and how many Ross Systems shareholders elect to receive cash in lieu of CDC Shares.

•	During the first quarter of 2004, CDC intends to issue 8,809 CDC Shares to purchase 10% of CIP Software. A further amount of CDC Shares may be issued for future installments in the event that CDC exercises any or all of its option to purchase the remaining 90% of CIP Software capital stock outstanding for an aggregate of $225,000 in three separate installments.

•	During 2003, CDC issued 2,586,852 CDC Shares pursuant to the exercise of stock options at prices ranging from $2.89 to $14.79.

Legal Proceedings

CDC is a party in various matters of litigation, including, but without limitation, the matters discussed under the heading “Contingencies and Commitments” in CDC’s Notes to Consolidated Financial Statements attached as Exhibit “I” to this Information Circular (contained on the accompanying CD-ROM).

Risk Factors Related to CDC

If the Arrangement is approved at the Meeting, Pivotal Shareholders who elect the Cash and Share Option will become holders of CDC Shares and will be subject to all of the risks associated with the operations of CDC and the industry in which it is a part.

Pivotal Shareholders should understand that such risks, discussed elsewhere in this Information Circular, including under the headings “Details of the Arrangement — Risks Related to CDC’s Proposed Acquisition of Pivotal” in this Information Circular and under the headings “Risk Factors” and “Quantitative and Qualitative Disclosures About Market Risk” in CDC’s Annual Report on Form 20-F/A for the fiscal year ended December 31, 2002 attached as Exhibit “G” to this Information Circular (contained on the accompanying CD-ROM), could affect the future results of CDC, Pivotal or the combined company after closing, and cause those results or other outcomes to differ materially from those expressed in the forward-looking statements. In addition, the transactions contemplated by the Arrangement could interrupt or cause a loss of momentum in Pivotal’s business activities and may precipitate employee uncertainty which could cause significant disruptions.

Auditors, Transfer Agent and Registrar

The auditors of CDC are Ernst & Young. The transfer agent and registrar for the CDC Shares is The Bank of New York.

Additional CDC Documents

The following documents, which have been filed by CDC with the SEC are attached as Exhibits to and are incorporated by reference in and form an integral part of this Information Circular:

•	CDC’s Annual Report on Form-20-F/A for the fiscal year ended December 31, 2002, which is attached to this Information Circular as Exhibit “G” (contained on the accompanying CD-ROM);

•	CDC’s Quarterly Report on Form 6-K for the nine months ended September 30, 2003, which is attached to this Information Circular as Exhibit “H”(contained on the accompanying CD-ROM);

•	CDC’s Management’s Discussion and Analysis of Financial Conditions and Results of Operations for the year ended December 31, 2002 and for the nine months ended September 30, 2003, which is attached to this Information Circular as Exhibit “J”(contained on the accompanying CD-ROM).

The auditor’s reports in the above financial statements, if any, are not being reissued as of the date of this Information Circular.

Any statement contained in any of the foregoing documents that are incorporated in and attached as Exhibits to this Information Circular shall be deemed to be modified or superseded for the purposes of this Information Circular to the extent that a statement contained herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Circular.

The making of a modifying or superseding statement shall not be deemed as admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement non-misleading in light of the circumstances in which it was made.

CDC Software

CDC Software is a wholly-owned subsidiary of CDC. CDC Software was formed in 2002 in connection with CDC’s strategy to move up the value curve in the software services and products area. CDC Software is focused on building CDC’s intellectual property asset base, establishing partnerships with software vendors and broadening overall software product offerings in the areas of enterprise solutions and integration. CDC Software may pursue this strategy through acquisitions, strategic partnerships, joint ventures, consolidation of CDC’s Software assets and restructurings or combinations of the foregoing approaches.

CDC Software was incorporated under the laws of the Cayman Islands and has its registered office at Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands. The members of CDC Software’s board of directors are Stephen Athey Collins, Alsen Hsien, Babington Services Limited, Lyttelton Services Limited and chinadotcom Secretarial Services Limited.

INFORMATION RELATING TO PIVOTAL

Business of Pivotal

Pivotal offers CRM software that enables mid-sized enterprises worldwide to acquire, serve and manage their customers. CRM products and services help companies manage marketing, selling and servicing processes.

Ownership of Common Shares

To the best of the knowledge of the directors and senior officers of Pivotal, as of January 20, 2004, no person beneficially owned, directly or indirectly, or exercised control or direction over Common Shares carrying more than 10% of the votes entitled to be cast by holders of Common Shares at the Meeting other than Eric Rosenfeld, a director of Pivotal, who has control or direction over 2,773,550 Common Shares owned directly or indirectly by Crescendo Partners II L.P. Series V, representing approximately 10.6% of the Common Shares outstanding on the Record Date.

As of January 20, 2004, the directors and senior officers of Pivotal, as a group beneficially owned or had voting control or direction over 5,740,975 Common Shares and voting control or direction over 1,364,430 votes relating to Options. This results in the directors and senior officers, as a group, controlling an aggregate of approximately 21.6% of the number of votes to be cast at the Meeting by Pivotal Shareholders and approximately 23.9% of the number of votes to be cast at the Meeting by Pivotal Shareholders and Optionholders voting together as a class. As of the date hereof, all directors and senior officers of Pivotal have indicated their intention to vote their Common Shares and Options in favour of the Arrangement at the Meeting.

Dividend Policy

Pivotal has never declared or paid any cash dividends since its initial public offering in August 1999. It is the present policy of Pivotal to retain all earnings to support the growth of the business. Assuming the Arrangement is not completed, it is expected that no cash dividends will be paid on any of its shares in the foreseeable future. Any future payment of dividends will be determined by the Pivotal Board on the basis of Pivotal earnings, financial requirements and other relevant factors.

Selected Consolidated Financial Data

The following selected consolidated financial data of Pivotal and its subsidiaries, prepared in accordance with US GAAP, should be read in conjunction with the financial statements and management’s discussion and analysis included as Exhibits “M” and “N”, respectively, to this Information Circular (contained on the accompanying CD-ROM).

Summary Consolidated Financial Data
(in thousands of US dollars except share and per share data)

	Three months ended		Year ended
	September 30,		June 30,

	2002	2003	2001	2002	2003

	(unaudited)
Total revenues	12,307	13,302	96,154	69,616	56,077
Loss from continuing operations In total	(8,751)	(2,951)	(32,455)	(95,945)	(27,646)
Per share (basic and diluted)	(0.36)	(0.11)	(1.40)	(3.99)	(1.10)
Net loss In total	(8,751)	(2,951)	(32,455)	(95,945)	(27,646)
Per share (basic and diluted)	(0.36)	(0.11)	(1.40)	(3.99)	(1.10)
Total assets	55,629	37,014	168,443	68,645	45,316
Total long-term financial liabilities	2,994	2,903	592	3,505	3,709
Cash dividends declared	—	—	—	—	—

Directors and Officers

     The directors and senior officers of Pivotal as of the Record Date, their positions and their holdings of Common Shares and Options are as follows:

			% of		% of Votes of
		Number	Common	Number of	Common Shares and
Name and Residence	Position	of Shares	Shares	Options	Options combined

Kent Roger (Bo) Manning	President, Chief Executive Officer and Director	Nil	—	1,100,000	2.22
Divesh Sisodraker	Chief Financial Officer and Director	11,104	0.04%	218,500	0.57
Norman B. Francis	Director	1,966,600	7.39%	132,580	6.88
Keith R. Wales	Director	925,800	3.48%	85,000	3.23
Jeremy A. Jaech	Director	60,000	0.23%	75,000	0.32
Steven M. Gordon	Director	Nil	—	75,000	0.12
Howard Gwin	Director	Nil	—	60,000	0.17
Eric Rosenfeld	Director	2,773,550 (1)	10.42%	40,000	9.38
John O’Hara	EVP, International	nil	—	160,000	0.32
Joe Dworak	SVP, Professional Services	3,921	0.01%	160,000	0.45
Errol Olsen	VP, Finance	Nil	—	38,000	0.09
Trevor Wiebe	In-house counsel and Corporate Secretary	Nil	—	32,500	0.11

(1)	These shares are owned by Crescendo Partners II L.P. Series V. Mr. Rosenfeld has voting control or direction over such shares, as well as a beneficial interest in such shares.

Committees of the Pivotal Board

The Pivotal Board has established five standing committees, in addition to its Special Committee: the Audit Committee, the Compensation Committee, the Options Committee, the Nominating Committee and the Corporate Governance Committee. The Board of Directors has delegated certain responsibilities to each of these Committees and has also instructed each of them to perform certain advisory functions and make recommendation and report to the Board of Directors. Where considered prudent, certain matters falling under the responsibility of these Committees are at times dealt with at a meeting of the entire Pivotal Board.

Audit Committee

The Audit Committee meets with the financial officers of the Company and the independent auditors to review and inquire into matters affecting financial reporting, the system of internal accounting and financial controls and procedures and audit procedures and plans. The Committee also makes recommendations to the Pivotal Board regarding the appointment of independent auditors. In addition, the Committee reviews and recommends to the Pivotal Board for approval the annual financial statements of the Company and certain other documents required by the regulatory authorities. The Committee is also responsible for approving the policies under which the financial officers of the Company may invest funds in excess of those require for current operations. This Committee is composed of Steven M. Gordon, Howard Gwin and Jeremy A. Jaech, none of whom are current or former officers of the Company. All members of the Committee are unrelated directors.

Compensation Committee

The Compensation Committee is responsible for establishing and monitoring the Company’s long range plans and programs for attracting, training, developing and motivating employees. The Committee reviews recommendations for the appointment of persons to senior executive positions, considers terms of employment, including succession planning and matters of compensation and recommends awards under the Company’s stock option plan and the employee share purchase plan. The Committee is composed of Jeremy A. Jaech and Howard Gwin, neither of whom are current or former officers of the Company. Both members of the Committee are unrelated directors.

Options Committee

The Options Committee has been given limited authority to issue grants of less than 10,000 options to employees of Pivotal pursuant to Pivotal’s stock option plan. The Committee is currently composed of Norman B. Francis and Kent Roger (Bo) Manning, both of whom are related directors.

Nominating Committee

The Nominating Committee is responsible for identifying, screening and interviewing candidates for positions on the Board of Directors. The Nominating Committee submits, to the Board of Directors, recommendations for the appointment of directors. The Committee is currently composed of Norman B. Francis and Kent Rogers (Bo) Manning, both of whom are related directors, and Steven M. Gordon, an unrelated director.

Corporate Governance Committee

The Corporate Governance Committee is responsible for establishing and maintaining policies and procedures to ensure compliance with regulatory and other legal requirements, as well as for ensuring that such policies and procedures are followed. The Corporate Governance Committee submits, to the Board of Directors, recommendations for the establishment, maintenance and enforcement of such policies and procedures. The Committee is currently composed of Norman B. Francis, a related director, and Jeremy A. Jaech and Steven M. Gordon, both of whom are unrelated directors.

Executive Compensation

The following table sets forth information concerning the total compensation during the three most recently computed financial years of Pivotal for its Chief Executive Officer and its four other most highly compensated officers (collectively, the “Pivotal Named Executive Officers”) who were serving as executive officers at the end of the most recently completed financial year end whose annual compensation exceed Cdn$100,000:

Summary Compensation Table

		Annual Compensation			Long Term Compensation

					Awards Payouts

				Other	Restricted	Securities
Name and	Year ended			Annual	Stock	Underlying	LTIP	All Other
Principal Position	June 30	Salary	Bonus	Compensation	Awards	Options	Payouts	Compensation

Kent Roger (Bo) Manning(1)	2003	$350,000	$233,654	—	—	100,000	—	—
President and Chief Executive Officer	2002	$298,397	$178,846	—	—	1,000,000	—	—

Jesper Andersen(2)	2003	$275,000	$82,500	—	—	25,000	—	—
Executive Vice President, Products	2002	$68,750	—	—	—	290,000	—	—

		Annual Compensation					Long Term Compensation

							Awards Payouts

						Other	Restricted	Securities
Name and	Year ended					Annual	Stock	Underlying	LTIP	All Other
Principal Position	June 30	Salary		Bonus		Compensation	Awards	Options	Payouts	Compensation

Robert Douglas(3)	2003	$250,000		$81,489		—	—	35,000	—	—
Executive Vice President, North American Sales and Operations	2002	$173,397		$87,500		—	—	300,000	—	—

John O’Hara(4)	2003	$220,332	*	$121,406	*	$18,886* (5)	—	35,000	—	$22,033	*
Executive Vice President, EMEA	2002	$202,049	*	$64,944	*	$17,319* (5)	—	125,000	—	$14,432	*
	2001	$4,219	*	—		—	—	—	—	—

Joseph Dworak(6)	2003	$275,000		$82,766		—	—	35,000	—	—
Senior Vice President, North American Services	2002	$190,737		$78,385		—	—	125,000	—	—

*	Compensation originally denominated in British pounds has been converted to the US dollar using the average exchange rate during the year being 1.5738, 1.44321 and 1.44321 for the years ended June 30, 2003, 2002 and 2001, respectively.
(1)	Mr. Manning was appointed President and Chief Executive Officer on August 27, 2001. Mr. Manning’s 2002 salary is from August 27, 2001 to June 30, 2002.
(2)	Mr. Andersen’s 2002 salary is from April 1 to June 30, 2002. Mr. Andersen resigned his employment with Pivotal in August 2003.
(3)	Mr. Douglas’ 2002 salary is from October 23, 2001 to June 30, 2002. Mr. Douglas’ employment with Pivotal was terminated on July 31, 2003.
(4)	Mr. O’Hara commenced employment on June 25, 2001.
(5)	Represents Mr. O’Hara’s car allowance.
(6)	Mr. Dworak’s 2002 salary is from October 23, 2001 to June 30, 2002.

Aggregated Option Grants, Exercises and Fiscal Year-End Values

The following table provides information regarding grants of Options to the Pivotal Named Executive Officers during the fiscal year ended June 30, 2003. The potential realizable value of the Options is calculated based on the assumption that the Common Shares appreciate at the annual rate shown, compounded annually, from the date of grant until the expiration of their term. These numbers are calculated based on SEC requirements and do not reflect our projection or estimate of future Common Share price growth. Potential realizable values are computed by:

•	multiplying the number of Common Shares subject to a given option by the exercise price;

•	assuming that the aggregate share value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire term of the option; and

•	subtracting from that result the aggregate Option exercise price.

Option Grants During the Most Recently Completed Fiscal Year

	Individual Grants
					Potential Realizable
		% of Total			Value at Assumed Annual
	Number of	Options			Rates of Share Price
	Securities	Granted to	Exercise		Appreciation for Option Term
	Underlying	Employees in	Price Per	Expiration
Name	Options(1)	Fiscal Year	Share	Date	5%	10%

Kent Roger (Bo) Manning	100,000	3.28%	$0.79	Nov. 25, 2012	$49,683	$125,906
Jesper Andersen	25,000	0.82%	$0.79	Nov. 25, 2012	$12,421	$31,476
Robert Douglas	35,000	1.15%	$0.79	Nov. 25, 2012	$17,389	$44,067
John O’Hara	35,000	1.15%	$0.79	Nov. 25, 2012	$17,389	$44,067
Joseph Dworak	35,000	1.15%	$0.79	Nov. 25, 2012	$17,389	$44,067

(1)	All Options are for Common Shares.

The following table provides information regarding the exercise of Options by the Pivotal Named Executive Officers during the fiscal year ended June 30, 2003. The value of unexercised in-the-money options is based on the closing price of Common Shares on Nasdaq on June 30, 2003 of $1.08 minus the exercise price per share.

Aggregated Option Exercises During the Most Recently Completed
Fiscal Year and Financial Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		in-the-Money Options at
			Options at Fiscal Year-End		Fiscal Year-End
	Shares Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Kent Roger (Bo) Manning	Nil	Nil	25,000	75,000	$7,250	$21,750
Jesper Andersen	Nil	Nil	6,250	18,750	$1,813	$5,438
Robert Douglas	Nil	Nil	8,750	26,250	$2,537	$7,613
John O’Hara	Nil	Nil	8,750	26,250	$2,537	$7,613
Joseph Dworak	Nil	Nil	8,750	26,250	$2,537	$7,613

Compensation of Directors

Pivotal does not currently pay cash compensation to directors for serving on the Pivotal Board, but it does reimburse directors for out-of-pocket expenses for attending board and committee meetings and in certain cases, offer stipends for either in person, or telephonic attendance at committee meetings. Pivotal does not provide additional compensation for committee participation or special assignments of the Pivotal Board, except that Pivotal did provide members of the Special Committee with a fee of $1,000 per meeting. Each of Pivotal’s non-employee directors, Messrs. Francis, Wales, Jaech, Gordon, Lochhead and Gwin received stock options for their participation on the Pivotal Board for the year ended June 30, 2003. Messrs. Francis, Wales, Jaech, Gordon, Lochhead and Gwin each received options to purchase 20,000 Common Shares at an exercise price of $0.78 per share. The exercise price per share was equal to the fair market value of the Common Shares on the date of grant. The Common Shares subject to each grant vest and become exercisable 12 months from the date of grant. Mr. Rosenfeld was appointed director on July 1, 2003 and received options to purchase 40,000 Common Shares at an exercise price of $1.00. The options vest as to 25% of Common Shares after one year and the balance vests as to 12.5% every six months thereafter.

Composition of the Compensation Committee

The Compensation Committee is responsible for establishing and monitoring Pivotal’s long range plans and programs for attracting, training, developing and motivating employees. The Committee reviews recommendations for the appointment of persons to senior executive positions, considers terms of employment, including succession planning and matters of compensation and recommends awards under the Option Plans and the employee share purchase plan. In the financial year ended June 30, 2003, this Committee met three times. The Committee is composed of Jeremy A. Jaech and Howard Gwin neither of whom are current or former officers of Pivotal. All members of the Committee are unrelated Directors.

Report on Executive Compensation

The Compensation Committee of the Pivotal Board reviews and recommends to the Pivotal Board the compensation and benefits of all Pivotal’s executive officers and establishes and reviews general policies relating to compensation and benefits of Pivotal’s employees.

Pivotal’s compensation policies and programs are designed to be competitive with similar customer relationship management companies in the e-commerce environment and to recognize and reward executive performance consistent with the success of Pivotal’s business. These policies and programs are intended to attract and retain capable and experienced people.

In addition to industry comparables, the Committee considers a variety of factors when determining both compensation policies and programs and individual compensation levels. These factors include the long range interests of Pivotal and Pivotal Shareholders, overall financial and operating performance of Pivotal and the Committee’s assessment of each executive’s individual performance and contribution towards annual goals and objectives.

The total compensation plan for executive officers is comprised of four components: base salary, cash bonuses, stock options and an employee stock purchase plan. In establishing base salaries, the Committee reviews competitive market data for each of the executive positions and determines placement at an appropriate level in a range. Compensation levels are typically negotiated with the candidate for the position prior to his or her final selection as an executive officer. The compensation range for executives normally moves annually to reflect external factors such as inflation. Cash bonuses are used to reward officers for meeting specific performance targets as mutually agreed upon on an annual basis. The third component of the compensation plan is the incentive stock option plan, which is intended to emphasize management’s commitment to growth of Pivotal and the enhancement of shareholder value. The fourth component of the compensation plan is the employee stock purchase plan, which is used to encourage participants to remain in the employ of Pivotal and to have a strong commitment to, and a personal interest in, the success of Pivotal.

Presented by the Compensation Committee of the Pivotal Board:

JEREMY A. JAECH
HOWARD GWIN

Terms and Conditions of Employment Contracts

Pivotal has employment contracts with each of the Pivotal Named Executive Officers currently employed with Pivotal. The agreements between Pivotal and the Pivotal Named Executive Officers provide for termination by them upon three months’ written notice to Pivotal, while Pivotal may terminate their employment at any time for cause. If Pivotal terminates the employment of Bo Manning or Joe Dworak other than for cause, these agreements require Pivotal to give notice or compensation in lieu of notice in the amount of, in the case of Mr. Manning, one year’s base salary and, in the case of Mr. Dworak, eight months’ base salary.

If substantially all the shares or assets of Pivotal are acquired by a third party in an acquisition and either Bo Manning or Joe Dworak is terminated within six months without cause, their agreements provide that 50% of their outstanding Options at the date of acquisition will vest immediately and the remainder will be cancelled. These termination provisions do not apply if (a) there is no reduction in their aggregate compensation and (b) they are offered a senior position operating a business unit in substantially the same business as Pivotal, located within North America, equal to or larger than Pivotal’s business as of the date of acquisition. Notwithstanding the foregoing, if the Arrangement is completed, the Options held by Messrs. Manning and Dworak will be treated the same as all other Options. See “The Arrangement — Proceedings of Special Committee — Treatment of Options”.

Under the terms their employment agreements with Pivotal, the Pivotal Named Executive Officers are restricted from interfering with the employees, customers or business of Pivotal for a period of twelve months following the date of termination, whether voluntary or involuntary or with or without cause.

Performance Graph

The following graph compares the monthly percentage change in the Company’s cumulative total shareholder return on its Common Shares with the cumulative total return of the Nasdaq(1), for the period from July 1, 2002 to June 30, 2003.

Note:
(1)	The Company completed an initial public offering and its securities were listed on Nasdaq on August 5, 1999. The Company’s securities were listed on the TSX.

Auditors, Transfer Agents and Registrar

The auditors of Pivotal are Deloitte & Touche LLP, Chartered Accountants, Vancouver, Canada. The transfer agent and registrar for the Common Shares is CIBC Mellon Trust Company.

Additional Documents Relating to Pivotal

The following documents, which have been filed by Pivotal with the various securities regulatory authorities in each of the provinces of Canada and with the SEC are specifically incorporated by reference in and attached as Exhibits to and form an integral part of this Information Circular:

•	Pivotal’s annual report on Form 10-K for the year ended June 30, 2003, which is attached to this Information Circular as Exhibit “K” (contained on the accompanying CD-ROM);

•	Pivotal’s quarterly report on Form 10-Q for the three months ended September 30, 2003, which are attached to this Information Circular as Exhibit “L”(contained on the accompanying CD-ROM);

•	Pivotal’s annual audited consolidated financial statements for the three years ended June 30, 2003 and unaudited consolidated financial statements for the three months ended September 30, 2003 and 2002 , which are attached as Exhibit “M”(contained on the accompanying CD-ROM); and

•	Pivotal’s Management’s Discussion and Analysis of Financial Condition and Results of Operations for the year ended June 30, 2003 and for the three months ended September 30, 2003, which are attached to this Information Circular as Exhibit “N”(contained on the accompanying CD-ROM).

Any statement contained in any one of the foregoing documents that are incorporated in and attached as Exhibits to this Information Circular shall be deemed to be modified or superseded for the purposes of this Information Circular to the extent that a statement contained herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Information Circular.

The making of a modifying or superseding statement shall not be deemed an admission for any purposes that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

MARKET PRICES OF PIVOTAL SHARES AND CDC SHARES

The Common Shares are listed for trading on the TSX under the symbol “PVT” and quoted on Nasdaq under the symbol “PVTL”. The CDC Shares are quoted on Nasdaq under the symbol “CHINA”. The following table sets forth, for the calendar periods indicated, the high and low closing prices and trading volumes as quoted on Nasdaq for the Common Shares and CDC Shares and as reported on the Nasdaq for the Common Shares.

	Common Share Price of Pivotal*						CDC Share Price*
	(Nasdaq/TSX)						(Nasdaq)

	Nasdaq			TSX

Period	High	Low	Volume	High	Low	Volume	High	Low	Volume

	(US dollars)			(Cdn dollars)			(US dollars)
2001:
First Quarter	35.56	10.31	405,308	54.00	16.20	26,498	7.63	2.31	1,003,768
Second Quarter	25.10	9.44	320,205	38.46	14.70	66,759	3.55	2.86	396,078
Third Quarter	18.20	4.17	156,881	22.40	6.62	53,501	4.00	1.87	495,369
Fourth Quarter	6.15	2.70	119,994	9.75	4.32	119,143	3.00	1.95	479,052
2002:
First Quarter	6.55	4.78	107,397	10.39	7.46	82,861	3.28	2.63	342,055
Second Quarter	5.68	3.13	71,897	8.95	4.75	49,603	2.78	2.16	191,858
Third Quarter	3.83	.90	27,253	5.85	1.47	45,992	2.54	1.86	169,578
Fourth Quarter	1.05	.38	109,519	1.69	.60	243,637	3.07	1.91	526,146
2003:
First Quarter	1.26	.74	76,640	1.96	1.13	99,669	3.58	2.73	602,242
Second Quarter	1.29	.77	97,049	1.74	1.15	117,870	8.41	3.21	2,346,686
July	1.39	1.00	145,119	1.93	1.40	111,245	14.46	9.25	17,249,207
August	1.65	1.21	135,219	2.32	1.69	110,688	11.99	8.67	10,438,747
September	2.13	1.67	329,207	3.00	2.28	160,148	10.13	8.28	6,355,398
October	1.82	1.68	338,235	2.46	2.28	132,729	10.38	8.20	4,721,133
November	2.06	1.76	800,704	2.69	2.31	130,916	9.45	8.26	2,340,828
December	2.12	2.05	194,409	2.71	2.67	26,606	8.67	7.43	2,916,921

*	Source: Bloomberg

On December 5, 2003, the last full trading day prior to the first public announcement of the Arrangement, the closing sale price per CDC Share, as quoted by Nasdaq, was $8.15 and the closing sale price per Common Share, as quoted by Nasdaq, was $2.08. On December 5, 2003, the last full trading day prior to the first public announcement of the Arrangement, the closing sale price per Common Share, as reported on the TSX, was Cdn$2.73. On January 16, 2004, the last full trading day prior to the date of this Circular, the closing sale price per CDC Share, as quoted by Nasdaq, was $11.43 and the closing sale price per Common Share, as quoted by Nasdaq, was $2.06. On January 19, 2004, the last full trading day prior to the date of this Circular, the closing price per Common Share, as reported on the TSX was Cdn$2.72. Because the market price of CDC Shares are subject to fluctuation due to numerous market forces, the market value of the CDC Shares that Pivotal Shareholders will receive pursuant to the Cash and Share Option may increase or decrease prior to the Effective Date. Pivotal Shareholders are urged to obtain current market quotations for their Common Shares and the CDC Shares. Historical market prices are not indicative of future market prices.

COMPARISON OF SHAREHOLDER RIGHTS

Pivotal is incorporated under the BCCA and, accordingly, is governed by the laws of the Province of British Columbia, its memorandum and articles. CDC is incorporated under the Companies Law and, accordingly, is governed by the laws of the Cayman Islands, its memorandum and articles. In the event that the Arrangement is consummated, Pivotal Shareholders who elect the Cash and Share Option will on the Effective Date have a portion of their Common Shares exchanged for CDC Shares. In addition, all In-The-Money Options will be exchanged for options to acquire CDC Shares on economically equivalent terms. The rights of all former Pivotal securityholders who will become holders of CDC Shares will be governed by the Companies Law of the Cayman Islands, and CDC’s memorandum and articles.

While the rights and privileges of shareholders of a corporation incorporated under the Companies Law are, in many instances, comparable to those of a shareholder of a corporation incorporated under the BCCA, there are certain important differences. The following is a summary discussion of the most significant differences in shareholder rights between Pivotal and CDC. These differences arise from differences between Cayman Islands and British Columbia law, between the Companies Law and the BCCA and between the CDC memorandum and articles and the Pivotal memorandum and articles.

The following summary does not reflect any rules of the TSX or Nasdaq that may apply to Pivotal or CDC in connection with the Arrangement. The summary is not intended to be complete as qualified in its entirety by reference to the Companies Law, the BCCA and the governing corporate instruments of Pivotal and CDC.

Special Resolutions

Under the BCCA, a special resolution means a resolution: (i) passed by a majority of not less than 75% of the votes cast by those shareholders of a company who, being entitled to do so, vote in person or by proxy at a general meeting of the company; or (ii) consented to in writing by every shareholder of a company who would have been entitled to vote in person or by proxy at a general meeting of the company.

Under the BCCA special resolutions are required in connection with: (i) the determination of the price for consideration for the allotment or issuance of shares, if there is no provision in the memorandum or articles therefore; (ii) the provision of financial assistance for certain purposes; (iii) an increase in the authorized capital of a company; (iv) a reduction in the capital of a company; or (v) to subdivide, consolidate or change the shares of a company.

Under the Companies Law and CDC’s memorandum and articles, a special resolution means a resolution passed by a majority of not less than two-thirds of such members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given.

Under the Companies Law, special resolutions are required in connection with: (i) alteration of the memorandum of association; (ii) a reduction of capital; (iii) alteration of the articles of association; (iv) a change of name; (v)

appointment of an inspector for examining into the affairs of the company; (vi) resolution requiring company to be wound up by the court; (vii) voluntary winding up; (viii) company delegating power to appoint liquidators to creditors in voluntary winding up; (ix) to make arrangement with creditors binding on company; (x) general meeting summoned by liquidator to obtain sanction of company for his proposals; (xi) sanctioning an arrangement with creditors of the company being wound up voluntarily; (xii) sanctioning the compromising of debts and calls of the company being wound up voluntarily; or (xiii) sanctioning the transfer of the business or property of a company being wound up to another company whether established in the Cayman Islands or in any other jurisdiction.

Plans of Arrangement and Amalgamations

The BCCA requires a special resolution by shareholders to approve an amalgamation or arrangement. In addition, for certain arrangements the BCCA requires approval by a majority of votes cast by shareholders of reporting (public) companies excluding shareholders: (i) who are affiliates of the company; (ii) that will, as a result of the arrangement, be entitled to consideration for each share greater than that available to other shareholders of the same class; and (iii) who effectively control (alone or in combination with others) the company and who entered into an understanding to support the arrangement prior to notice of the shareholders meeting to approve the arrangement. The BCCA also requires court approval in respect of the adoption of an amalgamation agreement within six days to two months of the adoption of the agreement. The BCCA also requires a Court to order a Shareholders’ meeting in connection with an arrangement and to approve such arrangement, following the receipt of Shareholder approval.

The Companies Law does not provide a statutory merger procedure. However, there are statutory provisions that facilitate the reconstruction and amalgamation of companies. The proposed arrangement must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings convened for that purpose. The convening of the meetings and subsequently the proposed arrangement must be sanctioned by the Grand Court of the Cayman Islands.

Voting Rights

Under the BCCA, unless the articles otherwise provide, every shareholder has one vote in respect of each share held by the shareholder. However, whether or not a share otherwise carries the right to vote, shareholders holding issued shares not otherwise entitled to vote are entitled to vote on any proposal which would prejudice or interfere with any right or special right attached to such shares and on amalgamations.

Under the Companies Law and CDC’s memorandum and articles of association, each holder of CDC Shares is entitled to one vote per share, subject to any special rights, privileges or restrictions as to voting for the time being attached to any class or classes of shares.

Dissent Rights

Under the BCCA, dissent rights procedures must be strictly followed and the Dissent Rights expire at certain times if procedures are not followed. These Dissent Rights are described under the heading “Dissent Rights” and the relevant section of the BCCA has been reproduced as Exhibit “E” to this Information Circular.

The Companies Law differs from the BCCA in this respect. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved within one month of receiving notice of the arrangement, the court can be expected to approve the arrangement if it is satisfied that:

•	the statutory provisions as to majority vote have been complied with;

•	the shareholders have been fairly represented at the meeting in question;

•	the arrangement is such as a businessman would reasonably approve; and

•	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Law.

When a take-over offer is made and accepted by holders of 90% of the shares within four months, the offeror may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but would be unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

If the arrangement and reconstruction is thus approved, the dissenting shareholders would have no rights comparable to appraisal rights.

Shareholder Proposals

Under both the BCCA and the Companies Law, shareholders do not have the right to submit proposals at annual general meetings.

Location of Meetings of Shareholders

Under the BCCA, meetings of shareholders must be held in British Columbia unless otherwise approved by the Registrar of Companies (British Columbia).

Under the Companies Law, meetings of shareholders shall be held at such time and place as the board shall appoint.

Election and Removal of Directors

Under the BCCA, the shareholders may remove directors by special resolution (see the relevant definition of special resolution above) and shareholders holding 10% or more of the voting shares may nominate directors and require the nominees to be included in the company’s proxy circular for the election of directors. Between annual general meetings, the directors may appoint one or more additional directors, but the number of additional directors must not at any time exceed 1/3 of the number of directors elected or appointed at the last annual general meeting.

CDC’s memorandum and articles provide that any vacancy on the CDC Board may be filled by the CDC Board or by an ordinary resolution of the shareholders. Such resolution requires a simple majority of the votes — of such shareholders of the company as, being entitled to do so, vote in person or, where proxies are allowed, by proxy or, in the case of corporations, by their duly authorized representatives. Any director appointed by the CDC Board shall hold office only until the next following annual general meeting of the company and shall then be eligible for re-election at that meeting.

CDC’s memorandum and articles provide for a classified board of directors and also provide that a director may be removed by the special resolution of the shareholders. CDC’s directors are divided into three classes, designated Class I, Class II and Class III. All classes are as nearly equal in number as possible in terms of number of directors. The directors as currently classified shall hold office for terms as follows:

(a)	the Class II Directors shall hold office until the date of the annual general meeting of shareholders in 2004 or until their successors shall be elected and qualified;

(b)	the Class III Directors shall hold office until the date of the annual general meeting of shareholders in 2005 or until their successors shall be elected and qualified; and

(c)	the Class I Directors shall hold office until the date of the annual general meeting or shareholders in 2006 or until their successors shall be elected and qualified.

Upon expiration of the term of office of each class as set forth above, the directors in each class shall be elected for a term of three years to succeed the directors whose terms of office expire. A retiring director shall retain office until the close of the meeting at which he retires and shall be eligible for re-election thereat. The company at any annual general meeting at which any directors retire may fill the vacated office by electing a like number of persons to be directors. Such a special resolution requires not less than two-thirds of the votes of the shareholders, as further described in “— Amendment of Governing Documents,” below. In addition, a director may be removed by notice in writing served upon him signed by not less than three-fourths in number (or, if that is not a round number, the nearest lower round number) of all directors (including the removed director) then in office.

Standing to Bring Derivative Actions/Oppression Actions

Under the BCCA, a beneficial shareholder of a company or any other person determined by a court to be a “proper person” to bring an application may bring an oppression action on the grounds:

•	that the affairs of the company are being conducted, or the powers of the directors of the company are being exercised, in a manner oppressive to one or more of the members of the company, including the applicant; or

•	that some act of the company has been done, or is threatened, or that some resolution of the members or any class of members of the company has been passed or is proposed, that is unfairly prejudicial to one or more of the members of the company, including the applicant.

Under the BCCA a beneficial shareholder or director of a company or any other person determined to be a “proper person” to bring an action may, with leave of the court, bring an action in the name and on behalf of the company:

•	to enforce a right, duty or obligation owed to the company that could be enforced by the company itself; or

•	to obtain damages for any breach of such a right, duty or obligation,

whether the right, duty or obligation arises under the BCCA or otherwise. Under the BCCA a beneficial shareholder or director of a company and any other person determined by a court to be a “proper person” also may, with leave of the court, in the name and on behalf of the company, may defend an action brought against the company.

In principle, a Cayman Islands company will normally be the proper plaintiff in an action to enforce the rights of the company, and a derivative action may not be brought by a minority shareholder. However, based on English authorities, including the Foss v. Harbottle case, which would in all likelihood be of persuasive authority in the Cayman Islands, exceptions to the foregoing principle permit a minority shareholder in a Cayman Islands company to commence a class action against, or a derivative action in the name of, the company to challenge:

•	an act which is beyond the corporate power of the company or illegal;

•	an act which constitutes a fraud against the company or the minority shareholders; or

•	an act that requires approval by a greater percentage of the company’s shareholders than actually approved it.

The Grand Court of the Cayman Islands may, on the application of shareholders of a Cayman Islands company holding not less than one fifth of the shares of the company in issue, appoint an inspector to examine into the affairs of the company and to report thereon in such manner as the Grand Court shall direct.

Any shareholder of a Cayman Islands company may petition the Grand Court of the Cayman Islands which may make a winding up order if the court is of the opinion that it is just and equitable that the company should be wound up.

Claims against a Cayman Islands company by its shareholders must, as a general rule, be based on the general laws of contract or tort applicable in the Cayman Islands or their individual rights as shareholders as established by the company’s memorandum and articles of association.

The English common law rule that the majority will not be permitted to commit a fraud on the minority has been applied and followed by the courts of the Cayman Islands.

DISSENT RIGHTS

There is no statutory right of dissent and appraisal in respect of plans of arrangement under the BCCA. However, pursuant to the terms of the Interim Order and the Plan of Arrangement, Pivotal has proposed and the court has granted to registered Pivotal Shareholders who object to the Arrangement Resolutions (a “Dissenting Holder”), the Dissent Rights in respect of their Common Shares. The Dissent Rights, which incorporate Article V of the Plan of Arrangement, are described, in summary, below. While the terms of the Dissent Rights are based upon the dissenting shareholder provisions of Section 207 of the BCCA, the text of which is set out in Exhibit “E” to this Information Circular, they are not completely identical to such provisions. In order to validly exercise the Dissent Rights, registered Pivotal Shareholders must strictly comply with the provisions of the Interim Order as described below.

A registered Pivotal Shareholder who wishes to exercise the Dissent Rights must give written Notice of Dissent (a “Notice of Dissent”) to Pivotal by delivering such Notice of Dissent to the registered offices of Pivotal at Suite 700 — 858 Beatty Street, Vancouver, British Columbia, V6B 1C1, Attention: Trevor Wiebe, to be actually received not later than 4:00 p.m. (Vancouver time) on the day preceding the Meeting or any adjournments on postponements thereof (excluding Saturdays, Sundays and statutory holidays in British Columbia). Non-registered Pivotal Shareholders may not exercise the Dissent Rights directly. Such holders should contact the registered holder of their shares for instructions on how to properly exercise the Dissent Rights.

To be valid, a Notice of Dissent must:

(a)	state that such registered Pivotal Shareholder is exercising the Dissent Rights; and

(b)	specify the number of Common Shares in respect of which such Dissenting Holder is exercising the Dissent Rights.

The delivery of a Notice of Dissent does not deprive a Pivotal Shareholder of the right to vote at the Meeting on the Arrangement Resolutions. A vote against the Arrangement Resolutions, whether in person or by proxy, does not constitute a Notice of Dissent. A Pivotal Shareholder is not entitled to exercise the Dissent Rights with respect to any Common Shares if the Pivotal Shareholder votes (or instructs or is deemed, by submission of any incomplete Proxy, to have instructed his or her proxyholder to vote) in favour of the Arrangement Resolutions. A Pivotal Shareholder, however, may vote as a proxyholder for another Pivotal Shareholder whose proxy required an affirmative vote, without affecting the right of the proxyholder to exercise the Dissent Right.

All Common Shares held by a Dissenting Holder in respect of which such Dissenting Holder is exercising Dissent Rights shall be deemed to be transferred to and acquired by Pivotal for the consideration determined pursuant to the dissent procedures (the “Dissent Procedures”) specified in the Interim Order, as described below, and the name of such Dissenting Holder in respect of such shares shall be removed from the register of members of Pivotal. Every Dissenting Holder who has complied with the Dissent Procedures and who has not previously withdrawn from pursuing them to conclusion, will be paid the price per Common Share described below.

If Pivotal intends to complete the Arrangement, it will give each Dissenting Holder notice that the Arrangement Resolutions have been duly passed and that it intends to complete the Arrangement. On receiving such notice, a Dissenting Holder is entitled to require Pivotal to purchase all of the Common Shares in respect of which the Notice of Dissent was given. A Dissenting Holder wishing to exercise this right must deliver to Pivotal within 14 days after Pivotal gives its notice:

(a)	a notice requiring Pivotal to purchase all the Common Shares in respect of which the Notice of Dissent was given; and

(b)	the certificates representing all the Common Shares in respect of which the Notice of Dissent was given,

and thereupon the Dissenting Holder is bound to sell those Common Shares to Pivotal and Pivotal is bound to purchase them for their fair value.

If the Arrangement becomes effective, Pivotal will be required to determine the fair value of Common Shares in respect of which a Notice of Dissent was given and to make a written offer to pay such amount to the Dissenting Holders. Fair value will be the fair value of the Common Shares as of the day before the Arrangement Resolutions were passed. If such offer is not made and accepted within 30 days after the Effective Date, Pivotal or a Dissenting Holder may apply to the Court to fix the fair value of Common Shares. There is no obligation on Pivotal to apply to the Court. If an application to the Court is made by either Pivotal or a Dissenting Holder, the Dissenting Holder will be entitled to be paid the amount fixed by the Court. On any such application to the Court:

(a)	all Dissenting Holders who have not withdrawn their Notices of Dissent will be joined as parties and will be bound by the decision of the Court; and

(b)	Pivotal will notify each such Dissenting Holder of the date, place and consequences of the application and of the right to be heard in person or by counsel.

Any notice required to be given by Pivotal or a Dissenting Holder to the other in connection with the exercise of the Dissent Rights will be deemed to have been given and received, if delivered, on the day of delivery, or, if mailed, on the earlier of the date of receipt and the first Business Day after the day of mailing, or if sent by telecopier or other similar form of transmission, the first Business Day after the date of transmittal.

A Dissenting Holder who:

(a)	properly exercises the Dissent Rights by complying with all of the Dissent Procedures required to be complied with by a Dissenting Holder, will:

(i)	be deemed not to have participated in the Arrangement in the same manner as other Pivotal Shareholders who participate in the Arrangement; and

(ii)	as of the Effective Time on the Effective Date, cease to have any rights other than the right to be paid the fair value of the Common Shares by Pivotal in accordance with the Dissent Procedures; or

(b)	seeks to exercise the Dissent Rights, but:

(i)	who for any reason does not properly fulfil each of the Dissent Procedures required to be fulfilled by a Dissenting Holder; or

(ii)	subsequent to giving the Notice of Dissent, acts inconsistently with such dissent,

will be treated in the same fashion as, and be entitled to receive the same consideration as a Pivotal Shareholder who participates in the Arrangement.

Pivotal Shareholders who wish to exercise the Dissent Rights should consult their legal advisors with respect to the legal rights available to them in relation to the Arrangement and the Dissent Rights. Pivotal Shareholders should note that the exercise of Dissent Rights can be a complex, time-consuming and expensive procedure. It should also be noted that the Dissent Rights is available only to Pivotal Shareholders whose names are entered in Pivotal’s register of members.

The Arrangement Agreement provides that it is a condition to the obligations of the Acquisition Group to complete the Arrangement that Pivotal shall not have received notice from holders of more than 7% of the issued and outstanding Common Shares, in the aggregate, of their intention to exercise Dissent Rights.

ELECTIONS, DEPOSIT AND TRANSMITTAL

Elections

Pivotal Shareholders may elect either the Cash Option, the Cash and Share Option or a combination of both by completing the Letter of Transmittal and Election Form (printed on green paper) in accordance with the instructions contained therein.

IT IS VERY IMPORTANT THAT PIVOTAL SHAREHOLDERS PROPERLY COMPLETE AND RETURN ONE OR MORE LETTERS OF TRANSMITTAL AND ELECTION FORMS BY NO LATER THAN 48 HOURS PRIOR TO THE EFFECTIVE TIME (THE “ELECTION DEADLINE”) IN ORDER TO INDICATE WHICH OPTION(S) THEY ARE CHOOSING. ANY PIVOTAL SHAREHOLDER WHO HAS NOT DELIVERED PROPERLY COMPLETED LETTERS OF TRANSMITTAL AND ELECTION FORMS BY THE ELECTION DEADLINE WILL BE DEEMED TO HAVE ELECTED THE CASH OPTION IN RESPECT OF ALL COMMON SHARES HELD.

Please refer to the enclosed Letter of Transmittal and Election Form for more details on how to complete the form and return it to the Depository. If a Letter of Transmittal and Election Form is not contained in the package of material delivered to you, it is probably because you hold your shares through a broker or other person. As the Letter of Transmittal and Election Form can only be completed by a registered holder of Common Shares, you should contact your broker or other person through whom your shares are held to discuss how to properly complete and return the Letter of Transmittal and Election Form.

Deposit and Payment

The details of the procedures for the deposit of certificates representing Common Shares and the delivery by the Depository of the consideration to be paid for the Common Shares are set out in the Letter of Transmittal and Election Form provided to holders of Common Shares herewith. Pivotal Shareholders who do not receive a Letter of Transmittal and Election Form, or require an additional Letter of Transmittal and Election Form should contact the Depository.

The Depository will forward to all registered Pivotal Shareholders (other than members of the Acquisition Group) who, prior to the Effective Date, have deposited their properly completed and executed Letters of Transmittal, together with their Common Share certificates, the consideration payable to them as soon as reasonably practicable after the Effective Date. The Depository will forward to Pivotal Shareholders (other than members of the Acquisition Group) who, after the Effective Date, have deposited their properly completed and executed Letters of Transmittal, together with their Common Share certificates, the consideration payable to them as soon as reasonably practicable following the receipt by the Depository of such Letters of Transmittal and Election Forms and Common Share certificates.

Pivotal Shareholders who do not forward to the Depository properly completed and executed Letters of Transmittal, together with their Common Share certificates, will not receive the consideration to which they are otherwise entitled under the Arrangement until proper tender is made. At and after the Effective Time on the Effective Date, certificates formerly representing Common Shares shall represent only the right to receive payment therefor in accordance with the Plan of Arrangement.

If the Arrangement Agreement is terminated and the Arrangement is not completed, all certificates representing Common Shares and Letters of Transmittal and Election Forms delivered to the Depository by a Pivotal Shareholder will be returned to such Pivotal Shareholder, at the expense of CDC Software.

Under no circumstance will interest accrue or be paid by members of the Acquisition Group or the Depositary to persons depositing Common Shares in respect of the consideration to be paid for such Common Shares, regardless of any delay in making such payment.

Letter of Transmittal and Election Form

Pivotal Shareholders wishing to deliver their certificates representing Common Shares must deliver to the Depository, at any of the offices specified in the Letter of Transmittal and Election Form, the following documents:

(a)	the certificate or certificates representing the Common Shares held by the Pivotal Shareholder;

(b)	the Letter of Transmittal and Election Form (printed on green paper) or a manually signed facsimile thereof, properly completed and duly executed as required by the instructions set out in the Letter of Transmittal and Election Form; and

(c)	all other documents required by the instructions set out in the Letter of Transmittal and Election Form in accordance with the specific circumstances of each Pivotal Shareholder.

US Pivotal Shareholders should be aware that the Letter of Transmittal and Election Form also contains a section entitled “Substitute Form W-9”. All US Pivotal Shareholders must complete this section of the Letter of Transmittal and Election Form. Failure to do so may result in a withholding of 28% of the amounts otherwise payable to such US Pivotal Shareholders.

Guarantee of Signatures

If (a) the Letter of Transmittal and Election Form is signed by a person other than the registered owner(s) of the Common Shares, or (b) the amount to be paid on the Arrangement or, if the Arrangement is not effective, the Common Shares to be returned are to be sent to a person other than such registered owner(s) or sent to an address other than the address of the registered owner(s) as shown on the register of members of Pivotal, the signature on the Letter of Transmittal and Election Form must be guaranteed by a Canadian chartered bank, a trust company in Canada, a commercial bank or trust company having an office, branch or agency in the United States, a member of the Investment Dealers Association of Canada, a member of a recognized stock exchange in Canada, a member of a national securities exchange in the United States or a member of the National Association of Securities Dealers, Inc. (an “Eligible Institution”) or in some other manner satisfactory to the Depository (except that no guarantee is required if the signature is that of an Eligible Institution).

Fiduciaries, Representatives and Authorizations

Where the Letter of Transmittal and Election Form is executed by a person on behalf of an executor, administrator, trustee, guardian, corporation, partnership or association or is executed by any other person acting in a representative capacity, the Letter of Transmittal and Election Form must be accompanied by satisfactory evidence of the authority to act. Any of Acquisitionco or the Depository may require additional evidence of authority or additional documentation.

Withdrawal of Deposited Common Shares

All deposits of Common Shares are irrevocable, provided that any Common Shares deposited hereunder may be withdrawn by or on behalf of the depositing Pivotal Shareholder at any time before the Effective Date by complying with the following procedures. A withdrawal must be effected by a notice in writing of withdrawal made by or on behalf of the depositing Pivotal Shareholder and must be received by the Depository at the place of deposit of Common Shares before the Effective Date and such notice will become effective upon its receipt by the Depository. Complete instructions for such a withdrawal are set forth in the Letter of Transmittal and Election Form.

Lost Common Share Certificates

Pivotal Shareholders who are required to surrender certificates in order to receive cheques for the appropriate amount of cash upon completion of the Arrangement and who have lost or misplaced the certificates representing their Common Shares should immediately contact the Depository regarding the lost certificate(s). Once the Depository establishes the Pivotal Shareholder’s proper entitlement, and such Pivotal Shareholder satisfies such requirements as may be imposed upon the registered holder of such a certificate(s) including, but not limited to, payment of a replacement fee, prior to issuing a replacement certificate(s), the Pivotal Shareholder will receive the cash to which it is entitled.

Extinguishment of Rights

Pivotal Shareholders who hold Common Shares as of the Effective Date have a period of six years from the Effective Date during which they may surrender the share certificate(s) representing the Common Shares held by them as of the Effective Date, following which time they lose all rights to receive any consideration under the Arrangement; provided, however, that the rights of Dissenting Holders will be governed by Article V of the Plan of Arrangement.

Mail Service Interruption

Notwithstanding the provisions of this Information Circular or the Letter of Transmittal and Election Form, cheques payable to Pivotal Shareholders and certificates representing Common Shares to be returned will not be mailed if the Depositary determines that delivery thereof by mail may be delayed. Persons entitled to cheques which are not mailed for the foregoing reason may take delivery thereof at the office of the Depositary at which the deposited certificate(s) representing Common Shares in respect of which the cheques are being issued were deposited, upon application to the Depositary, until such time as the Depositary has determined that delivery by mail will no longer be delayed. The Depositary shall provide notice (by an reasonable means acceptable to Pivotal and CDC) of any such determination not to mail made under this section as soon as reasonably practicable after the making of such determination. Cheques not mailed for the foregoing reason will be conclusively deemed to have been delivered on the first day upon which they are available for delivery to the depositing Pivotal Shareholder at the office of the Depositary.

GENERAL PROXY INFORMATION

Management Solicitation

This Information Circular is furnished in connection with the solicitation of proxies by the management of Pivotal for use at the Meeting to be held on February 23, 2004 and at any adjournments or postponements thereof for the purposes set forth in the accompanying Notice of Meeting and more particularly explained below. This solicitation of proxies is made by and on behalf of the management of Pivotal. This solicitation of proxies will be delivered primarily by mail.

Except as specifically contemplated below, the cost of the solicitation of proxies will be paid by Pivotal. Pivotal will compensate brokers, custodians, nominees and other intermediaries in Canada in accordance with applicable Canadian regulatory requirements related to the forwarding of proxy materials to beneficial owners of securities. Pivotal will reimburse brokers, custodians, nominees and other intermediaries outside of Canada for their reasonable charges and expenses incurred in forwarding proxy materials to beneficial owners of Common Shares. In addition to solicitation by mail, officers, directors and regular employees of Pivotal may, without additional compensation, solicit proxies personally, by telephone, by facsimile or other electronic means. In addition, Pivotal has retained MacKenzie Partners, Inc. to solicit proxies on behalf of management with respect to the Meeting from Pivotal Shareholders. See “Soliciting Agent”.

Securityholder Approvals

At the Meeting, Pivotal securityholders will be asked to approve, in addition to such other matters as may be properly brought before the Meeting, the Arrangement Resolutions, the text of which are annexed hereto as Exhibit “A” to this Information Circular. In order for the Arrangement to be approved in accordance with applicable law and the Interim Order, the Arrangement Resolutions must be approved by: (a) at least 75% of the votes cast by Pivotal Shareholders; and (b) a majority of the votes cast by Pivotal Shareholders, excluding any votes cast by the Acquisition Group; and (c) at least 75% of the votes cast by Pivotal Shareholders and Optionholders voting together as a class where each holder of Common Shares gets one vote per share held and each Optionholder (whether vested or unvested):

(i)	one vote for each Common Share underlying such Options where such Options have an exercise price of up to $2.50 inclusive;

(ii)	three-quarters of one vote for each Common Share underlying such Options where such Options have an exercise price of between $2.51 and $5.00 inclusive;

(iii)	one-half of one vote for each Common Share underlying such Options where such Options have an exercise price of between $5.01 and $10.00 inclusive; and

(iv)	one tenth of one vote for each Common Share underlying such Options where such Options have an exercise price of more than $10.00.

Fractional votes of any particular Optionholder arising from the above voting entitlements will not be counted at the Meeting.

Record Date

The Court fixed January 21, 2004 as the Record Date for determining the names of Pivotal Shareholders and Optionholders entitled to receive notice of and attend the Meeting. Each person who was a registered Pivotal Shareholder and Optionholder as of the close of business on the Record Date is entitled to attend the Meeting in person or by proxy.

Quorum

In order for a quorum to be present at the Meeting, two persons entitled to vote must be present.

Appointment and Revocation of Proxies

The individuals named in the enclosed form of proxy are directors and officers of Pivotal.

A registered Pivotal Shareholder or Optionholder has the right to appoint an individual to attend and act as proxyholder on the Pivotal Shareholder’s or Optionholder’s behalf at the Meeting other than the individuals named in the enclosed form of proxy. If a Pivotal Shareholder or Optionholder does not want to appoint either of the individuals so named, the Pivotal Shareholder or Optionholder should strike out the names in the proxy and insert in the blank space provided the name of the individual whom the Pivotal Shareholder or Optionholder wishes to appoint as proxyholder. That individual need not be a Pivotal Shareholder or Optionholder.

A Pivotal Shareholder or Optionholder who has given a proxy may revoke it by: (a) signing a proxy bearing a later date and depositing it as provided under “Deposit of Proxy”, below; or (b) signing and dating a written notice of revocation (in the same manner as the enclosed form of proxy is required to be executed as described below under “Validity of Proxy”) and delivering it to the Depository as described below under “Deposit of Proxy”.

Voting of Securities Represented by Proxy

A proxy in the form of the enclosed proxy will confer discretionary authority upon a proxyholder named therein with respect to the matters identified in the enclosed notice of the Meeting for which no choice is specified (and with respect to amendments and variations thereto and any other matter that may properly be brought before the Meeting).

The Common Shares or Options represented by a proxy in the form of the enclosed proxy will be voted or withheld from voting in accordance with the instructions of the Pivotal Shareholder or Optionholder on any ballot that may be called for and, if the Pivotal Shareholder or Optionholder specifies with certainty a choice with respect to any matter to be acted upon, the securities of the Pivotal Shareholder or Optionholder will be voted accordingly.

If no choice is specified by a Pivotal Shareholder or Optionholder in a proxy in the form of the enclosed proxy with respect to a matter identified therein, and one of the individuals named in the enclosed proxy is appointed as proxyholder, the Common Shares of the Pivotal Shareholder or the Options of the Optionholder, as the case may be, represented by the proxy will be voted in favour of such matter.

Validity of Proxy

A proxy will not be valid unless it is dated and signed by the Pivotal Shareholder or the Optionholder or by the Pivotal Shareholder’s or Optionholder’s attorney duly authorized in writing. In the case of a Pivotal Shareholder or Optionholder that is a corporation, a proxy will not be valid unless it is executed under the corporate Pivotal Shareholder’s or Optionholder’s seal or by a duly authorized officer or agent of, or attorney for, such corporate Pivotal Shareholder or Optionholder. If a proxy is executed by an attorney or agent for an individual Pivotal Shareholder or Optionholder or joint Pivotal Shareholder or Optionholder, or by an officer, attorney, agent or other authority for a corporate Pivotal Shareholder or Optionholder, the instrument empowering the attorney, officer or agent, as the case may be, or a notarial copy thereof, should accompany the proxy.

Deposit of Proxy

In order to be valid and effective, proxies must be deposited with CIBC Mellon Trust Company at Unit 6, 200 Queens Quay East, Toronto, Ontario, M5A 4K9 at least 48 hours (excluding Saturdays, Sundays or holidays) prior to the Meeting or any adjournment or postponement thereof. The Chairman of the Meeting has the discretion to accept proxies filed after this deadline.

All non-registered Pivotal Shareholders or Optionholders who receive these materials through a broker or other intermediary should complete and return the materials in accordance with the instructions provided to them by such broker or other intermediary.

Amendments or Variations and Other Matters

The management of Pivotal is not aware of any amendment to or variations of any of the matters identified in the enclosed Notice of Meeting nor of any other matter which may be brought before the Meeting.

However, a proxy in the enclosed form will confer discretionary authority upon a proxyholder named therein to vote on any amendments to or variations of any of the matters identified in the enclosed notice and on any other matter which may properly be brought before the Meeting.

Voting Securities and Principal Holders of Voting Securities

Pivotal is authorized to issue 200,000,000 Common Shares and 20,000,000 Preferred Shares. As at January 20 there were 26,626,153 Common Shares and no Preferred Shares issued and outstanding. In addition, there were a total of 4,658,688 Options issued and outstanding which will have a total of 3,168,291 votes on the separate special resolution of holders of Common Shares and Options at the Meeting.

Members of the Acquisition Group held a total of 6,000 Common Shares on the Record Date.

Each registered Pivotal Shareholder and Optionholder at the close of business (local time in Vancouver) on the Record Date is entitled to attend the Meeting in person or by proxy and each registered Pivotal Shareholder to cast one vote for each Common Share held by it on the Record Date. Optionholders will be entitled to the number of votes described above.

Non-Registered Pivotal Shareholders

Only registered Pivotal Shareholders or Optionholders or the individuals they appoint as their proxyholders are permitted to vote at the Meeting. However, in many cases, Common Shares beneficially owned by a person (a “Non-Registered Holder”) are registered either: (a) in the name of an intermediary (an “Intermediary”) that the Non-Registered Holder deals with in respect of the Common Shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSPs, RRIFs, RESPs and similar plans); or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited (“CDS”)) or CEDE & Co. (the registration name for the Depository Trust Company) of which the Intermediary is a participant. In accordance with the requirements of National Instrument 54-101 of the Canadian Securities Administrators, Pivotal has distributed copies of the Notice of Meeting and this Information Circular and the Letter of Transmittal and Election Form and form of proxy (collectively, the “Meeting Materials”) to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

Intermediaries are required to forward the Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them. Very often, Intermediaries will use service companies to forward the Meeting Materials to Non-Registered Holders. Generally, Non-Registered Holders who have not waived the right to receive Meeting Materials will either:

(a)	be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of shares beneficially owned by the Non-Registered Holder but which is otherwise not completed. Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Holder when submitting the proxy. In this case, the Non-Registered Holder who wishes to submit a proxy should otherwise properly complete the form of proxy and deliver it to the Depository at Unit 6, 200 Queens Quay East, Toronto, Ontario, M5A 4K9.

(b)	more typically, be given a form of proxy which is not signed by the Intermediary, and which, when properly completed and signed by the Non-Registered Holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a “proxy authorization form”) which the Intermediary must follow. Typically, the Non-Registered Holder will also be given a page of instructions which contains a removable label containing a bar-code and other information. In order for the form of proxy to validly constitute a proxy authorization form, the Non-Registered Holder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and submit it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company.

In either case, the purpose of this procedure is to permit Non-Registered Holders to direct the voting of the Common Shares which they beneficially own. Non-Registered Holders should carefully follow the instructions of their Intermediary, including those regarding when and where the proxy or proxy authorization form is to be delivered.

Soliciting Agent

Pivotal has retained MacKenzie Partners, Inc. to solicit proxies on behalf of management of Pivotal in respect of the Meeting from Pivotal Shareholders. The costs of such solicitations will be borne by Pivotal. Under the terms of

Pivotal’s agreement with MacKenzie Partners, Pivotal will pay a flat fee of $7,500 to MacKenzie Partners and reimburse MacKenzie Partners for all out-of-pocket expenses in connection with the solicitation of proxies.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

On May 21, 2003 the Pivotal Board approved payments of special incentives to key management and staff in respect of them making their utmost effort to assist the Pivotal Board in completing a strategic transaction that would maximize shareholder value. The Pivotal Board delegated to the Compensation Committee the task of determining which key management and staff should receive such incentive and in what amounts. Accordingly, the Compensation Committee approved special incentives for the following senior officers of Pivotal:

Name	Title	Bonus Allocation

Kent Roger (Bo) Manning	President and Chief Executive Officer	$200,000
Divesh Sisodraker	Chief Financial Officer	$125,000
John O’Hara	Executive Vice President, International	$25,000
Joe Dworak	Senior Vice President, North American Services	$25,000
Errol Olsen	Vice President, Finance	$10,000
Trevor Wiebe	Secretary	$5,000

Payment of the incentives is: (a) conditional upon the Arrangement, or similar transaction, being successfully completed; and (b) subject to some specific exceptions, the recipient continuing to be employed by Pivotal for at least 90 days subsequent to the completion of the Arrangement, or similar transaction.

Under the Arrangement Agreement, for a period of six years after the Effective Time, Acquisitionco and Pivotal will: (i) maintain in effect the current or substantially similar (subject to any changes required by applicable law) provisions regarding indemnification of officers and directors currently contained in the constating documents of Pivotal and its subsidiaries, and any directors’, officers’ or employees’ indemnification agreements of Pivotal and its subsidiaries; (ii) indemnify the present and former directors and officers of Pivotal and its subsidiaries, to the fullest extend to which Pivotal and any subsidiary are permitted to indemnify such officers and directors under their respective constating documents and applicable laws; and (iii) subject to certain conditions, use their commercially reasonable efforts to maintain Pivotal’s current directors and officers liability insurance coverage for the existing and former directors and officers of Pivotal and its subsidiaries covering claims made prior to or within six years from and after the Effective Time.

Other than as described above herein, none of the directors or senior officers of Pivotal, none of the persons who have been directors or senior officers of Pivotal since the commencement of Pivotal’s last completed financial year, no person who, to the knowledge of the directors or senior officers of Pivotal beneficially owns, directly or indirectly, Common Shares carrying more than 10% of the voting rights attached to all Common Shares, and no associate or affiliate of any of the foregoing persons has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting.

INTEREST OF INSIDERS AND OTHERS IN MATERIAL TRANSACTIONS

Other than as previously disclosed herein, none of the directors or senior officers of Pivotal, none of the persons who have been directors or senior officers of Pivotal since the commencement of Pivotal’s last completed financial year, no person who, to the knowledge of the directors or senior officers of Pivotal beneficially owns, directly or indirectly, Common Shares carrying more than 10% of the voting rights attached to all Common Shares of Pivotal and no associate or affiliate of any of the foregoing persons has any direct or indirect material interest in any material transaction since the commencement of Pivotal’s last completed financial year or in any proposed transaction, which, in either case, has materially affected or will materially affect Pivotal or any of its subsidiaries.

INDEBTEDNESS OF DIRECTORS, EXECUTIVE OFFICERS
AND SENIOR OFFICERS

During the year ended June 30, 2001, Pivotal loaned Cdn$124,000 to its former General Counsel and Secretary. This loan was non-interest bearing and unsecured. The employment of Pivotal’s former General Counsel and Secretary was terminated on August 15, 2003, and pursuant to an agreement dated May 29, 2002 he repaid the outstanding balance of Cdn$82,000.

Other than as disclosed above, no person who is or at any time during the most recently completed financial year was a director, executive officer or senior officer of Pivotal, and no associate of any of the foregoing persons is or has been indebted to Pivotal or its subsidiaries at any time since the commencement of Pivotal’s last completed financial year. At any time since the beginning of Pivotal’s most recently completed financial year, no guarantee, support agreement, letter of credit or other similar arrangement or understanding has been provided by Pivotal or any of its subsidiaries with respect to any indebtedness of any of the foregoing persons.

INTEREST OF EXPERTS

As of January 20, 2004 the partners and associates of Borden Ladner Gervais LLP beneficially owned, directly or indirectly, less than 1.0% of the outstanding Common Shares and/or outstanding CDC Shares.

MANAGEMENT CONTRACTS

There are no management functions of Pivotal or its subsidiaries which are to any substantial degree performed by a person other than the directors or senior officers of Pivotal or any subsidiary thereof.

WHERE YOU CAN FIND MORE INFORMATION

Pivotal files annual, quarterly and current reports and other information on SEDAR and with the SEC and CDC files annual, special and current reports and other information with the SEC. You may inspect and copy the documents that Pivotal or CDC has filed with the SEC, at prescribed rates, at the public reference facility maintained by the SEC at Room 1024, 450 Fifth Street, N., Washington, D.C. 20549. You may obtain information regarding the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the documents Pivotal has filed with SEDAR are publicly available at http://www.sedar.com and the documents that Pivotal or CDC have filed with the SEC are available at http://www.sec.gov.

DIRECTORS’ APPROVAL

The contents of this Information Circular and the sending thereof to the Pivotal Shareholders and the Optionholders have been approved by the Pivotal Board.

January 20, 2004.

PIVOTAL CORPORATION

(Signed)	Divesh Sisodraker Chief Financial Officer

EXHIBIT “A”
ARRANGEMENT RESOLUTIONS

The following is the proposed text of the resolutions to be considered by holders of Common Shares and by holders of Common Shares and Options, voting together as a class, at the Meeting, as described in the Information Circular to which this Exhibit “A” is attached.

BE IT RESOLVED AS A SPECIAL RESOLUTION THAT:

1.	The arrangement (the “Arrangement”) pursuant to Section 252 of the Company Act (British Columbia) among Pivotal Corporation (“Pivotal”), its shareholders, its optionholders, CDC Software Corporation or its wholly-owned designee (collectively, “Acquisitionco”) and chinadotcom corporation (“CDC”), all as set forth in the plan of arrangement (the “Plan of Arrangement”) attached as Schedule “A” to Exhibit “B” to the Management Information Circular of Pivotal dated January 20, 2004 is hereby authorized and approved.

2.	Both the arrangement agreement (the “Arrangement Agreement”) dated December 6, 2003, as amended and restated on January 19, 2004, among Pivotal, CDC Software Corporation and CDC, and the actions of the officers of Pivotal in executing and delivering the Arrangement Agreement, are hereby confirmed, ratified, authorized and approved.

3.	Notwithstanding that this resolution has been passed (and the Arrangement adopted) by the members and optionholders of Pivotal, or that the Arrangement has been approved by the Supreme Court of British Columbia (the “Court”), the directors of Pivotal are hereby authorized and empowered without the further approval of the shareholders or the optionholders of Pivotal, to the extent permitted by the Arrangement Agreement or Plan of Arrangement: (i) to amend the Arrangement Agreement or the Plan of Arrangement to the extent permitted by the Arrangement Agreement; and (ii) not to proceed with the Arrangement at any time prior to the acceptance for filing, by the Registrar of Companies under the Company Act (British Columbia), of a certified copy of the final order (the “Final Order”) of the Court made in connection with the approval of the Plan of Arrangement giving effect to the Arrangement.

4.	Any one director or one officer of Pivotal is hereby authorized, on behalf of Pivotal, to take all such steps and execute and deliver all such documents as may be necessary or advisable in order to give full effect to the foregoing resolutions and, in particular, to complete the Arrangement.

A-1

EXHIBIT “B”

AMENDED AND RESTATED ARRANGEMENT AGREEMENT
January 19, 2004

DELIVERED BY HAND

Pivotal Corporation
Suite 700 – 858 Beatty Street
Vancouver, B.C.
V6B 1C1
Attention: The Board of Directors

Dear Sirs:

     This letter will record our agreement with respect to the transaction (the “Transaction”) in respect of Pivotal Corporation (“Pivotal”) to be carried out between Pivotal, chinadotcom corporation, a Cayman Islands corporation (“Parentco”) and CDC Software Corporation, a Cayman Islands corporation (“Acquisitionco”), a wholly-owned Subsidiary of Parentco, on the terms set out in this letter. Unless otherwise defined herein, all capitalized terms used herein and defined in Section 20 below are used herein as so defined.

1.    THE TRANSACTION.

(a)	The Transaction will be effected by a court-approved plan of arrangement (the “Arrangement”) under the Company Act (British Columbia) (the “BCCA”) substantially in the form of Schedule A attached hereto.

(b)	Pursuant to the Arrangement, each holder of Pivotal common shares (other than any member of the Acquisition Group) will receive, from Parentco, in exchange for the transfer to Acquisitionco of each common share of Pivotal held, the Purchase Price Per Share as determined pursuant to Schedule B attached hereto. As a result, Acquisitionco will become the holder of all of the issued and outstanding common shares of Pivotal. “Acquisition Group” means Parentco and Acquisitionco and any direct or indirect wholly-owned Subsidiaries of either of them.

(c)	The directors of Pivotal shall take all steps required under the terms of the Pivotal Stock Plans to cause all unexercised options (other than In-The-Money Options) which are issued and outstanding under such Pivotal Stock Plans as of the Effective Time whether vested or unvested to expire, terminate and be of no further force and effect as of the Effective Time.

Pursuant to the terms of the ESPP, as of the Effective Time, the ESPP shall terminate and all rights and options to purchase common shares of Pivotal shall terminate. In furtherance of the foregoing and pursuant to the terms of the ESPP, (i) all accumulated payroll deductions applicable to the then current payment period shall be returned to participants in the ESPP and (ii) participants shall be entitled to receive a cash payment, if any, less applicable taxes, in accordance with Section 13(b)(ii) of the ESPP.

(d)	Pursuant to the Arrangement, all In-The-Money Options will be exchanged for options to acquire Parentco Common Stock as described in Section 8(b).

(e)	To the extent reasonably possible without material reduction in the benefits of the Transaction currently anticipated by Pivotal and its shareholders and Parentco, the Transaction will be structured, and the form of Schedule A modified accordingly, on a tax and accounting efficient basis for Pivotal, Parentco, and the holders of Pivotal’s common shares.

2.    PUBLIC ANNOUNCEMENT. On December 8, 2003 the parties will jointly issue for public dissemination a press release announcing the entering into of this agreement, which press release will be satisfactory in form and substance to the parties acting reasonably. Pivotal will file such press release and a material change report in prescribed form and shall file both such documents with all applicable securities regulatory authorities in Canada and the United States.

3.    FAIRNESS OPINION AND VALUATION EXEMPTION.

(a)	RBC Dain Rauscher Inc. (“RBC”), a member of RBC Capital Markets, is the financial advisor to the Board of Directors of Pivotal (the “Board of Directors”) and the Special Committee, and will provide for inclusion in the Proxy Circular, a written opinion that, as of December 6, 2003, the consideration under the Transaction is fair from a financial point of view to holders of Pivotal’s common shares (other than members of Acquisition Group), subject to the assumptions and limitations described in such opinion.

(b)	Notwithstanding Section 3(a) above, Acquisitionco and Pivotal have each determined that an exemption from the formal valuation requirements of Ontario Securities Commission Rule 61-501 is available in respect of the Transaction.

4.    PIVOTAL SUPPORT OF TRANSACTION. By executing and delivering to Acquisitionco and Parentco a copy of this agreement, Pivotal represents, warrants and covenants to Acquisitionco and Parentco (and acknowledges Acquisitionco’s and Parentco’s reliance on same) that:

(a)	The Special Committee of the Board of Directors of Pivotal (the “Special Committee”) has considered and recommended approval of the Transaction;

(b)	the Pivotal Board of Directors and the Special Committee have received the opinion of RBC that, as of December 6, 2003, the consideration under the Transaction is fair from a financial point of view to the holders of Pivotal’s common shares (other than the members of the Acquisition Group), subject to the assumptions and limitations described in such opinion;

(c)	the Pivotal Board of Directors and the Special Committee have concluded, as of December 6, 2003, that the Transaction is in the best interests of Pivotal and is fair to the holders of Pivotal’s common shares (other than members of the Acquisition Group);

(d)	subject to the provisions of Section 13 relating to the existence of a Superior Transaction, the Pivotal Board of Directors and the Special Committee intend to vote Pivotal common shares held by them in favour of the Arrangement and will so represent in the Proxy Circular;

(e)	Subject to the provisions of Section 13 relating to the existence of a Superior Transaction, Pivotal will, through the Board of Directors: (A) recommend that the Pivotal Security Holders vote their Pivotal Securities in favor of the Transaction; (B) mail the Proxy Circular containing such recommendation and a written opinion from its financial advisors to the effect that the Transaction is fair, from a financial point of view, to the Pivotal Security Holders; and (C) ensure that all public comment by Pivotal relating to the Transaction is consistent with, and supportive of, such recommendation.

5.    COURT AND PIVOTAL SHAREHOLDER APPROVAL. Pivotal will use its commercially reasonable efforts to apply to the Supreme Court of British Columbia (the “BC Court”) pursuant to Section 252 of the BCCA (or any replacement thereof) by no later than the date which is the later of: (i) December 31, 2003; and (ii) five (5) business days after receipt by Pivotal of all information required to be provided by Parentco under Section 7(a) hereof, for an order approving the Arrangement and in connection with such application, Pivotal will:

(a)	file, proceed with and diligently prosecute, an application for an interim order of the BC Court (the “Interim Order”), such order to be on terms acceptable to Acquisitionco and Pivotal, each acting reasonably, providing for, among other things, (I) the calling and holding of a meeting (the “Pivotal Meeting”) of the holders of common shares of Pivotal and holders of options to acquire such common shares (collectively, the “Pivotal Security Holders”) and that the requisite approval of the Arrangement be (the “Requisite Approval”):

(i)	75% of the votes cast by the holders of common shares of Pivotal voting alone as a class;

(ii)	a majority of the votes cast by the holders of common shares of Pivotal voting alone as a class, excluding any votes cast by members of the Acquisition Group; and

(iii)	75% of the votes cast by the Pivotal Security Holders voting together as a class, such that each holder of common shares of Pivotal shall be entitled to one vote per share held, and each holder of options to acquire common shares of Pivotal, whether vested or unvested:

(A)	with an exercise price of up to $2.50, shall be entitled to one vote for each common share of Pivotal underlying such options;

(B)	with an exercise price of $2.51 and up to $5.00, shall be entitled to three-quarters of one vote for each common share of Pivotal underlying such options;

(C)	with an exercise price of $5.01 and up to $10.00, shall be entitled to one-half of one vote for each common share of Pivotal underlying such options; and

(D)	with an exercise price of greater than $10.00, shall be entitled to one-tenth of one vote for each common share of Pivotal underlying such options;

provided that, with respect to holders of options to acquire common shares of Pivotal, no fractional votes shall be allowed and fractional votes shall be aggregated on a holder-by-holder basis; and (II) also providing for notice of the intended exercise of any dissent rights to be provided to Pivotal on or before the day prior to the date of the Pivotal Meeting, and containing such other declarations and directions as the BC Court may order, which Pivotal Meeting shall be held on the date agreed to by Acquisitionco and Pivotal (which date shall be as soon as is practicable following the issuance of the Interim Order), for the purpose of considering and, approving the Arrangement;

(b)	subject to obtaining the approvals as contemplated by the Interim Order and as may be directed by the BC Court in the Interim Order, take all steps necessary or desirable to submit the Arrangement to the BC Court and apply for a final order of the BC Court (the “Final Order”) approving the Arrangement, such order to be on terms acceptable to Acquisitionco and Pivotal, each acting reasonably; and

(c)	subject to the fulfilment or waiver of the conditions set out in Section 10 hereof, file with the Registrar of Companies appointed under the BCCA (the “Registrar”), in prescribed form, any such documents as may be necessary to give effect to the Arrangement, all such documents to be in form and content acceptable to Acquisitionco and Pivotal, each acting reasonably. Pivotal agrees to consult with Acquisitionco and its advisors in connection with such applications to the BC Court, to promptly notify Acquisitionco of any communications from the BC Court and its agents in respect of such applications (and to provide Acquisitionco copies of any such communications which are in writing) and to permit Acquisitionco and its counsel to review and comment upon drafts of all material to be filed by Pivotal with the BC Court in connection with the Arrangement prior to the service and filing of that material and give reasonable consideration to such comments and all information regarding the Arrangement and Acquisitionco. Pivotal also agrees to provide to counsel to Acquisitionco on a timely basis copies of any notice of appearance and evidence served on Pivotal or its counsel in respect of the application for the Final Order or any appeal therefrom and of any notice (written or oral) received by Pivotal indicating any intention to appeal the Final Order.

6.    OTHER COVENANTS OF PIVOTAL. Pivotal covenants and agrees with Acquisitionco and Parentco that, until the earlier of the date and time a certificate of arrangement is issued by the Registrar giving effect to the Arrangement (the “Effective Time”) or the date that this agreement is terminated in accordance with Section 16, it will (and will cause the Pivotal Subsidiaries, if appropriate, to):

(a)	in a timely and expeditious manner:

(i)	carry out the terms of the Interim Order as are required to be carried out by Pivotal after the issuance thereof;

(ii)	prepare, in consultation with Acquisitionco, and file a management proxy circular in prescribed form and in form and content acceptable to Acquisitionco acting reasonably (such circular, as the same may be amended from time to time, the “Proxy Circular”) with respect to the Pivotal Meeting in all jurisdictions where the same is required to be filed and mail the same as ordered by the Interim Order and in accordance with all applicable laws (subject to compliance by Acquisitionco and Parentco with their obligations under subsection 7(a)), in all jurisdictions where the same is required, complying in all material respects with all applicable laws on the date of mailing thereof and provides the Pivotal Security Holders with information in sufficient detail, as of the date of such circular, to permit them to form a reasoned judgment concerning the matters to be placed before them at the Pivotal shareholder’s meeting, as it relates to the Arrangement and Pivotal, not containing any misrepresentation, as defined under such applicable laws and diligently do all such acts and things as may be necessary to comply, in all material respects, with National Instrument 54-101 of the Canadian Securities Administrators in relation to the Pivotal Meeting;

(iii)	solicit proxies for the approval of the Arrangement in accordance with the Proxy Circular, the Interim Order and all applicable laws;

(iv)	convene the Pivotal Meeting and distribute copies of this agreement (or a written summary thereof prepared by Pivotal in form and substance reasonably satisfactory to Acquisitionco), in each case as ordered by the Interim Order;

(v)	provide notice to Acquisitionco of the Pivotal Meeting and allow Acquisitionco’s representatives to attend the Pivotal Meeting unless such attendance is prohibited by the Interim Order;

(vi)	conduct the Pivotal Meeting in accordance with the Interim Order, the provisions of the BCCA, the articles of Pivotal and any instrument governing such meeting, as applicable, and as otherwise required by applicable laws;

(vii)	in a timely and expeditious manner, prepare in consultation with Acquisitionco and file any mutually agreed (or otherwise required by applicable laws) amendments or supplements to the Proxy Circular with respect to the Pivotal Meeting and mail the same as required by the Interim Order and in accordance with all applicable laws, in all jurisdictions where the same is required, complying in all material respects with all applicable legal requirements on the date of mailing thereof;

(viii)	subject to the approval of the Arrangement at the Pivotal Meeting in accordance with the provisions of the Interim Order, forthwith proceed with and diligently prosecute an application for the Final Order; and

(ix)	subject to the receipt of the Final Order, the satisfaction or waiver of the conditions precedent in favour of Pivotal and the receipt of the written confirmation of Acquisitionco that the conditions precedent in favour of Acquisitionco have been satisfied or waived, forthwith carry out the terms of the Final Order, file articles of arrangement and the other documents required by Section 5 and the Final Order with the Registrar in order for the Arrangement to become effective;

(b)	except for proxies and non-substantive communications, furnish promptly to Acquisitionco a copy of each notice, report, schedule or other document or communication delivered, filed or received by Pivotal in connection with the Arrangement, the Interim Order, the Final Order, the Pivotal Meeting or any other meeting of Pivotal security holders or class of security holders which all such holders, as the case may be, are entitled to attend, any filings under applicable laws and any dealings with regulatory or governmental authorities in connection with or in any way affecting, the transactions contemplated herein;

(c)	use commercially reasonable efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder set forth in Section 10 hereof to the extent the same are within its control and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all applicable laws to complete the Arrangement, including using its commercially reasonable efforts to:

(i)	obtain all waivers, consents and approvals required to be obtained by it from other parties to loan agreements, leases and other Contracts pursuant to the terms of such Contracts;

(ii)	obtain all consents, approvals and authorizations as are required to be obtained by it under any applicable law;

(iii)	effect all necessary registrations and filings and submissions of information requested by any regulatory or governmental authorities required to be effected by it in connection with the Arrangement and participate and appear in any proceedings of either of Acquisitionco or Pivotal before any regulatory or governmental authorities to the extent permitted by such authorities;

(iv)	take such action and file such notices as may be necessary in order that all outstanding options to acquire common shares of Pivotal will be terminated (without triggering any payment by or cost to Pivotal) in accordance with the Arrangement on or before the Effective Time;

(v)	oppose, lift or rescind any injunction or restraining order or other order or action seeking to stop, or otherwise adversely affecting the ability of Acquisitionco or Pivotal to consummate the Arrangement;

(vi)	fulfil all conditions and satisfy all provisions of this agreement and the Arrangement; and

(vii)	cooperate with Acquisitionco in connection with the performance by Acquisitionco of its obligations hereunder and any other agreements material to completion of the Transaction;

(d)	conduct and operate its business and affairs only in the ordinary course consistent with past management practice and for greater certainty, it will not:

(i)	enter into any material transaction out of the usual and ordinary course of business;

(ii)	commence or undertake a substantial expansion of its business facilities or an expansion that is out of the ordinary and regular course of business consistent with prior practice in light of current market and economic conditions; or

(iii)	enter into or modify in any material respect any Contract with an affiliate of Pivotal (other than a Pivotal Subsidiary) or a Contract or series of related new Contracts or modification to an existing Contract or series of related existing Contracts in a manner that has a Material Adverse Effect;

(e)	in all material respects, conduct itself so as to keep Acquisitionco fully informed as to the material decisions or actions required or required to be made with respect to the operation of its business, provided that such disclosure is not otherwise prohibited by reason of a confidentiality obligation owed to a third party for which a waiver could not be obtained;

(f)	not:

(i)	alter or amend its memorandum or articles or the articles or by-laws (or similar constating documents) of any Pivotal Subsidiary as the same exist at December 6, 2003;

(ii)	merge into or with, or amalgamate or consolidate with, purchase all or substantially all of the assets of or enter into any other corporate reorganization with, any other person;

(iii)	acquire any material assets other than in the ordinary course of business consistent with past practice;

(iv)	perform any act which would render inaccurate in any material way any of its representations and warranties set forth herein as if such representations and warranties were made at a date subsequent to such act and all references to December 6, 2003 were deemed to be such later date, except as contemplated in this agreement, and without limiting the generality of the foregoing, it will not:

(A)	make any distribution by way of dividend, distribution of property or assets, return of capital or otherwise to or for the benefit of its shareholders;

(B)	split, combine or reclassify any of the outstanding shares of Pivotal; or

(C)	increase or decrease its paid-up capital, except upon exercise of options granted to directors, employees and consultants of Pivotal, or purchase or redeem any shares, except for repurchases of Restricted Stock in accordance with agreements with employees, officers, directors or consultants related thereto upon termination of employment or service with Pivotal;

(v)	issue, deliver, sell, pledge or otherwise encumber any shares of Pivotal’s capital stock, any other equity or voting interests or any securities convertible into, or exchangeable for, or any options, warrants, calls or rights to acquire or receive, any such shares, interests or securities or any stock appreciation rights, phantom stock awards or other rights that are linked in any way to the price of Pivotal shares or the value of Pivotal or any part thereof other than:

(A)	the issuance of Pivotal common shares upon the exercise of Stock Options or rights under the ESPP outstanding on December 6, 2003 in accordance with their present terms;

(B)	the granting of rights that may arise under the terms of the ESPP; and

(C)	the issuance during any three-month period of Stock Options representing up to 20,000 Pivotal common shares in the ordinary course of business consistent with past practice and with an exercise price per share at least equal to the market value of Pivotal common shares on the date of issuance (and with other material terms no more favourable to such employee than the terms of the Stock Options outstanding on December 6, 2005 that were issued under similar circumstances), to any employee of Pivotal (other than directors and officers of Pivotal) in connection with:

(I)	the hiring of such employee;

(II)	the promotion of such employee; or

(III)	a compensation package granted to such employee in an effort to counter what Pivotal reasonably believes to have been a bona fide offer of employment made to such employee by a third party;

(vi)	repurchase, prepay or incur any indebtedness or guarantee any indebtedness of another person or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Pivotal or any Pivotal Subsidiary, guarantee any debt securities of another person, enter into any “keep well” or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing. Notwithstanding the foregoing, Pivotal may: (I) undertake any of the foregoing actions provided that the total amounts repurchased, paid, borrowed or guaranteed by Pivotal shall not exceed an aggregate of $2,000,000 and any such repurchase, payment, borrowing or guarantee does not result in a breach of any of the terms of Pivotal’s credit facilities or the terms hereof; or (II) renegotiate or replace its existing line of credit with Silicon Valley Bank provided that such renegotiated or replacement line of credit is on terms which are not materially less favourable to Pivotal than its existing line of credit.

(vii)	make any loans, advances or capital contributions to, or investments in, any person, other than to Pivotal (in the case of a Pivotal Subsidiary) or any Pivotal Subsidiary unless the aggregate of all such amounts does not exceed $100,000 in any calendar month;

(viii)	[left intentionally blank]

(ix)	incur or commit to incur any capital expenditures, or any obligations or liabilities in connection therewith, that, in the aggregate, are in excess of $85,000 per month;

(x)	pay, discharge, settle or satisfy any material claims (including claims of shareholders and any shareholder litigation relating to this agreement, the Arrangement or any other transaction contemplated by this agreement or otherwise), liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or as required by their terms as in effect on December 6, 2005, of claims, liabilities or obligations reflected or reserved against in the most recent audited financial statements (or the notes thereto) of Pivotal included in Pivotal’s SEC Documents (for amounts not in excess of such reserves) or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

(xi)	waive, release, grant or transfer any right of material value other than in the ordinary course of business consistent with past practice;

(xii)	waive any material benefits of, or agree to modify in any adverse respect, or consent to any matter with respect to which its consent is required under, any material confidentiality or standstill agreement to which Pivotal or any Pivotal Subsidiary is a party;

(xiii)	enter into any Contract if consummation of the transactions contemplated by this agreement or compliance by Pivotal with the provisions of this agreement will conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Pivotal or the Pivotal Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, any provision of such Contract; or

(xiv)	except as required by U.S. GAAP or applicable Law, change its fiscal year, revalue any of its material assets or make any changes in financial or tax accounting methods, principles or practices;

(g)	use commercially reasonable efforts to comply with all applicable Laws and, to the extent consistent therewith, use commercially reasonable efforts to keep available the services of their present officers, software developers and other key employees and to preserve their assets and technology and preserve their relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings with them and maintain their franchises, rights and Permits;

(h)	not, whether through its Board of Directors or otherwise, accelerate the vesting of any unvested Stock Options or Restricted Stock or accelerate the release of, or the expiry date of any hold period relating to, any shares held in the ESPP, or otherwise adopt, amend, vary or modify such plans or any Pivotal Stock Plans;

(i)	except with respect to the sale of products of Pivotal or any Pivotal Subsidiary in the ordinary course of business consistent with past practice, not sell, pledge, encumber, lease, grant a Lien related to or otherwise dispose of any material assets, except for:

(i)	Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings and with respect to which proper reserves have been taken by Pivotal;

(ii)	Liens for assessments and other governmental charges or liens of landlords, carriers, warehousemen, mechanics and repairmen incurred in the ordinary course of business, in each case for sums not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings;

(iii)	Liens resulting from deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance;

(iv)	Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations;

(v)	deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of Pivotal’s business;

(vi)	judgment Liens that have been stayed or bonded and mechanics’, workers’, materialmen’s or other like Liens arising in the ordinary course of Pivotal’s business with respect to obligations which are not due or which are being contested in good faith by Pivotal; and

(vii)	Liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof, provided that: (x) any such lien shall not encumber any other property of Pivotal; and (y) the aggregate amount of indebtedness secured by such Liens incurred as a result of such purchases shall not exceed $85,000 in any calendar month;

(j)	other than in the ordinary course of business and consistent with past practice or pursuant to employment, pension, supplemental pension, termination, compensation arrangements or policies in existence prior to July 1, 2003, not enter into or materially modify any employment, severance, collective bargaining or similar arrangements or agreements, policies or arrangements with, or grant any material bonuses, salary increases, stock options, pension or supplemental pension benefits, profit sharing, retirement allowances, deferred compensation, incentive compensation, increased benefits, severance or termination pay to, or make any loan to, any officers, directors or employees, and for greater certainty, other than in the ordinary course of business and consistent with past practice or pursuant to employment, pension, supplemental pension, termination, compensation arrangements or policies in existence prior to July 1, 2003, Pivotal will not, without the prior approval of Parentco, hire any new employees, consultants or independent contractors with an individual annual base salary (in the case of employees) in excess of $110,000, or with total potential annual compensation in excess of $200,000;

(k)	use its reasonable commercial efforts (or cause each Pivotal Subsidiary to use reasonable commercial efforts) to cause its current insurance (or re-insurance) policies not to be cancelled or terminated or any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies underwritten by insurance and re-insurance companies of nationally recognized standing providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

(l)	except with respect to: (I) any computer software license or lease (regardless of whether Pivotal is the lessor/licensor or the lessee/licensee); or (II) any other transactions which do not, in aggregate, have a total value of more than $150,000 in any calendar month, acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset, including any Intellectual Property, to any other Person, or waive or relinquish any material right;

(m)	without the prior consent of Parentco, enter into any agreement, understanding or commitment that materially restrains, limits or impedes the ability of Pivotal or any Pivotal Subsidiary to compete with or conduct its business or any line of its business, including geographic limitations on the activities of Pivotal or any Pivotal Subsidiary;

(n)	at all reasonable times, upon reasonable advance notice to Pivotal, grant to Parentco full access to and the right to inspect Pivotal’s books, records, audits, correspondence and all other papers relating to the operation of Pivotal’s business and Parentco and its agents may enter upon any of Pivotal’s premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspection;

(o)	use commercially reasonable efforts to cause its executive officers to cooperate with Parentco to establish profitability and other incentives for Pivotal’s management with respect to Pivotal’s business;

(p)	use commercially reasonable efforts to cooperate, and cause its officers and employees to cooperate, with Parentco, Parentco’s accountants, Ross Systems, Inc. (“Ross”) and Ross’

accountants in connection with the preparation of the Form F-4 filed by Parentco with the SEC in respect of Parentco Common Stock to be issued in connection with Parentco’s potential acquisition of all of the outstanding shares of Ross;

(q)	use commercially reasonable efforts to enter into an OEM agreement with Ross pursuant to which Pivotal will supply Pivotal’s software to Ross for use in its products, on terms not materially less favorable to Ross than Ross has received from its prior OEM supplier;

(r)	use commercially reasonable efforts to cause Pivotal’s Chief Executive Officer and Chief Financial Officer to participate in weekly Parentco management meetings during which they will present current information on matters relating to Pivotal’s operations, financial results and prospects, including (but not limited to) all such matters as are set forth in Section 6(r) of the Disclosure Letter; and

(s)	authorize any of, or commit, resolve or agree to take any of, the foregoing actions.

7.    COVENANTS OF ACQUISITIONCO AND PARENTCO. Each of Acquisitionco and Parentco, severally but not jointly, covenants and agrees with Pivotal that, until the earlier of the Effective Time or the day upon which this agreement is terminated in accordance with Section 16, it will:

(a)	furnish, by no later than December 31, 2003 (but subject to the provisions of Section 10(c)(ii)), all such information regarding it as may be reasonably required to be included in the Proxy Circular under the requirements of applicable laws and to ensure that the Proxy Circular (i) does not contain a misrepresentation under applicable laws relating to it, and (ii) does not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as such facts relates to it, and deliver to Pivotal a certificate confirming that with respect to any information concerning it contained in the Proxy Circular such information (iii) does not contain any misrepresentation, as defined under applicable laws relating to it, and (iv) does not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, as such facts relate to it;

(b)	forthwith use all commercially reasonable efforts to satisfy (or cause the satisfaction of) the conditions precedent to its obligations hereunder set forth in Section 10 hereof to the extent the same are within its control and to take, or cause to be taken, all other action and to do, or cause to be done, all other things necessary, proper or advisable under all applicable laws to complete the Arrangement, including using its commercially reasonable efforts to:

(i)	obtain all necessary waivers, consents and approvals required to be obtained by it from other parties to loan agreements, leases and other contracts;

(ii)	obtain all necessary consents, approvals and authorizations as are required to be obtained by it under any applicable law;

(iii)	effect all necessary registrations and filings and submissions of information requested by any regulatory or governmental authorities required to be effected by it in connection with the Arrangement and participate and appear in any proceedings of either of it or Pivotal before any regulatory or governmental authorities to the extent permitted by such authorities;

(iv)	oppose, lift or rescind any injunction or restraining order or other order or action seeking to stop, or otherwise adversely affecting its or Pivotal’s ability to consummate the Arrangement;

(v)	fulfil all conditions and satisfy all provisions of this agreement and the Arrangement; and

(vi)	cooperate with Pivotal in connection with the performance by Pivotal of its obligations hereunder and any other agreements material to completion of the Transaction; and

(c)	make or cooperate as necessary in the making of all necessary filings and applications under all applicable laws required in connection with the transactions contemplated herein and take all reasonable action necessary to be in compliance with such laws.

8.    COVENANTS OF PARENTCO.

(a)	Parentco covenants and agrees with Pivotal that, until the earlier of the Effective Time or the day upon which this agreement is terminated in accordance with Section 16 hereof, it will use all commercially reasonable efforts to cause Acquisitionco to satisfy (or cause the satisfaction of) the conditions precedent to Acquisitionco’s obligations hereunder set forth in Section 10 hereof to the extent the same are within its control.

(b)	At the Effective Time, Parentco will grant to the holders of, and in exchange for, all In-The-Money Options outstanding immediately prior to the Effective Time, new options to purchase that number of shares of Parentco Common Stock as calculated pursuant to the formula set forth on Schedule C hereto, which Schedule C may be amended from time to time by consent of the parties hereto.

(c)	Between December 6, 2003 and the date which Pivotal mails the Proxy Circular in accordance with Section 6(a)(ii), Parentco shall not announce or take any other steps in connection with any other acquisition or potential acquisition if, to do so, would result in a requirement to include financial disclosure relating to such acquisition in the Proxy Circular pursuant to applicable Canadian securities laws.

(d)	As soon as possible after the Effective Date, Parentco shall file, with the United States Securities and Exchange Commission (the “SEC”) and cause to become effective a registration statement on Form S-8 with respect to the options to acquire Parentco Common Stock which are issued pursuant to Section 8(b), unless there is already in existence an effective registration statement on Form S-8 which covers such options to acquire Parentco Common Stock.

9.    INDEMNIFICATION OF DIRECTORS AND OFFICERS AND CORPORATE INDEMNITIES.

(a)	For a period of six years after the Effective Time (such period, the “Indemnity Period”), Acquisitionco and Pivotal will (i) maintain in effect the current or substantially similar (subject to any changes required by applicable law) provisions regarding indemnification of officers and directors currently contained in the constating documents of Pivotal and any Pivotal Subsidiary and any directors, officers or employees indemnification agreements of Pivotal and any Pivotal Subsidiary; (ii) indemnify the present and former directors and officers of Pivotal and any Pivotal Subsidiary to the fullest extent to which Pivotal and any Pivotal Subsidiary are permitted to indemnify such officers and directors under their respective constating documents and applicable laws; and (iii) use their commercially reasonable efforts to maintain Pivotal’s current directors and officers liability insurance coverage for the existing and former directors and officers of Pivotal and the Pivotal Subsidiaries covering claims made prior to or within six years from and after the Effective Time, and if such policy becomes unavailable during the six year period following the Effective Time, to use commercially reasonable efforts to cause Pivotal and Acquisitionco as their successor to maintain an equivalent policy no less advantageous to the present and former directors and officers of Pivotal and the Pivotal Subsidiaries, covering claims made prior to or within six years after the Effective Time; provided, however, that in no event shall Acquisitionco and Pivotal be required to pay aggregate premiums throughout the Indemnity Period for insurance under this Section 9(a) in excess of $750,000 (excluding any fees, commissions or taxes)

(b)	The provisions of subsections 9(a) are (i) for the benefit of, and shall be enforceable by, each indemnified party, his heirs, executors, administrators and other legal representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification that any such person may have by contract or otherwise, and such rights shall be held by Acquisitionco in trust for such person provided however that no approval of any beneficiary of such trust shall be required in connection with an amendment or variation of this Section 9 prior to the Effective Time.

10.    CONDITIONS.

(a)	The obligations of Acquisitionco, Parentco and Pivotal to complete the Transaction are subject to the fulfilment of the following conditions on or before the Effective Time:

(i)	the Interim Order shall have been granted in form and substance satisfactory to Acquisitionco and Pivotal, each acting reasonably, and shall not have been set aside or modified in a manner unacceptable to Acquisitionco or Pivotal, each acting reasonably, on appeal or otherwise;

(ii)	all necessary resolutions of the Pivotal Security Holders shall have been duly passed, including as required under the BCCA and the terms of the Interim Order;

(iii)	the Final Order shall have been granted in form and substance satisfactory to Acquisitionco and Pivotal, each acting reasonably, and shall not have been set aside or modified in a manner unacceptable to Acquisitionco or Pivotal, each acting reasonably, on appeal or otherwise;

(iv)	all documents necessary to complete the Arrangement (in form and content acceptable to Acquisitionco and Pivotal, each acting reasonably) shall have been filed with the Registrar and a certificate of arrangement shall have been issued by the Registrar on or before March 16, 2004;

(v)	there shall be no action taken under any applicable law or by any regulatory or governmental authority that makes it illegal or otherwise, directly or indirectly, restrains, enjoins or prohibits the Transaction; and

(vi)	all consents, waivers, permits, orders and approvals of all regulatory or governmental authorities or other third parties and the expiry of any waiting period in connection with, or required to permit, the consummation of the Transaction, the failure of which to obtain or the non-expiry of which would cause consummation to be illegal, has been obtained or received on terms that will not have a material adverse effect on Acquisitionco and Pivotal taken as a whole and reasonably satisfactory evidence thereof has been delivered to each of Acquisitionco and Pivotal.

The foregoing conditions precedent are for the mutual benefit of Acquisitionco, Parentco and Pivotal and may be waived, in whole or in part, jointly by Acquisitionco, Parentco and Pivotal at any time.

(b)	The obligations of Acquisitionco and Parentco to complete the Transaction are subject to the fulfilment of the following conditions on or before the Effective Time:

(i)	there shall not have occurred after December 6, 2003 any adverse material change in the affairs of Pivotal, as that term is defined in the Securities Act (British Columbia) (the “BC Securities Act”). Notwithstanding the foregoing, neither:

(A)	Pivotal’s financial results for the quarter ending December 31, 2003; nor

(B)	any litigation, proceedings, or claims, actual or threatened, which are described in Section 10(b)(i)(B) of the Disclosure Letter,

shall be deemed to constitute, on their own or in combination with other factors, an adverse material change in the affairs of Pivotal;

(ii)	the representations and warranties of Pivotal set forth in this agreement and in any certificates delivered pursuant hereto are true and correct in all respects as of December 6, 2003 and as of the Effective Time (as if made on and as of that time) except as affected by that transactions contemplated or permitted by this agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date and an officer’s certificate to this effect has been delivered to Acquisitionco.

Notwithstanding the foregoing, if the cumulative affect of all inaccuracies in such representations and warranties (provided that, for this purpose, all “Material Adverse Effect” qualifications or other qualifications based on the word “material” contained within the language of such representations and warranties shall be disregarded) does not have a Material Adverse Effect as of the Effective Time, the condition contained in this subsection 10(b)(ii) shall be deemed to be satisfied with respect to such representations and warranties.

(iii)	Pivotal is in compliance in all material respects with its covenants and obligations under this agreement;

(iv)	an officer’s certificate of Pivotal, attesting to Pivotal’s compliance with paragraph 10(b)(ii), (iii), (vii) and (viii), has been delivered to Acquisitionco;

(v)	all consents, waivers, permits, orders and approvals of all regulatory or governmental authorities or other third parties and the expiry of any waiting period in connection with, or required to permit, the consummation of the Transaction, the failure of which to obtain or the non-expiry of which would be materially adverse to Parentco and Pivotal taken as a whole or materially impede the completion of the Transaction, has been obtained or received on terms that will not have a material adverse effect on Parentco and Pivotal taken as a whole and reasonably satisfactory evidence thereof has been delivered to each of Acquisitionco and Pivotal;

(vi)	there shall be no action taken under any applicable law or by any regulatory or governmental authority that;

(A)	results in a judgment or assessment of damages, directly or indirectly, relating to the Transaction that is materially adverse to Parentco or Pivotal on a consolidated basis; or

(B)	would impose any condition or restriction upon Parentco or Pivotal (after giving effect to the Transaction) which would so materially adversely impact the economic or business benefits of the Transaction as to render inadvisable the consummation of the Transaction;

(vii)	Pivotal shall not have received notice or otherwise have knowledge that holders of more than 7% of Pivotal’s common shares have exercised or, intend to exercise, dissent, appraisal or similar rights; and

(viii)	Pivotal shall have obtained all consents, waivers and similar documents from the third parties to the contracts set forth on Section 10(b)(viii) of the Disclosure Letter.

The foregoing conditions precedent are for the exclusive benefit of Acquisitionco and Parentco and may be waived, in whole or in part, by Acquisitionco and Parentco in writing at any time.

(c)	The obligations of Pivotal to complete the Transaction are subject to the fulfilment of the following conditions on or before the Effective Time:

(i)	the representations and warranties of Acquisitionco and Parentco set forth in this agreement are true and correct in all material respects as of December 6, 2003 and as of the Effective Time (as if made on and as of that time) except as affected by the transactions contemplated or permitted by this agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date and officers’ certificates to this effect have been delivered to Pivotal;

(ii)	Acquisitionco and Parentco are in compliance in all material respects with their respective obligations under this agreement and officers’ certificates to this effect have been delivered to Pivotal; provided that in the event that Parentco has breached its obligations under Section 7(a) hereof by not delivering all required information for the Proxy Circular by December 31, 2003:

(A)	Pivotal may provide written notice of such default to Parentco;

(B)	after receipt of such written notice, Parentco shall have a further 15 days to cure such default; and

(C)	in the event that Parentco fails to cure such default within such 15 day period, notwithstanding any other provision of this agreement:

(1)	the parties hereto will be deemed to have agreed to amend the terms hereof to provide that all holders of Pivotal common shares shall receive $2.00 cash in payment of the Purchase Price Per Share; and

(2)	the parties will, in good faith, make all necessary amendments to the terms of the Arrangement to ensure that prospectus-level disclosure regarding Parentco and its business is not required to be included in the Proxy Circular.

For greater certainty, the parties acknowledge that the cure provisions found in Section 21 will not apply to a breach by Parentco as described in this Section 10(c)(ii).

(iii)	there shall not have occurred after December 6, 2003 any Parentco Material Adverse Effect; provided however that if such a Parentco Material Adverse Effect has occurred, Parentco shall have a 15 day period, after receipt of written notice from Pivotal describing such Parentco Material Adverse Effect, to cure such Parentco Material Adverse Effect. In the event that such Parentco Material Adverse Effect has not been cured by the end of such 15 day period, the parties hereto shall be deemed to have elected to amend the terms hereof to provide that all holders of Pivotal common shares shall receive $2.00 cash in payment of the Purchase Price Per Share. In such case, the parties will, in good faith, make all necessary amendments to the terms of the Arrangement to ensure that prospectus-level disclosure regarding Parentco and its business is not required to be included in the Proxy Circular. For greater certainty, the parties acknowledge that the cure provisions found in Section 21 will not apply to the occurrence of a Parentco Material Adverse Effect as described above.

The foregoing conditions precedent are for the exclusive benefit of Pivotal and may be waived, in whole or in part, by Pivotal in writing at any time.

11.    REPRESENTATIONS AND WARRANTIES OF SELLER. Pivotal has delivered to Acquisitionco and Parentco a disclosure letter dated December 6, 2003 (the “Disclosure Letter”), receipt of which is acknowledged by Acquisitionco and Parentco. Each disclosure in the Disclosure Letter that corresponds to a specific and identified section reference in this Section 11 shall be treated as an exception to or exclusion from that particular representation or warranty. Pivotal represents and warrants to and in favour of Acquisitionco and Parentco, and acknowledges that Acquisitionco and Parentco are relying upon same in connection with the transactions contemplated herein that as at December 6, 2003 or such other date or dates specified in this Section 11:

(a)	Pivotal is a corporation duly incorporated, validly existing and in good standing under the laws of British Columbia and has the corporate power to own or lease its property, to carry on its business as now being conducted, to enter into this agreement and to perform its obligations hereunder. Each Pivotal Subsidiary, together with its (i) jurisdiction of incorporation, (ii) each foreign jurisdiction in which it is qualified to do business and (iii) direct ownership is listed in Section 11(a) of the Disclosure Letter (each a “Pivotal Subsidiary”). Each Pivotal Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation (except, in the case of good standing, in any jurisdiction that does not recognize such concept). Each Pivotal Subsidiary has the corporate power to own or lease its property and to carry on its business as now being conducted by it. Each of Pivotal and each Pivotal Subsidiary is duly qualified or licensed to do business and is in good standing in each jurisdiction (except, in the case of good standing, in any jurisdiction that does not recognize such concept) in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than where the failure to be so organized, existing, qualified or licensed or in good standing, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect. All the outstanding shares of capital stock of, or other equity or voting interests in, each Pivotal Subsidiary are owned by Pivotal, by another wholly owned Pivotal Subsidiary or by Pivotal and another wholly owned Pivotal Subsidiary, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, “Liens”), except for transfer restrictions imposed by applicable securities laws, and are duly authorized, validly issued, fully paid and nonassessable. Except for the capital stock of, or other equity or voting interests in, the Pivotal Subsidiaries, Pivotal does not own, directly or indirectly, any capital stock of, or other equity or voting interests in, any corporation, partnership, joint venture, association, limited liability company or other entity.

(b)	This agreement has been duly authorized, executed and delivered by Pivotal and is a legal, valid and binding obligation of Pivotal, enforceable against Pivotal in accordance with its terms. The execution and delivery of this agreement by Pivotal, the consummation by Pivotal of the transactions contemplated by this agreement and the compliance by Pivotal with the provisions of this agreement have been duly authorized by all necessary corporate action on the part of Pivotal and no other corporate proceedings on the part of Pivotal are necessary to authorize this agreement or to consummate the transactions contemplated by this agreement, subject, in the case of the Arrangement, to obtaining the shareholder approval.

(c)	The execution and delivery of this agreement and the consummation of the Arrangement do not and will not result in a breach or violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of, or result in, termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Pivotal or any Pivotal Subsidiary under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under (including any right of a holder of a security of Pivotal or any Pivotal Subsidiary to require Pivotal or any Pivotal Subsidiary to acquire such security):

(i)	the memorandum or articles of Pivotal or the memorandum, articles, by-laws or other constating documents of any Pivotal Subsidiary;

(ii)	any loan or credit agreement, bond, debenture, note, mortgage, indenture, guarantee, lease or other contract, commitment, agreement, instrument, obligation, undertaking, permit, concession, franchise, license or other legally binding arrangement or understanding (each, a “Contract”) to which Pivotal or any Pivotal Subsidiary is a party or bound by or any of their respective properties or assets are bound by or subject to or otherwise under which Pivotal or any Pivotal Subsidiary has rights or benefits; or

(iii)	any:

(A)	statute, law, ordinance, rule or regulation or any requirement of applicable common law (each, a “Law”) or

(B)	judgment, order or decree (each, a “Judgment”), in each case, applicable to Pivotal or any Pivotal Subsidiary or their respective properties or assets,

other than (except with respect to Material Contracts), in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses, Liens or entitlements that individually or in the aggregate are not reasonably likely to (1) have a Material Adverse Effect, (2) impair in any material respect the ability of Pivotal to perform its obligations under this agreement or (3) prevent or materially impede or delay the consummation of any of the transactions contemplated by this agreement.

(d)	The authorized capital stock of Pivotal consists of 200,000,000 common shares and 20,000,000 preferred shares. At the close of business on November 28, 2003, the issued capital stock of Pivotal consisted solely of:

(i)	26,390,114 common shares (excluding treasury shares) which were issued and outstanding;

(ii)	0 common shares which were held by Pivotal as treasury shares.

     At the close of business on November 28, 2003:

(iii)	options to acquire 4,770,235 common shares pursuant to the Pivotal Amended and Restated Incentive Stock Option Plan (as amended), the Exactium Ltd. 1999 Stock Option Plan (as amended), the Simba Technologies Incentive Stock Option Plan and any other plan or arrangement providing for the grant of options to service providers (including employees, directors and consultants) to Pivotal or any of its affiliates or any predecessors thereto (such plans, collectively, the “Pivotal Stock Plans”) were issued and outstanding;

(iv)	179,756 common shares were reserved and available for issuance pursuant to the Pivotal Employee Share Purchase Plan (the “ESPP”); and

(v)	No common shares were subject to a right of repurchase by Pivotal, subject to forfeiture back to Pivotal and/or subject to transfer or lock-up restrictions (such shares, together with any similar shares issued after December 6, 2003, are herein referred to as “Restricted Stock”).

(e)	No Pivotal common shares are owned by any Pivotal Subsidiary. The Disclosure Letter sets forth a true and complete list, as of the close of business on November 28, 2003, of:

(i)	all outstanding options or other rights to purchase or acquire Pivotal common shares granted under Pivotal Stock Plans or otherwise (such options and rights, together with any similar options or rights issued after December 6, 2003, are herein referred to as

“Stock Options”), the number of shares subject to each such Stock Option, the grant dates and exercise prices and vesting schedule of each such Stock Option and the names of the holders thereof; and

(ii)	all shares of Restricted Stock, the date any forfeiture or repurchase condition lapses for each share of Restricted Stock and any repurchase price for any share of Restricted Stock and the names of the holders thereof.

(f)	As of the close of business on November 28, 2003, there were outstanding rights to purchase 217,868 common shares under the ESPP, based on the assumption that the value of the common shares on the last day of the Exercise Period (as defined in the ESPP) will be equal to the per share consideration to be paid in the Arrangement. As of November 28, 2003, the aggregate amount credited to the accounts of the participants in the ESPP was $185,188 and the aggregate amount credited to such accounts for the most recent semi-monthly payroll period before November 28, 2003 was $19,122. As of December 6, 2003, there are no outstanding stock appreciation rights, phantom stock awards or other rights (other than rights that may have arisen under the ESPP) that are linked in any way to the price of the Pivotal common shares or the value of Pivotal or any part thereof, whether or not granted in tandem with a related Stock Option. All outstanding shares of capital stock of Pivotal are, and all shares that may be issued pursuant to Pivotal Stock Plans and the ESPP will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights. Except for shares of Restricted Stock, there are not any outstanding contractual obligations of Pivotal or any Pivotal Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity or voting interests in, Pivotal or any Pivotal Subsidiary or vote or dispose of any shares of the capital stock of, or other equity or voting interests in, any Pivotal Subsidiary. Pivotal is not a party to any voting agreements with respect to any shares of the capital stock of, or other equity or voting interests in, Pivotal or any Pivotal Subsidiary and, to the knowledge of Pivotal, as of December 6, 2003, there are no irrevocable proxies and no voting agreements with respect to any shares of the capital stock of, or other equity or voting interests in, Pivotal or any Pivotal Subsidiary.

(g)	Pivotal has prepared and filed all documents required to be filed by it with the British Columbia Securities Commission in connection with its status as a “reporting issuer” under the BC Securities Act and other applicable legislation and with those other jurisdictions in Canada where it is a “reporting issuer” or the equivalent as required to be filed by it in connection with such status (collectively, the “Pivotal Canadian Public Record”) and such documents, as of the date they were filed, complied in all material respects with applicable laws and did not fail to state a material fact required to be stated in order to make the statements contained therein not misleading in light of the circumstances in which they were made. The financial statements (including the related notes) of Pivotal included in the Pivotal Canadian Public Record comply in all material respects with the applicable accounting requirements and the published rules related thereto, have been prepared in accordance with generally accepted accounting principles in Canada applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Pivotal and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). No material change (as defined in the BC Securities Act) has occurred in relation to Pivotal that is not disclosed in the Pivotal Canadian Public Record and Pivotal has not filed any confidential material change reports as part of the Pivotal Canadian Public Record that continue to be confidential.

(h)	Pivotal’s common shares are registered under Section 12(g) of the United States Securities Exchange Act of 1934, as amended (the “U.S. Exchange Act”), and Pivotal has filed with the SEC and made available to Acquisitionco all of its reports and other documents required to be filed by Pivotal with or furnished by Pivotal to the SEC pursuant to the U.S. Exchange Act or pursuant to the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) since January 1,

2002 (collectively, “Pivotal’s SEC Documents” and together with the Pivotal Canadian Public Record, the “Pivotal Public Record”). As of its respective date (giving effect to amendments and modifications filed or furnished prior to December 6, 2003) each of Pivotal’s SEC Documents complied as to form with the requirements of the U.S. Securities Act and the U.S. Exchange Act (as applicable) and the rules and regulations of the SEC thereunder and did not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements (including the related notes) of Pivotal included in Pivotal’s SEC Documents comply in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) (except, in the case of unaudited statements, as permitted by Form 10-Q) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Pivotal and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). As of December 6, 2003, except to the extent that information contained in the Pivotal’s SEC Record filed and publicly available prior to December 6, 2003 has been revised or superseded by a later filing that is part of the Pivotal’s SEC Record, none of the Pivotal’s SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Since July 14, 1999, Pivotal has been a “foreign private issuer,” as such term is defined under applicable SEC rules. Neither Pivotal nor any Pivotal Subsidiary is an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(i)	Except as set forth in Section 11(d) of the Disclosure Letter, no person has any agreement, option, right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement, including convertible securities, options, warrants or convertible obligations of any nature, for the purchase, subscription, allotment or issuance of any unissued shares or other securities of Pivotal or of any Pivotal Subsidiary.

(j)	The audited consolidated financial statements of Pivotal and the Pivotal Subsidiaries as at and for the fiscal years ended June 30, 2003 and 2002, including the notes thereto (the “June 30 Financial Statements”), comply in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. GAAP applied on a basis consistent with prior periods and present fairly the assets, liabilities and financial position of Pivotal and the Pivotal Subsidiaries, on a consolidated basis, as at the respective dates thereof and the results of operations, cash flow and shareholders’ equity of Pivotal and the Pivotal Subsidiaries, on a consolidated basis, for the fiscal years ended June 30, 2003 and 2002.

(k)	Except as set forth in the June 30 Financial Statements, Pivotal and the Pivotal Subsidiaries have no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that individually or in the aggregate are reasonably likely to have a Material Adverse Effect. In addition, since June 30, 2003, Pivotal and the Pivotal Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practice and there has not been:

(i)	Except as a result of the financial results or any litigation described in Section 10(b)(i), any Material Adverse Effect or any state of facts, change, development, effect or occurrence that is reasonably likely to result in a Material Adverse Effect;

(ii)	prior to December 6, 2003, any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Pivotal’s or any Pivotal Subsidiary’s capital stock or other equity or voting interests, except for dividends by a direct or indirect wholly owned Pivotal Subsidiary to its parent;

(iii)	any split, combination or reclassification of any of Pivotal’s or any Pivotal Subsidiaries’ capital stock or other equity or voting interests or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of, or other equity or voting interests in, Pivotal or any Pivotal Subsidiary;

(iv)	any:

(A)	granting by Pivotal or any Pivotal Subsidiary to any current or former director, officer, employee, independent contractor or consultant of Pivotal or any Pivotal Subsidiary (collectively, “Pivotal Personnel”) of any bonus opportunity or any increase in any type of compensation or benefits, except for grants of bonus opportunities and increases of base compensation, in each case, prior to December 6, 2003 in the ordinary course of business consistent with past practice and the management bonus pool, each of which is described in Section 11(k)(iv) of the Disclosure Letter; or

(B)	payment by Pivotal or any Pivotal Subsidiary to any Pivotal Personnel of any bonus, except for bonuses paid or accrued prior to December 6, 2003 in the ordinary course of business consistent with past practice;

(v)	any granting by Pivotal or any Pivotal Subsidiary to any Pivotal Personnel of any severance or termination pay or of the right to receive any severance or termination pay or increases therein except for any granting of such pay or rights prior to December 6, 2003 in the ordinary course of business consistent with past practice;

(vi)	any entry by Pivotal or any Pivotal Subsidiary into, or any amendment of:

(A)	any currently effective employment, deferred compensation, severance, termination, employee benefit, loan, indemnification, stock repurchase, consulting or similar agreement (other than in the ordinary course of business consistent with past practice) between Pivotal or any Pivotal Subsidiary, on the one hand, and any Pivotal Personnel, on the other hand; or

(B)	any agreement between Pivotal or any Pivotal Subsidiary, on the one hand, and any Pivotal Personnel, on the other hand;

the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving Pivotal of the nature contemplated by this agreement (all such agreements under this clause (vi), including any agreement of a type referred to in this clause (vi) that is entered into on or after December 6, 2003, collectively, “Benefit Agreements”);

(vii)	any material amendment of any incentive award (including Stock Options, stock appreciation rights, performance units, restricted stock, stock repurchase rights or other stock-based or stock-related awards) or the material removal or modification of any restrictions in any such award;

(viii)	any amendment to, or modification of, any Pivotal Stock Plan or the ESPP (other than an amendment to the ESPP to increase the number of shares available for issuance thereunder to an amount, not in excess of 100,000, sufficient to satisfy all obligations under the ESPP for the period ending December 31, 2003);

(ix)	any damage, destruction or loss, whether or not covered by insurance, that individually or in the aggregate is reasonably likely to have a Material Adverse Effect;

(x)	prior to December 6, 2003, any change in financial or tax accounting methods, principles or practices by Pivotal or any Pivotal Subsidiary, except insofar as may have been required by a change in U.S. GAAP or applicable Law;

(xi)	prior to December 6, 2003, any tax election that individually or in the aggregate is reasonably likely to have a Material Adverse Effect or any of its tax attributes or any settlement or compromise of any material income tax liability;

(xii)	prior to December 6, 2003, any revaluation by Pivotal or any Pivotal Subsidiary of any of the material assets of Pivotal or any Pivotal Subsidiary, except as required by U.S. GAAP; or

(xiii)	any Contract to which Pivotal or any Pivotal Subsidiary is a party or to which Pivotal or any Pivotal Subsidiary is bound obligating Pivotal or any Pivotal Subsidiary to do any of the things listed in (i) — (xii) above.

(l)	Except as set out in the Pivotal Public Record, neither Pivotal nor any Pivotal Subsidiary has outstanding any bonds, debentures, notes, mortgages, hypothec or other indebtedness (excluding routine borrowings under Pivotal’s operating credit and trade payables incurred in the ordinary and regular course of Pivotal’s business consistent with past practice). Neither Pivotal nor any Pivotal Subsidiary has agreed to create or issue any bonds, debentures, notes, mortgages, hypothec or other indebtedness, and neither Pivotal nor any Pivotal Subsidiary has given or agreed to give, nor are they a party to or bound by, any guarantee of indebtedness, indemnity or suretyship of other obligations of any person, nor are they contingently responsible for such indemnity or suretyship or obligations.

(m)	Except as set out in Section 11(m) of the Disclosure Letter, no consent, approval, order or authorization of, or registration, or declaration with, any applicable federal, provincial, state, local or foreign governmental or other regulatory authority (a “Governmental Authority”) with jurisdiction over Pivotal or any Pivotal Subsidiary is required to be obtained by Pivotal or any Pivotal Subsidiary in connection with the execution and delivery of this agreement or the consummation of the Arrangement, except for those consents, orders, authorizations, declarations, registrations or approvals which are contemplated by this agreement or those consents, orders, authorizations, declarations, registrations or approvals that, if not obtained, would not, individually or in the aggregate, prevent or materially delay the consummation of the Arrangement or otherwise prevent Pivotal from performing its obligations under this agreement and could not reasonably be expected to have a Material Adverse Effect.

(n)	Except as has been disclosed in Section 11(n) of the Disclosure Letter or any litigation referred to in Section 10(b)(i)(B), there is no suit, action or proceeding pending, or to the knowledge of Pivotal, threatened against Pivotal or any Pivotal Subsidiary that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect upon Pivotal, and there is no Law, investigation, judgment, decree, injunction, rule or order of any Governmental Authority with jurisdiction over Pivotal or any Pivotal Subsidiary outstanding against Pivotal or any Pivotal Subsidiary that, individually or in the aggregate, is causing, or which insofar as can reasonably be foreseen, in the future would cause, a Material Adverse Effect.

(o)	With respect to taxes:

(i)	Each of Pivotal, the Pivotal Subsidiaries and each Pivotal Affiliated Group has timely filed all federal, provincial, state and local, domestic and foreign, income and franchise tax returns and reports and all other tax returns and reports required to be filed by it and all such returns and reports are complete and correct, except for such failures to file or to be complete and correct that individually or in the aggregate are not reasonably likely to cause a Material Adverse Effect. Each of Pivotal, the Pivotal Subsidiaries and each Pivotal Affiliated Group has timely paid all taxes due with respect to the taxable periods covered by such returns and reports and all other taxes, and the June 30 Financial Statements or the most recent financial statements included in the Pivotal SEC Documents reflect an adequate reserve for all taxes payable by Pivotal and the Pivotal Subsidiaries and for all taxable periods and portions thereof through the date of such financial statements, except for failures to pay or reserve for such taxes that individually or in the aggregate are not reasonably likely to cause a Material Adverse Effect.

(ii)	No federal, provincial, state, local or foreign, income or franchise tax return or report or any other material tax return or report of Pivotal or any Pivotal Subsidiary or any Pivotal Affiliated Group is currently under audit or examination by any taxing authority, and no written or unwritten notice of such an audit or examination has been received by Pivotal or any Pivotal Subsidiary. There is no deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any taxes due and owing by Pivotal, any Pivotal Subsidiary or any Pivotal Affiliated Group (except for those arising after December 6, 2003 that individually or in the aggregate are not reasonably likely to result in a material liability for Pivotal). Each deficiency resulting from any completed audit or examination relating to taxes by any taxing authority has been timely paid. No issues relating to taxes were raised by the relevant taxing authority during any presently pending audit or examination, and no issues relating to taxes were raised by the relevant taxing authority in any completed audit or examination that could reasonably be expected to recur in a later taxable period, except for issues first raised after December 6, 2003 that individually or in the aggregate are not reasonably likely to result in a material liability for Pivotal. All assessments for taxes due and owing by Pivotal, any Pivotal Subsidiary or any Pivotal Affiliated Group with respect to completed and settled examinations or concluded litigation have been paid. Except as disclosed in Section 11(o)(ii) of the Disclosure Letter, as of December 6, 2003, no federal, provincial, state, local or foreign, tax return or report of Pivotal or any Pivotal Subsidiary or any Pivotal Affiliated Group has ever been under audit or examination by the IRS or other relevant taxing authority.

(iii)	There is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes and no power of attorney (other than powers of attorney authorizing employees of Pivotal to act on behalf of Pivotal) with respect to any taxes has been executed or filed with any taxing authority.

(iv)	No Liens for taxes exist with respect to any assets or properties of Pivotal or any Pivotal Subsidiary, except for statutory Liens for taxes not yet due and Liens for taxes that Pivotal or any Pivotal Subsidiary is contesting in good faith through appropriate proceedings and for which adequate reserves have been established.

(v)	None of Pivotal or any Pivotal Subsidiary is a party to or bound by any tax sharing agreement, tax indemnity obligation or similar agreement, arrangement or practice with respect to taxes (including any advance pricing agreement, closing agreement or other agreement relating to taxes with any taxing authority).

(vi)	None of Pivotal or any Pivotal Subsidiary will be required to include in a taxable period ending after the effective time of the Arrangement material taxable income attributable to income that accrued (for purposes of the June 30 Financial Statements) in a prior taxable period but was not recognized for tax purposes in any prior taxable period as a result of the installment method of accounting, the completed contract method of accounting, the long-term contract method of accounting, the cash method of accounting or Section 481 of the Internal Revenue Code of 1986, as amended (the “Code”) or comparable provisions of state or local tax law, domestic or foreign, or for any other reason.

(vii)	No amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this agreement by any Pivotal Personnel who is a “disqualified individual” (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Benefit Plan, Benefit Agreement or other compensation arrangement currently in effect would be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code) and no such disqualified individual is entitled to receive any additional payment (e.g., any tax gross-up or other payment) from Pivotal, or any other person in the event that the excise tax required by Section 4999(a) of the Code, is imposed on such disqualified individual.

(viii)	Pivotal and the Pivotal Subsidiaries have complied with all applicable Laws relating to the payment and withholding of taxes (including withholding of taxes pursuant to Sections 1441, 1442, 3121 and 3402 of the Code or similar provisions under any federal, provincial, state or local laws, domestic or foreign) and have, within the time and the manner prescribed by law, withheld from and paid over to the proper governmental authorities all amounts required to be so withheld and paid over under applicable Laws, except for failures to withhold or pay over that individually or in the aggregate are not reasonably likely to result in a material liability for Pivotal.

For purposes of this agreement, “taxes” shall include all (A) federal, provincial, state, local or foreign, income, franchise, property, sales, excise, employment, payroll, social security, value-added, ad valorem, transfer, withholding and other taxes, including taxes based on or measured by gross receipts, profits, sales, use or occupation, tariffs, levies, impositions, assessments or governmental charges of any nature whatsoever, including any interest penalties or additions with respect thereto, and any obligations under any Contracts with any other person with respect to such amounts, (B) liability for the payment of any amounts of the types described in clause (A) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group and (C) liability for the payment of any amounts as a result of an express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (A) or (B).

Pivotal is its own ultimate parent entity (as defined in 16 C.F.R. §801.1(a)(3)) and Pivotal, together with all entities controlled (as defined in 16 C.F.R. §801.(1)(b)) by it (a) does not for the year ended June 30, 2003 have aggregate sales in or into the United States of $50 million or more, or (b) as of June 30, 2003 does not, and as of the Effective Time will not, hold assets located in the United States having an aggregate total value of $50 million, in each case determined in accordance with 16 C.F.R. §801.11 (this representation and warranty being made solely for the purpose of determining the applicability of the notification provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended to the transactions contemplated by this agreement).

(p)	The corporate records and minute books of Pivotal and the Pivotal Subsidiaries have been maintained substantially in accordance with all applicable laws and are complete and accurate in all material respects, and have been made available to Acquisitionco.

(q)	Pivotal and each Pivotal Subsidiary is, and since June 30, 2000 has been, in compliance with all applicable Laws and Judgments of any Governmental Authority applicable to their businesses or operations, except for instances of possible noncompliance that individually or in the aggregate are not reasonably likely to:

(i)	have a Material Adverse Effect;

(ii)	impair in any material respect the ability of Pivotal to perform its obligations under this agreement; or

(iii)	prevent or materially impede or delay the consummation of any of the transactions contemplated by this agreement.

None of Pivotal or any Pivotal Subsidiary has received, since June 30, 2000, a notice or other written communication alleging a possible violation by Pivotal or any Pivotal Subsidiary of any applicable Law or Judgment of any Governmental Authority applicable to its businesses or operations, except for such violations that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect.

(r)	Except with respect to instances that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect:

(i)	Pivotal and each Pivotal Subsidiary are in compliance with all applicable Environmental Laws;

(ii)	Pivotal and each Pivotal Subsidiary have, and are in compliance with, all Permits required under Environmental Laws for the operation of their respective businesses and all such Permits are valid and in good standing;

(iii)	there are no pending, or to the knowledge of Pivotal, threatened Environmental Claims against Pivotal or any Pivotal Subsidiary;

(iv)	neither Pivotal nor any Pivotal Subsidiary have received notice that Pivotal or any Pivotal Subsidiary is in non-compliance with any Environmental Law or subject to potential liability under any Environmental Law, including potential liability for the costs of investigating or remediating contaminated property pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, or analogous state, provincial or foreign law;

(v)	there have been no Releases or threatened Releases of Hazardous Substances on, at, under or about any properties currently or, during the period of ownership or operation by Pivotal or any Pivotal Subsidiary, formerly owned, leased or operated by Pivotal or any Pivotal Subsidiary, or any of their respective predecessors, and neither Pivotal nor any of its subsidiaries has Released, disposed of or arranged for the disposal of Hazardous Substances at any on-site or off-site location;

(vi)	there are no facts, circumstances or conditions that are reasonably likely to give rise to any liability of, or form the basis of an Environmental Claim against, Pivotal or any Pivotal Subsidiary in connection with any Environmental Law; and

(vii)	neither Pivotal nor any Pivotal Subsidiary has retained or assumed, either contractually or by operation of law, any liabilities or obligations that are reasonably likely to result in any Environmental Claim against Pivotal or any Pivotal Subsidiary.

(s)	Pivotal and the Pivotal Subsidiaries have in effect all federal, provincial, state, local or foreign, governmental consents, approvals, orders, authorizations, certificates, filings, notices, permits, concessions, franchises, licenses and rights (collectively, “Permits”) necessary for them to own, lease or operate their properties and assets and to carry on their businesses as now conducted and there has occurred no violation of, or default (with or without notice or lapse of time or both) under, or event giving to any other person any right of termination, amendment or cancellation of, any such Permit, except for the lack of Permits and for such violations, defaults or events that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect. Consummation of the Arrangement is not reasonably likely to cause the revocation or cancellation of any such Permit, which revocations or cancellations, individually or in the aggregate, are reasonably likely to have a Material Adverse Effect.

(t)	With respect to certain employment related matters:

(i)	Section 11(u) of the Disclosure Letter contains a list of all “employee welfare benefit plans” (as defined in Section 3(l) of the Employee Retirement Income Security Act of 1974, as amended, “ERISA”)), “employee pension benefit plans” (as defined in Section 3(2) of ERISA) (each, a “Pension Plan”) and all other Benefit Plans and all material Benefit Agreements that are in effect as of December 6, 2003. Pivotal has made available to Acquisitionco true, complete and correct copies of:

(A)	each Benefit Plan and each material Benefit Agreement (or, in the case of any unwritten Benefit Plans or Benefit Agreements, descriptions thereof);

(B)	the two most recent annual reports on Form 5500 required to be filed with the Internal Revenue Service (the “IRS”) with respect to each Benefit Plan;

(C)	the most recent summary plan description for each Benefit Plan for which such summary plan description is required; and

(D)	each trust agreement and group annuity contract relating to any Benefit Plan.

Each Benefit Plan has been administered in accordance with its terms, except where the failure so to be administered individually or in the aggregate is not reasonably likely to have a Material Adverse Effect. Pivotal and the Pivotal Subsidiaries and all the Benefit Plans are in compliance with all applicable provisions of ERISA, the Code and all other applicable Laws, except for instances of possible noncompliance that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect.

(ii)	All Pension Plans intended to be tax qualified are so qualified and have been the subject of determination letters from the IRS or other Governmental Authority with respect to all tax law changes prior to the Economic Growth and Tax Relief Reconciliation Act of 2001 or have a remaining period of time under applicable Law to submit such determination letter to the effect that such Pension Plans are qualified and exempt from United States Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no determination letter has been revoked (or has revocation been threatened) and no event has occurred since the date of the most recent determination letter or application therefor relating to any such Pension Plan that would adversely affect the qualification of such Pension Plan or increase the costs relating thereto or require security under Section 307 of ERISA, except for events that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect. All Benefit Plans required to have been approved by any foreign Governmental Authority have been so approved or timely submitted for approval, no such approval has been revoked (nor has revocation been threatened) and no event has occurred since the date of the most recent approval or application therefor relating to any such Benefit Plan that would affect any such approval relating thereto or increase the costs relating thereto, except for events that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect. Pivotal has made available to Acquisitionco a true, complete and correct copy of the most recent determination or approval letter received with respect to each Pension Plan, as well as a true, complete and correct copy of each pending application for a determination or approval letter, if any.

(iii)	Neither Pivotal nor any Commonly Controlled Entity has maintained, contributed to or been obligated to maintain or contribute to, or has any actual or contingent liability under,

any Benefit Plan that is subject to Title IV of ERISA or is otherwise a defined benefit pension plan.

(iv)	There are no understandings, agreements or undertakings, written or oral, that would prevent any Benefit Plan (including any Benefit Plan that is an employee welfare benefit plan as defined in Section 3(2) of ERISA (each, a “Welfare Plan”)) (including any Benefit Plan covering retirees or other former employees) from being amended or terminated without material liability to Pivotal or any Pivotal Subsidiary on or at any time after the Effective Time (except for accrued benefits payable thereunder or ordinary administrative expenses). No Benefit Plan provides benefits after termination of employment, except where the cost thereof is borne entirely by the former employee (or his eligible dependents or beneficiaries) or as required by Section 4980B(f) of the Code.

(v)	No Pivotal Personnel will be entitled to any additional compensation or benefits under any Benefit Plan or Benefit Agreement or any acceleration of the time of payment or vesting of any compensation or benefits (whether in cash, equity or otherwise) as a result of the transactions contemplated by this agreement or any benefits the value of which will be calculated on the basis of any of the transactions contemplated by this agreement. Neither the execution and delivery of this agreement, nor the consummation of any transaction contemplated by this agreement (alone or in conjunction with the termination of employment) will:

(A)	trigger any funding (through a grantor trust or otherwise) of any compensation or benefits; or

(B)	result in any violation or breach of, or a default (with or without notice or lapse of time or both) under, any Benefit Plan or Benefit Agreement.

(vi)	The deduction of any amount payable pursuant to the terms of the Benefit Plans or Benefit Agreements will not be subject to disallowance under Section 162(m) of the Code or any other applicable Law.

(vii)	Since June 30, 2000 and through December 6, 2003, neither Pivotal nor any Pivotal Subsidiary has received notice of, and, to the knowledge of Pivotal, there are no:

(A)	pending termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or Benefit Agreement that individually or in the aggregate are reasonably likely to have a Material Adverse Effect; or

(B)	pending investigations (other than routine inquiries) by any Governmental Authority with respect to any Benefit Plan or Benefit Agreement.

(viii)	All contributions, premiums and benefit payments under or in connection with the Benefit Plans or Benefit Agreements that are required to have been made by Pivotal or any Pivotal Subsidiary have been timely made in all material respects. Neither Pivotal nor any Pivotal Subsidiary has incurred any unfunded liabilities in relation to any Benefit Plan or Benefit Agreement. No Pension Plan has an “accumulated funding deficiency” (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived.

(ix)	With respect to each Benefit Plan:

(A)	there has not occurred any prohibited transaction in which Pivotal, any Pivotal Subsidiary or any of their respective employees has engaged that could subject

Pivotal, any Pivotal Subsidiary or any of their respective employees, or, to the knowledge of Pivotal, a trustee or other fiduciary of any trust created under any Benefit Plan, to any material tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions imposed under Title I of ERISA or any other applicable Law; and

(B)	none of Pivotal, any Pivotal Subsidiary, or, to the knowledge of Pivotal, any trustee or other fiduciary of any Benefit Plan has engaged in any transaction or acted in a manner that could, or failed to act so as to, subject Pivotal, any Pivotal Subsidiary or, to the knowledge of Pivotal, any trustee, administrator or other fiduciary to any material liability for breach of fiduciary duty under ERISA or any other applicable Law.

(x)	Pivotal and the Pivotal Subsidiaries do not have any material liability or obligations, including under or on account of a Benefit Plan or Benefit Agreement, arising out of the hiring of persons to provide services to Pivotal or any Pivotal Subsidiary and treating such persons as consultants or independent contractors and not as employees of Pivotal or any Pivotal Subsidiary.

(xi)	Other than as set forth in Section 11(u) of the Disclosure Letter:

(A)	no Pivotal Personnel has entered into any employment agreement or arrangement with Pivotal or any of its affiliates that differs in any material respect from the form offer letter that is used by Pivotal or its affiliates in the country in which such Pivotal Personnel is employed (true and correct copies of which forms have been provided to Acquisitionco); and

(B)	no Pivotal Personnel is entitled to receive any:

(I)	severance, termination, payment in lieu of notice or similar benefits, except as required by applicable statutory, common or other laws;

(II)	bonus payments other than those made in the ordinary course of business consistent with past practice pursuant to a broad-based bonus program which is set forth on Section 11(u) of the Disclosure Letter or compensation provided outside the ordinary course of business (including any relocation bonus or benefit, or any compensation, indemnity or tax gross-up agreement related to the maintenance or sale of any residence) under existing agreements with, or plans or programs of, Pivotal or any of its affiliates; or

(III)	any other payment or benefit that is related to, or contingent upon, the consummation of the transactions contemplated by this agreement, including, without limitation, the accelerated vesting of Stock Options and shares of Restricted Stock or the forgiveness of indebtedness owed by such Pivotal Personnel to Pivotal or any of its affiliates.

(xii)	Except as disclosed in the Pivotal SEC Documents, since the date of the most recent audited financial statements included in the Pivotal SEC Documents and through December 6, 2003, none of Pivotal or any Pivotal Subsidiary has terminated, adopted, amended in any material respect or agreed to amend in any material respect any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock repurchase rights, stock option (including Pivotal Stock Plans), phantom stock, performance, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other material plan, arrangement or understanding (whether or not subject to the laws of the United States) maintained, contributed to or required to be maintained or contributed to by Pivotal, any Pivotal Subsidiary or any other person that, together with Pivotal, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or any other applicable Law (each, a “Commonly Controlled Entity”), in each case, providing benefits to any Pivotal Personnel (all such plans, arrangements or understandings including any such plan, arrangement or understanding which is entered into or adopted on or after December 6, 2003, collectively, “Benefit Plans”) or made any material change in the manner in which contributions to any Pension Plans are made or the basis on which such contributions are determined. Except as disclosed in the Pivotal SEC Documents, neither Pivotal nor any Pivotal Subsidiary is a party to any Benefit Agreement. There are no collective bargaining or other labour union agreements to which Pivotal or any Pivotal Subsidiary is a party or by which it is bound. Since June 30, 2003 and through December 6, 2003, neither Pivotal nor Pivotal Subsidiary has encountered any labour union organizing activity, or had any actual or, to the knowledge of Pivotal, threatened employee strikes, work stoppages, slowdowns or lockouts. Except with respect to instances that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect, each of Pivotal and the Pivotal Subsidiaries:

(A)	is, and since June 30, 2000 has been, in compliance with all applicable Laws relating to employment and employment practices, occupational safety and health standards, terms and conditions of employment and wages and hours; and

(B)	is not, and since June 30, 2000 has not, engaged in any unfair labour practice.

Prior to December 6, 2003, Pivotal has not received written notice of any unfair labour practice charge against Pivotal or any Pivotal Subsidiary that is pending and, to the knowledge of Pivotal, there is no unfair labour practice charge against Pivotal or any Pivotal Subsidiary threatened before the National Labour Relations Board or any comparable Governmental Authority.

(xiii)	Section 11(u)(xv) of the Disclosure Letter lists all employees by number of employees, by country and state of primary location, by title and by salary (which will be treated confidentially by Acquisitionco).

(xiv)	To Pivotal’s knowledge, no employee of Pivotal or any Pivotal Subsidiary nor any consultant with whom Pivotal or any Pivotal Subsidiary has contracted is in violation of any material term of any employment contract or any other similar contract or agreement relating to the relationship of such employee or consultant with Pivotal, any Pivotal Subsidiary, any former employer or any other party.

(xv)	Neither Pivotal nor any Pivotal Subsidiary has violated Section 402 of the Sarbanes Oxley Act, and the execution of this agreement and the consummation of the transactions contemplated hereby will not cause such a violation.

(xvi)	Neither Pivotal nor any Pivotal Subsidiary has effectuated (i) a “plant closing” as such term may be defined in the Worker Adjustment and Retraining Notification Act (“WARN”) or similar applicable Laws affecting any site of employment or one or more facilities or operating units within any site of employment or facility of Pivotal or any Pivotal Subsidiary, or (ii) a “mass layoff” as such term may be defined in WARN or similar applicable Laws affecting any site of employment or facility of Pivotal or any Pivotal Subsidiary. Neither Pivotal nor any Pivotal Subsidiary has engaged in layoffs or terminations of employment sufficient in number to trigger application of WARN or any similar applicable Laws.

(u)	With respect to certain intellectual property matters:

(i)	Section 11(v)(i) of the Disclosure Letter lists all issued patents, patent applications, registered trademarks, applications for registered trademarks, registered trade names, registered service marks, registered copyrights and applications therefor owned by Pivotal or any Pivotal Subsidiary as of December 6, 2003. Pivotal has made available to Acquisitionco true and correct copies of, and Section 11(w)(i) of the Disclosure Letter lists, (A) all material license agreements relating to Pivotal’s or any Pivotal Subsidiaries’ Intellectual Property to which Pivotal or any Pivotal Subsidiary is a party as of December 6, 2003 , other than (except with respect to licenses or rights referred to in item (ii)(L) below) non-exclusive licenses granted to Pivotal customers in the ordinary course of the business of Pivotal and the Pivotal Subsidiaries consistent with past practice and (B) all material license agreements relating to the Intellectual Property of an third party to which Pivotal or any Pivotal Subsidiary is a party as of December 6, 2003, other than “off the shelf” software licensed pursuant to “shrink wrap” or “click wrap” licenses.

(ii)	(A)	Pivotal and each Pivotal Subsidiary owns, or is licensed or otherwise has the right to use, all Intellectual Property necessary for or used in the conduct of all material parts of its business as currently conducted by Pivotal and the Pivotal Subsidiaries and all other material Intellectual Property used in the conduct of any material part of its business.

(B)	All issued patents, patent applications, registered trademarks, registered trademark applications, registered trade names, registered service marks and registered copyrights of Pivotal or any Pivotal Subsidiary have been duly registered and/or filed, as applicable, with or issued by each applicable Governmental Authority in each applicable jurisdiction, all necessary affidavits of continuing use have been filed, and all necessary maintenance and renewal fees have been paid to continue all such rights in effect, except where the absence of any such registration, filings or payments, as applicable, is not reasonably likely to have a Material Adverse Effect.

(C)	To the knowledge of Pivotal, none of the products or services of Pivotal or any Pivotal Subsidiary, taken as a whole, is infringing upon or otherwise violating the Intellectual Property rights of any third party, other than any infringements or violations that are not reasonably likely to have a material adverse effect on a material product of Pivotal.

(D)	To the knowledge of Pivotal, none of the products or services of Pivotal or any Pivotal Subsidiary has infringed upon or otherwise violated the Intellectual Property rights of any third party, except for any infringements or violations that individually or in the aggregate are not reasonably likely to result in any material liability for Pivotal or any Pivotal Subsidiary.

(E)	Pivotal has not received notice of, and does not otherwise have knowledge of, any suit, claim, action, investigation or proceeding pending or, to the knowledge of Pivotal, threatened with respect to, and Pivotal has not been notified in writing of, any possible infringement or other violation by Pivotal or any Pivotal Subsidiary or any of its or their products or services of the rights of any person with regard to any Intellectual Property, except for such infringements or violations that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect.

(F)	To the knowledge of Pivotal, no person is infringing on or otherwise violating any right of Pivotal or any Pivotal Subsidiary with respect to any Intellectual Property owned by Pivotal or any Pivotal Subsidiary, except for such infringements or violations that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect.

(G)	Each of the former or current members of management or key personnel of Pivotal or any Pivotal Subsidiary, including all former and current employees, agents, consultants and independent contractors who have contributed to or participated in the conception and development of Intellectual Property owned, intended to be owned or used by Pivotal or any Pivotal Subsidiary, have assigned or otherwise transferred to Pivotal or a Pivotal Subsidiary all ownership and other rights of any nature whatsoever (to the extent permitted by law) of such person in any Intellectual Property owned, intended to be owned or used by Pivotal or any Pivotal Subsidiary, except where the failure to do so is not reasonably likely to have a material adverse effect on a material product of Pivotal. None of the former or current members of management or key personnel of Pivotal or any Pivotal Subsidiary, including all former and current employees, agents, consultants and independent contractors who have contributed to or participated in the conception and development of Intellectual Property owned, intended to be owned or used by Pivotal or any Pivotal Subsidiary, have a valid claim against Pivotal or any Pivotal Subsidiary in connection with the involvement of such persons in the conception and development of any computer software or other Intellectual Property owned, intended to be owned or used by Pivotal or any Pivotal Subsidiary, and no such claim has been asserted or, to the knowledge of Pivotal, threatened, in each case, other than claims that are not individually and in the aggregate reasonably likely to have a Material Adverse Effect. Each former and current officer, and other employee of Pivotal has executed an agreement relating to confidentiality and assignment of inventions in substantially the form and on substantially the same terms provided to Acquisitionco, and each individual and corporate consultant and contractor of Pivotal has executed a form of proprietary information agreement in substantially the form and on substantially the same terms as provided to Acquisitionco. Pivotal has no knowledge that any of its employees, officers, consultants or contractors is in violation thereof, except such violations as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(H)	The execution and delivery of this agreement, the consummation of the transactions contemplated by this agreement and the compliance with the provisions of this agreement do not and will not conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to any right, license or encumbrance relating to, any Intellectual Property owned or used by Pivotal or any Pivotal Subsidiary or with respect to which Pivotal or any Pivotal Subsidiary now has or has had any agreement with any third party, or any right of termination, cancellation or acceleration of any Intellectual Property right or obligation set forth in any agreement to which Pivotal or any Pivotal Subsidiary is a party, or the loss or encumbrance of any Intellectual Property or benefit related thereto, or result in the creation of any Lien in or upon any Intellectual Property or right.

(I)	To the extent Third Party Software that is material to a material product of Pivotal is distributed to customers of Pivotal or any Pivotal Subsidiary together with, and as part of, any material product of Pivotal or any Pivotal Subsidiary currently marketed by, commercially available from or under development by Pivotal or any Pivotal Subsidiary, any third party rights have been identified in Section 11(v)(ii)(I) of the Disclosure Letter and all necessary licenses have been obtained and made available to Acquisitionco.

(J)	None of the material source code in any material products (other than source code with respect to which Pivotal knowingly made a reasonable business judgment to not keep such source code confidential or that has been provided to a third party technology escrow agent in accordance with standard industry practice) or other material trade secrets (other than trade secrets with respect to which Pivotal knowingly made a reasonable judgment to not keep such trade secrets confidential) of Pivotal or any Pivotal Subsidiary has been published or disclosed by Pivotal or any Pivotal Subsidiary, except to a Pivotal Subsidiary or pursuant to a non-disclosure agreement that is in the standard form used by Pivotal that has been provided to Acquisitionco prior to December 6, 2003, or, to the knowledge of Pivotal, by any other person to any person except pursuant to licenses or Contracts requiring such other persons to keep such source code and trade secrets confidential, except where such disclosure is not reasonably likely to have a material adverse effect on a material product of Pivotal.

(K)	Neither Pivotal nor any Pivotal Subsidiary has assigned, sold or otherwise transferred ownership of any material issued patent, patent application, registered trademark, trademark application, registered service mark, registered copyright or application therefor or any other material Intellectual Property during the two-year period immediately preceding December 6, 2003.

(L)	No licenses or rights have been granted to a third party to distribute any material source code for, or to use any source code to create Derivative Works of, any material product of Pivotal or any Pivotal Subsidiary currently marketed by, commercially available from or under development by Pivotal or any Pivotal Subsidiary for which Pivotal possesses the source code, except with respect to source code escrow arrangements entered into by Pivotal in the ordinary course of its business with its customers which are listed in Section 11(v)(ii)(L) of the Disclosure Letter.

(M)	Pivotal and each Pivotal Subsidiary have:

(I)	created and have safely stored back-up copies of all their material computer programs and software (including object code, source code and associated data and documentation); and

(II)	taken all reasonable and necessary steps (other than the actions mentioned in the immediately proceeding clause (I)) to protect their material Intellectual Property and their rights thereunder, and to the knowledge of Pivotal no such rights to any material Intellectual Property have been lost or are in jeopardy of being lost through failure to act by Pivotal or any Pivotal Subsidiary or otherwise, except, in the case of this clause (II), for instances in which Pivotal has knowingly made a reasonable business judgment to not protect such Intellectual Property.

(N)	Pivotal has no knowledge of any facts or circumstances that would render invalid or unenforceable any Intellectual Property owned or licensed by Pivotal or a Pivotal Subsidiary.

(O)	None of the products or services of Pivotal or a Pivotal Subsidiary is, in whole or in part, subject to the provisions of any open source, or other agreement that (i) requires the distribution of source code in connection with the distribution of the product, (ii) prohibits or limits Pivotal or any Pivotal Subsidiary from charging a fee or receiving consideration for the product or service, or (iii) allows a customer, or requires that a customer be permitted to, have the right to decompile, disassemble, or otherwise reverse engineer software by its terms and not by operation of law.

(v)	With respect to certain Contracts involving Pivotal:

(i)	Except for Contracts with one or more members of the Acquisition Group or Contracts filed as exhibits to the Pivotal SEC Documents (including any form of Contract so filed) (the “Filed Contracts”), none of Pivotal or any Pivotal Subsidiary is a party to or bound by or otherwise has rights or benefits under, and none of their respective properties or assets are bound by or subject to, any Contracts that are required to be filed as an exhibit to any Pivotal SEC Document under the U.S. Exchange Act and the rules and regulations promulgated thereunder. Except for Contracts (including forms of Contracts) filed as exhibits to the Pivotal SEC Documents, as of December 6, 2003, none of Pivotal or any Pivotal Subsidiary is a party to or bound by or otherwise has rights or benefits under, and none of their respective properties or assets are bound by or subject to, any of the following Contracts, written or oral, under which obligations remain outstanding:

(A)	material Contract not made in the ordinary course of business and not otherwise listed on Sections 11(w)(i) of the Disclosure Letter;

(B)	Contract pursuant to which Pivotal or any Pivotal Subsidiary has agreed not to compete with any person or to engage in any business, or pursuant to which any benefit is required to be given or lost as a result of so competing or engaging;

(C)	Contract providing for “exclusivity” or any similar requirement or pursuant to which Pivotal or any Pivotal Subsidiary is restricted in any material respect, or that imposes restrictions with respect to the development, manufacture, marketing or distribution of products or services (other than restrictions entered into in the ordinary course of business consistent with past practice);

(D)	material Contract with (i) any affiliate of Pivotal or any Pivotal Subsidiary, (ii) any Pivotal Personnel, (iii) any union or other labour organization or (iv) any affiliate of any such person or entity (other than, in each case, (w) Contracts on arm’s-length terms with companies whose common stock is publicly traded, (x) offer letters, employment agreements or consulting agreements providing solely for “at will” employment with no right to severance benefits except as required by applicable Law, (y) invention assignment and confidentiality agreements relating to the assignment of inventions to Pivotal or any Pivotal Subsidiary not involving the payment of money and (z) Benefit Plans and Benefit Agreements referred to in Section 11(u));

(E)	license or franchise granted by Pivotal or any Pivotal Subsidiary pursuant to which Pivotal or any such Subsidiary has agreed to refrain from granting license or franchise rights to any other person;

(F)	(I)	Contract under which Pivotal or any Pivotal Subsidiary has incurred any indebtedness (other than payables in the ordinary course of business) that is currently owing, other than Contracts under which Pivotal or a Pivotal Subsidiary has incurred indebtedness of less than $100,000 in the aggregate; or

(II)	Contract under which Pivotal or any Pivotal Subsidiary has given any guarantee in respect of indebtedness, other than Contracts under which Pivotal or a Pivotal Subsidiary has given guarantees in respect of indebtedness of less than $100,000 in the aggregate;

(G)	material Contract (except for this agreement) that requires consent, approval or waiver of, or notice to, a Governmental Authority or other third party in the event of or with respect to the Arrangement and the transactions contemplated by this agreement, including in order to avoid termination of or loss of a material benefit under any such Contract;

(H)	material Contract (other than any Contract with Acquisitionco or any Pivotal Subsidiary) containing any provisions:

(I)	prohibiting or imposing any restrictions on the assignment of all or any portion thereof by Pivotal or any Pivotal Subsidiary to any other person (without regard to any exception permitting assignments to Subsidiaries or affiliates); or

(II)	having the effect of providing that the consummation of any of the transactions contemplated by this agreement or the execution, delivery or effectiveness of this agreement will conflict with, result in a violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, such Contract or give rise under such Contract to any right of, or result in, a termination, right of first refusal, amendment, revocation, cancellation or acceleration, or a loss of a material benefit, or the creation of any Lien upon any of the properties or assets of Pivotal, Acquisitionco or any of their respective Subsidiaries, or to any increased, guaranteed, accelerated or additional rights or entitlements of any person;

(I)	material Contract providing for payments of royalties or other license fees to third parties, other than any such fees not to exceed $250,000 per year pursuant to license agreements with respect to Intellectual Property that is limited to the internal use of Pivotal or any Pivotal Subsidiary;

(J)	Contract granting a third party any license to any of Pivotal’s material Intellectual Property that is not limited to the internal use of such third party, other than in the ordinary course of business consistent with past practice;

(K)	Contract granting the other party to such Contract or a third party “most favoured nation” status;

(L)	Contract (x) pursuant to which Pivotal or any Pivotal Subsidiary has agreed or is required to provide any third party with access to source code that is material to any material product of Pivotal or any Pivotal Subsidiary or to provide for such source code to be put in escrow or (y) containing a provision having the effect of providing that the consummation of any of the transactions contemplated by this agreement or the execution, delivery or effectiveness of this agreement will require that a third party be provided with access to source code that is material to any material product of Pivotal or any Pivotal Subsidiary or that any such source code be released from escrow and provided to any third party (any such Contract described in clauses (x) or (y), a “Code Release Agreement”);

(M)	Contract containing any “non-solicitation” or “no-hire” provision that restricts Pivotal or any Pivotal Subsidiary;

(N)	Contract for any joint venture or partnership;

(O)	material Contract for any development, marketing, resale, distribution or similar arrangement relating to any product or service;

(P)	material Contract entered into in the last five years in connection with the settlement or other resolution of any suit, claim, action, investigation or proceeding;

(Q)	Contracts giving any person the right to cause Pivotal to register under the U.S. Securities Act or to qualify under any Canadian securities laws any of its presently outstanding securities or any of its securities which may hereafter be issued (“Registration Rights Agreements”). As a result of the consummation of the Arrangement, all Registration Rights Agreements will terminate and be of no further force and effect;

(R)	Contract between Pivotal or any Pivotal Subsidiary and any of the ten largest customers of Pivotal and the Pivotal Subsidiaries (determined on the basis of revenues received by Pivotal or any Pivotal Subsidiary in the four consecutive fiscal quarter period ended June 30, 2003) (the “Major Customers,” and each such Contract, a “Major Customer Contract”); and

(S)	Contract that (x) has aggregate future sums due from Pivotal or any Pivotal Subsidiary in excess of $250,000 and is not terminable by Pivotal or any such Subsidiary with no material penalty on 90 (or fewer) days’ notice or (y) is entered into prior to December 6, 2003 and is otherwise material to the business of Pivotal and the Pivotal Subsidiaries, taken as a whole, as presently conducted.

Each Contract of Pivotal or any Pivotal Subsidiary of a type listed in this subsection (each such Contract and the Filed Contracts, a “Material Contract”) is in full force and effect and is a legal, valid and binding agreement of Pivotal or a Pivotal Subsidiary, as the case may be, and, to the knowledge of Pivotal, of each other party thereto, enforceable against Pivotal or such Pivotal Subsidiary, as the case may be, and, to the knowledge of Pivotal, against the other party or parties thereto, except for such failures to be in full force and effect, to be legal, valid and binding or to be enforceable that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect. Each of Pivotal and the Pivotal Subsidiaries have performed or is performing all material obligations required to be performed by it under its Material Contracts and is not (with or without notice or lapse of time or both) in breach or default in any material respect thereunder, and, to the knowledge of Pivotal, no other party to any of its Material Contracts is (with or without notice or lapse of time or both) in breach or default in any material respect thereunder except, in each case, for such breaches, defaults, waivers or failures that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect.

(ii)	As of December 6, 2003, Pivotal has made available to Acquisitionco true and complete copies of all Material Contracts listed on Section 11(w) of the Disclosure Letter, including copies of any Code Release Agreements and Major Customer Contracts. As of December 6, 2003, none of the Major Customers has terminated, failed to renew or requested any material amendment to any of its Major Customer Contracts, or any of its existing relationships, with Pivotal or any Pivotal Subsidiary, nor has any Major Customer indicated to Pivotal or any Pivotal Subsidiary its intent to do so.

(w)	The information with respect to Pivotal and any Pivotal Subsidiary to be included in the Proxy Circular will not contain any untrue statement of any material fact and will not omit to state any material fact required to be stated therein or necessary in order to make any statement therein not misleading in light of the circumstances under which it was made. The Proxy Circular and all related solicitation material will comply with applicable Law.

(x)	no Acquisition Proposal (as such term is defined in Section 13(a)) is currently under discussion, consideration or negotiation with any third party.

(y)	(i)	Pivotal and each Pivotal Subsidiary have good and marketable title to, or valid and enforceable leasehold interests in, all of their respective material properties and assets, except for such properties and tangible assets as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants, taxes that are not yet delinquent and similar encumbrances that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect. All such material tangible assets and properties, other than assets and properties in which Pivotal or any Pivotal Subsidiary has a leasehold interest, are free and clear of all Liens, except for Liens that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect.

(i)	Each of Pivotal and each Pivotal Subsidiary is in compliance in all material respects with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for such instances of noncompliance or failures to be in full force and effect that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect. Pivotal and each Pivotal Subsidiary enjoy peaceful and undisturbed possession under all such material leases, except for failures to do so that individually or in the aggregate are not reasonably likely to have a Material Adverse Effect.

(ii)	Section 11(z)(iii) of the Disclosure Letter sets forth, as of December 6, 2003, a complete list of all real property and interests in real property owned in fee by Pivotal or any Pivotal Subsidiary, all real property and interests in real property leased by Pivotal or any Pivotal Subsidiary, and all real property and interests in real property leased or otherwise granted by Pivotal or any Pivotal Subsidiary to any third party.

(z)	Subject to such changes as may be required by the BC Court, the Requisite Approval is the only vote of the holders of any class or series of Pivotal’s capital stock (including options to purchase capital stock) necessary to approve or adopt this agreement, the Arrangement or the consummation of the transactions contemplated by this agreement.

(aa)	No broker, investment banker, financial advisor or other similar person (other than RBC, the fees and expenses of which will be paid by Pivotal) is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this agreement based on arrangements made by or on behalf of Pivotal. Pivotal has delivered to Acquisitionco true and complete copies of all agreements under which any such fees or commissions are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees or commissions are payable.

(bb)	None of Pivotal, any Pivotal Subsidiary or, to Pivotal’s knowledge, any employee or agent of Pivotal or any Pivotal Subsidiary, has made any payment of funds of Pivotal or any Pivotal Subsidiary or received or retained any funds in violation of any law, rule or regulation.

(cc)	Pivotal and each Pivotal Subsidiary maintains a system of internal controls over financial reporting that complies with the definition thereof set forth under the U.S. Exchange Act. Pivotal has established and maintains disclosure controls and procedures (as such term is defined under the U.S. Exchange Act). Pivotal’s auditors and the Audit Committee of the Board of Directors have been advised of:

(i)	any significant deficiencies or material weakness in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Pivotal’s ability to record, process, summarize, and report financial information; and

(ii)	any fraud, whether or not material, that involves management or other employees who have a role in Pivotal’s internal control over financial reporting.

Any material weaknesses in internal controls have been identified for Pivotal’s auditors. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses. The principal executive officers (or their equivalents) and principal financial officers (or their equivalents) of Pivotal have made all certifications required by the Sarbanes Oxley Act of 2002 (the “Sarbanes Oxley Act”) and any related rules and regulations promulgated by the SEC, and the statements contained in any such certification are complete and correct. Pivotal is otherwise in compliance in all material respects with all applicable effective provisions of the Sarbanes Oxley Act.

(dd)	Since July 30, 2002, Pivotal has not, directly or indirectly, including through any Pivotal Subsidiary: (A) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of Pivotal, or to or for any family member or affiliate of any director or executive officer of Pivotal; or (B) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of Pivotal, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002. Neither Pivotal nor any Pivotal Subsidiary has any outstanding loans to or extensions of credit to, or any guarantee of any indebtedness of, any employee, officer or director of Pivotal or any Pivotal Subsidiary.

(ee)	Pivotal has recognized license revenue (determined in accordance with generally acceptable accounting principles applied on a consistent basis) for the fiscal quarter ended September 30, 2003 of not less than US$3,850,000.

(ff)	Section 11(hh) of the Disclosure Letter accurately and completely sets forth the number of Pivotal common shares underlying unvested options (measured as of December 6, 2003) that shall become vested, including the dates of such vesting, between December 6, 2003 and the End Date.

     The representations and warranties of Pivotal contained in this agreement shall be conclusively deemed to have been satisfied, fulfilled or waived upon the issuance of a Certificate of Arrangement by the Registrar.

12.    REPRESENTATIONS AND WARRANTIES OF ACQUISITIONCO AND PARENTCO. Acquisitionco and Parentco each represents and warrants to and in favour of Pivotal, and acknowledges that Pivotal is relying upon same in connection with the transactions contemplated herein, that as at December 6, 2003 or such other date or dates specified in this Section 12:

(a)	Acquisitionco and Parentco each is a corporation incorporated and validly existing under the laws of its respective jurisdiction of incorporation and has the corporate power to carry on its respective business as now being conducted, to enter into this agreement and to perform its respective obligations hereunder;

(b)	this agreement has been duly authorized, executed and delivered by Acquisitionco and Parentco and is a legal, valid and binding obligation of Acquisitionco and Parentco, enforceable against Acquisitionco and Parentco in accordance with its terms;

(c)	the execution and delivery of this agreement do not and the consummation of the Transaction will not result in a breach or violation of the memorandum or articles of Acquisitionco or the articles of incorporation or bylaws of Parentco, or similar formation or constating documents of either of them;

(d)	no waiver, consent or approval is required to be obtained by Acquisitionco or Parentco from other parties to loan agreements, leases or other contracts, the failure of which to obtain would be materially adverse to Acquisitionco and Parentco taken as a whole or would materially impede Acquisitionco’s ability to complete the Transaction or Parentco’s ability to comply with its obligations hereunder;

(e)	no consent, approval, order or authorization of, or registration, or declaration with, any applicable governmental authority with jurisdiction over Acquisitionco or Parentco is required to be obtained by Acquisitionco or Parentco in connection with the execution and delivery of this agreement or the consummation of the Arrangement, except for those consents, orders, authorizations, declarations, registrations or approvals which are contemplated by this agreement or those consents, orders, authorizations, declarations, registrations or approvals that, if not obtained, would not prevent or materially delay the consummation of the Arrangement or otherwise prevent Acquisitionco or Parentco from performing its respective obligations under this agreement;

(f)	the information with respect to, and supplied in writing by, Acquisitionco or Parentco to be included in the Proxy Circular will not on the date such Proxy Circular is first distributed to Pivotal shareholders contain any untrue statement of any material fact and will not omit to state any material fact required to be stated therein or necessary in order to make any statement therein not misleading in light of the circumstances under which it was made. In addition, such information will constitute full, true and plain disclosure of all material facts relating to Parentco, Acquisitionco and the securities to be distributed by either of them in connection with the Transaction;

(g)	Parentco has, and will have through the Effective Time, sufficient funds or available borrowing capacity to permit Acquisitionco to consummate the Transaction. The shares of Parentco Common Stock to be issued in connection with the Transaction have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right;

(h)	no broker, investment banker, financial advisor or other similar person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this agreement based on arrangements made by or on behalf of Parentco or Acquisitionco;

(i)	(A)	as of September 4, 2003, the authorized capital stock of Parentco consisted of (i) 800,000,000 shares of Parentco Common Stock and (ii) 5,000,000 shares of preferred stock, par value $0.001 per share (“Parentco Preferred Stock”). As of December 6, 2003, (i) 100,904,866 shares of Parentco Common Stock are issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) 1,569,207 shares of Parentco Common Stock are held in the treasury of Parentco, (iii) 100,000 shares of Parentco Common Stock are held by subsidiaries of Parentco and (iv) 8,866,543 shares of Parentco Common Stock are reserved for future issuance pursuant to stock options. As of December 6, 2003, no shares of Parentco Preferred Stock are issued and outstanding. Since September 4, 2003, the amounts set forth above have not changed materially. Except as set forth herein and except for stock options granted pursuant to the stock option plans of Parentco, there are no options, warrants or other rights, agreements arrangements, or commitments of any character relating to the issued or unissued capital stock of Parentco or Acquisitionco or obligating Parentco or Acquisitionco to issue or sell any shares of capital stock of, or other equity interests in, Parentco or Acquisitionco. There are no outstanding contractual obligations of Parentco or Acquisitionco to repurchase, redeem or otherwise acquire any shares of Parentco Common Stock or any capital stock of Acquisitionco.

The shares of Parentco Common Stock to be issued pursuant to the Transaction in accordance with Schedule B have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and not subject to any preemptive or other similar right. In addition: (I) the issuance of such shares is exempt from applicable prospectus and registration requirements of Canadian securities laws and registration requirements of United States securities laws; and (II) the first trade of such shares made through an exchange or market outside of Canada or to a person or company outside of Canada shall not be subject to: (a) the registration requirements of United States securities laws; and (b) the prospectus and registration requirements under applicable Canadian securities laws provided that: (i) if applicable, Pivotal and Parentco are and have been, or are deemed to have been, reporting issuers as defined under applicable Canadian securities laws for a collective period of 12 months immediately preceding the trade; (ii) the trade is not a control distribution as defined under applicable Canadian securities laws; (iii) no unusual effort is made to prepare the market or to create a demand for the securities that are subject to the trade; (iv) no extraordinary commission or consideration is paid to a person or company in respect of the trade; and (v) if the selling security holder is an insider or officer of the issuer, the selling securityholder has no reasonable grounds to believe that the issuer is in default of securities legislation.

(B)	Parentco has filed all forms, reports and documents required to be filed by it with the SEC since July 1, 1999 and has heretofore delivered or made available to Pivotal, in the form filed with the SEC (i) its Annual Reports on Form 20-F for the fiscal years ended December 31, 2000, 2001 and 2002, respectively, (ii) all proxy statements relating to Parentco’s meetings of stockholders (whether annual or special) held since January 1, 2000, (iii) all other forms including reports on Form 6-K and other registration statements filed by Parentco with the SEC since January 1, 2002 and (iv) all other statements, reports, schedules, forms and other documents filed by Parentco with the SEC (each of the above referred to in clauses (i), (ii) and (iii) above being, collectively, the “Parentco SEC Reports”). The Parentco SEC Reports (i) were prepared in accordance with either the requirements of the Securities Act of 1933 or the U.S. Exchange Act, as the case may be, and the rules and regulations promulgated thereunder (to the extent applicable), and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No consolidated Subsidiary is required to file any form, report or other document with the SEC.

(j)	Each of the audited consolidated financial statements (including, in each case, any notes thereto) contained in the Parentco SEC Reports complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC applicable thereto and was prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto), and each are true and correct in all respects and fairly present and disclose, in all material respects, a true and correct view of the state of the affairs, financial position and assets and liabilities of Parentco as at the dates of such accounts and the income, expenses, cash flows and results of operations of Parentco and its consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein;

(k)	Neither Parentco nor Acquisitionco has any material accrued, contingent or other liabilities of any nature, either matured or unmatured, except: (i) as set forth on the consolidated balance sheet of Parentco and its consolidated subsidiaries as at December 31, 2002, including the notes thereto; (ii) normal and recurring current liabilities that have been incurred by Parentco or Acquisitionco since December 31, 2002 in the ordinary course of business and consistent with past practice; and (iii) liabilities described in Section 12(k) of the Parentco Disclosure Letter;

(l)	except as disclosed in the Parentco SEC Reports filed prior to December 6, 2003, since January 1, 2003, (i) there has not been any Parentco Material Adverse Effect, and (ii) Parentco has not been engaged in any negotiations or discussions with any third party regarding any transaction where consummation of such transaction would, to the knowledge of Parentco, reasonably be expected to result in a Parentco Material Adverse Effect;

(m)	Parentco is a “foreign private issuer” within the meaning of Rule 3b-4 of the U.S. Exchange Act;

(n)	except as has been disclosed in Section 12(n) of the Parentco Disclosure Letter, there is no suit, action or proceeding pending, or to the knowledge of Parentco, threatened against Parentco or any Subsidiary of Parentco that, individually or in the aggregate, could reasonably be expected to have a Parentco Material Adverse Effect, and there is no Law, investigation, judgment, decree, injunction, rule or order of any Governmental Authority with jurisdiction over Parentco or any Subsidiary of Parentco outstanding against Parentco or any Subsidiary of Parentco that, individually or in the aggregate, is causing, or which insofar as can reasonably be foreseen, in the future would cause, a Parentco Material Adverse Effect;

(o)	except as would not have a Parentco Material Adverse Effect, each of Parentco and Acquisitionco is, and has at all times since January 1, 2003, been in compliance with all applicable Law and, since January 1, 2003, neither Parentco nor Acquisitionco has received any written notice or communication from any Governmental Authority or other Person regarding any actual or possible violation of, or failure to comply with, any Law;

(p)	no vote of the stockholders of Parentco is required by Law, Parentco’s Certificate of Incorporation or Bylaws or otherwise in order for Parentco and Acquisitionco to consummate the Transaction; and

(q)	Acquisitionco is a direct, wholly owned subsidiary of Parentco and has conducted its operations only as contemplated by this agreement.

     The representations and warranties of Acquisitionco and Parentco contained in this agreement shall be conclusively deemed to have been satisfied, fulfilled or waived upon the issuance of a Certificate of Arrangement by the Registrar.

13.    NON-SOLICITATION.

(a)	From December 6, 2003 until the earlier of (i) the termination of this agreement in accordance with Section 16 and (ii) the completion of the Transaction, Pivotal will not (subject to the exceptions described herein), directly or indirectly, and will not authorize or permit any affiliate, officer, director, employee, representative or agent of Pivotal or any Pivotal Subsidiary to, directly or indirectly, (x) solicit, initiate, invite, assist, facilitate, promote or encourage proposals or offers from, or entertain or enter into discussions or negotiations with any other person relating to the acquisition of Pivotal common shares or any other securities of Pivotal or any Pivotal Subsidiary, any amalgamation, merger or other form of business combination involving Pivotal or any Pivotal Subsidiary, any sale, lease, exchange or transfer of all or a substantial portion of the assets of Pivotal (on a consolidated basis), or any takeover bid, reorganization, recapitalization, liquidation or winding-up of or other business combination or transaction involving Pivotal or any Pivotal Subsidiary with any person other than Acquisitionco or any of its affiliates (each an “Acquisition Transaction” and any offer or proposal relating to any transaction or series of related transactions involving an Acquisition Transaction, an “Acquisition Proposal”) or (y) enter into any letter of intent or similar document or any contractual agreement or commitment contemplating or otherwise relating to any Acquisition Proposal. Pivotal will ensure that its affiliates, officers, directors, employees, representatives and agents, including those of the Pivotal Subsidiaries and any financial or other advisors or representatives retained by it are aware of the provisions of this Section 13 and Pivotal will be responsible for any breach of this Section 13 by any of the foregoing (excluding any member of the Acquisition Group) and any such breach shall be considered a breach by Pivotal.

(b)	Notwithstanding the foregoing, provided that there has been no breach of this Section 13, the Board of Directors of Pivotal and Pivotal are not prohibited by this Section 13 (or, in the case of subsection (ii) below, are not prohibited by this Section 13 or by Section 4 hereof) from:

(i)	considering, negotiating and providing information and disclosure in respect of Pivotal if the Special Committee determines in good faith (after consultation with its financial advisors, after appropriately considering all relevant factors and after receiving the advice of outside counsel to the effect that the Board of Directors of Pivotal must do so in order to discharge properly its fiduciary duties) that an Acquisition Proposal is, or is reasonably likely to result in, a “Superior Transaction” (and for purposes of this agreement “Superior Transaction” shall mean an Acquisition Proposal: (A) pursuant to which (1) more than 50% of the then outstanding Pivotal common shares would be transferred, (2) an amount of Pivotal common shares greater than 100% of the then outstanding Pivotal common shares would be issued, (3) the holders of Pivotal common shares immediately prior to such transaction would following such transaction receive in exchange for such Pivotal common shares an amount of securities (if any) of the surviving or resulting entity (or its direct or indirect parent, as applicable) constituting less than 50% of the voting power of the surviving or resulting entity (or its direct or indirect parent, as applicable) or (4) in which all or substantially all of the assets of Pivotal would be transferred; (B) on terms which are more favourable from a financial point of view to the holders of Pivotal common shares than the Transaction (taking into account all of the terms, conditions and aspects of such proposal and the Transaction), (C) for which any necessary financing is committed; and (D) that does not contain a due diligence condition); provided

(A)	Pivotal promptly (and in any event at least one business day prior to taking any such action) notifies Acquisitionco orally and in writing of the identity of a party to whom it is providing information or with whom it is discussing or negotiating and the material terms and conditions of any Acquisition Proposal;

(B)	Pivotal receives from such person or group an executed confidentiality agreement containing limitations on the use and disclosure of all nonpublic written and oral information furnished to such person or group by or on behalf of Pivotal which are no less favourable to Pivotal than the Confidentiality Agreement; and

(C)	contemporaneously with furnishing any such nonpublic information to such person or group, Pivotal furnishes such nonpublic information to Acquisitionco (to the extent such nonpublic information has not been previously furnished by Pivotal to Acquisitionco); or

(ii)	accepting, approving, recommending to its shareholders or entering into an unsolicited bona fide agreement or arrangement regarding an Acquisition Proposal if the Board of Directors of Pivotal determines in good faith (after consultation with its financial advisors, after appropriately considering all relevant factors and after receiving the advice of outside counsel to the effect that the Board of Directors of Pivotal must do so in order to discharge properly its fiduciary duties) that such Acquisition Proposal would, if consummated in accordance with its terms (but taking into account the risk of non-completion), result in a Superior Transaction; provided that immediately prior to any entry into an agreement or arrangement pursuant to this Section 13(b)(ii), Pivotal terminates this agreement pursuant to Section 16(a)(iii) and at or prior to such termination pays the Break Fee pursuant to Section 17(c).

(c)	Pivotal will not enter into any agreement, arrangement or understanding regarding a Superior Transaction (a “Proposed Agreement”) and will not effect a Board Approval Modification relating to a Superior Transaction without first providing Acquisitionco and Parentco with an opportunity to amend the Transaction proposal contemplated by this agreement as described below. Pivotal will in any event (i) provide Parentco with a copy of any Proposed Agreement in the final form proposed by the person making the proposal, as soon as possible and in any event not less than three business days prior to its proposed execution by Pivotal, and (ii) provide Parentco not less than three business days prior written notice of any such Board Approval Modification together with a description of the material terms of the Superior Transaction related thereto. If Acquisitionco and Parentco agree to amend the Transaction proposal contemplated by this agreement (an “Amended Transaction”) within such three business day period such that in the good faith determination of the Board of Directors of Pivotal in the exercise of its fiduciary duties (after having received the advice of its financial advisors in this regard), the Amended Transaction, if consummated, is reasonably likely to result in a transaction which is as favourable from a financial point of view to the holders of Pivotal common shares as the Superior Transaction (taking into account all of the terms, conditions and aspects of such Amended Transaction and Superior Transaction), Pivotal will not enter into the Proposed Agreement or, as applicable, effect the Board Approval Modification, and will agree to the Amended Transaction. Any amendment to an Acquisition Proposal will be deemed for purposes hereof to be a new Acquisition Proposal which will be subject to the provisions of this Section 13.

14.    CONSULTATION. Each of the parties hereto agrees to consult with the others prior to issuing any press releases or otherwise making public statements with respect to this agreement or the Transaction and in making any filing with any governmental or regulatory authority or with any stock exchange with respect thereto. Each of the parties hereto will allow the others to review and comment on all such press releases prior to the release thereof and shall enable the others to review and comment on such filings prior to the filing thereof unless in each case prevented from doing so by applicable laws, in which case such party will comply with the provisions hereof to the extent practicable. Pivotal agrees to file a copy of this agreement with the applicable regulatory authorities.

15.    AMENDMENT. This agreement may, at any time and from time to time before or after the holding of the Pivotal Meeting, be amended by agreement of all of the parties hereto, and any such amendment may, without limitation:

(a)	change the time for performance of any of the obligations or acts of the parties hereto;

(b)	waive compliance with or modify any covenants of the parties hereto and waive or modify performance of any of the obligations of the parties hereto; and

(c)	waive compliance with or modify any conditions precedent contained herein;

provided that notwithstanding the foregoing, following the receipt of any necessary approval of the Pivotal Security Holders, the consideration payable to the Pivotal Security Holders under the Transaction may not be decreased in value without the further approval of the Pivotal Security Holders given in the manner as required for the approval of the Arrangement or as may be ordered by the BC Court. This Section 15 shall not be construed to limit the rights of waiver set forth in Section 10 hereof.

16.    TERMINATION.

(a)	This agreement may be terminated:

(i)	at any time by mutual written consent of (A) Pivotal and (B) Parentco;

(ii)	by Parentco, upon the occurrence of an event described in Section 17;

(iii)	by Pivotal in order to immediately enter into a Proposed Agreement or in order to recommend to its shareholders acceptance or approval of a Superior Transaction that does not involve or contemplate a Proposed Agreement; provided, in either case, that Pivotal has paid the Break Fee described in Section 17 and has not committed a material breach of Section 13 hereof (and has complied in all respects with Section 13(c) hereof);

(iv)	by either Pivotal or Parentco if the Transaction shall not have been consummated by March 16, 2004 (the “End Date”); provided, however, that the right to terminate this agreement under this Section 16(a)(iv) shall not be available to any party whose action or failure to act has been a principal cause of the failure of the Transaction to occur on or before such date and such action or failure to act constitutes a breach of this agreement;

(v)	by either Pivotal or Parentco if a regulatory or governmental authority shall have issued an order, decree or ruling or taken any other action (including the failure to have taken an action), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Transaction, which order, decree, ruling or other action is final and nonappealable;

(vi)	by either Pivotal or Parentco if (A) the required approval of the Pivotal Security Holders contemplated by this agreement shall not have been obtained by reason of the failure to obtain the required vote at the Pivotal Meeting or at any adjournment or postponement thereof; (B) after Pivotal having diligently prosecuted an application for the approval of the Interim Order calling for the Pivotal Meeting, the BC Court refuses to grant such Interim Order and such refusal is not subject to any further appeal; or (C) following receipt of the Interim Order, Pivotal having obtained the approvals as contemplated by such Interim Order and having taken all steps necessary or desirable to submit the Arrangement to the BC Court and applied for and supported such application for the Final Order, the BC Court refuses to grant such Final Order, and such refusal is not subject to any further appeal; provided, however, that the right to terminate this agreement under this Section 16(a)(vi) shall not be available to Pivotal where the failure to obtain approval from the Pivotal Security Holders, such Interim Order or such Final Order shall have been caused by the action or failure to act of Pivotal and such action or failure to act constitutes a breach by Pivotal of this agreement;

(vii)	by Parentco, upon a breach of any representation, warranty, covenant or agreement on the part of Pivotal set forth in this agreement, or if any representation or warranty of Pivotal shall have become inaccurate, in either case such that the conditions set forth in Section 10(b)(ii) or Section 10(b)(iii) would not be satisfied as of the time of such breach or the time such representation or warranty shall have become inaccurate, subject to the cure provisions of Section 21; and

(viii)	by Pivotal, upon a breach of any representation, warranty, covenant or agreement on the part of Acquisitionco or Parentco set forth in this agreement, or if any representation or warranty of Acquisitionco or Parentco shall have become inaccurate, in either case such that the conditions set forth in Section 10(c)(i) or Section 10(c)(ii) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate, subject to the cure provisions of Section 21.

(b)	In the event of the termination of this agreement as permitted above, this agreement shall forthwith become void and Acquisitionco, Parentco and Pivotal will not have any liability or further obligation to each other, except with respect to the obligations set forth in Sections 17, 18(a), 19, 22 and 23 which will survive such termination. Nothing contained in this Section 16 will relieve or have the effect of resulting in relieving Acquisitionco, Parentco, or Pivotal in any way from liability for damages incurred or suffered by the others as a result of fraud in connection with or an intentional or wilful breach of this agreement by Acquisitionco, Parentco, or Pivotal, as the case may be.

17.    BREAK FEE. If at any time after December 6, 2003 but before the End Date:

(a)	the Board of Directors of Pivotal withdraws or changes in a manner adverse to Parentco its approval, recommendation or support of the Transaction as contemplated by Section 4;

(b)	the Board of Directors of Pivotal has approved, recommended or voted in favour of any Acquisition Transaction other than the Transaction;

(c)	Pivotal enters into a Proposed Agreement;

(d)	an Acquisition Proposal is publicly announced, proposed, offered or made to the holders of common shares of Pivotal or to Pivotal, and is ultimately completed within 12 months after December 6, 2003; or

(e)	there has been a material breach by Pivotal of the provisions of Section 13 hereof.

then Pivotal shall pay to Parentco a break fee in the amount of $1,800,000 in immediately available funds (the “Break Fee”) to an account designated by Parentco within three business days of the first to occur of the events described above. Pivotal acknowledges that the amount set out in this Section 17 represents liquidated damages which are a genuine pre-estimate of the damages, including opportunity costs, which Parentco will suffer or incur as a result of the event giving rise to such damages and resultant termination of this agreement (subject to the last sentence of Section 16(b)), and are not penalties. Pivotal irrevocably waives any right it may have to raise as a defence that such liquidated damages are excessive or punitive.

18.    EXPENSES.

(a)	The parties agree that all out-of-pocket third party transaction expenses of the Transaction, including legal fees, financial advisor fees, regulatory filing fees, all disbursements by advisors and printing and mailing costs, shall be paid by the party incurring such expenses.

(b)	Pivotal represents and warrants to Acquisitionco and Parentco that, except for RBC, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission, or to the reimbursement of any of its expenses, in connection with the Transaction as a result of any agreement or commitment entered into by Pivotal.

(c)	Notwithstanding the foregoing, Pivotal hereby acknowledges receipt from Parentco of the amount of $2,000,000. Such amount shall be considered a loan made to Pivotal on the terms and conditions described in the Break Fee Financing Agreement.

19.    NOTICES. Any notice, consent, waiver, direction or other communication required or permitted to be given under this agreement shall be in writing and may be given by delivering same or sending same by facsimile transmission addressed to the party to which the notice is to be given at its address for service herein. Any notice, consent, waiver, direction or other communication aforesaid shall, if delivered, be deemed to have been given and received on the date on which it was delivered to the address provided herein (if a business day, if not, the next succeeding business day) and if sent by facsimile transmission be deemed to have been given and received at the time of receipt unless actually received after 5:00 p.m. local time or on a date that does not fall on a business day at the point of delivery in which case it shall be deemed to have been given and received on the next business day.

     The address for service of each of Acquisitionco, Parentco and Pivotal shall be as follows:

(a)	if to Acquisitionco or Parentco:

20/F, Citicorp Center
18 Whitfield Road
Causeway Bay, Hong Kong

Attention: Steven Chan, General Counsel Facsimile: (011) (852) 2237-7227

and

with a copy to (which shall be required, but not sufficient for notice):

Torys LLP 237 Park Avenue New York, New York 10017-3142

Attention: V. Carl Walker Facsimile: (212) 880-6106

(b)	if to Pivotal:

Suite 700 — 858 Beatty Street Vancouver, B.C. V6B 1C1

Attention: Trevor Wiebe, General Counsel Facsimile: (604) 699-8013

with a copy to (which shall be required, but not sufficient for notice):

Borden Ladner Gervais LLP 1200 — 200 Burrard Street Vancouver, BC V7X 1T2

Attention: Neil de Gelder Facsimile: (604) 687-1415

and

Dorsey & Whitney, LLP U.S. Bank Centre 1420 Fifth Avenue, Suite 3400 Seattle, WA 98101

Attention: Chris Barry Facsimile: (206) 903-8820

20.    DEFINITIONS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in the Agreement shall include in the singular number, the plural and in the plural, the singular.

“Acquisitionco” shall have the meaning provided in the Preamble.

“Acquisition Group” shall have the meaning provided in Section 1(b).

“Acquisition Proposal” shall have the meaning provided in Section 13(a).

“Acquisition Transaction” shall have the meaning provided in Section 13(a).

“Amended Transaction” shall have the meaning provided in Section 13(c).

“Arrangement” shall have the meaning provided in Section 1(a).

“BCCA” shall have the meaning provided in Section 1(a).

“BC Court” shall have the meaning provided in Section 5.

“BC Securities Act” shall have the meaning provided in Section 10(b)(i).

“Benefit Agreements” shall have the meaning provided in Section 11(k)(vi)(B).

“Benefit Plan” shall have the meaning provided in Section 11(t)(xii).

“Board Approval Modification” shall mean the Board of Directors of Pivotal approving, recommending or voting in favor of an Acquisition Proposal or withdrawing or modifying in a manner adverse to Acquisitionco or Parentco its approval, recommendation or support of the Transaction.

“Board of Directors” shall have the meaning provided in Section 3(a).

“Breach” shall have the meaning provided in Section 21(b).

“Breaching Party” Section 21(b).

“Break Fee” shall have the meaning provided in Section 17(e).

“Break Fee Financing Agreement” shall mean the Break Fee Financing Agreement entered into between Pivotal and Parentco and dated December 6, 2003.

“Certificate of Arrangement” shall have the meaning provided in Section 12(f).

“Code” shall have the meaning provided in Section 11(o)(vi).

“Code Release Agreement” shall have the meaning provided in Section 11(v)(i)(L).

“Commonly Controlled Entity” shall have the meaning provided in Section 11(t)(xii).

“Confidentiality Agreement” shall have the meaning provided in Section 22.

“Contracts” shall have the meaning provided in Section 11(c)(ii).

“Derivative Work” shall have the meaning set forth in 17 U.S.C. Section 101.

“Disclosure Letter” shall have the meaning provided in Section 11.

“Effective Time” shall have the meaning provided in Section 6.

“End Date” shall have the meaning provided in Section 16(a)(iv).

“Environmental Claim” shall mean any and all administrative, regulatory or judicial actions, suits, orders, demands, directives, claims, liens, investigations, proceedings or written notices of noncompliance or violation by or from any person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from the presence or Release of, or exposure to, any Hazardous Substances at any location or the failure to comply with any Environmental Law.

“Environmental Laws” shall mean any applicable federal, provincial, state, local or foreign, statutes, laws, regulations, ordinances, rules, codes, enforceable requirements, agreements, orders, decrees, judgments, Permits or injunctions issued, promulgated or entered into by any Governmental Authority relating to protection of the environment, natural resources or human health and safety, or to the use, management, disposal, Release or threatened Release of Hazardous Substances.

“ERISA” shall have the meaning provided in Section 11(t)(i).

“ESPP” shall have the meaning provided in Section 11(d)(iv).

“Exchange Ratio” means, with respect to any In-The-Money Option, an amount equal to the quotient obtained by dividing: (i) the Pivotal Price; by (ii) the Parentco Price;

“Filed Contracts” Section 11(v)(i).

“Final Order” shall have the meaning provided in Section 5(b).

“Governmental Authority” shall have the meaning provided in Section 11(m).

“Hazardous Substances” shall mean any explosive, radioactive, toxic or hazardous substances or materials (including asbestos or asbestos-containing materials, polychlorinated biphenyls, petroleum and petroleum products, and any other substances or materials defined as, or included in the definition of, “hazardous substances,” “hazardous wastes,” “hazardous materials” or “toxic substances”) but excluding office and janitorial supplies properly and safely maintained.

“Intellectual Property” shall mean trademarks (registered or unregistered), service marks, brand names, domain names, certification marks, trade dress, assumed names, trade names and other indications of origin and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patented, patentable or not in any jurisdiction; computer programs and software (including object code, source code, and associated data and documentation), know-how and any other technology; trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by a third party; writings and other works, whether copyrighted, copyrightable or not in any jurisdiction; registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; any similar intellectual property or proprietary rights similar to any of the foregoing; licenses, immunities, covenants not to sue and the like relating to any of the foregoing; and any claims or causes of action arising out of or related to any infringement, misuse or misappropriation of any of the foregoing.

“Interim Order” shall have the meaning provided in Section 5(a).

“In-The-Money Options” shall mean each convertible security, convertible into Pivotal common shares at an exercise price per Pivotal common share of less than the Pivotal Price.

“IRS” Section shall have the meaning provided in Section 11(t)(i)(B).

“Judgment” shall have the meaning provided in Section 11(c)(iii)(B).

“June 30 Financial Statements” shall have the meaning provided in Section 11(j).

“Laws” shall have the meaning provided in Section 11(c)(iii)(A).

“Liens” shall have the meaning provided in Section 11(a).

“Major Customer Contract” shall have the meaning provided in Section 11(v)(i)(R).

“Major Customers” shall have the meaning provided in Section 11(v)(i)(R).

“Material Adverse Effect” shall mean any event, change, occurrence, effect, fact, violation, development or circumstances which has, or could reasonably be expected to have (either individually or in the aggregate), a material adverse effect on: (A) the ability of Pivotal to duly perform its obligations under this agreement or to consummate the transactions contemplated hereby on a timely basis; or (B) the business, properties, assets (both tangible and intangible), liabilities, condition (financial or otherwise), results of operations or prospects of Pivotal and the Pivotal Subsidiaries, taken as a whole; provided, however, that any adverse event, change, occurrence, effect, development or circumstance directly attributable to conditions affecting the market sectors in which Pivotal operates or affecting financial markets generally shall not, in and of themselves, be deemed to constitute a Material Adverse Effect if such conditions do not disproportionately impact Pivotal.

“Material Contract” shall have the meaning provided in Section 110.

“Noticed Conditions” shall have the meaning provided in Section 21(b).

“Notice Period” shall have the meaning provided in Section 21(b).

“Oak Agreement” shall mean that certain Arrangement Agreement entered into by letter dated October 7, 2003 among Pivotal, Talisma Corp., 675786 B.C. LTD., Oak Investment Partners IX, L.P., Oak IX Affiliates Fund, L.P., Oak IX Affiliates Fund-A, L.P., Oak Investment Partners X, L.P. and Oak X Affiliates Fund, L.P., as amended through December 6, 2003, all as contained in the information circular of Pivotal dated October 21, 2003.

“Parentco” shall have the meaning provided in the Preamble.

“Parentco Common Stock” shall mean the Class A Common Shares, par value $0.00025 per share, of Parentco.

“Parentco Disclosure Letter” shall mean a letter signed and delivered by Parentco to Pivotal commensurate with the execution and delivery of this agreement which provides certain disclosure information regarding Parentco and Acquisitionco.

“Parentco Material Adverse Effect” shall mean any event, change, occurrence, effect, fact, violation, development or circumstances which has, or could reasonably be expected to have (either individually or in the aggregate), a material adverse effect on: (A) the ability of Parentco to duly perform its obligations under this agreement or to consummate the transactions contemplated hereby on a timely basis; or (B) the business, properties, assets (both tangible and intangible), liabilities, condition (financial or otherwise), results of operations or prospects of Parentco and its Subsidiaries, taken as a whole; provided, however, that any adverse event, change, occurrence, effect, development or circumstance directly attributable to conditions affecting the market sectors in which Parentco operates or affecting financial markets generally shall not, in and of themselves, be deemed to constitute a Material Adverse Effect if such conditions do not disproportionately impact Parentco.

“Parentco Price” means the average of the per share closing prices of Parentco Common Stock on the Nasdaq National Market during the ten consecutive trading days ending on (and including) the trading day that is two trading days prior to the Effective Date.

“Pension Plan” shall have the meaning provided in Section 11(t)(i).

“Permits” shall have the meaning provided in Section 11(s).

“Person” shall mean any individual, sole proprietorship, partnership, corporation, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, limited liability partnership, institution, public benefit corporation, joint venture, entity or Governmental Authority

(whether Federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).

“Pivotal” shall have the meaning provided in the Preamble.

“Pivotal Affiliated Group” shall mean each affiliated, combined, consolidated or unitary group of which Pivotal or any Pivotal Subsidiary is or has been a member within the meaning of the Code.

“Pivotal Canadian Public Record” shall have the meaning provided in Section 11(g).

“Pivotal Meeting” shall have the meaning provided in Section 5(a).

“Pivotal Personnel” shall have the meaning provided in Section 11(k)(iv)(A).

“Pivotal Price” shall mean $2.00.

“Pivotal Public Record” shall have the meaning provided in Section 11(h).

“Pivotal Security Holders” shall have the meaning provided in Section 5(a).

“Pivotal Stock Plans” shall have the meaning provided in Section 11(d)(iii).

“Pivotal Subsidiary” shall mean a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by Pivotal.

“Pivotal’s SEC Documents” shall have the meaning provided in Section 11(h).

“Proxy Circular” shall have the meaning provided in Section 6(a)(ii).

“Proposed Agreement” shall have the meaning provided in Section 13(c).

“Purchase Price Per Share” shall have the meaning provided in Schedule B hereto;

“RBC” shall have the meaning provided in Section 3(a).

“Registration Rights Agreements” shall have the meaning provided in Section 11(v)(i)(Q).

“Registrar” shall have the meaning provided in Section 5(c).

“Release” shall mean any release, spilling, leaking, pumping, pouring, discharging, emitting, emptying, leaching, injecting, dumping, disposing or migrating into or through the environment.

“Requisite Approval” shall have the meaning provided in Section 5(a).

“Restricted Stock” shall have the meaning provided in Section 11(d)(v).

“Sarbanes Oxley Act” shall have the meaning provided in Section 110.

“SEC” shall have the meaning provided in Section 8(d).

“Special Committee” shall have the meaning provided in Section 4(a).

“Stock Options” shall have the meaning provided in Section 11(e)(i).

“Subsidiary” shall mean, with respect to any Person, a corporation or other entity of whose shares of stock or other ownership interests having ordinary voting power (other than stock or other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the directors of such corporation, or other Persons performing similar functions for such entity, are owned, directly or indirectly, by such Person.

“Superior Transaction” shall have the meaning provided in Section 13(b)(i).

“tax” shall have the meaning provided in Section 11(o)(viii).

“Third Party Software” shall mean software (including object code, source code, and associated data and documentation) with respect to which a third party holds any copyright or other ownership right (and, therefore, such software is not owned exclusively by Pivotal or any Pivotal Subsidiary).

“Transaction” shall have the meaning provided in the Preamble.

“U.S. Exchange Act” shall have the meaning provided in Section 11(h).

“U.S. GAAP” shall have the meaning provided in Section 11(h).

“U.S. Securities Act” shall have the meaning provided in Section 11(h).

“WARN” shall have the meaning provided in Section 11(t)(xvi).

“Welfare Plan” shall have the meaning provided in Section 11(t)(iv).

21.    CURE PROVISIONS. Each of the parties hereto will give prompt notice to the other parties hereto of the occurrence, or failure to occur, at any time from December 6, 2003 until the Effective Date, of any event or state of facts which occurrence or failure would, or would be likely to:

(a)	cause any of the representations or warranties of it contained herein to be untrue or inaccurate in any material respect; or

(b)	result in the failure to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder prior to the Effective Date.

     None of the parties hereto may elect not to complete the transactions contemplated hereby pursuant to the conditions precedent contained in Section 10 or any termination right arising therefrom in respect of any such event or state of facts (a “Breach”) unless forthwith and in any event prior to the filing of the documents necessary to complete the Arrangement for acceptance by the Registrar as contemplated herein, the party hereto intending to rely thereon has delivered a written notice to the other parties specifying in reasonable detail all Breaches which the party delivering such notice is asserting as the basis for the non-fulfilment or the applicable condition precedent or termination right, as the case may be (such Breaches as to which such notice has been provided are referred to herein as “Noticed Conditions,” and such party alleged in such notice to have committed such Breaches is referred to herein as the “Breaching Party”). If any such notice is delivered, provided that the Breaching Party is proceeding diligently to cure such Noticed Conditions and such Noticed Conditions are capable of being cured, no party may terminate this agreement pursuant to a termination right arising from such Noticed Conditions until the expiration of a period of 30 days from such notice (such period the “Notice Period”), and if such Noticed Conditions are in fact cured during the Notice Period then the party asserting the right to terminate shall not have a termination right in respect of the cured Noticed Conditions. If such notice has been delivered prior to the date of the Pivotal Meeting, such meeting shall be postponed until the expiry of the Notice Period, unless otherwise agreed by the parties. If such notice has been delivered prior to the making of the application for the Final Order or the filing of the articles of arrangement contemplated herein with the Registrar, such application and such filing shall be postponed until the expiry of the Notice Period, unless otherwise agreed by the parties.

22.    CONFIDENTIALITY. The parties acknowledge that Pivotal and Acquisitionco have previously executed a confidentiality and non-disclosure agreement dated November 15, 2003, as amended (the “Confidentiality Agreement”), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

23.    GENERAL.

(a)	The division of this letter into sections, subsections and paragraphs and the insertion of headings are for convenience of reference only and shall not affect in any way the meaning or interpretation of this letter.

(b)	The Schedules referred to herein are incorporated into this agreement by reference and form a part hereof.

(c)	Unless otherwise stated, all references in this letter to sums of money are expressed in lawful money of the United States of America.

(d)	Time shall be of the essence in this agreement.

(e)	This agreement and any confidentiality and standstill agreements entered into between the parties in connection with the Transaction constitute the entire agreement between the parties hereto and cancel and supersede all prior agreements and understandings between such parties with respect to the subject matter hereof.

(f)	Each of the parties hereto shall, from time to time, and at all times hereafter, at the request of another party hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments as shall be reasonably required in order to fully perform and carry out the terms and intent hereof.

(g)	This agreement shall be governed by, and be construed in accordance with, the laws of the Province of British Columbia and the laws of Canada applicable therein. Each of the parties hereto hereby irrevocably attorns to the exclusive jurisdiction of the Courts of the Province of British Columbia in respect of all matters arising under or in relation to this agreement.

(h)	This letter may be signed in any number of counterparts (facsimile or otherwise), each of which is and is hereby conclusively deemed to be an original and the counterparts are collectively deemed to be one instrument.

(i)	No waiver by a party hereto shall be effective unless in writing and any waiver shall affect only the matter, and the occurrence thereof, specifically identified and shall not extend to any other matter or occurrence.

(j)	This agreement shall enure to the benefit of and be binding upon each of the parties hereto and their respective successors and permitted assigns. This agreement may not be assigned by a party hereto without the prior written consent of the other parties hereto (except that each of Parentco and Acquisitionco may assign its rights, interests and obligations to any of their respective affiliates or direct or indirect subsidiaries without the consent of Pivotal, so long as they remain primarily obligated with respect to any such delegated obligation).

     To confirm your agreement to the foregoing please sign and return a copy of this letter.

Yours very truly,

CDC SOFTWARE CORPORATION

By:	(signed) Peter Yip Authorized Signatory

CHINADOTCOM CORPORATION

By:	(signed) Peter Yip Authorized Signatory

Accepted and Agreed this 6th day of December, 2003.

PIVOTAL CORPORATION

By:	(signed) Kent Roger (Bo) Manning Authorized Signatory

By:	(signed) Divesh Sisodraker Authorized Signatory

SCHEDULE A

PLAN OF ARRANGEMENT
UNDER SECTION 252 OF THE COMPANY ACT (BRITISH COLUMBIA)

1.      INTERPRETATION

1.1    Definitions

In this Plan of Arrangement unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meaning as set out below and grammatical variations of such terms shall have corresponding meanings:

     “Acquisition Group” means a group comprised of Acquisitionco and Parentco, and any direct or indirect subsidiaries of either of them;

     “Acquisitionco” means CDC Software Corporation, a wholly-owned subsidiary of Parentco, or any direct or indirect, wholly-owned subsidiary of CDC Software Corporation that CDC Software Corporation designates by notice in writing to Pivotal not less than five Business Days prior to the Effective Date;

     “Act” means the Company Act, R.S.B.C. 1996, c. 62, as amended;

     “Arrangement” means an arrangement under Section 252 of the Act, on the terms and conditions set forth in this Plan of Arrangement, subject to any amendment or variation thereto made in accordance with the Arrangement Agreement, Section 7.1 hereof or made at the discretion of the Court in the Final Order, in accordance with the terms hereof;

     “Arrangement Agreement” means the arrangement agreement dated December 6, 2003, as amended and restated on January 19, 2004, between the Acquisition Group and Pivotal, as the same may be amended, varied, modified or supplemented prior to the Effective Time;

     “Business Day” means a day which is not a Saturday, Sunday or a statutory holiday in Vancouver, British Columbia, Toronto, Ontario or Hong Kong, China;

     “Cash Election” means an election made, or deemed to have been made, by a Pivotal Shareholder to receive cash in exchange for Pivotal Shares as described in Article 3(a)(i);

     “Cash and Share Election” means an election made by a Pivotal Shareholder to receive cash and Parentco Stock in exchange for Pivotal Shares as described in Article 3(a)(ii);

     “Circular” means the management proxy circular, including the schedules attached thereto and all amendments from time to time made thereto, prepared and delivered to the Pivotal Shareholders in connection with the Pivotal Meeting;

     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder;

     “Court” means the Supreme Court of British Columbia;

     “Depositary” means CIBC Mellon Trust Company at its principal offices in Toronto and Vancouver;

     “Dissent Rights” has the meaning set out in Article 6;

     “Dissenting Holder” means a Pivotal Shareholder who dissents in respect of the Arrangement in strict compliance with Article 6;

     “Effective Date” means the date upon which the Final Order is accepted for filing with the Registrar under the Act, giving effect to the Arrangement;

     “Effective Time” means 1:00 p.m. (Vancouver time) on the Effective Date;

     “ESPP” means the Pivotal Employees Share Purchase Plan;

     “Exchange Ratio” means, with respect to any In-The-Money Option, an amount equal to the quotient obtained by dividing: (i) the Pivotal Price; by (ii) the Parentco Price;

     “Final Order” means the final order of the Court approving the Arrangement;

     “In-The-Money Options” means outstanding options to acquire Pivotal Shares which have not, as of the Effective Time, been exercised by the holders thereof and which have an exercise price per share of less than $2.00;

     “Interim Order” means the interim order of the Court contemplated by Section 5(a) of the Arrangement Agreement containing declarations, orders and directions made in connection with the calling and holding of the Pivotal Meeting, the approval of the Arrangement, and other matters;

     “Letter of Transmittal and Election Form” means the letter of transmittal and election form forwarded to the Pivotal Shareholders together with the Circular;

     “Parentco” means chinadotcom corporation, a Cayman Islands corporation;

     “Parentco Price” means the average of the per share closing prices of Parentco Stock on the Nasdaq National Market during the ten consecutive trading days ending on (and including) the trading day that is two trading days prior to the Effective Date;

     “Parentco Stock” means the Class A Common Shares, $.00025 par value, of Parentco;

     “Pivotal” means Pivotal Corporation, a company incorporated under the Act;

     “Pivotal Securities” means Pivotal Shares and In-The-Money Options;

     “Pivotal Shares” means common shares of Pivotal without par value;

     “Pivotal Meeting” means the special meeting of Pivotal Shareholders (including any adjournment or postponement thereof) that is to be convened as provided by the Interim Order to consider, and if deemed advisable, to approve the Arrangement;

     “Pivotal Price” means $2.00;

     “Pivotal Shareholder” means a registered holder of common shares of Pivotal or, after the Effective Time, a former registered holder of common shares of Pivotal (in all cases other than a Dissenting Holder) who held such shares immediately prior to the transfers referred to in Article 3;

     “Plan of Arrangement” means this plan of arrangement as amended, modified or supplemented from time to time in accordance herewith and any order of the Court; and

     “Registrar” means the Registrar of Companies appointed under the Act.

     1.2    Number, Gender and Persons

     In this Plan of Arrangement, unless the context otherwise requires, words importing the singular number shall include the plural and vice versa, words importing any gender shall include all genders and words importing persons shall include natural persons, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind.

     1.3    Interpretation Not Affected By Headings, Etc.

     The division of this Plan of Arrangement into Articles, Sections and other parts and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise indicated, any reference in this Plan of Arrangement to an Article, Section or an Appendix refers to the specified Article or Section of, or Appendix to, this Plan of Arrangement.

     1.4    Date For Any Action

     In the event that any date on or by which any action is required or permitted to be taken hereunder is not a Business Day, such action shall be required or permitted to be taken on or by the next succeeding day which is a Business Day.

     1.5    Currency

     All references to currency in this Plan of Arrangement are expressed in lawful money of the United States of America.

     1.6    Statutory References

     Any reference in this Plan of Arrangement to a statute includes all regulations made thereunder, all amendments to such statute or regulations in force from time to time, and any statute or regulation that supplements or supersedes such statute or regulations.

     1.7    Payments

     Any payments to be made hereunder shall be made without interest and less any tax required by law to be deducted and withheld, in accordance with Section 5.4.

     1.8    Appendices

     The following appendix, including any exhibit attached thereto, forms part of this Plan of Arrangement:

                    Appendix I: Exchange of In-The-Money Options

2.    ARRANGEMENT AGREEMENT

     This Plan of Arrangement is made pursuant to, is subject to the provisions of and forms part of the Arrangement Agreement.

3.    THE ARRANGEMENT

     Commencing at the Effective Time, the following shall occur and shall be deemed to occur in the following order and at the times set forth below without any further act or formality:

(a)	all issued and outstanding Pivotal Shares (other than Pivotal Shares in respect of which the holder has exercised Dissent Rights and Pivotal Shares beneficially owned, directly or indirectly, by members of the Acquisition Group) shall be, and be deemed to be, transferred to Acquisitionco (free of any claims or encumbrances) and, subject to Article 3(b) below:

(i)	each Pivotal Shareholder who has made, or is deemed to have made, the Cash Election shall be entitled to receive the amount of $2.00, in cash from Acquisitionco in exchange for each such Pivotal Share; and

(ii)	each Pivotal Shareholder who has made the Cash and Share Election shall be entitled to receive:

A.	the amount of $1.00, in cash; and

B.	$1.14 payable in Parentco Stock. The number of shares of Parentco Stock to be issued to each Pivotal Shareholder who makes the Cash and Share Election will be determined by dividing $1.14 by the Parentco Price, from Acquisitionco, in exchange for each such Pivotal Share;

(b)	notwithstanding the foregoing, in the event that the provisions of Sections 10(c)(ii) or 10(c)(iii) of the Arrangement Agreement result in a deemed amendment to the terms of the Arrangement Agreement to remove the Cash and Share Election as an option for Pivotal Shareholders, all Pivotal Shareholders shall be deemed to have made the Cash Election regardless of the election any such Pivotal Shareholder purports to make in a Letter of Transmittal and Election Form delivered under Section 4.2.

(c)	all issued and outstanding Pivotal Shares beneficially owned, directly or indirectly, by members of the Acquisition Group shall be deemed to be transferred to Acquisitionco (free of any claims or encumbrances) and the registered holders thereof shall be entitled to receive from Acquisitionco one common share of Acquisitionco in exchange for each such Pivotal Share;

(d)	all In-The-Money Options shall be exchanged for options to purchase Parentco Stock in accordance with the provisions of Appendix I; and

(e)	the names of the holders of the Pivotal Securities shall be removed from the applicable register of holders of such securities and Acquisitionco shall be recorded as the holder of all of the Pivotal Securities and shall be deemed to be the legal and beneficial owner thereof.

4.    ELECTION BY PIVOTAL SHAREHOLDERS

     4.1    Right to Make Election

     Each Pivotal Shareholder shall elect in respect of Pivotal Shares it holds either the Cash Election or the Cash and Share Election.

     4.2    Election Procedures

     The election referred to in Section 4.1 above shall be made as follows:

(a)	each Pivotal Shareholder must deliver, by no later than 48 hours prior to the Effective Date, written notice substantially in the form contained in the Letter of Transmittal and Election Form (which will be delivered to such Pivotal Shareholder with the Circular) describing whether such Pivotal Shareholder wishes to make the Cash Election or the Cash and Share Election in respect of the Pivotal Shares held by such Pivotal Shareholder;

(b)	a Pivotal Shareholder may make the Cash Election with respect to a portion of its Pivotal Shares and the Cash and Share Election with respect to the balance of its Pivotal Shares. In order to do so, the Pivotal Shareholder must complete a separate Letter of Transmittal and Election Form for: (i) all Pivotal Shares in respect of which the Pivotal Shareholder is making the Cash Election; and

(ii)	all Pivotal Shares in respect of which the Pivotal Shareholder is making the Cash and Share Election;

(c)	to be effective, a Letter of Transmittal and Election Form must be properly completed, signed and received by the Depositary, along with the certificates representing the Pivotal Shares being exchanged (subject to Section 5.2), no later than 48 hours prior to the Effective Date;

(d)	in the event that a Pivotal Shareholder fails to deliver an effective Letter of Transmittal and Election Form by the deadline specified above, or to the extent that any effective Letter of Transmittal and Election Form that is delivered by the deadline specified above does not cover all Pivotal Shares owned by such Pivotal Shareholder, such Pivotal Shareholder shall be deemed to have elected the Cash Election in respect of any portion of the Pivotal Shares held by such Pivotal Shareholder which is not covered by an effective Letter of Transmittal and Election Form;

(e)	any Dissenting Holder who, after the Effective Date, fails to strictly adhere to the procedures set out in Article 6 shall be deemed to have irrevocably elected the Cash Election in respect of all Pivotal Shares held by such Dissenting Holder; and

(f)	All decisions relating to the compliance or non-compliance with the provisions of this Article 4 shall be made by Parentco and any such decision shall be final and binding on Pivotal Shareholders.

5.    DELIVERY OF CASH AND CERTIFICATES

     5.1    Rights to Payments and Share Certificates

(a)	At or promptly after the Effective Date, Acquisitionco will deposit with the Depositary the cash consideration payable in connection with all Cash Elections and Cash and Share Elections, Acquisitionco will deposit the certificates evidencing the common shares of Acquisitionco payable and issuable, and Parentco will deposit the share certificates evidencing the Parentco Stock payable and issuable in connection with all Cash and Share Elections, all in accordance with the provisions of Articles 3 and 4.

On or after the Effective Time, certificates formerly representing Pivotal Shares shall cease to represent such shares and shall, instead, represent the right only to receive the consideration therefor specified in Articles 3 and 4 in accordance with the terms of the Arrangement, subject to compliance with the requirements set forth in this Article 5.

(b)	As soon as practicable after the Effective Date, upon the holder depositing with the Depositary common share certificates formerly representing Pivotal Shares accompanied by a duly completed Letter of Transmittal and Election Form and such other documents and instruments as the Depositary may reasonably require, Acquisitionco shall cause the Depositary to deliver to the registered holder or otherwise in accordance with the Letter of Transmittal and Election Form, either:

(i)	a cheque in payment of the cash consideration payable in connection with an election, or deemed election, for the Cash Election; or

(ii)	a cheque in payment of the cash consideration and share certificates in payment of the share consideration payable in connection with an election for the Cash and Share Election.

(c)	The cash deposited with the Depositary by Acquisitionco shall be held in an interest bearing account, and any interest earned on such funds shall be for the account of Acquisitionco.

     5.2    Lost or Destroyed Certificates

     If any certificate which immediately prior to the Effective Time represented outstanding Pivotal Shares that were exchanged pursuant to Article 3 hereof, has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will, subject to the terms hereof, issue in exchange for such lost, stolen or destroyed certificate, as applicable, a certificate representing common shares of Acquisitionco, a certificate representing shares of Parentco Stock and/or a cheque for the cash consideration payable in respect thereof in accordance with Articles 3, 4 and 5. When authorizing such issuance and payment in exchange for any lost, stolen or destroyed certificate, the person to whom a certificate representing common shares of Acquisitionco, Parentco Stock and/or a cheque are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to the Depositary and Acquisitionco in such sum as Acquisitionco may direct or otherwise indemnify Acquisitionco, Pivotal and the Depositary in a manner satisfactory to them against any claim that may be made against Pivotal, Acquisitionco or the Depositary with respect to the certificate alleged to have been lost, stolen or destroyed.

     5.3    Unclaimed Amounts and Certificates

     Notwithstanding any of the other provisions hereof, any certificate which immediately prior to the Effective Time represented outstanding Pivotal Shares that has not been surrendered with all other documents and instruments required by Articles 3 and 4 on or prior to the date which is six (6) years after the Effective Date, shall cease to represent a claim or interest of any kind or nature against Pivotal or Acquisitionco and the right of such holder to receive cash or common shares of Acquisitionco, shall be deemed to have been surrendered to Acquisitionco, together, in the case of a right to receive common shares of Acquisitionco or Parentco Stock, with all entitlements to dividends, distributions and any interest thereon held for such former holder, for no consideration.

     5.4    Withholding Rights

     Pivotal, Acquisitionco, Parentco and the Depository shall be entitled to deduct and withhold from any consideration otherwise payable to any holder of Pivotal Shares such amounts as they are required to deduct and withhold with respect to such payment under the Income Tax Act (Canada) or any provision of federal, provincial, state, local or foreign tax law, including the Code, in each case, as amended. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the Pivotal Shares in respect of which deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority.

     5.5    Fractional Shares

     No certificates representing fractional share of Parentco Stock shall be issued. In the event that any Pivotal Shareholder would otherwise be entitled to receive fractional shares of Parentco Stock under the terms hereof, such entitlement shall (after aggregating all of such fractional shares on a holder-by-holder basis) be rounded down to the nearest whole number.

6.    RIGHTS OF DISSENT

     Any registered holder of Pivotal Shares may exercise rights of dissent with respect to such Pivotal Shares pursuant to and in the manner set forth in Section 207 of the Act in connection with the Arrangement, as the same may be modified by the Interim Order or the Final Order, (“Dissent Rights”) as if that section (as modified) was applicable to such registered holders of Pivotal Shares. Any registered holders of Pivotal Shares who:

(a)	are ultimately entitled to be paid fair value for their Pivotal Shares in respect of which they dissent shall be deemed to have transferred such shares to Pivotal for cancellation on the Effective Date at the same time as the events described in Article 3(a) and (b) occur; or

(b)	are ultimately not entitled, for any reason, to be paid fair value for their Pivotal Shares in respect of which they dissent, shall be deemed to have participated in the Arrangement on the same basis as non-dissenting Pivotal Shareholders and shall be deemed to have made the Cash Election in respect of all of their Pivotal Shares.

For greater certainty, in no case shall Acquisitionco, Pivotal or any other person be required to recognize a Dissenting Holder as a holder of Pivotal Shares after the Effective Time, and the names of such holders of Pivotal Shares shall be deleted from the register of holders of Pivotal Shares on the Effective Date at the same time as the events described in Article 3 occur.

7.    GENERAL

       7.1    Amendments to Plan of Arrangement

(a)	Pivotal and Acquisitionco (on behalf of the Acquisition Group) reserve the right to amend, modify and/or supplement this Plan of Arrangement at any time and from time to time prior to the Effective Time, provided that any such amendment, modification or supplement must be contained in a written document which is: (i) agreed to by Acquisitionco (on behalf of the Acquisition Group) and Pivotal pursuant to the Arrangement Agreement; (ii) filed with the Court and, if made following the Pivotal Meeting, approved by the Court; and (iii) communicated to the shareholders of Pivotal in the manner required by the Court.

(b)	Any amendment, modification or supplement to this Plan of Arrangement may be proposed by Pivotal or Acquisitionco (on behalf of the Acquisition Group) at any time prior to or at the Pivotal Meeting with or without any other prior notice or communication and, if so proposed and accepted by the persons voting at the Pivotal Meeting (other than as may be required under the Interim Order), shall become part of this Plan of Arrangement for all purposes.

(c)	Any amendment, modification or supplement to this Plan of Arrangement which is approved or directed by the Court following the Pivotal Meeting shall be effective only if it is consented to by Pivotal and Acquisitionco (on behalf of the Acquisition Group) and if required by the Court, consented to by Pivotal Shareholders voting in the manner directed by the Court.

(d)	Any amendment, modification or supplement to this Plan of Arrangement may be made unilaterally by Pivotal and Acquisitionco (on behalf of the Acquisition Group) following the Pivotal Meeting without the approval of the Pivotal Shareholders, provided that it concerns a matter which, in the reasonable opinion of Acquisitionco (on behalf of Acquisition Group) and Pivotal, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not adverse to the financial or economic interests of any Pivotal Shareholder entitled to receive the consideration referred to in Article 3 hereof.

     7.2    Paramountcy

     From and after the Effective Time:

(a)	this Plan of Arrangement shall take precedence and priority over any and all securities issued by Pivotal prior to the Effective Time;

(b)	the rights and obligations of the Pivotal Shareholders, any trustee and transfer agent therefor, Acquisitionco and Pivotal shall be solely as provided for in this Plan of Arrangement; and

(c)	all actions, causes of actions, claims or proceedings (actual or contingent, and whether or not previously asserted) based on or in any way relating to securities of Pivotal shall be deemed to have been settled, compromised, released and determined without liability except as set forth herein.

APPENDIX I

Exchange of In-The-Money Options

     Each In-The-Money Option, whether vested or unvested, shall be converted into an option to acquire, on the same terms and conditions as were applicable under the Pivotal option plans existing prior to the Effective Date, a number of shares of Parentco Stock equal to the product of:

(a)	the number Pivotal Shares issuable upon exercise of such In-The-Money Option immediately prior to the Effective Time; multiplied by

(b)	the Exchange Ratio.

     The exercise price per share of such new option to acquire Parentco Stock shall be equal to the quotient of:

(a)	the exercise price per share of the In-The-Money Option immediately prior to the Effective Time; divided by

(b)	the Exchange Ratio.

     Notwithstanding the foregoing, in the case of any option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the option price and the number of shares purchasable pursuant to such option shall be determined in order to comply with Section 424(a) of the Code.

     Any such stock options to purchase Parentco Stock shall be issued contingent upon the consummation of the Arrangement and shall include an acknowledgement by the optionee that such stock options to purchase Parentco Stock are being substituted for In-The-Money Options. Options to acquire fractional shares of Parentco Stock shall not be issued and any options to acquire fractional shares resulting from the above formula (after aggregating all such options on a holder-by-holder basis) shall be rounded down to the nearest whole number.

SCHEDULE B

Calculation of Purchase Price Per Share

The “Purchase Price Per Share” shall be selected by each holder of Pivotal common shares in accordance with the terms of the Arrangement.

Each such holder may select either:

(a)	$2.00 in cash, or

(b)	$1.00 in cash and $1.14 in Parentco Common Stock; provided that for purposes hereof, each share of Parentco Common Stock to be issued shall be valued at the Parentco Price;

Notwithstanding the foregoing, in certain circumstances described in Sections 10(c)(ii) and (iii) of the Arrangement Agreement, the second option may become unavailable to holders of Pivotal common shares. In those events, Purchase Price Per Share shall refer only to $2.00 in cash.

SCHEDULE C

Calculation of Option Grants to Replace In-The-Money Options

     Each In-The-Money Option, whether vested or unvested, shall be converted into an option to acquire, on the same terms and conditions as were applicable under the Pivotal option plans existing prior to the Effective Date, a number of shares of Parentco Common Stock equal to the product of:

(a)	the number Pivotal common shares issuable upon exercise of such In-The-Money Option immediately prior to the Effective Time; multiplied by

(b)	the Exchange Ratio.

     The exercise price per share of such new option to acquire Parentco Common Stock shall be equal to the quotient of:

(a)	the exercise price per share of the In-The-Money Option immediately prior to the Effective Time; divided by

(b)	the Exchange Ratio.

     Notwithstanding the foregoing, in the case of any option to which Section 421 of the Code applies by reason of its qualification under Section 422 of the Code, the option price and the number of shares purchasable pursuant to such option shall be determined in order to comply with Section 424(a) of the Code.

     Any such stock options to purchase Parentco Common Stock shall be issued contingent upon the consummation of the Arrangement and shall include an acknowledgement by the optionee that such stock options to purchase Parentco Common Stock are being substituted for In-The-Money Options. Options to acquire fractional shares of Parentco Common Stock shall not be issued and any options to acquire fractional shares resulting from the above formula (after aggregating all such options on a holder-by-holder basis) shall be rounded down to the nearest whole number.

EXHIBIT “C”

INTERIM ORDER AND PETITION

Form of Order:

No. L040152
Vancouver Registry

In the Supreme Court of British Columbia

IN THE SUPREME COURT OF BRITISH COLUMBIA

IN THE MATTER OF THE COMPANY ACT OF BRITISH COLUMBIA
R.S.B.C. 1996, c.62 AND AMENDMENTS THERETO

AND

IN THE MATTER OF A PROPOSED ARRANGEMENT AMONG
PIVOTAL CORPORATION AND ITS SHAREHOLDERS,
ITS OPTIONHOLDERS,
CDC SOFTWARE CORPORATION AND CHINADOTCOM CORPORATION

Pivotal Corporation

Petitioner

and

ORDER

BEFORE MASTER TOKAREK	) )	Tuesday, the 20th day of January, 2004.

       THE WITHOUT NOTICE APPLICATION of the petitioner Pivotal Corporation, coming on for hearing at Vancouver, B.C. on the 20th day of January, 2004; and on hearing Stephen Antle, counsel for Pivotal Corporation; and on reading the affidavit of Divesh Sisodraker, sworn January 20, 2004:

       THIS COURT ORDERS that

1.    Pivotal Corporation (“Pivotal”) may call, hold and conduct a meeting (the “Meeting”) of the holders of the issued and outstanding common shares of Pivotal (the “Pivotal Common Shares”) and the holders of options to acquire Pivotal Common Shares (the “Pivotal Options”) on February 23, 2004 to consider, and if deemed advisable, to pass, with or without variation, special resolutions (the “Arrangement Resolutions”) to approve a proposed arrangement (the “Arrangement”) involving Pivotal, its shareholders, its optionholders, CDC Software Corporation or a direct or indirect wholly-owned subsidiary of CDC Software Corporation, which CDC Software Corporation designates by notice to Pivotal not less than five business days prior to the effective time of such arrangement (collectively, “Acquisitionco”) and chinadotcom corporation (“chinadotcom”), as described in the Plan of Arrangement (the “Plan of Arrangement”) which, in its substantially final form, is set forth as Schedule “A” to the Arrangement Agreement (the “Arrangement Agreement”) attached as Exhibit “B” to the Management Information Circular (the “Circular”) included in Exhibit “C” to the Affidavit of Divesh Sisodraker, sworn January 20, 2004 and filed herein (the “Affidavit”);

2.    The Meeting shall be called in accordance with the Company Act, R.S.B.C. 1996, c. 62, and amendments thereto (the “BCCA”), and the memorandum and articles of incorporation of Pivotal;

3.    Pivotal shall mail, in paper or electronic format on CD-ROM, or any combination thereof, this petition, as well as the notice of the Meeting (the “Notice of Meeting”), the form of proxies, the form of letter of transmittal and the Circular, all in substantially the form contained in Exhibit “C” to the Affidavit, with such amendments thereto as counsel for Pivotal, CDC Software or chinadotcom may advise are necessary or desirable, provided that such amendments are not inconsistent with the terms of this Order, to the holders of Pivotal Common Shares (the “Pivotal Shareholders”) and the

holders of Pivotal Options (the “Pivotal Optionholders”) by prepaid or ordinary mail, in accordance with the BCCA, at least 21 days prior to the date of the Meeting, excluding the date of mailing and excluding the date of the Meeting, and in accordance with National Instrument 54-101, Communicating with Beneficial Owners of Securities of a Reporting Issuer. Such mailing shall constitute good, sufficient and timely notice by Pivotal of the Meeting;

4.    The persons entitled to receive notice of the Meeting shall be the Pivotal Shareholders and Pivotal Optionholders at the close of business on January 21, 2004, and the only persons entitled to be represented and to vote at the Meeting, either in person or by proxy, shall be the registered Pivotal Shareholders and the Pivotal Optionholders as of the close of business on January 21, 2004;

5.    The accidental omission to give notice of the Meeting to, or the non-receipt of such notice by, any Pivotal Shareholder or Pivotal Optionholder shall not invalidate any resolution passed or proceeding taken at the Meeting;

6.    The persons attending the Meeting shall vote in two classes, and the Arrangement Resolutions shall be effective if passed by:

(a)	a majority of not less than three quarters of the votes cast by the Pivotal Shareholders present in person or by proxy at the Meeting, voting together as one class;

(b)	a simple majority of the votes cast by the Pivotal Shareholders present in person or by proxy at the Meeting voting together as one class, excluding all votes cast by CDC Software Corporation, its parent company, chinadotcom, and their respective direct and indirect subsidiaries; and

(c)	a majority of not less than three quarters of the votes cast by the Pivotal Shareholders and Pivotal Optionholders present in person or by proxy at the Meeting, voting together as a second class, where each Pivotal Shareholder is entitled to one vote per Common Share held and each Pivotal Optionholder who holds options:

(i)	with an exercise price of up to US$2.50 (inclusive), is entitled to one vote per Common Share underlying such options;

(ii)	with an exercise price of US$2.51 to US$5.00 (inclusive), is entitled to three-quarters of one vote per Common Share underlying such options;

(iii)	with an exercise price of US$5.01 to US$10.00 (inclusive), is entitled to one-half of one vote per Common Share underlying such options; and

(iv)	with an exercise price of greater than US$10.00 is entitled to one-tenth of one vote per Common Share underlying such options.

7.    The registered Pivotal Shareholders shall have the right to dissent from the Arrangement Resolutions and be paid the fair value of their Pivotal Common Shares, as if s. 207 of the BCCA applied to the proposed Arrangement, except that:

(a)	Article 6 of the Plan of Arrangement shall apply to those dissent rights;

(b)	for any registered Pivotal Shareholder to be entitled to dissent, their notice requiring Pivotal to purchase their Pivotal Common Shares must be delivered on or before 4:00 p.m. (Vancouver time) on the day preceding the Meeting or any adjournments or postponements thereof (excluding Saturdays, Sundays and statutory holidays in British Columbia) to Pivotal Corporation, Suite 700 - 858 Beatty Street, Vancouver, B.C., V6B 1C1 (Attention: Trevor Wiebe);

(c)	the steps under ss. 207(2) and (3) of the BCCA, and following, will only be required or available if the Arrangement is approved by this Court, and the final court order in respect of the Arrangement is accepted for filing by the Registrar and becomes effective;

(d)	a dissenting registered Pivotal Shareholder’s rights as a Pivotal Shareholder shall be reinstated under s. 207(8) of the BCCA where, in addition to the grounds specified in that subsection:

(i)	the Arrangement Agreement is terminated; or

(ii)	the application by Pivotal to this Court for approval of the Arrangement is refused and all appeal rights in respect of such refusal have been exhausted without success; and

(e)	the dissenting registered Pivotal Shareholder must otherwise strictly comply with the requirements of s. 207 of the BCCA, this Order and the Plan of Arrangement.

8.    Upon approval of the Arrangement at the Meeting in the manner set forth in this Order, Pivotal may apply to this Court for approval of the Arrangement, which application shall be heard by this Court, at the Courthouse at 800 Smithe Street, in the City of Vancouver, in the Province of British Columbia, on Tuesday the 24th day of February, 2004, at 9:45 a.m., or at a time and date so soon thereafter as is practicable;

9.    The mailing of this Petition and other material in accordance with the provisions of this Order shall constitute good, sufficient and timely service of the Petition and the Affidavit on, and notice of the hearing of the Petition to, all persons who are entitled to be served or receive notice, and no other form of service or notice need be made or given, and no other material need be served on such persons in respect of these proceedings;

10.    Any Pivotal Shareholder or Pivotal Optionholder may appear on the application for the approval of the Arrangement, provided that they file with this Court and serve on the solicitors for the Petitioner prior to 4:00 p.m. (Vancouver time) on February 23, 2004, an Appearance, setting out their address for service, together with any evidence or materials they intend to present to this Court; and

11.    Pivotal is at liberty to apply to vary this Order.

Form of Petition:	No. L040152 Vancouver Registry

IN THE SUPREME COURT OF BRITISH COLUMBIA

IN THE MATTER OF THE COMPANY ACT OF BRITISH COLUMBIA
R.S.B.C. 1996, c.62 AND AMENDMENTS THERETO

AND

IN THE MATTER OF A PROPOSED ARRANGEMENT AMONG
PIVOTAL CORPORATION AND ITS SHAREHOLDERS,
ITS OPTIONHOLDERS,
CDC SOFTWARE CORPORATION AND CHINADOTCOM CORPORATION

Pivotal Corporation,

Petitioner

PETITION TO THE COURT

THIS IS THE PETITION OF:

     Pivotal Corporation

ON NOTICE TO:

     Without Notice

     Let all persons whose interests may be affected by the order sought TAKE NOTICE that the Petitioner applies to court for the relief set out in this petition.

     IF YOU WISH TO BE HEARD at the hearing of the petition or wish to be notified of any further proceedings, YOU MUST GIVE NOTICE of your intention by filing a form entitled “Appearance” in the above registry of this court within the Time for Appearance and YOU MUST ALSO DELIVER a copy of the “Appearance” to the Petitioner’s address for delivery, which is set out in this petition.

     YOU OR YOUR SOLICITOR may file the “Appearance”. You may obtain a form of “Appearance” at the registry.

     IF YOU FAIL to file the “Appearance” within the proper Time for Appearance, the Petitioner may continue this application without further notice.

TIME FOR APPEARANCE

     Where this Petition is served on a person in British Columbia, the time for appearance by that person is 7 days from the service (not including the day of service).

     Where this petition is served on a person outside British Columbia, the time for appearance by that person after service, is 21 days in the case of a person residing anywhere within Canada, 28 days in the case of a person residing in the United States of America, and 42 days in the case of a person residing elsewhere.

TIME FOR RESPONSE

     IF YOU WISH TO RESPOND to the application, you must, on or before the 8th day after you have entered an appearance,

(a)	deliver to the Petitioner

(i)	2 copies of a response in Form 124, and

(ii)	2 copies of each affidavit on which you intend to rely at the hearing, and

(b)	deliver to every other party of record

(i)	one copy of a response in Form 124, and

(ii)	one copy of each affidavit on which you intend to rely at the hearing.

(1)	The address of the registry is:

The Law Courts 800 Smithe Street Vancouver, British Columbia

(2)	The ADDRESS FOR DELIVERY is:

Borden Ladner Gervais LLP 1200 Waterfront Centre 200 Burrard Street P.O. Box 48600 Vancouver, B.C. V7X 1T2 Attention: Stephen Antle Fax number for delivery (if any): None

(3)	The name and office address of the Petitioner’s solicitor is: Stephen Antle Borden Ladner Gervais LLP 1200 Waterfront Centre 200 Burrard Street P.O. Box 48600 Vancouver, B.C. V7X 1T

     The Petitioner applies for the following orders:

INTERIM ORDER

1.    An Order that Pivotal Corporation (“Pivotal”) may call, hold and conduct a meeting (the “Meeting”) of the holders of the issued and outstanding common shares of Pivotal (the “Pivotal Common Shares”) and the holders of options to acquire Pivotal Common Shares (the “Pivotal Options”) on February 23, 2004 to consider, and if deemed advisable, to pass, with or without variation, special resolutions (the “Arrangement Resolutions”) to approve a proposed arrangement (the “Arrangement”) involving Pivotal, its shareholders, the holders of the Pivotal Options, CDC Software Corporation or a direct or indirect wholly-owned subsidiary of CDC Software Corporation, which CDC Software Corporation designates by notice to Pivotal not less than five business days prior to the effective time of such Arrangement (collectively “Acquisitionco”) and chinadotcom corporation (“chinadotcom”), as described in the Plan of Arrangement (the “Plan of Arrangement”) which, in its substantially final form, is set forth as Schedule “A” to the Arrangement Agreement (the “Arrangement Agreement”) attached as Exhibit “B” to the Management Information Circular (the “Circular”) included in Exhibit “C” to the Affidavit of Divesh Sisodraker, sworn January 20, 2004 and filed herein (the “Affidavit”);

2.    An Order that the Meeting shall be called in accordance with the Company Act, R.S.B.C. 1996, c. 62, and amendments thereto (the “BCCA”), and the memorandum and articles of incorporation of Pivotal;

3.    An Order that Pivotal shall mail, in paper or electronic format on CD-ROM, or any combination thereof, this petition, as well as the notice of the Meeting (the “Notice of Meeting”), the form of proxies, the form of letter of transmittal and the Circular, all in substantially the form contained in Exhibit “C” to the Affidavit, with such amendments thereto as counsel for Pivotal, CDC Software or chinadotcom may advise are necessary or desirable, provided that such amendments are not inconsistent with the terms of the Order, to the holders of Pivotal Common Shares (the “Pivotal Shareholders”) and the holders of Pivotal Options (the “Pivotal Optionholders”) by prepaid or ordinary mail, in accordance with the BCCA, at least 21 days prior to the date of the Meeting, excluding the date of mailing and excluding the date of the Meeting, and in accordance with National Instrument 54-101, Communicating with Beneficial Owners of Securities of a Reporting Issuer. Such mailing shall constitute good, sufficient and timely notice by Pivotal of the Meeting;

4.    An Order that the persons entitled to receive notice of the Meeting shall be the Pivotal Shareholders and Pivotal Optionholders at the close of business on January 21, 2004, and that the only persons entitled to be represented and to vote at the Meeting, either in person or by proxy, shall be the registered Pivotal Shareholders and the Pivotal Optionholders as of the close of business on January 21, 2004;

5.    An Order that the accidental omission to give notice of the Meeting to, or the non-receipt of such notice by, any Pivotal Shareholder or Pivotal Optionholder shall not invalidate any resolution passed or proceeding taken at the Meeting;

6.    An Order that the persons attending the Meeting shall vote in two classes, and that the Arrangement Resolutions shall be effective if passed by:

(a)	a majority of not less than three quarters of the votes cast by the Pivotal Shareholders present in person or by proxy at the Meeting, voting together as one class;

(b)	a simple majority of the votes cast by the Pivotal Shareholders present in person or by proxy at the Meeting voting together as one class, excluding all votes cast by CDC Software Corporation, its parent, chinadotcom, and their respective direct and indirect subsidiaries; and

(c)	a majority of not less than three quarters of the votes cast by the Pivotal Shareholders and Pivotal Optionholders present in person or by proxy at the Meeting, voting together as a second class, where each Pivotal Shareholder is entitled to one vote per Common Share held and each Pivotal Optionholder who holds options:

(i)	with an exercise price of up to US$2.50 (inclusive), is entitled to one vote per Common Share underlying such options;

(ii)	with an exercise price of US$2.51 to US$5.00 (inclusive), is entitled to three-quarters of one vote per Common Share underlying such options;

(iii)	with an exercise price of US$5.01 to US$10.00 (inclusive), is entitled to one-half of one vote per Common Share underlying such options; and

(iv)	with an exercise price of greater than US$10.00 is entitled to one-tenth of one vote per Common Share underlying such options.

7.    An Order that the registered Pivotal Shareholders shall have the right to dissent from the Arrangement Resolutions and be paid the fair value of their Pivotal Common Shares, as if s. 207 of the BCCA applied to the proposed Arrangement, except that:

(a)	Article 6 of the Plan of Arrangement shall apply to those dissent rights;

(b)	for any registered Pivotal Shareholder to be entitled to dissent, their notice requiring Pivotal to purchase their Pivotal Common Shares must be delivered on or before 4:00 p.m. (Vancouver time) on the day preceding the Meeting or any adjournments or postponements thereof (excluding Saturdays, Sundays and statutory holidays in British Columbia) to Pivotal Corporation, Suite 700 - 858 Beatty Street, Vancouver, B.C., V6B 1C1 (Attention: Trevor Wiebe);

(c)	the steps under ss. 207(2) and (3) of the BCCA, and following, will only be required or available if the Arrangement is approved by this Court, and the final court order in respect of the Arrangement is accepted for filing by the Registrar and becomes effective;

(d)	a dissenting registered Pivotal Shareholder’s rights as a Pivotal Shareholder shall be reinstated under s. 207(8) of the BCCA where, in addition to the grounds specified in that subsection:

(i)	the Arrangement Agreement is terminated; or

(ii)	the application by Pivotal to this Court for approval of the Arrangement is refused and all appeal rights in respect of such refusal have been exhausted without success; and

(e)	the dissenting registered Pivotal Shareholder must otherwise strictly comply with the requirements of s. 207 of the BCCA, the Interim Order and the Plan of Arrangement.

8.    An Order that, upon approval of the Arrangement at the Meeting in the manner set forth in the Interim Order, Pivotal may apply to this Court for approval of the Arrangement, which application shall be heard by this Court, at the Courthouse at 800 Smithe Street, in the City of Vancouver, in the Province of British Columbia, on Tuesday the 24th day of February, 2004, at 9:45 a.m., or at a time and date so soon thereafter as is practicable;

9.    An Order that the mailing of this Petition and other material in accordance with the provisions of the Interim Order shall constitute good, sufficient and timely service of the Petition and the Affidavit on, and notice of the hearing of the Petition to, all persons who are entitled to be served or receive notice, and no other form of service or notice need be made or given, and no other material need be served on such persons in respect of these proceedings;

10.    An Order that any Pivotal Shareholder or Pivotal Optionholder may appear on the application for the approval of the Arrangement, provided that they file with this Court and serve on the solicitors for the Petitioner prior to 4:00 p.m. (Vancouver time) on February 23, 2004, an Appearance, setting out their address for service, together with any evidence or materials they intend to present to this Court; and

11.    An Order that Pivotal be at liberty to apply to vary the Interim Order.

FINAL ORDER, TO BE SOUGHT FOLLOWING THE MEETING IF THE ARRANGEMENT RECEIVES THE REQUISITE SECURITYHOLDER APPROVALS

12.    An Order that the Arrangement set forth in the Plan of Arrangement attached as Schedule “A” to the Arrangement Agreement which constitutes Exhibit “B” to the Circular, included in Exhibit “C” to the Affidavit, is fair to the Pivotal Shareholders, other than CDC Software, chinadotcom and their respective direct and indirect subsidiaries, and the Pivotal Optionholders and is approved, pursuant to s. 252 (1) of the BCCA.

OTHER ORDERS

13.    Such further and other orders as this Court may deem appropriate.

        The Petitioner will rely on ss. 252 and 253 of the BCCA, and Rules 3(2), 10(1), 12, 44 and 51A of the Rules of Court.

        At the hearing of this petition shall be read the Affidavit of Divesh Sisodraker, sworn January 20, 2004, a copy of which is served herewith.

        The facts upon which this petition is based are as follows:

1.    Pivotal is a company incorporated under the BCCA. Pivotal’s head office, and registered and records offices, are located at 700 — 858 Beatty Street, Vancouver, British Columbia, V6B 1C1.

2.    Pivotal is a reporting issuer within the meaning of the Securities Act, R.S.B.C. 1996, c. 418, as amended, and has similar status in each of the other Provinces of Canada.

3.    Pivotal directly, and through its wholly-owned subsidiaries, offers Customer Relationship Management software that enables midsized enterprises worldwide to acquire, serve and manage their customers. Pivotal’s target customers are companies and business units in the revenue range of $100 million to $3 billion. Pivotal’s products have been licensed in 44 countries by more than 1,500 companies.

4.    The authorized share capital of Pivotal consists of 200,000,000 common shares and 20,000,000 preferred shares. On January 19, 2004, a total of 26,626,153 common shares, and no preferred shares, were issued and outstanding.

5.    As at January 19, 2004, there were 411 registered shareholders of Pivotal. There are many more beneficial owners of Pivotal Common Shares. In addition, on January 19, 2004, there were 390 Pivotal Optionholders.

6.    Pivotal Common Shares are listed and posted for trading on the Toronto Stock Exchange (the “TSX”) and the Nasdaq National Market (“Nasdaq”). The closing price of Pivotal Common Shares on November 17, 2003, the last date prior to the announcement of discussions relating to the proposed Arrangement was Cdn$2.41 on the TSX and US$1.85 on Nasdaq.

7.    In March 2003 the board of directors of Pivotal began to consider a number of possible mechanisms for maximizing shareholder value.

8.    On October 7, 2003 Pivotal entered into an arrangement agreement with 675786 B.C. Ltd., Talisma Corp. and several investment funds managed by Oak Investment Partners, under which 675786 B.C. would acquire all the Pivotal Common Shares for US$1.78 per share. Before that arrangement could be put to the Pivotal Shareholders and Pivotal Optionholders for their approval, CDC Software and chinadotcom, and Onyx Software, made competing proposals. Eventually, Pivotal’s board of directors determined the Arrangement was superior to the arrangement agreement with 675786 B.C. et al, and Pivotal terminated the arrangement agreement with 675786 B.C. et al and entered into Arrangement Agreement.

9.    As part of that process, the special committee retained RBC Dain Rauscher Inc. as its financial advisor. RBC Dain Rauscher has delivered a fairness opinion on the Arrangement, the full text of which is attached as Exhibit “F” to the Circular, included in Exhibit “C” to the Affidavit. The fairness opinion provides that, as of December 4, 2003, based on and subject to the matters described therein, the consideration to be received by the Pivotal Shareholders for their Pivotal Common Shares under the Arrangement is fair, from a financial point of view.

10.    chinadotcom is a company incorporated under the laws of the Cayman Islands. chinadotcom’s registered and records office is located at Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands. chinadotcom’s shares are listed and posted for trading on Nasdaq.

11.    chinadotcom is an integrated enterprise solutions and software company offering software services and outsourcing, technology, marketing and media services for companies throughout Greater China and the Asia-Pacific region, the United States and the United Kingdom. chinadotcom has operations in 10 markets, employs over 1,000 people and its market capitalization is approximately US$1 billion.

12.    CDC Software is also a company incorporated under the laws of the Cayman Islands. CDC Software’s registered and records office is also located at Scotia Centre, 4th Floor, P.O. Box 2804, George Town, Grand Cayman, Cayman Islands. CDC Software is a wholly owned subsidiary of chinadotcom.

13.    CDC Software was formed in 2002 by chinadotcom in connection with chinadotcom’s strategy to increase the number of software products and services it offers. CDC Software is focused on building chinadotcom’s intellectual property asset base, establishing partnerships with other software vendors and broadening overall software product offerings in the areas of enterprise solutions and integration.

14.    As of January 19, 2004, CDC Software and chinadotcom collectively beneficially owned, directly or indirectly, or exercised control or direction over, 6,000 Pivotal Common Shares.

15.    The purpose of the Arrangement is to permit:

(a)	Acquisitionco to acquire all outstanding Pivotal Common Shares in return for the payment of US$2.00 cash, or US$2.14 comprised of US$1.00 cash and US$1.14 of chinadotcom Class “A” common shares, for each such Pivotal Common Share; and

(b)	chinadotcom to exchange options to purchase its Class “A” common shares for all outstanding Pivotal Options which have not been exercised and which have an exercise price per share of less than US$2.00.

16.    The Plan of Arrangement provides, among other things, that on its Effective Date:

(a)	all issued and outstanding Pivotal Common Shares (other than Pivotal Common Shares in respect of which the holder has exercised dissent rights and Pivotal Common Shares beneficially owned, directly or indirectly, by CDC Software or chinadotcom) shall be transferred to Acquisitionco, free of any claims or encumbrances, and the registered holders thereof shall receive from chinadotcom their choice of US$2.00 cash or US$2.14 composed of US$1.00 cash and US$1.14 of chinadotcom Class “A” common shares, in exchange for each said Pivotal Common Share;

(b)	all issued and outstanding Pivotal Common Shares beneficially owned, directly or indirectly, by chinadotcom shall be deemed to be transferred to Acquisitionco, free of any claims or encumbrances, and chinadotcom shall receive from Acquisitionco one common share of Acquisitionco, in exchange for each such Pivotal Common Share;

(c)	the names of the Pivotal Shareholders shall be removed from the applicable register of Pivotal Shareholders and Acquisitionco shall be recorded as the beneficial holder of all of the Pivotal Common Shares and shall be deemed to be the legal and beneficial owner thereof; and

(d)	chinadotcom will exchange all outstanding Pivotal Options which have not been exercised and which have an exercise price per share of less than US$2.00 for options to purchase Class “A” common shares of chinadotcom.

17.    In accordance with the terms of Pivotal’s incentive stock option plans, all Pivotal Options outstanding at the time of completion of the Arrangement (whether vested or unvested) will be terminated.

18.    The Plan of Arrangement provides that, subject to the discretion and order of this Court and to article 6 of the Plan of Arrangement, registered Pivotal Shareholders will have the right to dissent from the Arrangement Resolutions and require Pivotal to purchase their Pivotal Common Shares for their fair value, in the manner set forth in s. 207 of the BCCA, as that provision may be modified by the interim or final orders sought in this proceeding.

19.    The Arrangement Agreement contemplates that, prior to the Plan of Arrangement being approved, three separate approvals of the Plan of Arrangement by security holders of Pivotal are required (in addition to receipt of all necessary court and other approvals), as follows:

(a)	the affirmative vote of a majority of not less than three quarters of the votes cast by the Pivotal Shareholders present in person or by proxy at the Meeting (as required by s. 252(1) of the BCCA);

(b)	a majority of the votes cast by the Pivotal Shareholders present in person or by proxy at the Meeting, excluding any votes cast by CDC Software, chinadotcom and their respective direct and indirect subsidiaries (as required by s. 252(8)(b) of the BCCA and Ontario Securities Commission Rule 61-501); and

(c)	the affirmative vote of a majority of not less than three quarters of Pivotal Shareholders and Pivotal Optionholders present in person or by proxy at the Meeting, voting together as a class, where each Pivotal Shareholder is entitled to one vote per Common Share held and each Pivotal Optionholder who holds options:

(i)	with an exercise price of up to US$2.50 (inclusive), is entitled to one vote per Common Share underlying such options;

(ii)	with an exercise price of US$2.51 to US$5.00 (inclusive), is entitled to three-quarters of one vote per Common Share underlying such options;

(iii)	with an exercise price of US$5.01 to US$10.00 (inclusive), is entitled to one-half of one vote per Common Share underlying such options; and

(iv)	with an exercise price of greater than US$10.00 is entitled to one-tenth of one vote per Common Share underlying such options.

20.    The third vote is not required by the BCCA or the Ontario Securities Commission. Its purpose is to provide Pivotal Optionholders with a level of input into the approval process for the Arrangement which is commensurate with their relative economic interest in the Arrangement.

21.    The Arrangement has been approved by the board of directors of Pivotal, and the board will recommend to Pivotal Shareholders and Pivotal Optionholders that they vote in favour of the Arrangement at the Meeting.

22.    The Arrangement has also been approved by the board of directors of CDC Software, and by its sole shareholder, chinadotcom.

23.    The Class “A” common shares of chinadotcom and options of chinadotcom to be issued pursuant to the Arrangement will not be registered under the United States Securities Act of 1933, as amended, (the “U.S. Securities Act”) in reliance on the exemption from registration provided by Section 3(a)(10) of the U.S. Securities Act. The issuance of the Final Order approving the Arrangement is necessary for the availability of the exemption from registration provided by this exemption.

24.    Prior to the Effective Date, Pivotal intends to seek any written consents from third parties which are required in order to permit Pivotal to complete the Arrangement.

     The Petitioner estimates that the application will take 15 minutes.

DATED: January 20, 2004	(signed) Stephen Antle

Stephen Antle (BORDEN LADNER GERVAIS LLP) Solicitor for the Petitioner Pivotal Corporation

EXHIBIT “D”

NOTICE OF HEARING OF PETITION

No. L040152
Vancouver Registry

In the Supreme Court of British Columbia

IN THE SUPREME COURT OF BRITISH COLUMBIA

IN THE MATTER OF THE COMPANY ACT OF BRITISH COLUMBIA
R.S.B.C. 1996, c.62 AND AMENDMENTS THERETO

AND

IN THE MATTER OF A PROPOSED ARRANGEMENT AMONG
PIVOTAL CORPORATION AND ITS SHAREHOLDERS,
ITS OPTIONHOLDERS,
CDC SOFTWARE CORPORATION AND CHINADOTCOM CORPORATION

Pivotal Corporation

Petitioner

NOTICE HEARING OF PETITION

TAKE NOTICE that a Petition has been filed by Pivotal Corporation (“Pivotal”) for approval of an arrangement (the “Arrangement”) under Section 252 of the Company Act, R.S.B.C. 1996, c.62, as amended (the “BCCA”), which Arrangement is described in greater detail in the Information Circular of Pivotal dated January 20, 2004.

AND FURTHER TAKE NOTICE that the Petition is directed to be heard before the presiding judge or master of the Supreme Court of British Columbia (the “Court”) at 800 Smith Street, Vancouver, British Columbia, on the 24th day of February, 2004 at 9:45 a.m. (local time), or as soon thereafter as counsel may be heard. Any holder of common shares or options to acquire common shares of Pivotal (a “Securityholder”) or any other interested party desiring to support or oppose the Petition may appear at the time of hearing in person or by counsel for that purpose. Any Securityholder or any other interested party desiring to appear at the hearing is required to file with the Supreme Court of British Columbia, at 800 Smithe Street, Vancouver, British Columbia, and serve upon Pivotal, prior to 4:00 p.m., Vancouver time, on February 23, 2004 an “Appearance” including an address for service together with any evidence or materials which are to be presented to the Court. You may obtain a form of “Appearance” at the Registry of the Court at the above address. Service on the Petitioner is to be effected by delivery to the solicitors for the Petitioner at the address below. If you do not attend, either in person or by counsel, at that time, the court may approve the Arrangement as presented, or may approve it subject to such terms and conditions as the Court shall deem fit, without any further notice to you.

AND FURTHER TAKE NOTICE that the Court has given directions as to the calling of a special meeting of Securityholders for the purpose of such holders voting upon a resolution to approve the Arrangement, and in particular has directed that registered shareholders shall have the right to dissent in the manner described in the Information Circular.

A copy of the Petition and other documents in the proceedings will be furnished to any Securityholder or other interested party requesting the same by the solicitors for the Petitioner, who may be contacted at the following address:

Borden Ladner Gervais LLP
1200 Waterfront Centre
200 Burrard Street
Vancouver, British Columbia V7X 1T2

Attention: Stephen Antle

AND FURTHER TAKE NOTICE that in the event that the hearing of the Petition is adjourned, only those persons who have filed and served an “Appearance” shall be served with notice of the adjourned date.

D-1

EXHIBIT “E”

SECTIONS 207 AND 252 OF THE COMPANY ACT (BRITISH COLUMBIA)

Dissent Procedure — Section 207

207(1) If,

(a)	being entitled to give Notice of Dissent to a resolution as provided in section 37, 103, 126, 222, 244, 249 or 289, a member of a company (in this Act called a “dissenting member”) gives notice of dissent,

(b)	the resolution referred to in paragraph (a) is passed, and

(c)	the company or its liquidator proposes to act on the authority of the resolution referred to in paragraph (a),

the company or the liquidator must first give to the dissenting member notice of the intention to act and advise the dissenting member of the rights of dissenting members under this section.

(2)	On receiving a notice of intention to act in accordance with subsection (1), a dissenting member is entitled to require the company to purchase all of the dissenting member’s shares in respect of which the notice of dissent was given.

(3)	The dissenting member must exercise the right given by subsection (2) by delivering to the registered office of the company, within 14 days after the company, or the liquidator, gives the notice of intention to act,

(a)	a notice that the dissenting member requires the company to purchase all of the dissenting member’s shares referred to in subsection (2), and

(b)	the share certificates representing all of those shares,

and, on delivery of that notice and those share certificates, the dissenting member is bound to sell those shares to the company and the company is bound to purchase them.

(4)	A dissenting member who has complied with subsection (3), the company, or, if there has been any amalgamation, the amalgamated company, may apply to the court, and the court may

(a)	require the dissenting member to sell, and the company or the amalgamated company to purchase, the shares in respect of which the notice of dissent has been given,

(b)	set the price and terms of the purchase and sale, or order that the price and terms be established by arbitration, in either case having due regard for the rights of creditors,

(c)	join in the application any other dissenting member who has complied with subsection (3), and

(d)	make consequential orders and give directions it considers appropriate.

(5)	The price that must be paid to a dissenting member for the shares referred to in subsection (2) is their fair value as of the day before the date on which the resolution referred to in subsection (1) was passed, including any appreciation or depreciation in anticipation of the vote on the resolution, and every dissenting member who has complied with subsection (3) must be paid the same price.

(6)	The amalgamation or winding up of the company, or any change in its capital, assets or liabilities resulting from the company acting on the authority of the resolution referred to in subsection (1), does not affect the right of the dissenting member and the company under this section or the price to be paid for the shares.

(7)	Every dissenting member who has complied with subsection (3)

(a)	may not vote, or exercise or assert any rights of a member, in respect of the shares for which Notice of Dissent has been given, other than under this section,

(b)	may not withdraw the requirement to purchase the shares, unless the company consents, and

(c)	until the dissenting member is paid in full, may exercise and assert all the rights of a creditor of the company.

(8)	If the court determines that a person is not a dissenting member, or is not otherwise entitled to the right provided by subsection (2), the court, without prejudice to any acts or proceedings that the company, its members, or any class of members may have taken during the intervening period, may make the order it considers appropriate to remove the limitations imposed on the person by subsection (7).

(9)	The relief provided by this section is not available if, subsequent to giving Notice of Dissent, the dissenting member acts inconsistently with the dissent, but a request to withdraw the requirement to purchase the dissenting member’s shares is not an act inconsistent with the dissent.

(10)	A Notice of Dissent ceases to be effective if the dissenting member consents to or votes in favour of the resolution of the company to which the dissent relates, unless the consent or vote is given solely as a proxy holder for a person whose proxy required an affirmative vote.

Compromise or Arrangement — Section 252

252(1)	Subject to subsections (6) and (7), if a compromise or arrangement is proposed between a company and its creditors or any class of them, or between a company and its members or any class of them, then, despite any other provision of this Act, if a majority in number representing ¾ in value of those creditors or that class of creditors, or ¾ of the votes of those members or that class of members, who are present and vote either in person or by proxy at a meeting convened in accordance with an order of the court under subsection (2), agree to a compromise or arrangement, the compromise or arrangement, if approved by the court and accepted for filing by the registrar, is binding on every creditor or member, as the case may be, and on the company.

(2)	If a compromise or arrangement referred to in subsection (1) is proposed, the court may, on the application of the company, or of any creditor or member of the company, or on its own motion on the application for approval, order that a meeting of the creditors or any class of creditors, or of the members or any class of members, or the holders of a series of shares under subsection (6) to approve the compromise or arrangement be convened in the manner the court directs.

(3)	No compromise or arrangement under this section takes effect until every requirement of this Act relating to the proposed compromise or arrangement has been complied with and a certified copy of the court order has been accepted for filing by the registrar.

(4)	If a court order made under this section effects a change in the memorandum or articles of the company, the registrar must not accept it for filing, unless it is accompanied by a copy of the altered memorandum or articles certified by an officer or director.

(5)	Every alteration in the memorandum or articles of a company as a result of this section is an alteration within the meaning of section 218(1) and section 220(1).

(6)	If the terms of a compromise or arrangement between a company and its members or a class of them contain a provision that, if contained in a proposed alteration of the memorandum or articles of the company, would entitle the members who hold shares of a series of shares of any class of shares of the company to vote as a series under section 226(1), no compromise or arrangement takes effect unless it is approved by a majority of ¾ of the votes cast by those members voting separately at a meeting convened in accordance with an order of the court under subsection (2).

(7)	Nothing in this section or in any order approving a compromise or arrangement made under this section binds a member to exchange shares of a reporting company held by the member for property, money or other securities of the reporting company or for property, money or securities of another corporation unless the compromise or arrangement has been approved in the manner described in subsection (8).

(8)	A compromise or arrangement is approved for the purposes of subsection (7) when it is approved by a majority of the votes of members of the reporting company cast at a meeting referred to in subsection (2) other than the votes cast by

(a)	affiliates of the reporting company,

(b)	a member who will, as a consequence of the compromise or arrangement, be entitled to consideration for each share greater than that available to other holders of affected shares of the same class, and

(c)	a member who alone or in combination with others effectively controls the reporting company and who, prior to receiving a notice of the meeting referred to in subsection (2), entered into or has agreed to enter into an understanding to support the compromise or arrangement.

EXHIBIT “F”

FAIRNESS OPINION OF RBC DAIN RAUSCHER INC.

December 6, 2003

The Special Committee of the Board of Directors
Pivotal Corporation
858 Beatty Street
Suite 700
Vancouver, British Columbia
CANADA V6B 1C1

The Board of Directors of Pivotal Corporation
858 Beatty Street
Suite 700
Vancouver, British Columbia
CANADA V6B 1C1

Members of the Special Committee and the Board:

     RBC Dain Rauscher Inc. (“RBC”), a member company of RBC Capital Markets, understands that Pivotal Corporation (“Pivotal” or the “Company”), chinadotcom corporation, a Cayman Islands corporation (“Parentco”) and CDC Software Corporation, a Cayman Islands corporation (“Acquisitionco”), a wholly-owned Subsidiary of Parentco, have entered into an agreement (the “Arrangement Agreement”) dated December 6, 2003, as amended, to effect a series of transactions by way of a plan of arrangement (the “Arrangement”) which provides for, among other things, each holder of common shares (the “Shares”) of Pivotal (other than any member of the Acquisition Group (as defined below)) to elect to receive from Parentco, in exchange for the transfer to Acquisitionco of each Share held, either (i) US$2.00 in cash (the “Cash Consideration”), or (ii) US$1.00 in cash and US$1.14 in Parentco common stock valued as the average of the per share closing prices of Parentco common stock on the Nasdaq National Market during the ten consecutive trading days ending on (and including) the trading day that is two trading days prior to the date on which the Arrangement becomes effective (the “Cash and Stock Consideration”). As a result, Acquisitionco will become the holder of all of the issued and outstanding Shares. “Acquisition Group” means Parentco, Acquisitionco and any direct or indirect wholly-owned subsidiaries of either of them. The terms of the Arrangement will be more fully described in an information circular (collectively, together with related documents included therein, the “Circular”) which will be mailed to shareholders of the Company in connection with the Arrangement.

     RBC also understands that a committee (the “Special Committee”) of the board of directors (the “Board”) of the Company has been constituted to consider the Arrangement and make recommendations thereon to the Board. The Board has retained RBC to provide advice and assistance to the Special Committee and the Board in evaluating the Arrangement, including the preparation and delivery to the Special Committee and the Board of RBC’s opinion as to the fairness of the Cash Consideration under the Arrangement, from a financial point of view, to the holders of the Shares other than the Acquisition Group (the “Fairness Opinion”). The Fairness Opinion has been prepared in accordance with the guidelines of the Investment Dealers Association of Canada. RBC has not prepared a valuation of the Company or any of its securities or assets and the Fairness Opinion should not be construed as such.

Engagement

     The Board initially contacted RBC regarding a potential advisory assignment in March 2003, and RBC was formally engaged by the Board through an agreement between the Company and RBC (the “Engagement Agreement”) dated April 7, 2003. The terms of the Engagement Agreement provide that RBC is to be paid a fee for its services as financial advisor, including fees that are contingent upon completion of the Arrangement. The Company has also agreed to reimburse RBC for its reasonable out-of-pocket expenses and to indemnify RBC in certain circumstances. RBC consents to the inclusion of the Fairness Opinion in its entirety and a summary thereof in the Circular and to the filing thereof, as necessary, by the Company with the securities commissions or similar regulatory authorities in each province of Canada.

Relationship With Interested Parties

     Neither RBC, nor any of its affiliates, is an insider, associate or affiliate (as those terms are defined in the Securities Act (Ontario)) of the Company, Parentco or Acquisitionco, or any of their respective associates or affiliates. RBC has not been engaged to provide any financial advisory services nor has it participated in any financing involving the Company, Parentco or Acquisitionco, or any of their respective associates or affiliates, within the past two years, other than the services provided under the Engagement Agreement. There are no understandings, agreements or commitments between RBC and the Company, Parentco or Acquisitionco, or any of their respective associates or affiliates with respect to any future business dealings. RBC may, in the future, in the ordinary course of its business, perform financial advisory or investment banking services for the Company, Parentco or Acquisitionco, or any of their respective associates or affiliates.

     RBC acts as a trader and dealer, both as principal and agent, in major financial markets and, as such, may have had and may in the future have positions in the securities of the Company and Parentco and, from time to time, may have executed or may execute transactions on behalf of the Company, Parentco or Acquisitionco for which it received or may receive compensation. As an investment dealer, RBC conducts research on securities and may, in the ordinary course of its business, provide research reports and investment advice to its clients on investment matters, including with respect to the Company, Parentco or the Arrangement.

Credentials of RBC Dain Rauscher

     RBC is an investment banking firm with operations in all facets of corporate finance, corporate banking, mergers and acquisitions, equity and fixed income sales and trading and investment research. RBC Capital Markets has significant operations in Canada, the United States and internationally. RBC is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, corporate restructurings, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. The Fairness Opinion expressed herein represents the opinion of RBC and the form and content herein have been approved for release by a committee of its directors, each of whom is experienced in merger, acquisition, divestiture and fairness opinion matters.

Scope of Review

     In connection with its Fairness Opinion, RBC has reviewed and relied upon or carried out, among other things, the following:

1.	the Arrangement Agreement;

2.	audited financial statements of the Company for each of the five years ended June 30, 1999 to June 30, 2003;

3.	the unaudited interim report of the Company for the quarter ended September 30, 2003;

4.	annual reports of the Company for each of the two years ended June 30, 2002 and June 30, 2003;

5.	the Notice of Annual General Meeting of shareholders and Management Information Circular of the Company for the Annual General Meetings held in November 2001 and November 2002;

6.	annual information forms of the Company for each of the two years ended June 30, 2002 and June 30, 2003;

7.	financial projections for the Company prepared by management of the Company for the year ending June 30, 2004;

8.	internal analyses prepared by the Company in connection with its review of recorded goodwill;

9.	discussions with senior management of the Company;

10.	discussions with the Company’s auditors and legal counsel;

11.	public information relating to the business, operations, financial performance and stock trading history of the Company and other selected public companies considered by RBC to be relevant;

12.	public information with respect to other transactions of a comparable nature considered by RBC to be relevant;

13.	public information regarding the application software and Customer Relationship Management (CRM) industries;

14.	representations contained in certificates addressed to RBC, dated as of the date hereof, from senior officers of the Company as to the completeness and accuracy of the information upon which the Fairness Opinion is based; and

15.	such other corporate, industry and financial market information, investigations and analyses as RBC considered necessary or appropriate in the circumstances.

     RBC has not, to the best of its knowledge, been denied access by the Company to any information requested by RBC.

Prior Valuations

     The Company has represented to RBC that there have not been any prior valuations (as defined in Ontario Securities Commission Rule 61-501) of the Company or its material assets or its securities in the past twenty-four-month period.

Assumptions and Limitations

     With the Board’s approval and as provided for in the Engagement Agreement, RBC has relied upon the completeness, accuracy and fair presentation of all of the financial and other information filed by the Company with public sources, and data, advice, opinions or representations obtained by RBC from senior management of the Company, and their consultants and advisors (collectively, the “Information”). The Fairness Opinion is conditional upon such completeness, accuracy and fair presentation of such Information. Subject to the exercise of professional judgment and except as expressly described herein, we have not attempted to verify independently the completeness, accuracy or fair presentation of any of the Information.

     Senior officers of the Company have represented to RBC in a certificate delivered as of the date hereof, among other things, that: (i) the Information (as defined above) provided orally by, or in the presence of, an officer or employee of the Company or in writing by the Company or any of its subsidiaries or their respective agents to RBC for the purpose of preparing the Fairness Opinion was, at the date the Information was provided to RBC, and is complete, true and correct in all material respects, and did not and does not contain any untrue statement of a material fact in respect of the Company, its subsidiaries or the Arrangement and did not and does not omit to state a material fact in respect of the Company, its subsidiaries or the Arrangement necessary to make the Information or any statement contained therein not misleading in light of the circumstances under which the Information was provided or any statement was made; and that (ii) since the dates on which the Information was provided to RBC, except as disclosed in writing to RBC, there has been no material change, financial or otherwise, in the financial condition, assets, liabilities (contingent or otherwise), business, operations or prospects of the Company or any of its subsidiaries and no material change has occurred in the Information or any part thereof which would have or which would reasonably be expected to have a material effect on the Fairness Opinion.

     In preparing the Fairness Opinion, RBC has made several assumptions, including that all of the conditions required to implement the Arrangement will be met.

     The Fairness Opinion is rendered on the basis of securities markets, economic, financial and general business conditions prevailing as at the date hereof and the condition and prospects, financial and otherwise, of the Company and its subsidiaries and affiliates, as they were reflected in the Information and as they have been represented to RBC in discussions with management of the Company. In its analyses and in preparing the Fairness Opinion, RBC made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of RBC or any party involved in the Arrangement.

     The Fairness Opinion has been provided for the use of the Special Committee and the Board and may not be used by any other person or relied upon by any other person other than the Special Committee and the Board without the express prior written consent of RBC. The Fairness Opinion is given as of the date hereof and RBC disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Fairness Opinion which may come or be brought to RBC’s attention after the date hereof. Without limiting the foregoing, in the event that there is any material change in any fact or matter affecting the Fairness Opinion after the date hereof, RBC reserves the right to change, modify or withdraw the Fairness Opinion.

     RBC believes that its analyses must be considered as a whole and that selecting portions of the analyses or the factors considered by it, without considering all factors and analyses together, could create a misleading view of the process underlying the Fairness Opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis. The Fairness Opinion is not to be construed as a recommendation to any holder of Shares as to whether to vote in favour of the Arrangement. RBC is not expressing any opinion as to the fairness of the Cash and Stock Consideration under the Arrangement. RBC is not expressing any opinion as to whether holders of Shares should elect to receive the Cash Consideration or the Cash and Stock Consideration under the Arrangement.

Overview of the Company

     Pivotal offers Customer Relationship Management (CRM) software and related services that enable mid-sized enterprises worldwide to acquire, serve and manage their customers. More than 1,600 companies in 44 countries have licensed the Company’s products. The Company markets and sells its products through a direct sales force as well as through third-party solution providers. The Company’s target customers are companies and business units in the revenue range of US$100 million to US$3 billion per year.

     Pivotal’s business has been negatively impacted by the downturn in corporate information technology spending and revenues for the fiscal year ended June 30, 2003 fell to US$56.1 million from US$69.3 million in the fiscal year ended June 30, 2002 and US$96.2 million in the fiscal year ended June 30, 2001.

Fairness Analysis

Approach to Fairness

     In considering the fairness of the Cash Consideration under the Arrangement, from a financial point of view, to the holders of the Shares other than the Acquisition Group, RBC principally considered and relied on the following:

1.	a review of the Cash Consideration offered under the Arrangement;

2.	a comparison of the Cash Consideration offered under the Arrangement to the results of a discounted cash flow (“DCF”) analysis (the “Discounted Cash Flow Analysis”);

3.	a comparison of selected financial multiples, to the extent publicly-available, of selected precedent transactions with the multiples implied by the Cash Consideration offered under the Arrangement (the “Precedent Transaction Analysis”);

4.	a comparison of selected market valuation multiples of the Company and other comparable publicly-traded companies with the multiples implied by the Cash Consideration offered under the Arrangement (the “Comparable Company Analysis”);

5.	a comparison of premiums to trading prices paid in selected precedent transactions with the premium implied by the Cash Consideration offered under the Arrangement in relation to various trading prices of the Company (the “Premiums Paid Analysis”);

6.	an analysis of the liquidity in the Shares (the “Liquidity of Shares”); and

7.	a review of the process that RBC undertook on behalf of the Special Committee and the Board to solicit offers to acquire and/or make an investment in the Company (the “Market Process”).

Review of Cash Consideration

     Based on the number of Shares expected to be outstanding at the time of closing as calculated by the treasury stock method, RBC calculated the aggregate value of the Cash Consideration under the Arrangement to be approximately $55.2 million.

Discounted Cash Flow Analysis

     The DCF approach takes into account the amount, timing and relative certainty of projected unlevered free cash flows expected to be generated by the Company. The DCF approach requires that certain assumptions be made regarding, among other things, future cash flows, discount rates and terminal values. The possibility that some of the assumptions will prove to be inaccurate is one factor involved in the determination of the discount rates to be used.

     Assumptions

     As a basis for development of the projected future cash flows in its DCF analysis, RBC reviewed the Company’s financial projections for the fourth quarter of calendar 2003 and the first half of calendar 2004. Based on the Company’s historical financial results and the Company’s financial projections, RBC developed two scenarios of projected future cash flows for purposes of the DCF analysis. For the first scenario (the “Management Case”), RBC used as a basis for its free cash flow projections the Company’s financial projections for both the fourth quarter of calendar 2003 and the first half of calendar 2004 together with certain other assumptions and extrapolations based on various analyst projections for growth in the CRM market. For the second scenario (the “Uniform Growth Case”), RBC used as a basis for its free cash flow projections the Company’s financial projections for the fourth quarter of calendar 2003 together with certain other assumptions and extrapolations based on various analyst projections for growth in the CRM market.

     Other assumptions used in creating both the Management Case and the Uniform Growth Case include:

1.	a cash flow projection forecast period ending December 31, 2008;

2.	stabilization at a 40%/60% license/service revenue mix consistent with the Company’s historical revenue mix;

3.	94% license gross margins and 60% service gross margins consistent with the Company’s historical gross margins; and

4.	operating expenses growing in proportion to, but slower than, revenue to support moderate growth in the Company’s business.

US$ in millions

Projected Free Cash Flows — Management Case

	CY 2004	CY 2005	CY 2006	CY 2007	CY 2008

Revenue	$67,086	$69,770	$72,561	$74,737	$76,980
EBIT	$10,672	$10,282	$11,498	$11,806	$12,034
Less: Cash Taxes	($534)	($514)	($575)	($590)	($4,573)
Add: Depreciation	$1,419	$1,267	$1,560	$1,336	$1,202
Less: Capital Expenditures	($1,000)	($1,000)	($2,000)	($1,000)	($1,000)
Less: Increase in Working Capital	$526	($747)	($656)	($643)	($705)

Free Cash Flow	$11,083	$9,288	$9,827	$10,909	$6,957

US$ in millions

Projected Free Cash Flows — Uniform Growth Case

	CY 2004	CY 2005	CY 2006	CY 2007	CY 2008

Revenue	$59,170	$62,720	$66,483	$70,472	$74,701
EBIT	$3,849	$5,094	$7,025	$8,667	$10,356
Less: Cash Taxes	($192)	($255)	($351)	($433)	($3,935)
Add: Depreciation	$1,419	$1,267	$1,560	$1,336	$1,202
Less: Capital Expenditures	($1,000)	($1,000)	($2,000)	($1,000)	($1,000)
Less: Increase in Working Capital	$1,336	($806)	($677)	($803)	($940)

Free Cash Flow	$5,411	$4,300	$5,557	$7,767	$5,682

     Discount Rates

     RBC selected appropriate discount rates to apply to its projected unlevered free cash flows by utilizing the Capital Asset Pricing Model (“CAPM”) approach to determine an appropriate weighted average cost of capital (“WACC”) based on an assumed optimal capital structure for the Company. The Company’s optimal capital structure of 100% equity and 0% debt was chosen based upon a review of the capital structures of comparable companies and the risks faced by the Company and the application software industry. The CAPM approach calculates the cost of equity capital as a function of the risk-free rate of return, the volatility of equity prices in relationship to a benchmark (“beta”) and a premium for equity risk. The CAPM approach calculates the cost of debt as a function of the risk-free rate of return plus an appropriate borrowing spread to reflect credit risk, assuming an optimal capital structure. The assumptions used by RBC in estimating WACC for the Company are provided below:

WACC

Risk Free Rate	4.2%
Equity Risk Premium	5.0%
Levered Beta	3 to 5
Optimal Capital Structure	100% Equity

WACC	Approximately 20% to 30%

     Terminal Value

     RBC considered two approaches to calculating the terminal value at the end of the forecast period. One approach calculated the terminal value based on a range of multiples from five to seven times the last twelve months EBITDA at the end of the forecast period. The second approach calculated the terminal value based on a range of assumed perpetual growth rates from three to five percent.

     Sensitivity Analysis

     In completing its DCF analysis, RBC did not rely on any single series of projected cash flows but performed a variety of sensitivity analyses using the aforementioned free cash flows in the Management Case and the Uniform Growth Case. Variables sensitized included revenue growth, expense growth and margins, discount rates and terminal value assumptions. The results of these sensitivity analyses are reflected in RBC’s judgment as to the fairness of the Cash Consideration under the Arrangement from a financial point of view.

     Summary of DCF Analysis

     The DCF approach, including taking into account sensitivity analyses as described above, generates results that are consistent with the Cash Consideration offered under the Arrangement.

Precedent Transaction Analysis

     RBC reviewed precedent transaction multiples for transactions involving application software companies announced since July 1, 2002 with transaction values less than US$150 million.

US$ in millions

						Enterprise
Announcement			Transaction	Enterprise	Target	Value to
Date	Acquiror	Target	Value	Value	LTM Revenue	LTM Revenue

10/07/03	Golden Gate / Oak Investment	Concerto Software	$134.1	$106.0	$104.9	1.0x
08/18/03	SSA Global Technologies	EXE Technologies	$48.0	$16.8	$70.8	0.2x
07/16/03	Sage Group Plc / Best Software	Timberline Software Corp	$103.3	$91.1	$65.4	1.4x
06/23/03	Geac Computer	Comshare	$51.3	$33.4	$58.3	0.6x
06/05/03	Battery Ventures	Made2Manage	$30.2	$13.7	$30.1	0.5x
05/09/03	SSA Global Technologies	Elevon, Inc.	$20.3	$0.1	$32.9	0.0x
04/21/03	Dendrite	Synavant	$51.0	$45.3	$156.2	0.3x
04/21/03	Platinum Equity	Tanning Technology	$23.9	($11.3)	$10.9	NM
02/26/03	Witness Systems	Eyretel PLC	$59.8	$22.9	$75.6	0.3x
12/18/02	Accpac	eWare	$9.4	$9.4	$4.0	2.4x
11/08/02	Thoma Cressey and LLR Partner	Prophet 21	$68.9	$43.3	$42.6	1.0x
10/28/02	SSA Global Technologies	Infinium Software	$104.7	$79.9	$66.7	1.2x
10/23/02	Manhattan Associates	Logistics.com - assets	$20.1	$18.6	$8.4	2.2x
09/17/02	DoubleClick	Protagona PLC	$12.9	($9.3)	$8.4	NM
08/26/02	Geac Computer	Extensity	$45.3	$6.6	$25.7	0.3x
07/31/02	Concur Technologies, Inc.	Captura Inc.	$14.9	$8.7	$11.6	0.7x
07/01/02	Lawson Software Inc.	Armature Holdings - certain assets	$7.7	$7.7	$15.1	0.5x

     The minimum, maximum, mean and median target enterprise value to trailing twelve month revenue multiples for these precedent transactions were 0.0x, 2.4x, 0.7x and 0.5x, respectively. RBC calculated the enterprise value to trailing twelve month revenue multiple implied by the Cash Consideration offered under the Arrangement to be 0.7x, which is in the range of the mean and median multiples of the selected precedent transactions.

Comparable Company Analysis

     RBC reviewed selected market valuation multiples of the Company and other publicly-traded companies in the application software and Customer Relationship Management (CRM) industries with calendar year 2002 revenue less than US$100 million.

US$ in millions, except per share data; as of December 5, 2003

				Enterprise Value to Revenue
	Per Share	Market	Enterprise				Price to Earnings
Company	Price	Value	Value	CY 2002	CY 2003E	CY 2004E	CY 2004E

Blue Martini Software, Inc.	$4.66	$59	$9	0.3x	0.3x	0.2x	NM
Chordiant Software, Inc.	$4.13	$282	$250	3.4x	3.7x	3.0x	34.4x
Click Commerce, Inc.	$7.46	$63	$52	2.8x	NA	NA	NA
E.piphany, Inc.	$7.18	$551	$286	3.4x	3.1x	2.8x	NM
eGain Communications Corporation	$2.61	$15	$15	0.6x	NA	NA	NA
Firstwave Technologies, Inc.	$4.76	$13	$11	0.7x	NA	NA	NA
Interactive Intelligence	$5.05	$83	$68	1.4x	1.3x	1.3x	NM
Kana Software, Inc.	$3.20	$92	$61	0.8x	1.0x	0.9x	NM
Onyx Software Corporation	$4.03	$56	$45	0.6x	0.7x	0.7x	21.2x
Primus Knowledge Solutions, Inc.	$4.95	$123	$111	5.3x	NA	NA	NA
Selectica, Inc.	$4.48	$152	$38	1.0x	1.0x	NA	NA
Witness Systems, Inc.	$9.30	$219	$179	2.7x	1.7x	1.5x	35.8x

     For comparison purposes, RBC calculated for the selected comparable companies the minimum, maximum, mean and median values of the following multiples: enterprise value to calendar year 2002 revenue, enterprise value to estimated calendar year 2003 revenue, enterprise value to estimated calendar year 2004 revenue, and price to estimated calendar year 2004 earnings.

Multiples for Selected Comparable Companies

	Minimum	Maximum	Mean	Median

Enterprise Value to Calendar Year 2002 Revenue	0.3 x	5.3 x	1.9 x	1.2 x
Enterprise Value to Estimated Calendar Year 2003 Revenue	0.3 x	3.7 x	1.6 x	1.2 x
Enterprise Value to Estimated Calendar Year 2004 Revenue	0.2 x	3.0 x	1.5 x	1.3 x
Price to Estimated Calendar Year 2004 Earnings	21.2 x	35.8 x	30.5 x	34.4 x

     RBC calculated each of the enterprise value to calendar year 2002 revenue multiple, the enterprise value to estimated calendar year 2003 revenue multiple, and the enterprise value to estimated calendar year 2004 revenue multiple implied by the Cash Consideration offered under the Arrangement to be 0.6x, 0.8x and 0.7x, respectively. Each of these implied multiples is lower than the respective mean and median multiples of the comparable companies, but is within the overall range of multiples for the comparable companies.

     RBC calculated the equity value to estimated calendar year 2004 earnings multiple implied by the Cash Consideration offered under the Arrangement to be 28.6x, which is slightly below the mean and median multiples of the comparable companies.

     RBC also considered the performance of the Company relative to the comparable company group based on various factors including: projected revenue growth from 2002 to 2004, last twelve months operating income, most recent quarter operating income, and most recent quarter revenue. Based on these and other factors, the multiples implied by the Cash Consideration offered under the Arrangement are consistent with the multiples of the comparable company group.

Premiums Paid Analysis

     RBC calculated the premiums implied by the Cash Consideration offered under the Arrangement relative to several recent trading prices of the Shares and compared those premiums with premiums paid in selected precedent transactions.

     The Cash Consideration offered under the Arrangement represents a premium of 9.9% relative to the US$1.82 closing price of the Shares on October 7, 2003, immediately prior to the announcement of the execution of an arrangement agreement with Oak Investment Partners (the “Oak Announcement”). The premiums implied by the Cash Consideration offered under the Arrangement relative to the average closing prices of the Shares over the one week, one month and three month periods prior to the Oak Announcement are 14.9%, 11.8% and 30.0%, respectively.

     Over a period of three trading days from August 28, 2003 to September 3, 2003, the price of the Shares increased approximately 59%. The following factors, among others, may have contributed to this rapid price increase: (i) an increase in valuations throughout the software sector over this time period; (ii) rumors regarding a potential transaction involving the Company; and (iii) increased susceptibility to price changes due to supply and demand imbalances in the market for the Shares on days with relatively high trading volume.

     Furthermore, during the period from August 27, 2003 to October 7, 2003, the day preceding the Oak Announcement, (i) the price of the Shares increased by 35.8% whereas the mean and median increases in the prices of the shares of the companies included in the Comparable Company Analysis were 15.7% and 13.1%, respectively; (ii) no material changes occurred in the Company’s business or prospects; and (iii) the Company did not release any news to the market, that in the Company’s assessment, would have resulted in the rapid increase in the price of the Shares. Given the rapid increase in price of the Shares, RBC deemed it appropriate to also analyze the premiums implied by the Cash Consideration offered under the Arrangement relative to prices of the Shares observed in the market prior to August 28, 2003. The Cash Consideration offered under the Arrangement represents a premium of 49.3% to the US$1.34 closing price of the Shares on August 27, 2003. The premiums implied by the Cash Consideration offered under the Arrangement relative to the average closing prices of the Shares over the one week, one month and three month periods prior to August 28, 2003 are 47.9%, 52.2% and 61.4%, respectively.

     For comparison purposes, RBC calculated the minimum, maximum, mean and median premiums paid in the precedent transactions detailed above under the heading Precedent Transaction Analysis. The results of this analysis are as follows:

Premiums Paid Analysis

Selected Precedent Transactions	Minimum	Maximum	Mean	Median

1 Day	18.3%	101.3%	39.7%	28.3%
1 Week Average	19.4%	118.2%	50.3%	35.1%
1 Month Average	22.0%	124.2%	59.0%	40.6%
3 Month Average	12.6%	175.8%	61.2%	46.3%

     RBC also calculated the minimum, maximum, mean and median premiums paid in 82 selected technology transactions announced since January 1, 2002 with publicly-traded targets, and with transaction values greater than US$1 million and less than US$150 million and excluding transactions with one-day premiums greater than 150%. The results of this analysis are as follows:

Premiums Paid Analysis

Recent Technology Transactions Less than US$150 Mil.	Minimum	Maximum	Mean	Median

1 Day	-77.9%	146.8%	38.6%	30.6%
1 Week Average	-79.2%	166.9%	41.0%	33.2%
1 Month Average	-81.1%	190.6%	46.2%	40.0%
3 Month Average	-82.7%	224.9%	50.2%	44.8%

     While the premiums implied by the Cash Consideration offered under the Arrangement relative to the date of the Oak Announcement are at or below the lower end of the range of the respective premiums for the two sets of selected precedent transactions examined, the premiums implied by the Cash Consideration offered under the Arrangement relative to August 28, 2003 are consistent with the respective mean and median premiums for the two sets of selected precedent transactions.

Liquidity of Shares

     Over the 515 trading days during the two years ended on the last trading day prior to the Oak Announcement, approximately 106 million Shares traded on The Toronto Stock Exchange and in the NASDAQ National Market, representing an average daily volume of approximately 205,000 Shares. The Arrangement provides holders of the Shares with a level of liquidity for large positions in the Shares that may not otherwise be available.

Market Process

     Between June 3, 2003 and July 7, 2003, RBC contacted numerous parties, including Parentco, concerning the possibility of acquiring and/or making an investment in the Company. Several of these parties signed nondisclosure agreements, received information regarding the Company, and held preliminary conversations with the Company’s management in connection with evaluating a possible transaction. Multiple parties submitted written preliminary expressions of interest on or about July 28, 2003, a bid deadline established by RBC. Based on the terms of those initial indications of interest, the Special Committee permitted a subset of these parties to conduct subsequent due diligence. These parties then submitted written final indications of interest on or about August 21, 2003. RBC negotiated further with each of these parties before the Special Committee reviewed final indications of interest on August 27, 2003 and authorized the execution of an exclusive negotiation agreement with Oak Investment Partners, which was then executed on September 3, 2003.

     Subsequent to the expiration of the exclusive negotiation period, RBC was contacted by and held discussions with one of the previous leading proponents to determine its willingness to improve its price. This proponent was not willing to commit to terms and conditions superior to those of the Arrangement, despite the recent increase in the price of the Shares.

     Subsequent to the signing of an arrangement agreement with Oak Investment Partners on October 7, 2003 (the “Oak Arrangement Agreement”), the Company received unsolicited proposals from Onyx Software Corporation and from Acquisitionco. The Special Committee evaluated each of these proposals and in order to allow the Company to negotiate with Acquisitionco, the Company obtained a waiver from Oak Investment Partners of the non-solicitation provision contained in the Oak Arrangement Agreement. The culmination of the Company’s negotiations with Acquisitionco was an irrevocable offer by Acquisitionco and Parentco to acquire all of the outstanding shares of the Company on the terms described in the form of arrangement agreement which Acquisitionco and Parentco executed and provided to the Company on November 30, 2003.

     On November 30, 2003, the Special Committee determined that under the terms of the Oak Arrangement the form of arrangement agreement executed and provided by Acquisitionco and Parentco was a “Superior Transaction”. In accordance with the terms of the Oak Arrangement Agreement, such determination initiated a three business-day period during which Oak Investment Partners was given the opportunity to amend its transaction proposal and, prior to the earlier of Oak confirming that it did not intend to amend its offer or the expiration of such three-business day period, the Company was precluded from entering into the arrangement agreement provided by Acquisitionco and Parentco. On December 4, 2003, Oak Investment Partners confirmed that it did not intend to amend its previous transaction proposal.

Fairness Conclusion

     Based upon and subject to the foregoing, RBC is of the opinion that, as of the date hereof, the Cash Consideration under the Arrangement is fair from a financial point of view to the holders of the Shares other than the Acquisition Group.

Yours very truly,

/s/ RBC DAIN RAUSCHER INC.

EXHIBITS “G” TO “N”

These Exhibits are included in the attached CD-ROM.

See “Documents on the Enclosed CD-ROM”.

G-1

EXHIBIT “O”

CONSENT OF RBC DAIN RAUSCHER INC.

We hereby consent to the inclusion of our fairness opinion to the Special Committee to the board of directors of Pivotal Corporation dated December 6, 2003 in this Notice of Extraordinary Meeting and Management Information Circular of Pivotal Corporation dated as of January 20, 2004.

/s/ RBC Dain Rauscher Inc.
January 20, 2004

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EXHIBIT “P”

CONSENT OF DELOITTE & TOUCHE LLP

AUDITORS’ CONSENT

We have read the Management Information Circular of Pivotal Corporation (the company) dated January 20, 2004 relating to the Arrangement involving Pivotal Corporation and its Common Shareholders and CDC Software Corporation, a wholly owned subsidiary of chinadotcom corporation. We have complied with Canadian generally accepted standards for an auditors’ involvement with offering documents.

We consent to the use in the above-mentioned information circular of our report to the shareholders of the company on the consolidated balance sheets of the company as at June 30, 2003 and 2002 and the consolidated statements of operations, shareholders’ equity and cash flows for each of the three years in the period ended June 30, 2003. Our report is dated July 23, 2002 (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the change in method of accounting for goodwill in accordance with Statement of Financial Accounting Standard No. 142, “Goodwill and Other Intangible Assets” and discloses that on July 23, 2003, we reported separately to the shareholders of the company on the consolidated financial statements for the same periods, audited in accordance with Canadian generally accepted auditing standards and prepared in accordance with Canadian generally accepted accounting principles).

/s/ Deloitte & Touche LLP

Vancouver, Canada
January 20, 2004

P-1

EXHIBIT “Q”

CONSENT OF ERNST & YOUNG

We consent to the use of our report dated February 13, 2003, except for the effect of the restatement detailed in note 3 for which the date is September 26, 2003, to the Directors of Pivotal Corporation included (incorporated by reference) in the Notice of Extraordinary General Meeting To Be Held on February 23, 2004 AND Management Information Circular AND Notice of Hearing of Petition For Arrangement Under The British Columbia Company Act dated January 20, 2004 relating to a proposed arrangement involving Pivotal Corporation and its common shareholders and CDC Software Corporation, a wholly-owned subsidiary of chinadotcom corporation.

/s/ Ernst & Young

Hong Kong
January 20, 2004

Q-1

EXHIBIT “R”

CONSENT OF BDO SEIDMAN, LLP

Pivotal Corporation
Vancouver, British Columbia
Canada

We hereby consent to the use in this Management Information Circular of our report dated August 20, 2003 (except for Note 9 to which the date is September 4, 2003), relating to the consolidated financial statements of Ross Systems, Inc. and Subsidiaries for the year ended June 30, 2003, which appear in this Circular.

/s/ BDO Seidman, LLP

Atlanta, Georgia
January 14, 2004

R-1

EXHIBIT “S”

CONSENTS OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the use in this Information Circular of Pivotal Corporation and CDC Software Corporation of our report dated October 4, 2003, except as to the subsequent event described in paragraph 2 of Note 7 and paragraph 2 of Note 19 which is as of October 15, 2003, relating to the financial statements of STG, IMI Global Holdings Ireland Limited and Subsidiaries, which appears in such Information Circular.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
January 15, 2004

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Information Circular of Pivotal Corporation and CDC Software Corporation of our report dated October 4, 2003, except as to the subsequent event described in paragraph 3 of Note 17 which is as of October 15, 2003, relating to the financial statements of Industri-Matematik International Corp. and Subsidiaries, which appears in such Information Circular.

/s/ PricewaterhouseCoopers AB

Stockholm, Sweden
January 15, 2004

S-1

INSTRUCTIONS TO VIEW DOCUMENTS ON CD-ROM

WINDOWS USERS

To View the Documents on this CD (Windows Instructions)

1.	Place the CD in the CD-ROM drive.

2.	Double-click on the “My Computer” icon on your desktop.

3.	Double-click on the drive for the CD-ROM. Typically, this will be your (D:) drive.

If Adobe ® Acrobat® Reader is installed on your PC:

1.	Simply double-click on the PDF document icon to open the document represented by the icon.

2.	OR open the files using the application directly.

If Adobe® Acrobat® Reader is not installed on your computer:

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MAC USERS

To View the Documents on the CD (Mac Instructions)

1.	Place the CD in the CD-ROM drive.

2.	Double-click on the CD icon which should now appear on your desktop.

If Adobe® Acrobat® Reader is installed on your Mac:

1.	Simply double-click on a PDF document icon and it will open the document represented by the icon.

If Adobe® Acrobat® Reader in not installed on your computer:

1.	It is available as a free download at www.adobe.com. Follow the instructions on that site in order to install the Reader.

Legal Information

Please note that Adobe and Acrobat are trademarks of Adobe Systems Incorporated. The Adobe ® Acrobat® Reader is not a product of Pivotal Corporation, chinadotcom corporation or CDC Software Corporation. Use of Adobe ® Acrobat® Reader is subject to a license agreement. You are encouraged to read the license agreement. By installing Adobe® Acrobat® Reader, you are accepting the terms and conditions of the license agreement.

NONE OF PIVOTAL CORPORATION, CHINADOTCOM CORPORATION OR CDC SOFTWARE CORPORATION ASSUMES ANY RESPONSIBILITY WHATSOEVER FOR ANY DAMAGES, WHETHER INCIDENTAL OR CONSEQUENTIAL OR SPECIAL, WHICH MAY RESULT, DIRECTLY OR INDIRECTLY, FROM THE USE OR INSTALLATION OF ADOBE® ACROBAT® READER.

T-1

PIVOTAL CORPORATION

YOU ARE STRONGLY URGED TO READ THE ACCOMPANYING
MANAGEMENT INFORMATION CIRCULAR BEFORE
COMPLETING THIS LETTER OF TRANSMITTAL AND ELECTION FORM

LETTER OF TRANSMITTAL AND ELECTION FORM
FOR HOLDERS OF COMMON SHARES

Capitalized terms used and not otherwise defined in this Letter of Transmittal and Election Form have the meanings ascribed to them in the Management Information Circular (the “Information Circular”) of Pivotal Corporation (“Pivotal”) dated January 20, 2004 which is being delivered to you with this Letter of Transmittal and Election Form. This Letter of Transmittal and Election Form is being delivered to Pivotal Shareholders in connection with the Arrangement described in the Information Circular.

This Letter of Transmittal and Election Form, together with: (i) the certificate(s) representing the Common Shares to be exchanged for cash payment under the Cash Option and/or a combination of cash payment and CDC Shares under the Cash and Share Option; and (ii) any other required documentation, should be delivered in person or by courier or sent by registered mail to the Depository, CIBC Mellon Trust Company, at one of the addresses set forth on the back page of this Letter of Transmittal and Election Form. The Depository or your broker or other financial advisor will be able to assist you in completing this Letter of Transmittal and Election Form. If necessary, you may contact the Depository at one of the addresses set forth on the back page of this Letter of Transmittal and Election Form. Instructions on completing this Letter of Transmittal and Election Form begin on page 7 hereof.

THIS LETTER OF TRANSMITTAL AND ELECTION FORM MUST BE PROPERLY COMPLETED, EXECUTED AND RETURNED TO THE DEPOSITORY NO LATER THAN 48 HOURS PRIOR TO THE COMPLETION OF THE ARRANGEMENT, WHICH IS CURRENTLY EXPECTED TO OCCUR ON OR ABOUT FEBRUARY 25, 2004. FAILURE TO MEET THIS DEADLINE WILL RESULT IN A SHAREHOLDER BEING DEEMED TO HAVE ELECTED THE CASH OPTION IN RESPECT OF ALL COMMON SHARES HE OR SHE HOLDS.

YOU MUST INCLUDE YOUR COMMON SHARE CERTIFICATES AND ANY OTHER REQUIRED DOCUMENTATION WITH THIS LETTER OF TRANSMITTAL AND ELECTION FORM AND ELECTION FORM.

DESCRIPTION OF COMMON SHARES TRANSMITTED

Conditional upon completion of the Arrangement, the undersigned holder of Common Shares is entitled to receive, in respect of each Common Share deposited pursuant to the Arrangement, either:

(a)	US$2.14 comprised of: (i) a cash payment of US$1.00; plus (ii) US$1.14 of CDC Shares (the “Cash and Share Option”). The value of the share portion of this option will be calculated using the average closing price of CDC Shares on the Nasdaq National Market over the ten trading day period ending two trading days prior to closing and there are no caps or collars applicable to the calculation; or

(b)	a cash payment of US$2.00 (the “Cash Option”).

Completion of the Arrangement is subject to a number of conditions being fulfilled or satisfied, including the conditions described in the Information Circular.

The undersigned hereby delivers with this Letter of Transmittal and Election Form the certificate(s) representing Common Shares described below:

(If space is insufficient, please attach a signed list (see Instruction 3))

Name(s) and Address(es) of Registered Holder(s)	Certificate Number(s)	Number of Common Shares Deposited with this Letter of Transmittal and Election Form

THE CERTIFICATE(S) LISTED ABOVE MUST ACCOMPANY
THIS LETTER OF TRANSMITTAL AND ELECTION FORM

TO:	Pivotal Corporation chinadotcom corporation CDC Software Corporation CIBC Mellon Trust Company

The undersigned Pivotal Shareholder hereby represents that: (i) the undersigned is the owner of the Common Shares represented by the certificate(s) described above and has good title to such Common Shares free and clear of all adverse interests, claims, charges, encumbrances, equities, liens and restrictions; (ii) the undersigned has full power and authority to execute and deliver this Letter of Transmittal and Election Form and to surrender such Common Shares; and (iii) unless the undersigned shall have revoked this Letter of Transmittal and Election Form by notice given in writing to the Depository prior to the completion of the Arrangement, the undersigned will not, prior to such time, transfer or permit to be transferred any of the Common Shares represented by the certificate(s) described above.

Under the Arrangement, the undersigned hereby elects to receive in respect of the deposited Common Shares represented by the above certificate(s) consideration as follows:

Cash and Share Option in respect of:		Common Shares
(Number of Common Shares)

Cash Option in respect of:		Common Shares
(Number of Common Shares)

THE UNDERSIGNED ACKNOWLEDGES THAT IT WILL BE DEEMED TO HAVE ELECTED THE CASH OPTION IN RESPECT OF ALL COMMON SHARES HELD BY THE UNDERSIGNED EXCEPT TO THE EXTENT THAT THE UNDERSIGNED SPECIFICALLY INDICATES AN ELECTION FOR THE CASH AND SHARE OPTION ABOVE AND OTHERWISE COMPLIES WITH THE REQUIREMENTS SET OUT IN THIS LETTER OF TRANSMITTAL AND ELECTION FORM AND THE INFORMATION CIRCULAR.

The undersigned acknowledges that, upon the Arrangement becoming effective, which is anticipated to be on or about February 25, 2004, all the right, title and interest of such holder in such Common Shares will be assigned and transferred to Acquisitionco for consideration of the Cash Option and/or the Cash and Share Option as elected above.

The certificate(s) representing Common Shares described above under “Description of Common Shares Transmitted” are enclosed and the undersigned hereby irrevocably transmits such certificate(s) to be dealt with in accordance with this Letter of Transmittal and Election Form. It is understood that upon: (i) receipt of this Letter of Transmittal and Election Form (together with such other documents as may be required); (ii) receipt of the certificate(s) described above; and (iii) completion of the Arrangement, the Depository will, as soon as practicable, cancel the certificate(s) described above and send to the registered holder of such Common Shares, or such other person designated below, the cash and/or CDC Shares which are issuable and payable to such person in accordance with the Arrangement and the terms hereof.

Unless otherwise indicated in this Letter of Transmittal and Election Form, The undersigned hereby requests that the Depository issue any such cheque, and register any such securities, in the name(s) of the registered holder(s) appearing above under “Description of Common Shares Transmitted”. Similarly, unless otherwise indicated herein, the undersigned requests that the Depository mail such cheque and, if applicable, deliver such share certificates, by first class mail to the undersigned at the address appearing above under “Description of Common Shares Transmitted”. If no address is specified, the undersigned acknowledges that the Depository will forward such cheque and, if applicable, share certificates, to the address of the undersigned as shown on the security register maintained by Pivotal Corporation (unless the box in Block C is checked, in which case the Depository will hold such cheque and, if applicable, share certificates for pick-up directly by the shareholder).

In the event that the Arrangement is not completed, the certificate(s) representing Common Shares accompanying this Letter of Transmittal and Election Form will be returned to the undersigned at the address appearing above under “Description of Common Shares Transmitted”.

BLOCK A:

ISSUE CHEQUE AND/OR SHARE CERTIFICATES IN THE NAME OF (PLEASE PRINT CLEARLY):	Name Street Address and Number

City and Province (or State)

Country and Postal (or Zip) Code

Daytime telephone number

Social Insurance Number (for Canadian residents)

BLOCK B:

SEND CHEQUE AND/OR SHARE CERTIFICATES TO:	Name

Street Address and Number

City and Province (or State)

Country and Postal (or Zip) Code

BLOCK C:

IF YOU WISH TO PICK-UP YOUR CHEQUE AND/OR SHARE CERTIFICATES FROM THE DEPOSITORY, PLEASE SO INDICATE:	☐ Please hold my cheque and/or share certificates and I will arrange to have them picked-up directly from the Depository.

SHAREHOLDER SIGNATURE AND GUARANTEE:

Signature guaranteed by (if required under Instruction 1):	Dated:
Authorized Signature	Signature of shareholder or authorized representative (See Instruction 4)
Name of Guarantor (please print clearly or type)	Name of shareholder (please print clearly or type)
Address (please print clearly or type)	Name of authorized representative, if applicable (please print clearly or type)

SUBSTITUTE FORM W-9

     The following information is to be completed by U.S. Shareholders only (See Instruction 6)

Under penalties of perjury, I certify that:

1.	The social security or other taxpayer identification number stated below is my correct taxpayer identification number (or I am waiting for a number to be issued to me, in which case I will complete the “Additional Certification” below); and

2.	I am not subject to back-up withholding because: (a) I am exempt from back-up withholding, or (b) I have not been notified by the United States Internal Revenue Service (the “IRS”) that I am subject to back-up withholding as a result of a failure to report interest or dividends, or (c) the IRS has notified me that I am no longer subject to back-up withholding.

Certification Instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to back-up withholding because of under reporting interest or dividends on your tax return.

Name of Shareholder (please print)	Signature of Shareholder

Social Security Number or Taxpayer Identification Number	Date

NOTE: FAILURE TO COMPLETE THE FOREGOING INFORMATION OR TO PROVIDE PIVOTAL OR CIBC MELLON TRUST COMPANY WITH A SOCIAL SECURITY OR TAXPAYER IDENTIFICATION NUMBER MAY RESULT IN BACK-UP WITHHOLDING OF 28% OF ANY PAYMENT TO YOU UNDER THE PLAN OF ARRANGEMENT.

ADDITIONAL CERTIFICATION

If you are currently awaiting the issuance of a taxpayer identification number, you must complete the following additional certification

I certify under penalties of perjury that a taxpayer identification number has not been issued to me and either: (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate IRS Center or Social Security Administration Office; or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within 60 days, 28% of all reportable payments made to me thereafter will be withheld until I provide a number.

Signature of Shareholder	Date

INSTRUCTIONS FOR COMPLETING LETTER OF TRANSMITTAL AND ELECTION FORM

1. Guarantee of Signatures

A signature guarantee on this Letter of Transmittal and Election Form is not required if: (i) this Letter of Transmittal and Election Form is signed by the registered holder of the Common Shares transmitted by this Letter of Transmittal and Election Form and the holder of such Common Shares has not directed that cash and/or shares issuable or payable to such shareholder hereunder be issued and/or delivered to a person other than the registered holder; or (ii) the Common Shares are transmitted by a Canadian chartered bank, a trust company in Canada, a commercial bank or trust company having an office, branch or agency in the United States, a member of the Investment Dealers’ Association of Canada, a member of a recognized stock exchange in Canada, a member of a national securities exchange in the United States or a member of the National Association of Securities Dealers, Inc. (collectively, the “Eligible Institutions”). In all other cases, all signatures on this Letter of Transmittal and Election Form must be guaranteed by an Eligible Institution (both a signature guarantee and a medallion guarantee are required). See Instruction 4.

2. Delivery of Letter of Transmittal and Election Form and Certificates

Certificates representing all Common Shares submitted, as well as a properly completed and duly executed Letter of Transmittal and Election Form in the appropriate form and all other required documents, must be received by the Depository at one of the addresses set forth on the back page of this Letter of Transmittal and Election Form. The method of delivery of certificates representing Common Shares and other documents is at the option and risk of the person transmitting the certificates. Pivotal recommends that these documents be delivered by hand or by courier to the Depository and a receipt be obtained for the documents or, if mailed, that registered mail, properly insured, be used with an acknowledgement of receipt requested. Pivotal Shareholders who do not forward to the Depository properly completed and executed Letters of Transmittal and Election Form, together with their Common Share certificates, will not receive the consideration to which they are otherwise entitled under the Arrangement until proper tender is made. At and after the Effective Time on the Effective Date, certificates formerly representing Common Shares shall represent only the right to receive payment therefor in accordance with the Plan of Arrangement.

3. Inadequate Space

If the space provided above under “Description of Common Shares Transmitted” is inadequate, the requested information should be set out on a separate list and attached to this Letter of Transmittal and Election Form, which separate list must be signed by the Pivotal Shareholder(s).

4. Signatures on Letter of Transmittal and Election Form, Powers and Endorsements

If this Letter of Transmittal and Election Form is signed by the registered holder(s) of the Common Shares transmitted by this Letter of Transmittal and Election Form, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) without alteration, enlargement or any change whatsoever. If any of the Common Shares transmitted by this Letter of Transmittal and Election Form are held of record by two or more joint owners, all the owners must sign this Letter of Transmittal and Election Form. If any transmitted Common Shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal and Election Form as there are different registrations.

If this Letter of Transmittal and Election Form or any certificates or powers are signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation, partner of a partnership or any other person acting in a fiduciary or representative capacity, those persons should so indicate when signing, and proper evidence satisfactory to the Depository of their authority to act should be submitted. If this Letter of Transmittal and Election Form is signed by the registered holder(s) of the Common Shares evidenced by certificates listed and submitted with this Letter of Transmittal and Election Form, no endorsements of certificates or separate powers are required, unless a cheque is to be issued to a person other than the registered holder(s), or are to be mailed to an address other than the address appearing above under “Description of Common Shares Transmitted”, in which case signatures on those certificates or powers must be guaranteed by an Eligible Institution. If this Letter of Transmittal and Election Form is signed by a person other than the registered holder(s) of the Common Shares evidenced by certificate(s) listed and submitted with this Letter of Transmittal and Election Form, the certificate(s) must be endorsed or accompanied by appropriate share transfer or stock transfer powers, in either case signed exactly as the name or names of the registered holder or holders appear on the certificate(s). Signatures on the certificate(s) or powers must be guaranteed by an Eligible Institution (both a signature guarantee and a medallion guarantee are required).

5. Special Registration, Payment and Delivery Instructions

If a share certificate or cheque is to be issued in the name of a person other than the person who signed this Letter of Transmittal and Election Form, or if such share certificate or cheque is to be sent to someone other than the person whose name appears above under “Description of Common Shares Transmitted” or to an address other than that appearing above under “Description of Common Shares Transmitted”, the appropriate boxes on this Letter of Transmittal and Election Form should be completed. If a cheque or share certificate is to be issued in different names, Block A and/or B on page 4 of this Letter of Transmittal and Election Form must be completed, as applicable.

6. Substitute Form W-9

Each U.S. Pivotal Shareholder is required to provide CIBC Mellon Trust Company with a correct Taxpayer Identification Number (“TIN”) on the Substitute Form W-9, which is provided on page 6 hereof, and to certify whether such Pivotal Shareholder is subject to backup withholding of U.S. federal income tax. If a U.S. Pivotal Shareholder has been notified by the Internal Revenue Service that such Pivotal Shareholder is subject to backup withholding, such Pivotal Shareholder must cross out Item 2 of the Substitute Form W-9, unless such Pivotal Shareholder has since been notified by the Internal Revenue Service that such holder is no longer subject to backup withholding. Failure to provide the information in the Substitute Form W-9 may subject a U.S. Pivotal Shareholder to 28% federal income tax withholding on any payment to such Pivotal Shareholder made in connection with the purchase of such Pivotal Shareholder’s Common Shares. If a U.S. Pivotal Shareholder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such Pivotal Shareholder should write “Applied For” in the space provided for the TIN in the Substitute Form W-9, and sign and date the Substitute Form W-9 and the Additional Certification immediately below the Substitute Form W-9. If “Applied For” is written in the Substitute Form W-9 and CIBC Mellon Trust Company is not provided with a TIN within 60 days, CIBC Mellon Trust Company will withhold 28% on all payments to such Pivotal Shareholder made in connection with the Plan of Arrangement until a TIN is provided.

7. Lost Certificates

Pivotal Shareholders who have lost the certificate(s) representing their Common Shares should immediately contact the Depository at one of the addresses set forth on the back page of this Letter of Transmittal and Election Form.

8. Requests for Assistance or Additional Copies

Questions and requests for assistance may be directed to the Depository and additional copies of this Letter of Transmittal and Election Form may be obtained without charge on request from the Depository at the telephone numbers and addresses set forth on the back page of this Letter of Transmittal and Election Form. Holders of Common Shares may also contact their local broker, dealer, commercial bank, Canadian chartered bank, trust company or other nominee for assistance.

9. Representations

The representations made by the holder of Common Shares in this Letter of Transmittal and Election Form shall survive the completion of the Plan of Arrangement.

The Depository is:

CIBC MELLON TRUST COMPANY

By Mail:

P.O. Box 1036
Adelaide Street Postal Station
Toronto, Ontario
M5C 2K4

By Hand or By Courier:

Vancouver	Toronto

1066 West Hastings Street, 16th Floor Vancouver, British Columbia V6E 3X1	199 Bay Street Commerce Court West, Securities Level Toronto, Ontario M5L 1G9

Telephone: (416) 643-5500
Toll free: 1-800-387-0825

Email: inquiries@cibcmellon.com

PIVOTAL CORPORATION

PROXY FOR HOLDERS OF COMMON SHARES

For Use at the Extraordinary General Meeting
to be held on February 23, 2004 at 2:00 p.m. (Vancouver time) in the
Board Room, Fairmont Hotel Vancouver,
900 West Georgia Street, Vancouver, B.C.

THIS PROXY IS BEING SOLICITED BY MANAGEMENT OF
PIVOTAL CORPORATION

The undersigned, a holder of common shares of Pivotal Corporation (the “Corporation”), hereby appoints Kent Roger (Bo) Manning, or failing him Divesh Sisodraker, with full power of substitution, or in lieu of the foregoing persons,                           as proxyholder to attend and act on behalf of the undersigned at the above-mentioned meeting (the “Meeting”) and at any adjournment or postponement thereof, to the same extent and with the same powers as if the undersigned were present at the Meeting and at any adjournment or postponement thereof, and the person named is specifically directed to vote as indicated herein. For further information regarding the Meeting, please refer to the accompanying Notice of Meeting and Management Information Circular of the Corporation dated January 20, 2004. The undersigned hereby ratifies and confirms and agrees to ratify and confirm all that the proxyholder may lawfully do by virtue hereof. The notes to this proxy form part of this proxy.

Without limiting the general powers conferred by this form of proxy, the undersigned hereby revokes any proxy previously given and directs the person named above as proxyholder to vote at the Meeting and at any adjournment or postponement thereof, the common shares represented by this proxy as follows:

1.	To approve a plan of arrangement under Section 252 of the Company Act (British Columbia) by way of special resolution of common shareholders, as more particularly described in the accompanying Management Information Circular of the Corporation dated January 20, 2004

FOR ☐ AGAINST ☐

2.	To approve a plan of arrangement under Section 252 of the Company Act (British Columbia) by way of ordinary resolution of common shareholders (other than CDC Software, chinadotcom corporation and their respective direct or indirect subsidiaries), as more particularly described in the accompanying Management Information Circular of the Corporation dated January 20, 2004

FOR ☐ AGAINST ☐

3.	To approve a plan of arrangement under Section 252 of the Company Act (British Columbia) by way of separate special resolution of common shareholders and optionholders, as more particularly described in the Information Circular of the Corporation dated January 20, 2004

FOR ☐ AGAINST ☐

EXECUTED on the day of , 2004.

Signature of Shareholder (or Authorized Attorney or Signatory if Shareholder is not an Individual)

Name of Shareholder (if Shareholder is not an Individual, Specify Title/Capacity of the Signatory)

Address of Shareholder

Number of Common Shares Registered in Name of Shareholder

NOTES TO PROXY

1.	The Common Shares represented by this proxy will, on any ballot, be voted as specified herein by marking an “X” in the space provided for that purpose. IF NO CHOICE IS SPECIFIED, THE COMMON SHARES WILL BE VOTED AS IF THE SHAREHOLDER HAD SPECIFIED AN AFFIRMATIVE VOTE.

2.	THIS PROXY ALSO CONFERS A DISCRETIONARY AUTHORITY TO VOTE THE COMMON SHARES WITH RESPECT TO:

A)	AMENDMENTS OR VARIATIONS OF MATTERS IDENTIFIED IN THE NOTICE OF MEETING; AND

B)	OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING,

BUT ONLY IF MANAGEMENT IS NOT AWARE WITHIN A REASONABLE TIME PRIOR TO THIS SOLICITATION THAT THE AMENDMENTS, VARIATIONS OR OTHER MATTERS ARE TO BE PRESENTED FOR ACTION AT THE MEETING. OTHER THAN THOSE MATTERS STATED IN THE ATTACHED NOTICE OF MEETING, MANAGEMENT CURRENTLY KNOWS OF NO MATTERS TO BE DEALT WITH AT THE MEETING. HOWEVER, IF SUCH MATTERS SHOULD ARISE, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXYHOLDER.

3.	IF THE SHAREHOLDER DOES NOT WISH TO APPOINT EITHER OF THE PERSONS NAMED IN THIS PROXY, HE OR SHE SHOULD STRIKE OUT THEIR NAMES AND INSERT IN THE BLANK SPACE PROVIDED THE NAME OF THE PERSON HE OR SHE WISHES TO ATTEND AND ACT AS HIS OR HER PROXYHOLDER. SUCH OTHER PERSON NEED NOT BE A SHAREHOLDER OF THE CORPORATION. IF THE INSTRUCTIONS BY THE SHAREHOLDER ON THIS PROXY ARE CERTAIN, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED ON ANY BALLOT THAT MAY BE CALLED IN ACCORDANCE WITH THE SPECIFICATIONS SO MADE.

4.	This proxy may not be valid unless it is dated and signed by the shareholder or by his or her attorney duly authorized by him or her in writing, or, in the case of a corporation, is executed under its corporate seal or by an officer or attorney for the corporation duly authorized. If this proxy is executed by an attorney for an individual shareholder or joint shareholder or by an officer or officers or the attorney of a corporate shareholder not under its corporate seal, the instrument so empowering the officer or officers or the attorney, as the case may be, or a notarial copy thereof, should accompany the proxy. If this proxy is not dated in the space provided, it will be deemed to bear the date on which it was mailed by the Corporation.

5.	This proxy may not be used at the Meeting unless it is deposited at the office of CIBC MELLON TRUST COMPANY, Unit 6, 200 Queens Quay East, Toronto, Ontario, M5A 4K9, no later than 48 hours (excluding Saturdays and holidays) before the Meeting or any adjournment or postponement thereof. The Chairman of the Meeting has the discretion to accept or reject proxies filed subsequently.

PIVOTAL CORPORATION

PROXY FOR OPTION HOLDERS

For Use at the Extraordinary General Meeting
to be held on February 23, 2004 at 2:00 p.m. (Vancouver time) in the
Board Room, Fairmont Hotel Vancouver,
900 West Georgia Street, Vancouver, B.C.

THIS PROXY IS BEING SOLICITED BY MANAGEMENT OF
PIVOTAL CORPORATION

The undersigned, a holder of options to purchase common shares of Pivotal Corporation (the “Corporation”), hereby appoints Kent Roger (Bo) Manning, or failing him Divesh Sisodraker, with full power of substitution, or in lieu of the foregoing persons,                           as proxyholder to attend and act on behalf of the undersigned at the above-mentioned meeting (the “Meeting”) and at any adjournment or postponement thereof, to the same extent and with the same powers as if the undersigned were present at the Meeting and at any adjournment or postponement thereof, and the person named is specifically directed to vote as indicated herein. For further information regarding the Meeting, please refer to the accompanying Notice of Meeting and Management Information Circular of the Corporation dated January 20, 2004. The undersigned hereby ratifies and confirms and agrees to ratify and confirm all that the proxyholder may lawfully do by virtue hereof. The notes to this proxy form part of this proxy.

Without limiting the general powers conferred by this form of proxy, the undersigned hereby revokes any proxy previously given and directs the person named above as proxyholder to vote at the Meeting and at any adjournment or postponement thereof, the options represented by this proxy as follows:

1.	To approve a plan of arrangement under Section 252 of the Company Act (British Columbia) by way of a special resolution of common shareholders and optionholders, as more particularly described in the accompanying Management Information Circular of the Corporation dated January 20, 2004.

FOR ☐ AGAINST ☐

EXECUTED on the day of , 2004.

Signature of Optionholder

Name of Optionholder

Address of Optionholder

Number of Common Shares that may be acquired under the Options held by Optionholder

See Reverse for Notes to Proxy

NOTES TO PROXY

1.	The Options represented by this proxy will, on any ballot, be voted as specified herein by marking an “X” in the space provided for that purpose. IF NO CHOICE IS SPECIFIED, THE OPTIONS WILL BE VOTED AS IF THE OPTIONHOLDER HAD SPECIFIED AN AFFIRMATIVE VOTE.

2.	THIS PROXY ALSO CONFERS A DISCRETIONARY AUTHORITY TO VOTE THE OPTIONS WITH RESPECT TO:

A)	AMENDMENTS OR VARIATIONS OF MATTERS IDENTIFIED IN THE NOTICE OF MEETING; AND

B)	OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING,

BUT ONLY IF MANAGEMENT IS NOT AWARE WITHIN A REASONABLE TIME PRIOR TO THIS SOLICITATION THAT THE AMENDMENTS, VARIATIONS OR OTHER MATTERS ARE TO BE PRESENTED FOR ACTION AT THE MEETING. OTHER THAN THOSE MATTERS STATED IN THE ATTACHED NOTICE OF MEETING, MANAGEMENT CURRENTLY KNOWS OF NO MATTERS TO BE DEALT WITH AT THE MEETING. HOWEVER, IF SUCH MATTERS SHOULD ARISE, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXYHOLDER.

3.	IF THE OPTIONHOLDER DOES NOT WISH TO APPOINT EITHER OF THE PERSONS NAMED IN THIS PROXY, HE OR SHE SHOULD STRIKE OUT THEIR NAMES AND INSERT IN THE BLANK SPACE PROVIDED THE NAME OF THE PERSON HE OR SHE WISHES TO ATTEND AND ACT AS HIS OR HER PROXYHOLDER. SUCH OTHER PERSON NEED NOT BE AN OPTIONHOLDER OR SHAREHOLDER OF THE CORPORATION. IF THE INSTRUCTIONS BY THE OPTIONHOLDER ON THIS PROXY ARE CERTAIN, THE OPTIONS REPRESENTED BY THE PROXY WILL BE VOTED ON ANY BALLOT THAT MAY BE CALLED FOR IN ACCORDANCE WITH THE SPECIFICATIONS SO MADE.

4.	This proxy may not be valid unless it is dated and signed by the optionholder or by his or her attorney duly authorized by him or her in writing. If this proxy is executed by an attorney for an optionholder, the power of attorney, or a notarial copy thereof, should accompany the proxy. If this proxy is not dated in the space provided, it will be deemed to bear the date on which it was mailed by the Corporation.

5.	This proxy may not be used at the Meeting unless it is deposited at the office of CIBC MELLON TRUST COMPANY, Unit 6, 200 Queens Quay East, Toronto, Ontario, M5A 4K9, no later than 48 hours (excluding Saturdays and holidays) before the Meeting or any adjournment or postponement thereof. The Chairman of the Meeting has the discretion to accept or reject proxies filed subsequently.

PIVOTAL CORPORATION

Notice to Beneficial Shareholders

If you have received this notice, it is likely because you are a “beneficial shareholder” of Pivotal Corporation. In other words, your shares of Pivotal Corporation are not registered in your own name, but rather in the name of your broker or other financial intermediary.

Because you are a beneficial shareholder of Pivotal Corporation, there are a number of documents referred to in the enclosed Notice of Extraordinary General Meeting and Management Information Circular which may not be included in your package, including the Letter of Transmittal and Election Form. The reason for this is that these documents must generally be signed or otherwise dealt with by the registered holder of your shares rather than you.

WE STRONGLY ENCOURAGE YOU TO CONTACT YOUR BROKER OR OTHER FINANCIAL INTERMEDIARY THROUGH WHOM YOU HOLD YOUR SHARES AS SOON AS POSSIBLE TO DISCUSS HOW YOU SHOULD DEAL WITH THESE DOCUMENTS.

The documents to be completed are very important. If the documents are not properly completed and returned as required, and the transaction described in the Management Information Circular is ultimately completed, you may not receive payment for your shares in a timely manner. In addition, if the Letter of Transmittal and Election Form is not properly completed and returned by the deadline specified therein, you will be deemed to have elected to receive $2.00 in cash for each of your Pivotal common shares, even though you may have wished to choose the Cash and Share Option (as discussed in the accompanying Management Information Circular) in respect of some or all of your Pivotal common shares.

If you have any questions, please contact your broker or other financial intermediary.